    As filed with the Securities and Exchange Commission on April 1, 1998
                                                  Registration No. 333-
                                                                       --------
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under

                           THE SECURITIES ACT OF 1933

                          ----------------------------

                             INTERWEST BANCORP, INC.
             (Exact name of registrant as specified in its charter)


       WASHINGTON                             6711                   91-1691216
  (State or other jurisdiction     (Primary Standard Industrial   (I.R.S. Employer
of incorporation or organization)   Classification Code Number)  Identification No.)

        275 S.E. Pioneer Way, Oak Harbor, Washington 98277 (360) 679-4181 (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                          -----------------------------

                                STEPHEN M. WALDEN
                      President and Chief Executive Officer
                              275 S.E. Pioneer Way
                          Oak Harbor, Washington 98277
                                 (360) 679-4181

 (Name, address, including zip code and telephone number, including area code, of agent for service)

                          -----------------------------
                          Copies of communications to:



    STEPHEN M. KLEIN, ESQ.        BERNARD L. RUSSSELL, ESQ.         GLEN P. GARRISON, ESQ.
  WILLIAM E. BARTHOLDT, ESQ.    Foster Pepper & Shefelman PLLC        Keller Rohrback LLP

      Graham & Dunn P.C.              1111 Third Avenue          1201 Third Avenue, Suite 3200
1420 Fifth Avenue, 33rd Floor         Seattle, WA 98101               Seattle, WA 98101
  Seattle, Washington 98101
        (206) 624-8300


                          -----------------------------

 Approximate date of commencement of proposed sale of securities to the public:
     The date of mailing of the enclosed Prospectus/Joint Proxy Statement to stockholders of Pacific Northwest Bank and Pioneer Bancorp, Inc.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General
                   Instruction G, check the following box. / /

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
Title of Each                             Proposed Maximum     Proposed Maximum      Amount of
Class of Securities     Amount Being      Offering Price       Aggregate             Registration
Being Registered        Registered(1)     Per Share (2)        Offering Price(3)     Fee(3)
-------------------------------------------------------------------------------------------------
Common Stock,
$.20 Par Value          2,330,643         $11.86               $27,640,109           $8,153.83
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) The estimated maximum number of shares of common stock of the Registrant which may be issued in exchange for the 434,133 (including 38,170 shares issuable upon exercise of options) outstanding shares of common stock of Pacific Northwest Bank and for the 375,499 (including 30,800 shares issuable upon exercise of options) outstanding shares of common stock of Pioneer Bancorp, Inc. pursuant to formulas contained in the respective Agreements and Plans of Merger described in this Registration Statement.

(2) Represents the maximum price per share of InterWest Common Stock issuable in exchange for the common stock of Pacific Northwest Bank and Pioneer Bancorp, Inc., based on the applicable Merger exchange ratios.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended ("1933 Act"), on the basis of the per share book value of the common stock of Pacific Northwest Bank and Pioneer Bancorp, Inc. as at December 31, 1997.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the 1933 Act, or until this Registration Statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                          [PACIFIC NORTHWEST BANK logo]

                                                          _______________, 1998

To the Shareholders of Pacific Northwest Bank:

         You are cordially invited to attend a Special Meeting of Shareholders of Pacific Northwest Bank ("Special Meeting"), at the Seattle Financial Center of Pacific Northwest Bank, 1111 Third Avenue, Seattle, Washington, on ____day, __________, 1998, at 6:30 p.m.

         As described in the enclosed Prospectus/Joint Proxy Statement, at the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated January 15, 1998, between Pacific Northwest Bank and InterWest Bancorp, Inc. Under the Merger Agreement, Pacific Northwest Bank will become a wholly-owned subsidiary of InterWest Bancorp, Inc., and each outstanding share of Pacific Northwest Bank common stock will be converted into the right to receive 3.95 shares of common stock of InterWest Bancorp, Inc.

         Your Board of Directors has determined that the Merger Agreement is in the best interest of Pacific Northwest Bank and its shareholders and has unanimously approved the Merger Agreement. The Board unanimously recommends that you vote "FOR" approval and adoption of the Merger Agreement.

         Consummation of the merger is subject to certain conditions, including approval and adoption of the Merger Agreement by the affirmative vote of the holders of 66 2/3% of the outstanding shares of Pacific Northwest Bank common stock entitled to vote thereon, and receipt of certain approvals from regulatory authorities.

         You are urged to read the accompanying Prospectus/Joint Proxy Statement, which provides you with a description of the terms of the proposed merger. A copy of the Amended and Restated Agreement and Plan of Merger is included as Appendix A to the enclosed Prospectus/Joint Proxy Statement.

         If the merger is consummated, holders of Pacific Northwest Common Stock who vote against approval of the Merger Agreement and who otherwise comply with the requirements of RCW 30.49.090 will be entitled to statutory appraisal rights.

         It is very important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are requested to complete, date, sign and return the enclosed Proxy in the postage-paid envelope provided. Failure to return a properly executed Proxy or vote at the Special Meeting, will have the same effect as a vote against approval of the Merger Agreement. Executed proxies with no instructions indicated thereon will be voted for approval and adoption of the Merger Agreement. Please do not send any of your stock certificates at this time. In the event the merger is consummated, you will be sent a letter of transmittal for that purpose as soon as reasonably practicable thereafter.

                                Sincerely,


                                -------------------------------------
                                Patrick M. Fahey
                                Chairman of the Board, President and
                                Chief Executive Officer

                             PACIFIC NORTHWEST BANK

                                1111 Third Avenue

                                Seattle, WA 98101

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON ___________, 1998

         NOTICE IS HEREBY GIVEN THAT a Special Meeting of the Shareholders of Pacific Northwest Bank will be held at the Seattle Financial Center of Pacific Northwest Bank, 1111 Third Avenue, Seattle, Washington, on ____day, __________, 1998, at 6:30 p.m. to consider and act upon the following matters:

         1. To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated January 15, 1998 (the "Merger Agreement"), between Pacific Northwest Bank ("Pacific") and InterWest Bancorp, Inc. ("InterWest"), a copy of which is attached as Appendix A to the accompanying Prospectus/Joint Proxy Statement. Under the terms of the Merger Agreement (i) Pacific will be acquired as a wholly-owned subsidiary of InterWest, and (ii) each outstanding share of common stock of Pacific will be converted into the right to receive 3.95 shares of InterWest common stock in accordance with the terms of the Merger Agreement; and

         2. To transact such other business as may be properly come before the Special Meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on _____________, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of common stock of record at the close of business at that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. The affirmative vote of holders of two-thirds of the outstanding shares of Pacific common stock is required for approval of the Merger Agreement.

         Pacific shareholders have the right to vote against the merger and obtain payment of the fair value of their shares of Pacific common stock under the applicable provisions of Washington law. Further information regarding voting rights and the business to be transacted at the Special Meeting is given in the accompanying Prospectus/Joint Proxy Statement. A copy of the applicable Washington statutory provisions regarding dissenters' rights is sent forth in Appendix G to the accompanying Prospectus/Joint Proxy Statement and a summary of such provisions is set forth under "THE MERGER(S) - Dissenters' Rights of Appraisal - Pacific" beginning on page ___.

                              BY THE ORDER OF THE BOARD OF DIRECTORS



                              Kim Brace, Secretary

Seattle, Washington
            , 1998
------------

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please sign, date, and promptly return the accompanying proxy using the enclosed postage-prepaid envelope. If for any reason you should desire to revoke your proxy, you may do so at any time before it is voted at the meeting.

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Pioneer Bancorp, Inc. ("Pioneer"), the holding company for Pioneer National Bank ("Pioneer Bank"), to be held on the ______ day of May, 1998, at 7:00 p.m.,
local time, at                                                .
               -----------------------------------------------

         The Notice of Special Meeting of Shareholders and Prospectus/Joint Proxy Statement that appear on the following pages describe the formal business to be transacted at the meeting. The primary purpose of the meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 4, 1998, between Pioneer and Pioneer Bank, and InterWest Bancorp, Inc. ("InterWest") and its subsidiary, InterWest Bank. The Merger Agreement provides that Pioneer will be merged with and into InterWest, with InterWest being the surviving entity in the Merger. Directors and officers of Pioneer, as well as representatives of Moss Adams, LLP, Pioneer's independent auditors, Legal Counsel, and Financial Advisors will be present to respond to any appropriate questions shareholders may have.

         The Merger Agreement provides that upon consummation of the merger all outstanding shares of common stock of Pioneer will be converted into shares of common stock of InterWest. You are urged to review carefully the Prospectus/Joint Proxy Statement, which contains a more complete description of the terms of the Merger.

         The Board of Directors of Pioneer has unanimously approved the Merger Agreement and recommends that the shareholders vote FOR the approval of the Merger Agreement. Pioneer's financial advisor, Columbia Financial Advisors, Inc., has issued its opinion to the effect that, as of the date hereof and based on the factors and assumptions described therein, the consideration to be paid by InterWest pursuant to the Merger Agreement is fair to Pioneer and its shareholders from a financial point of view. Approval of the Merger Agreement requires the affirmative vote of two-thirds of the outstanding shares of Pioneer common stock.

         It is very important that your shares be represented at the Special Meeting, regardless of whether you plan to attend in person. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Merger Agreement. To assure that your shares are represented in voting on this very important matter, please sign, date and return the enclosed proxy card in the postage-prepaid envelope provided, whether or not you plan to attend the meeting. If you do attend, you may, if you wish, revoke your proxy and vote your shares in person at the meeting. Please do not send any of your stock certificates in at this time. In the event the merger is consummated, you will be sent a letter of transmittal for that purpose as soon as reasonably practicable thereafter.

         Holders of Pioneer Common Stock will have dissenters' rights in this transaction. The enclosed Prospectus/Joint Proxy Statement contains an explanation of these rights.

         The Board of Directors believes that the merger is in the best interest of Pioneer and its shareholders. On behalf of the Board of Directors, we recommend that you vote FOR approval of the Merger Agreement.

                              Very truly yours,


Donald H. Ballew, M.D.                     Paul L. Campbell.
Chairman of the Board                      President and Chief Executive Officer
PIONEER BANCORP, INC.                      PIONEER BANCORP, INC.
Yakima, Washington                         Yakima, Washington

Date:                  , 1998
      ----------------

                              PIONEER BANCORP, INC.
                            The Tower, P.O. Box 2949
                            Yakima, Washington 98907

                                     NOTICE
                                       OF
                         SPECIAL MEETING OF SHAREHOLDERS
                         to be held ______________, 1998

         Notice is hereby given that pursuant to the call of its Board of Directors, a Special Meeting of Shareholders of Pioneer Bancorp, Inc. ("Pioneer") will be held on _____________, 1998, at 7:00 p.m., local time, at ____________________, Yakima, Washington.

         The purposes of the meeting are:

         (1) A proposal to approve the Agreement and Plan of Merger, dated as of February 4, 1998 (the "Merger Agreement"), between Pioneer and its wholly-owned subsidiary, Pioneer National Bank ("Pioneer Bank"), and InterWest Bancorp, Inc. ("InterWest") and its subsidiary, InterWest Bank, a copy of which is attached as Appendix B to the accompanying Prospectus/Joint Proxy Statement, under the terms of which (i) Pioneer will merge with and into InterWest with InterWest as the surviving corporation, and (ii) each outstanding share of common stock of Pioneer ("Pioneer Common Stock") will be converted into shares of the common stock of InterWest ("InterWest Common Stock") in accordance with the terms of the Merger Agreement.

         (2) Such other matters as may properly come before the meeting or any adjournments or postponements thereof.

         Any action may be taken on the foregoing proposal at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on ________, 1998, are the shareholders entitled to vote at the meeting and any adjournments thereof. The affirmative vote of the holders of two-thirds of the outstanding shares of Pioneer Common Stock is required for approval of the Merger Agreement.

         Holders of Pioneer Common Stock have dissenters' rights in this transaction under applicable provisions of Washington law. A copy of the applicable Washington statutory provisions regarding dissenters' rights is set forth in Appendix H to the accompanying Prospectus/Joint Proxy Statement and a summary of such provisions is set forth under "THE MERGER(S) - Dissenters' Rights of Appraisal - Pioneer."

         You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

                                         By Order of the Board of Directors


                                         Paul L. Campbell
                                         President and Chief Executive Officer

Yakima, Washington
            , 1998
------------

                       JOINT PROXY STATEMENT FOR SPECIAL
               MEETINGS OF SHAREHOLDERS OF PACIFIC NORTHWEST BANK
                           AND PIONEER BANCORP, INC.

                     PROSPECTUS OF INTERWEST BANCORP, INC.
                     Shares of Common Stock, $.20 Par Value

         This Prospectus/Joint Proxy Statement is being furnished in connection with the solicitation of proxies by the management of Pacific Northwest Bank ("Pacific"), a Washington state-chartered bank and Pioneer Bancorp, Inc. ("Pioneer"), a Washington corporation, for the Special Meetings of Shareholders of each of Pacific and Pioneer, to be held, in the case of Pacific on ________________________, 1998 at ________________________________________ and
in the case of Pioneer, on _________________, 1998 at
_______________________________, Yakima, Washington, and at any adjournments or postponements thereof.

         Pacific shareholders will vote upon a proposal to merge Pacific (the "Pacific Merger") with New Pacific Northwest Bank ("New Bank"), a newly formed Washington state-chartered bank and wholly-owned subsidiary of InterWest, with Pacific being the surviving corporation, on the terms described in the Amended and Restated Agreement and Plan of Merger (the "Pacific Merger Agreement") dated as of January 15, 1998 among InterWest, New Bank and Pacific. The Pacific Merger Agreement is incorporated herein by reference.

         Pioneer shareholders will vote upon a proposal to approve the merger (the "Pioneer Merger") of Pioneer with and into InterWest Bancorp, Inc. ("InterWest"), a Washington corporation, on the terms described in the Agreement and Plan of Merger (the "Pioneer Merger Agreement") dated as of February 4, 1998, between Pioneer, its wholly owned subsidiary Pioneer National Bank, a national banking association ("Pioneer Bank"), InterWest, and InterWest's wholly owned subsidiary, InterWest Bank, a Washington state-chartered savings bank. The Pioneer Merger Agreement is incorporated herein by reference.

         Both transactions are referred to together as the "Merger(s)". The Pacific Merger and the Pioneer Merger are separate transactions. Approval of one merger is not in any way contingent on approval of the other merger. The closing of the Pacific Merger is expected to occur in May, 1998, and the closing of the Pioneer Merger is expected to occur in June, 1998.

         When the Merger(s) become effective, all outstanding shares of common stock, $1 par value per share of Pacific ("Pacific Common Stock") and shares of common stock, no par value per share of Pioneer ("Pioneer Common Stock") will be converted into the right to receive shares of common stock, $.20 par value, of InterWest ("InterWest Common Stock"). Cash will be paid in lieu of fractional shares. Upon consummation of the Pacific Merger, each Pacific shareholder will receive 3.95 shares of InterWest Common Stock for each share of Pacific Common Stock owned (the "Pacific Exchange Ratio"). Upon consummation of the Pioneer Merger, each Pioneer shareholder will receive between 1.34 to 1.64 shares of InterWest Common Stock for each share of Pioneer Common Stock owned (the "Pioneer Exchange Ratio"), with the actual Pioneer Exchange Ratio to be determined by the average trading price of InterWest common stock for the brief period preceding consummation of the Pioneer Merger. See "THE MERGER(S) - Terms of Merger(s)." For a description of certain significant considerations in connection with the Merger(s), see "THE MERGER(S) - Conditions to the Merger(s)"and "Interests of Certain Persons in the Merger(s)."

         InterWest Common Stock trades on the NASDAQ National Market under the symbol IWBK. The last reported sale price for the InterWest Common Stock on the NASDAQ National Market was $______ per share on _________________, 1998. Neither the shares of Pacific nor Pioneer are traded on any market, thus no current market prices are available for the shares of either Pacific or Pioneer. See "SUMMARY - Stock Price and Dividend Information."

         The aggregate number of shares of InterWest Common Stock to be issued in the Pacific Merger is 1,714,825 (which is valued at $___________ based on the $______ closing price of InterWest Common Stock on

_______________, 1998), assuming the outstanding options for 38,170 shares of Pacific Common Stock are exercised prior to closing of the Pacific Merger. The aggregate number of shares of InterWest Common Stock to be issued in the Pioneer Merger is, depending on the Exchange Ratio, between 503,169 and 615,818 (which is valued at $_________ based on the ________________, 1998 closing price of InterWest Common Stock), assuming the outstanding options for 30,800 shares of Pioneer Common Stock are exercised prior to closing of the Pioneer Merger. Pioneer shareholders will not know the number of shares of InterWest Common Stock they will receive on the date of the special meeting to vote on the Pioneer Merger. Assuming 1,714,825 shares of InterWest Common Stock are issued in the Pacific Merger, _________ shares of InterWest Common Stock are issued in the Pioneer Merger and _________ shares of InterWest Common Stock are outstanding after closing of the Merger(s), Pacific shareholders will hold approximately _____% of InterWest Common Stock and Pioneer shareholders will hold approximately ____% of InterWest Common Stock.

         This Prospectus/Joint Proxy Statement also constitutes the Prospectus of InterWest filed as part of a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the shares of InterWest Common Stock to be issued in the Merger(s). This Prospectus/Joint Proxy Statement does not cover any resale of the securities to be received by shareholders of Pacific and Pioneer upon consummation of the Merger(s), and no person is authorized to make any use of this Prospectus/Joint Proxy Statement in connection with any such resale, although the InterWest Common Stock may be traded without use of this Prospectus/Joint Proxy Statement by those shareholders of InterWest not deemed to be "affiliates" of either InterWest, Pacific or Pioneer. See "THE MERGER(S) - Resales of Stock Received in the Merger(s) by Pacific and Pioneer Affiliates".

         All information concerning InterWest contained in this Prospectus/Joint Proxy Statement has been provided by InterWest, and all information concerning Pacific and Pioneer has been provided by Pacific and Pioneer, respectively.

         This Prospectus/Joint Proxy Statement and the accompanying proxy cards are first being mailed to shareholders of Pacific and Pioneer on or about _________________, 1998.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/JOINT PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF INTERWEST COMMON STOCK ISSUABLE IN THE MERGER(S) ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

   The date of this Prospectus/Joint Proxy Statement is ________________, 1998

                              AVAILABLE INFORMATION

         InterWest is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended ("1934 Act"). In accordance with the 1934 Act, InterWest files reports, proxy statements, and other information with the SEC. Pacific is subject to the information and reporting requirements of the 1934 Act, as modified by Federal Deposit Insurance Corporation ("FDIC") rules and regulations. In accordance with the 1934 Act and FDIC, Pacific files reports, proxy statements, and other information with the FDIC, which may be inspected at the FDIC, 550 - 17th Street NW, Washington, D.C., and the Federal Reserve Bank, 101 Market Street, San Francisco, California. Pioneer is not subject to the information and reporting requirements of the 1934 Act or the FDIC.

         Under the rules and regulations of the SEC, the solicitation of stockholders to approve the Merger(s) constitutes an offering of the InterWest Common Stock to be issued in conjunction with the Merger(s). InterWest has filed a Registration Statement with the SEC under the 1933 Act covering the InterWest Common Stock to be issued in connection with the Merger(s). The Registration Statement and the exhibits thereto, as well as the reports, proxy statements, and other information filed with the SEC by InterWest under the 1934 Act may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Thirteenth Floor, New York, New York 10048, and at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of materials filed by InterWest with the SEC may also be obtained through the SEC's Internet address at http://www.sec.gov. In addition, materials filed by InterWest are available for inspection at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

         This Prospectus/Joint Proxy Statement constitutes part of the Registration Statement (File No. 333-________) filed by InterWest with the SEC under the 1933 Act. This Prospectus/Joint Proxy Statement omits certain information contained in the Registration Statement in accordance with the rules and regulations of the SEC. Reference is made hereby to the Registration Statement and related exhibits for further information with respect to InterWest and the InterWest Common Stock. While statements contained in this Prospectus/Joint Proxy Statement or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein disclose material terms of such contract or other document, such statements are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document incorporated in this Prospectus/Joint Proxy Statement by reference. Each such statement is qualified in its entirety by such reference.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents previously filed by InterWest with the SEC (File Number 0-20288) pursuant to the 1934 Act are incorporated in this Prospectus/Joint Proxy Statement by reference:

         1. InterWest's Annual Report on Form 10-K for the year ended September 30, 1997 (the "InterWest 1997 10-K");

         2. InterWest's Proxy Statement for its 1998 Annual Meeting of Shareholders (the "InterWest 1998 Proxy");

         3. InterWest's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997; and

         4. InterWest's Current Reports on Form 8-K dated January 26, 1998 and February 6, 1998.

         All documents filed by InterWest pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date hereof and prior to the Pacific and Pioneer Special Meetings of Shareholders shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         This Prospectus/Joint Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) are available, without charge, to each person to whom a copy of this Prospectus/Joint Proxy Statement is delivered. Requests for such copies should be directed to: Margaret Mordhorst, Corporate Secretary, InterWest Bancorp, Inc., 275 S.E. Pioneer Way, Oak Harbor, Washington 98227, (360) 679-4181.

         No person is authorized to give any information or to make any representation not contained in this Prospectus/Joint Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized by InterWest, Pacific or Pioneer. This Prospectus/Joint Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus/Joint Proxy Statement, in any jurisdiction in which it is unlawful to make such an offer, or solicitation of an offer.

         Neither the delivery of this Prospectus/Joint Proxy Statement nor any distribution of the securities offered pursuant to this Prospectus/Joint Proxy Statement shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of InterWest, Pacific or Pioneer and their subsidiaries since the date of this Prospectus/Joint Proxy Statement or that the information herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS


                                                                                     Page
                                                                                     ----

SUMMARY............................................................................     1

      Introduction.................................................................     1
      Parties to the Merger........................................................     1
      Meetings and Votes Required..................................................     2
      The Merger(s)................................................................     3

               Effect of Merger(s).................................................     3
               Recommendation of the Pacific Board.................................     4
               Recommendation of the Pioneer Board.................................     4
               Opinions of Financial Advisor.......................................     4
               Effective Time and Closing of Merger(s).............................     5
               Conditions; Regulatory Approvals....................................     5
               No Solicitation.....................................................     5
               Stock Option Agreements.............................................     6
               Director Non-Competition Agreements.................................     6
               Termination or Amendment of the Merger Agreement(s).................     6
               Interests of Certain Persons in the Merger(s).......................     6
               Dissenters' Rights of Appraisal.....................................     7
               Tax Treatment of the Merger(s)......................................     7
               Accounting Treatment of the Merger(s)...............................     8
               Trading Market......................................................     8
               Comparison of Shareholders' Rights..................................     8

      Stock Price And Dividend Information.........................................     8
      Comparative Per Common Share Data............................................    11
      Selected Historical Financial Data...........................................    14

SPECIAL MEETING OF PACIFIC SHAREHOLDERS............................................    17

      Date, Time, and Place........................................................    17
      Purpose of the Meeting.......................................................    17
      Shares Outstanding and Entitled to Vote; Record Date.........................    17
      Vote Required................................................................    17
      Voting, Solicitation, and Revocation of Proxies..............................    17

SPECIAL MEETING OF PIONEER SHAREHOLDERS............................................    18

      Date, Time, and Place........................................................    18
      Purpose of the Meeting.......................................................    18
      Shares Outstanding and Entitled to Vote; Record Date.........................    18
      Vote Required................................................................    18
      Voting, Solicitation, and Revocation of Proxies..............................    19

BACKGROUND OF AND REASONS FOR THE MERGER(S)........................................    20

      Pacific......................................................................    20
            Background of the Pacific Merger ......................................    20
            InterWest's Reasons for the Pacific Merger ............................    20
            Pacific's Reasons For The Pacific Merger ..............................    22
            Opinion of Columbia Financial Advisors, Inc. ..........................    23
            Recommendation of the Pacific Board....................................    25



      Pioneer .....................................................................    25
            Background of the Pioneer Merger ......................................    25
            InterWest's Reasons For The Pioneer Merger ............................    26
            Pioneer's Reasons For The Pioneer Merger ..............................    28
            Opinion of Columbia Financial Advisors, Inc. ..........................    28
            Recommendation of the Pioneer Board ...................................    30

THE MERGER(S) .....................................................................    31

      General .....................................................................    31
      Basic Terms of the Merger(s) ................................................    31
      Exchange of Stock Certificates ..............................................    33
      Employee Benefit Plans ......................................................    34
      Mechanics of the Merger(s) ..................................................    34
      Conduct Pending Consummation of the Merger(s) ...............................    34
      Conditions to the Merger(s) .................................................    34
      Pacific and Pioneer Stock Option Agreements .................................    35
      Termination or Amendment of the Merger Agreement(s) .........................    36
      Interests of Certain Persons in the Merger(s) ...............................    36
      Federal Income Tax Treatment of the Merger(s) ...............................    37
      Accounting Treatment of the Merger(s) .......................................    38
      Dissenters' Rights of Appraisal .............................................    38
      Resales of Stock Received in the Merger(s) by Pacific and
            Pioneer Affiliates ....................................................    40
      No Solicitation .............................................................    40
      Expenses ....................................................................    40

PRO FORMA COMBINED UNAUDITED FINANCIAL STATEMENTS .................................    41

INFORMATION CONCERNING INTERWEST ..................................................    49

      Year 2000 Issues ............................................................    49

INFORMATION CONCERNING PACIFIC ....................................................    51

      Business  ...................................................................    51
      Competition .................................................................    51
      Facilities ..................................................................    52
      Employees ...................................................................    52
      Legal Proceedings ...........................................................    52

PACIFIC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
      AND RESULTS OF OPERATIONS ...................................................    52

INFORMATION CONCERNING PIONEER ....................................................    66

      Business 68
      Competition .................................................................    66
      Facilities ..................................................................    66
      Employees ...................................................................    67
      Year 2000 ...................................................................    67
      Legal Proceedings ...........................................................    68

PIONEER MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS ....................................................    68




SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     OF INTERWEST, PACIFIC AND PIONEER ............................................    79

     Executive Compensation .......................................................    80

SUPERVISION AND REGULATION ........................................................    82

DESCRIPTION OF INTERWEST CAPITAL STOCK ............................................    89

COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF INTERWEST, PACIFIC AND
     PIONEER COMMON STOCK .........................................................    90

CERTAIN LEGAL MATTERS .............................................................    97

EXPERTS ...........................................................................    97

OTHER MATTERS......................................................................    98

GLOSSARY OF KEY TERMS..............................................................    99

INDEX TO FINANCIAL STATEMENTS......................................................   F-1



APPENDIX A - Amended and Restated Agreement and of Plan of Merger between
             InterWest and Pacific

APPENDIX B - Agreement and Plan of Merger between InterWest, Pioneer and Pioneer
             Bank

APPENDIX C - Stock Option Agreement between InterWest and Pacific

APPENDIX D - Stock Option Agreement between InterWest and Pioneer

APPENDIX E - Opinion of Columbia Financial Advisors, Inc. to Pacific

APPENDIX F - Opinion of Columbia Financial Advisors, Inc. to Pioneer

APPENDIX G - Section 30.49 of the Revised Code of Washington (Dissenters' Rights
             of Appraisal under Washington banking law)

APPENDIX H - Chapter 23B.13 of the Revised Code of Washington (Dissenters'
             Rights of Appraisal under Washington corporate law)

                                     SUMMARY

         The following material summarizes certain information contained elsewhere in this Prospectus/Joint Proxy Statement. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Prospectus/Joint Proxy Statement (including the appendices). Capitalized terms used in this Prospectus/Joint Proxy Statement, unless the context otherwise requires, have the meanings ascribed to them in the Glossary of Key Terms inside the back cover of this Prospectus/Joint Proxy Statement or in the respective Merger Agreement. Additional terms used principally in particular sections of this Prospectus/Joint Proxy Statement are defined in the sections where they are used.

Introduction

         Shareholders of Pacific will be asked to vote on a proposed merger of New Bank into Pacific pursuant to the Pacific Merger Agreement. Shareholders of Pioneer will be asked to vote on a proposed merger of Pioneer into InterWest pursuant to the Pioneer Merger Agreement. Under applicable Washington law and NASDAQ requirements, InterWest shareholders are not required to vote on the Merger(s). The Boards of Directors of InterWest, New Bank and Pacific have unanimously adopted and approved the Pacific Merger Agreement. The Boards of Directors of InterWest, InterWest Bank, Pioneer and Pioneer Bank have unanimously adopted and approved the Pioneer Merger Agreement.

Parties to the Merger

         InterWest. InterWest is a bank holding company registered under the BHCA. The business of InterWest consists primarily of holding 100% of the capital stock of InterWest Bank and of First National Bank of Port Orchard, a national banking association ("FNBP"). At December 31, 1997, InterWest and subsidiaries had total assets of approximately $2.0 billion, total loans and loans held for sale of approximately $1.2 billion, total deposits of approximately $1.2 billion and stockholders' equity of approximately $133.4 million. The principal executive offices of InterWest are located at 275 SE Pioneer Way, Oak Harbor, Washington 98277 and its telephone number is (360) 679-4181.

         InterWest Bank is a Washington state-chartered savings bank and is regulated by the Department of Financial Institutions Division of Banks of the State of Washington (the "Division") and by the Federal Deposit Insurance Corporation ("FDIC"), its primary federal regulator and the insurer of its deposits. InterWest Bank's deposits are insured up to applicable limits under the Savings Association Insurance Fund ("SAIF") and the Bank Insurance Fund ("BIF") of the FDIC. InterWest Bank is currently in the process of transforming from a traditional thrift to a financial institution with business banking in its portfolio of products. InterWest Bank is a community oriented bank which provides a wide range of financial services for individual and business customers. As of December 31, 1997, InterWest Bank conducted its business through 39 full-service branch offices located in the western and central part of the State of Washington. See "INFORMATION CONCERNING INTERWEST."

         FNBP is a national bank under the laws of the United States and is regulated by the Office of the Comptroller of the Currency ("OCC") and to a lesser extent, by the FDIC and the Board of Governors of the Federal Reserve System ("FRB"). FNBP's deposits are insured up to applicable limits under the BIF of the FDIC. FNBP offers a full line of commercial banking services, including checking and savings accounts; commercial, real estate, personal and other installment and terms loans. FNBP operates a main office in Port Orchard, a branch in Bremerton and a branch in Gig Harbor, all in the State of Washington. See "INFORMATION CONCERNING INTERWEST."

         Additional information concerning InterWest is included in the InterWest documents incorporated by reference in this Prospectus/Joint Proxy Statement. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

         Pacific. Pacific Northwest Bank was organized in July 1988 as a state-charted bank under Washington law and is regulated by the Division and the FDIC. Pacific primarily serves the commercial banking needs of individuals and small and medium-sized businesses located in western Washington. As of December 31, 1997, Pacific had assets of approximately $197.2 million, loans of $136.3 million, and deposits of $165.8 million. The principal executive offices of Pacific are located at 1111 Third Avenue, Seattle, Washington 98101 and its telephone number is (206) 624-0600. See "INFORMATION CONCERNING PACIFIC."

         Pioneer and Pioneer Bank. Pioneer is a bank holding company incorporated under the laws of the State of Washington and is subject to the BHCA, which places Pioneer under the supervision of the Board of Governors of the FRB. The business of Pioneer consists primarily of holding 100% of the capital stock of Pioneer Bank. At December 31, 1997, Pioneer had consolidated total assets of approximately $105.9 million, total loans of approximately $61 million, total deposits of approximately $85.6 million, and total stockholders' equity of approximately $9 million. Pioneer maintains its principal office at 402 East Yakima Avenue, Suite 110, Yakima, Washington 98901, and its telephone number is (509) 575-6300. See "INFORMATION CONCERNING PIONEER."

         Pioneer Bank is a national banking association organized under the laws of the United States. Pioneer Bank conducts a commercial banking business and provides personal and business financial services primarily to individuals and small businesses in Yakima and Benton Counties, Washington. Pioneer Bank conducts its business through its principal office located at 402 East Yakima Avenue, Suite 110, Yakima Washington, and four additional branch offices. See "INFORMATION CONCERNING PIONEER."

Meetings and Votes Required

         General. The affirmative vote of two-thirds (2/3) of the shares of Pacific Common Stock and Pioneer Common Stock outstanding, respectively, on the Pacific Record Date and Pioneer Record Date is required to approve the respective Merger Agreement(s). In order to ensure that the requisite votes are obtained, Pacific and Pioneer shareholders are urged to sign, date and return the enclosed proxy. Shareholders may revoke proxies previously submitted by completing a later-dated proxy, by written revocation delivered to Pacific's or Pioneer's secretary, as appropriate, at or prior to the special meeting of shareholders, or by appearing, withdrawing the proxy and voting at the special meeting in person.

         At the Pacific Record Date, Pacific's directors and executive officers and their affiliates were entitled to vote 60,519 shares at the Pacific Meeting, which represent approximately 15.28% of the total number of outstanding shares on such date. At the Pioneer Record Date, Pioneer's directors and executive officers and their affiliates were entitled to vote 94,589 shares at the Pioneer Meeting, which represent approximately 27.4% of the total number of outstanding shares on such date. Each director of Pacific and Pioneer have agreed to vote their shares in favor of the Pacific and Pioneer Merger, respectively.

         Pacific. A special meeting of Pacific shareholders (the "Pacific Special Meeting") will be held at_________________________, on ________________, 1998, at _____ p.m. The purpose of the Pacific Special Meeting is to vote to approve the Pacific Merger Agreement providing for the merger of New Bank into Pacific, pursuant to which each share of Pacific Common Stock will be exchanged for 3.95 shares of InterWest Common Stock. Shares of Pacific Common Stock are the only shares entitled to vote at the Pacific Special Meeting. ________________, 1998 is the record date for the Pacific Special Meeting (the "Pacific Record Date"). On the Pacific Record Date, there were 395,963 shares of Pacific Common Stock outstanding.

         Pioneer. A special meeting of Pioneer shareholders (the "Pioneer Special Meeting") will be held at ___________________________, on
_____________, 1998, at ____ p.m. The purpose of the Pioneer Special Meeting is to vote to approve the Pioneer Merger Agreement providing for the merger of Pioneer with and into InterWest, pursuant to which each share of Pioneer Common Stock will be exchanged for between 1.34 to 1.64 shares of InterWest Common Stock, depending on the average price of InterWest Common Stock for the brief period before the closing of the Pioneer Merger, which is expected to occur on or around June 30, 1998. The precise number of shares to be received will not be calculated until after the Pioneer Special Meeting. Shares of Pioneer Common Stock are the only shares entitled to vote at the Pioneer Special Meeting. April 30, 1998 is the record date for the Pioneer Special Meeting (the "Pioneer Record Date"). On the Pioneer Record Date, there were 344,699 shares of Pioneer Common Stock outstanding.

The Merger(s)

         Effect of Merger(s)

         Pacific. In accordance with the Pacific Merger Agreement, on the Pacific Effective Date, New Bank will merge into Pacific, with Pacific as the surviving corporation. Upon consummation of the Pacific Merger, each holder of shares of Pacific Common Stock, other than any shares as to which dissenters' rights are perfected under Washington law ("Dissenting Shares"), will be entitled to receive 3.95 shares of InterWest Common Stock (the "Pacific Exchange Ratio"), in exchange for each share of Pacific Common Stock held of record as of the Pacific Effective Date. Cash will be paid in lieu of issuing fractional shares of InterWest Common Stock. Upon completion of the Pacific Merger, shareholders of Pacific will no longer own any stock in Pacific, and InterWest, as the sole shareholder of New Bank, will be entitled to receive for each share of New Bank common stock held as of the Pacific Effective Date, one share of the surviving corporation (i.e., Pacific). As a result, Pacific will be the wholly owned subsidiary of InterWest, InterWest will no longer own any stock in New Bank, and New Bank will cease to exist.

         The aggregate number of shares of InterWest Common Stock to be issued in the Pacific Merger is 1,714,825 (which is valued at $________ based on the $____ closing price of InterWest Common Stock on ___________), assuming the outstanding options for 38,170 shares of Pacific Common Stock are exercised prior to the closing of the Pacific Merger. As a result, Pacific shareholders would hold approximately ____% of the _________ shares of InterWest Common Stock expected to be outstanding after closing of the Mergers. BECAUSE THE MARKET PRICE OF INTERWEST COMMON STOCK IS SUBJECT TO FLUCTUATION, THE MARKET VALUE OF THE SHARES OF INTERWEST COMMON STOCK THAT PACIFIC SHAREHOLDERS WILL RECEIVE IN THE PACIFIC MERGER MAY INCREASE OR DECREASE PRIOR TO THE PACIFIC EFFECTIVE DATE. See "Stock Price and Dividend Information."

         If the Pacific Merger is not consummated before June 30, 1998, the Pacific Exchange Ratio will be adjusted so that holders of Pacific Common Stock (other than Dissenting Shares) will be entitled to receive additional shares of InterWest Common Stock. The manner in which the number of such additional shares would be calculated is described in "THE MERGER(S) - Basic Terms of the Merger(s) - Pacific."

         For more detailed information concerning the Pacific Merger generally, see "THE MERGER(S) - Basic Terms of the Merger(s) - Pacific."

         Pioneer. In accordance with the Pioneer Merger Agreement, on the Pioneer Effective Date, Pioneer will merge into InterWest, with InterWest as the surviving corporation, and Pioneer Bank will become a wholly owned subsidiary of InterWest. Upon consummation of the Pioneer Merger, each holder of shares of Pioneer Common Stock, other than Dissenting Shares, will be entitled to receive shares of InterWest Common Stock in exchange for each share of Pioneer Common Stock held of record as of the Pioneer Effective Date. The precise number of shares of InterWest Common Stock to be received in exchange for each share of Pioneer Common Stock will be calculated by dividing $58.98 by the Valuation Price (the "Pioneer Exchange Ratio"). The term "Valuation Price" is defined in the Pioneer Merger Agreement as the Average Closing Price (rounded to four decimals) of InterWest Common Stock during a 10 trading day period ending shortly before the Pioneer Effective Date, except that if the Average Closing Price is less than $36.00, the Valuation Price will be $36.00, and if the Average Closing Price is more than $44.00, the Valuation Price will be $44.00. Accordingly, the Pioneer

Exchange Ratio will be between 1.34 and 1.64, depending on the Valuation Price. The aggregate number of shares of InterWest Common Stock to be issued in the Pioneer Merger, depending on the Exchange Ratio, will be between 503,169 and 615,818 (which, by way of example, would be _________ shares if the Average Closing Price were to equal the $____ closing price of InterWest Common Stock on ___________), assuming the outstanding options for 30,800 shares of Pioneer Common Stock are exercised prior to the closing of the Pioneer Merger.

         If the Pioneer Merger is not consummated before the date in June that is established by InterWest for determining InterWest shareholders of record who are entitled to receive InterWest's regular quarterly cash dividend, the Pioneer Exchange Ratio will be adjusted. The manner in which the Pioneer Exchange Ratio is adjusted is described in "THE MERGERS - Basic Terms of the Merger(s) -Pioneer."

         For more detailed information concerning the Pioneer Merger, generally, see "THE MERGER(S) - Basic Terms of the Merger(s) - Pioneer."

         Recommendation of the Pacific Board

         The Board of Directors of Pacific (the "Pacific Board") has unanimously determined that the Pacific Merger is fair to and in the best interests of Pacific's shareholders. In making this determination, the Pacific Board considered a variety of factors, including the value of the InterWest Common Stock that the shareholders of Pacific will receive in exchange for their shares of Pacific Common Stock, the ability of InterWest to provide competitive and comprehensive services in the Pacific market area, and the parties' shared community banking philosophies. The Pacific Board believes that the Pacific Merger will allow Pacific shareholders to realize a premium for their shares and will also allow InterWest to provide the advantages of personal community banking to Pacific's current customers. THE PACIFIC BOARD HAS UNANIMOUSLY APPROVED THE PACIFIC MERGER AGREEMENT AS ADVISABLE AND IN THE BEST INTERESTS OF PACIFIC AND ITS SHAREHOLDERS AND RECOMMENDS THAT PACIFIC'S SHAREHOLDERS APPROVE THE PACIFIC MERGER AGREEMENT. See "BACKGROUND OF AND REASONS FOR THE MERGER(S) -Pacific."

         Recommendation of the Pioneer Board

         The Board of Directors of Pioneer (the "Pioneer Board") has unanimously determined that the Pioneer Merger is fair to and in the best interests of Pioneer's shareholders. In making this determination, the Pioneer Board considered a variety of factors, including the value of the InterWest Common Stock that the shareholders of Pioneer will receive in exchange for their shares of Pioneer Common Stock, the ability of InterWest to provide job opportunities for Pioneer employees, and deal fairly with personnel issues, the ability of InterWest to provide competitive and comprehensive services in the markets in which Pioneer operates, and the parties' shared belief in community banking, which emphasizes responsiveness to local markets and the delivery of personalized services to customers. The Pioneer Board believes that the Pioneer Merger will allow Pioneer shareholders to realize a premium for their shares and will also allow InterWest to provide the advantages of personal community banking to Pioneer's current customers. THE PIONEER BOARD HAS UNANIMOUSLY APPROVED THE PIONEER MERGER AGREEMENT AS ADVISABLE AND IN THE BEST INTERESTS OF PIONEER AND ITS SHAREHOLDERS AND RECOMMENDS THAT PIONEER'S SHAREHOLDERS APPROVE THE PIONEER MERGER AGREEMENT. See "BACKGROUND OF AND REASONS FOR THE MERGER(S) -Pioneer."

         Opinions of Financial Advisor

         Columbia Financial Advisors, Inc. ("CFA"), the financial advisor to both Pacific and Pioneer, has delivered to the Pacific Board a written opinion dated January 15, 1998, and to the Pioneer Board a written opinion dated February 4, 1998, to the effect that each Merger is fair, from a financial perspective, to Pacific,

Pioneer, and their respective shareholders. Copies of CFA's opinions setting forth the limits of its review, assumptions made, matters considered and procedures followed, are attached to this Prospectus/Joint Proxy Statement as Appendix E for Pacific and as Appendix F for Pioneer, and should be read in their entirety by the shareholders of the respective entities. See "BACKGROUND OF AND REASONS FOR THE MERGER(S) - Pacific - Opinion of Columbia Financial Advisors, Inc.; - Pioneer - Opinion of Columbia Financial Advisors, Inc."

         Effective Time and Closing of Merger(s)

         The parties presently expect to consummate the Merger(s) during the second quarter of calendar year 1998, although the timing is subject to the satisfaction of certain conditions. The Pacific Merger Agreement provides that if the Pacific Merger has not been consummated by September 30, 1998 (except under certain conditions) at any time after such date, the Board of either InterWest or Pacific may vote to abandon the Pacific Merger. The Pioneer Merger Agreement provides that if the Pioneer Merger has not been consummated by September 30, 1998 (except under certain conditions) at any time after such date, the Board of either InterWest or Pioneer may vote to abandon the Pioneer Merger. The Board of Pioneer may abandon the Pioneer Merger without any conditions (other than Pioneer not being in material breach of the Pioneer Merger Agreement) if it is not consummated before December 31, 1998. See "THE MERGER(S) - Termination or Amendment of the Merger Agreement(s)."

         Conditions; Regulatory Approvals

         Consummation of each Merger is conditioned on (a) approval of the respective Merger Agreement by the holders of not less than a two-thirds (2/3) of the outstanding shares of Pacific Common Stock or Pioneer Common Stock, as applicable; (b) receipt of all necessary approvals of the Merger(s) by governmental regulatory agencies, including the FRB for both the Pacific and Pioneer Mergers, and the FDIC and the Director of the Washington State Department of Financial Institutions (the "Washington Director") for the Pacific Merger; (c) receipt by each party of a favorable tax opinion from Graham & Dunn, P.C.; (d) InterWest's receipt of a letter from Ernst & Young LLP to the effect that the Pacific Merger qualifies for pooling of interests accounting treatment if consummated in accordance with the terms of the Pacific Merger Agreement and InterWest's receipt of a letter from Moss Adams LLP to the effect that neither Pioneer nor Pioneer Bank nor any of their respective shareholders, directors or officers shall have taken any action that would disqualify the Pioneer Merger from qualifying for pooling of interests accounting treatment; (e) the continuing accuracy of the representations and warranties of each party; (f) the performance of specified obligations by each party; and (g) certain other conditions. THE CLOSING OF NEITHER THE PACIFIC MERGER NOR THE PIONEER MERGER IS DEPENDENT UPON CLOSING OF THE OTHER MERGER. EACH MERGER IS A SEPARATE AND INDEPENDENT TRANSACTION.

         No Solicitation

         Pacific and Pioneer have agreed in the respective Merger Agreement(s) that, except as required by law, neither Pacific nor any of its officers or directors, nor Pioneer nor any of its officers or directors will
(i) solicit, encourage, entertain or facilitate any other proposals or inquiries for an acquisition of the shares or assets of Pacific or Pioneer or any subsidiaries (an "Acquisition Proposal"), (ii) enter into discussions concerning any such acquisition, or (iii) furnish any nonpublic information relating to InterWest's business or organization to any person that is not affiliated with Pacific, Pioneer or InterWest.

         If (i) there is an Acquisition Proposal prior to the Pacific Shareholder vote on the Pacific Merger or the Pioneer Shareholder vote on the Pioneer Merger, (ii) the Merger(s) are not approved by two-thirds of the outstanding shares of Pacific or Pioneer Common Stock at the Special Meeting(s); and (iii) prior to June 30, 1999 either Pacific or Pioneer is acquired by a third party, then unless the representations and warranties of InterWest in the Merger Agreement(s) were false as of the date of the Special Meeting(s) or InterWest was in material default of its covenants in the Agreement(s), Pacific and/or Pioneer, as the case may be, must pay InterWest $250,000 and $300,000 respectively.

         No solicitation provisions generally increase the likelihood that a merger transaction will lead to a completed transaction, thus justifying the time and expense of the acquiror in pursuing the transaction, or, in the alternative, will result in the acquiror being compensated for its time and expense if the no solicitation agreement is breached and the transaction is not completed.

         Stock Option Agreements

         As inducements to InterWest to enter into the Pacific Merger and the Pioneer Merger, both Pacific and Pioneer have granted InterWest an option ("Options") to purchase authorized but unissued shares of Pacific or Pioneer, as the case may be, on the occurrence of certain events. These Options, if exercised, would allow InterWest to acquire 19.9% of the outstanding shares of Pacific Common Stock and Pioneer Common Stock, respectively. See "THE MERGER(S) - Pacific and Pioneer Stock Option Agreements."

         Director Non-Competition Agreements

         As a condition to the execution of the Merger Agreements, each member of the Board of Pacific and Pioneer has executed a Director Non-Competition Agreement with InterWest. The Director Non-Competition Agreement prohibits the directors from competing with InterWest or any of its subsidiaries for two years from the Pacific Effective Date within Washington State in the case of Pacific Directors, and for a period of three years from the Pioneer Effective Date within Yakima and/or Benton Counties in Washington State in the case of Pioneer Directors. Director Non-Competition Agreements generally provide acquiring companies with added assurance that the value of the target company will be preserved after closing of the merger transaction.

         Termination or Amendment of the Merger Agreement(s)

         Either the Pacific Merger Agreement or the Pioneer Merger Agreement may be terminated, and either Merger abandoned, before the Pacific or Pioneer Effective Date, as the case may be, whether before or after its adoption by the shareholders or by either the InterWest or the Pacific Board, or the InterWest or the Pioneer Board, under certain specified circumstances, including a failure to consummate the Merger by September 30, 1998 in the case of Pacific. In the case of Pioneer, the Pioneer Merger may be terminated by InterWest or Pioneer if not consummated by September 30, 1998, except where such delay results from (i) amendments to the Registration Statement,
(ii) a change in the method of acquisition, or (iii) a resolicitation of proxies as a consequence of an InterWest transaction. After any such delay, Pioneer may still terminate the Pioneer Merger if not consummated by December 31, 1998. In addition, InterWest or Pacific may terminate the Pacific Merger Agreement if the Average Closing Price of InterWest Common Stock is lower than $35.00.

         Either Merger Agreement may be amended at any time before the Pacific or Pioneer Effective Date, as the case may be, if the amendment is approved by both the InterWest and Pacific Boards or InterWest and Pioneer Boards, but no amendment reducing the amount or changing the form of any consideration which is to be received by Pacific or Pioneer shareholders can be effected without the approval of Pacific or Pioneer shareholders after shareholder approval of the Merger Agreements. See "THE MERGER(S) - Termination or Amendment of the Merger Agreement(s)."

         Interests of Certain Persons in the Merger(s)

         Certain members of Pacific's management and the Pacific Board and certain members of Pioneer's management may be deemed to have interests in the Merger(s) in addition to their interests as shareholders of Pacific and Pioneer generally. As discussed below, these include, among other things, provisions in the Pacific and Pioneer Merger Agreements relating to employment agreements and provisions in the Pacific Merger

Agreement relating to an appointment to the InterWest Board. See "THE MERGER(S) - Interests of Certain Persons in the Merger(s)."

         Employment/Severance Agreements. Pacific has entered into employment agreements with Messrs. Fahey, Straus, Budd and Brace, and Ms. Brace, officers of Pacific. The employment agreement with Mr. Fahey, to which InterWest is also a party, provides that Mr. Fahey, who currently serves as the President and Chief Executive Officer of Pacific, will continue in such capacity, and that he will also be Vice Chairman/Commercial Banking of InterWest and serve on the InterWest Executive Management Team. The agreement has a term of three years, beginning on the Pacific Effective Date of the Pacific Merger, and provides for an annual salary of $275,000. The employment agreement between Pacific and Mr. Straus, the Senior Vice President and Chief Credit Officer, has a three year term and provides for an annual salary of $140,000. The employment agreements between Pacific and Messrs. Brace and Budd and Ms. Brace, all of whom are Senior Vice Presidents and who also hold the respective positions of Manager of the Bellevue Financial Center, Manager of the Seattle Financial Center, and Manager of Administrative Services, have three year terms and provide for an annual salary to each officer of $125,000. All of the Pacific employment agreements provide for payment to the officer of his or her respective W-2 income (before salary deferrals) for the 12-month period preceding termination of their respective employment if: (i) InterWest terminates employment without cause or the officer terminates his or her employment for good reason, (ii) employment terminates (for any reason) in connection with a change in control of InterWest, or (iii) the officer elects to terminate his or her employment during the period commencing on the 25th month of the employment term and ending on the 30th month of the term.

         Pioneer Bank has entered into employment agreements with Messrs. Campbell, Kiser, Losee, and Lindberg, officers of Pioneer Bank. Mr. Campbell, who is the President and Chief Executive Officer of Pioneer Bank, will continue in such capacity until March 31, 1999, after which time his position may be modified by InterWest. Mr. Campbell's agreement terminates on March 31, 2000, and provides an annual salary of $125,000. If Mr. Campbell's employment is terminated as a result of his death or disability prior to March 31, 1999, he or his estate will receive payment in an amount equal to Mr. Campbell's 1998 annual salary. If his employment is terminated for death or disability after March 31, 1999, Mr. Campbell or his estate will receive the balance of the salary he would have received for the remainder of the agreement term. Mr. Kiser, the Chief Financial Officer of Pioneer Bank, has entered into a two-year employment agreement providing an annual salary of $74,000. In the event of a change in control of InterWest, Mr. Kiser will receive a severance payment equal to his annual salary. Messrs. Losee and Lindberg, each of whom are Senior Vice Presidents of Pioneer Bank, have two-year employment agreements providing an annual salary of, respectively, $85,000 and $73,820. If Mr. Losee's employment terminates in connection with a change in control of InterWest, he will receive a severance payment equal to one-half of his annual salary then in effect. See "THE MERGER(S) - Interests of Certain Persons in the Merger(s)."

         Appointment to the InterWest Board. In connection with the Pacific Merger, InterWest has agreed to appoint Mr. Fahey to the InterWest Board; Mr. Fahey will also be appointed to the InterWest Board's Executive Committee.

         Dissenters' Rights of Appraisal

         Holders of Pacific Common Stock and Pioneer Common Stock have the right to dissent from the Pacific Merger and the Pioneer Merger, respectively, and, subject to certain conditions, to receive payment of the "value" of their shares of Pacific Common Stock or Pioneer Common Stock, as provided in RCW 30.49, in the case of Pacific, and RCW 23B.13, in the case of Pioneer. See "THE MERGER(S) - Dissenters' Rights of Appraisal."

         Tax Treatment of the Merger(s)

         Graham & Dunn, P.C. delivered its opinion dated _______________, 1998, to the effect that (i) each Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal

Revenue Code of 1986, (the "Code") as amended, (ii) pursuant to the provisions of Section 354(a)(i) of the Code, no gain or loss will be recognized with respect to each shareholder of Pacific and Pioneer who exchanges his or her shares of Pacific Common Stock or Pioneer Common Stock solely for shares of InterWest Common Stock, and (iii) the payment of cash to a shareholder of Pacific or Pioneer in lieu of a fractional share of InterWest Common Stock will be treated as a distribution in redemption of the fractional share interest, subject to the limitations of Section 302 of the Code. The receipt by InterWest, and delivery to Pacific and Pioneer, of such opinion is a condition to consummation of each Merger. See "THE MERGER(S) - Certain Federal Income Tax Matters."

         Accounting Treatment of the Merger(s)

         It is anticipated that the Merger(s) will be accounted for as a pooling of interests by InterWest under generally accepted accounting principles. The Pacific Merger Agreement provides that, as a condition to InterWest's obligation to consummate the Pacific Merger, InterWest must receive a letter from Ernst & Young LLP to the effect that the Pacific Merger will qualify for pooling of interests accounting treatment if consummated in accordance with the terms of the Pacific Merger Agreement. The Pioneer Merger Agreement provides that as a condition to InterWest's Merger, InterWest must receive a letter from Moss Adams, LLP to the effect that neither Pioneer nor Pioneer Bank nor their respective shareholders, directors or officers shall have taken any action that would disqualify the Pioneer Merger from qualifying for pooling of interests accounting treatment. See "THE MERGER(S)
- Accounting Treatment of the Merger(s)."

         Trading Market

         The InterWest Common Stock is quoted on the Nasdaq National Market under the symbol IWBK and is registered as a class with the Commission under the Exchange Act. Accordingly, InterWest is required to file certain periodic and annual reports with the Commission and make information about InterWest available to its shareholders and the public. Pacific is subject to the information and reporting requirements of the 1934 Act, as modified by FDIC rules and regulations and is required make certain information available to its shareholders and public. Pioneer is not subject to the information and reporting requirements of the 1934 Act or the FDIC, or required to make any information available to the public. Neither the Pacific Common Stock nor the Pioneer Common Stock is actively traded or listed on any market system.

         Comparison of Shareholders' Rights

         Shareholders of Pacific and Pioneer who receive shares of InterWest Common Stock in exchange for their shares of Pacific Common Stock or Pioneer Common Stock will be governed, with respect to their rights as shareholders, by InterWest's Articles of Incorporation and Bylaws, and by Washington law. Prior to the Pacific Merger, the rights of Pacific's shareholders are determined under Pacific's Articles of Association and Bylaws, and under Washington law. Prior to the Pioneer Merger, the rights of Pioneer's shareholders are determined under Pioneer's Articles of Incorporation and Bylaws, and under Washington law. For a discussion of certain material differences in the rights of shareholders of InterWest, Pacific and Pioneer and an explanation of certain possible anti-takeover effects of certain provisions in InterWest's Articles of Incorporation and Bylaws, see "COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF INTERWEST, PACIFIC AND PIONEER COMMON STOCK."

Stock Price And Dividend Information

         InterWest. InterWest Common Stock is quoted on the Nasdaq National Market under the symbol IWBK. The following table sets forth for the periods indicated the high and low sale prices for the InterWest Common Stock as reported on the Nasdaq National Market:


                                    High           Low       Dividends Declared
                                    ----           ---       ------------------

1996 *

First quarter............         $  20.37      $  15.25         $  .10
Second quarter............           21.87         19.62            .12
Third quarter.............           25.12         21.37            .13
Fourth quarter............           29.87         24.00            .13

1997 *

First quarter.............           33.00         29.12            .14
Second quarter............           36.25         31.75            .14
Third quarter.............           39.50         27.62            .15
Fourth quarter............           43.25         37.00            .16

1998 *

First quarter.............           40.75         37.00            .18


*  InterWest's Fiscal Year ends on September 30.

At _______________, 1998, there were approximately 6,000 holders of record of the InterWest Common Stock.

Applicable federal and Washington state regulations restrict capital distributions by institutions such as the InterWest Subsidiaries, including dividends. Such restrictions are tied to the institution's capital levels after giving effect to such distributions. For the foreseeable future, it is InterWest's intent to retain earnings to support the growth of its business. See "SUPERVISION AND REGULATION."

Pacific. No broker makes a market in Pacific Common Stock, and trading has not otherwise been extensive. The trades that have occurred cannot be characterized as amounting to an established public trading market. Pacific Common Stock is traded by individuals on a personal basis and is not listed on any exchange or traded on the over-the-counter market, and the prices reported reflect only the transactions known to management. Due to the limited information available, the following data may not accurately reflect the actual market value of Pacific Common Stock. The following data include trades between individual investors, as reported to Pacific as its own transfer agent.

                                                              Pacific Common
                                                               Stock Prices
                                      Number of Shares       ----------------
                                     Reported as Traded      High         Low
                                     ------------------      ----         ---
1996

First quarter.................             1,947            $53.00       $51.00
Second quarter................             3,693             55.00        54.00
Third quarter.................             1,090             57.00        55.00
Fourth quarter................             1,700             58.00        58.00

1997

First quarter.................               725             62.00        58.00
Second quarter................             2,196             66.00        63.00
Third quarter.................               950             72.00        68.00
Fourth quarter................             1,320             80.00        75.00


         As of March 19, 1998, there were approximately 500 shareholders of record of Pacific Common Stock.

         Dividends paid on Pacific Common Stock in 1998, 1997 and 1996, respectively, were $0.80 per share, $0.60 per share and $0.40 per share.

         Pioneer. No broker makes a market in Pioneer Common Stock, and trading has not otherwise been extensive. The trades that have occurred cannot be characterized as amounting to an established public trading market. Pioneer Common Stock is traded by individuals on a personal basis and is not listed on any exchange or traded on the over-the-counter market, and the prices reported reflect only the transactions known to management. Due to the limited information available, the following data may not accurately reflect the actual market value of Pioneer Common Stock. The following data include trades between individual investors, as reported to Pioneer as its own transfer agent.

                                                              Pacific Common
                                                               Stock Prices
                                      Number of Shares       ----------------
                                     Reported as Traded      High         Low
                                     ------------------      ----         ---
1996

First quarter...................            633              $22.60     $22.43
Second quarter..................             59               22.51      22.51
Third quarter...................          6,532               25.00      24.00
Fourth quarter..................          2,741               29.15      25.65

1997

First quarter...................          2,096               29.80      29.60
Second quarter..................            700               32.00      32.00
Third quarter...................          1,000               32.30      32.30
Fourth quarter..................        No Trades              --          --


         Dividends paid on Pioneer Common Stock in 1997 and in 1996, respectively, were $0.51 per share and $0.46 per share. The 1997 dividend was declared on January 16, 1997, payable on March 21, 1997, to stockholders of record as of December 31, 1996.

         As of March 19, 1998, there were approximately 400 shareholders of record of Pioneer Common Stock.

         Equivalent Per Share Price. The following table sets forth the last reported sale price of InterWest Common Stock on January 14, 1998 and February 4, 1998, the last trading day preceding public announcement of the Pacific and Pioneer Merger Agreements, respectively, and on ______________, the last practicable date prior to the mailing of this Prospectus/Joint Proxy Statement. The equivalent per share price of Pacific Common Stock was determined by multiplying the last reported sale price of a share of InterWest Common Stock at each specified date by the exchange ratio of 3.95 shares of InterWest Common Stock for each share of Pacific Common Stock. The equivalent per share price of Pioneer Common Stock is $58.98 in accordance with the terms of the Pioneer Merger Agreement. This price assumes the InterWest Common Stock price is between $36.00 and $44.00 per share. These assumptions are made solely for the purpose of calculating the pro forma data and are not intended to be, nor should they be, interpreted as a representation or approximation of the actual Pioneer Exchange Ratio. For a discussion of the manner in which the actual Pioneer Exchange Ratio will be calculated, see "THE MERGER(S) - Basic Terms of the Merger(s) - Pioneer."

                                                        Equivalent
                            InterWest       Pacific      Price Per        Pioneer      Equivalent
                              Common         Common       Pacific         Common       Price Per
                              Stock         Stock (1)      Share         Stock (1)   Pioneer Share
                            ---------       ---------   ----------       ---------   -------------
January 14, 1998..........   $39.125          $80.00      $154.54          $32.30        $58.98
February 5, 1998..........     41.00           80.00       161.95           32.30         58.98
__________, 1998..........

----------
(1) There are no publicly available quotations of Pacific and Pioneer Common Stock, and the market prices per share as of the respective dates represent prices known to Pacific and Pioneer's management to have been paid for the Pacific and Pioneer Common Stock in the last transaction prior to such dates.

         The market price for InterWest Common Stock will fluctuate between the date of this Prospectus/Joint Proxy Statement and the Pacific Effective Date of the Merger(s). The market value per share of the InterWest Common Stock that Pacific shareholders ultimately receive in the Merger(s) could be more or less than its market value on the date of this Prospectus/Joint Proxy Statement. No assurance can be given concerning the market price of InterWest Common Stock before or after the Pacific or Pioneer Effective Dates.

Comparative Per Common Share Data

         The following table presents unaudited selected per common share data for InterWest on a historical and pro forma combined basis and for Pacific and Pioneer, in each case on a historical and pro forma equivalent basis, after giving effect to the Merger(s) on a pooling of interests basis. For a description of the pooling of interests method of accounting with respect to the Merger(s) and related effects on the historical financial statements of InterWest, see "THE MERGER(S) - Accounting Treatment of the Merger(s)." The pro forma combined financial data are not necessarily indicative of actual or future operating results or the financial position that would have occurred had the Merger(s) become effective prior to the periods indicated or will occur upon the consummation of the Pacific Merger or the Pioneer Merger. This data should be read in conjunction with the financial statements and other financial and pro forma financial information with respect to InterWest, Pacific and Pioneer included elsewhere in this Prospectus/Joint Proxy Statement or incorporated herein by reference. The data is not necessarily indicative of the results of the future operations of the combined entity or the actual results that could have occurred had the Merger(s) become effective prior to the periods indicated.


                                                                             SHARE DATA


                                                                                                 Pro Forma
                                                             Pro Forma               Pro Forma    Combined
                                                             Combined                Combined     InterWest,   Pro Forma  Pro Forma
                                                             InterWest               InterWest    Pacific and  Equivalent Equivalent
                                     InterWest(2) Pacific  and Pacific(3) Pioneer and Pioneer(4)  Pioneer       Pacific    Pioneer
                                     ------------ -------  -------------- ------- --------------  -------       -------    -------

Book Value as of: (1)

  December 31, 1997                    $16.60     $40.98      $15.58      $26.23     $16.60       $15.69         $61.54     $24.48

Basic net income per share (5)

Three months ended December 31, 1997     0.64       1.72        0.61        1.03       0.64         0.61           2.41       0.95
Three months ended December 31, 1996     0.62       1.41        0.58        0.69       0.61         0.57           2.28       0.90
Year ended September 30, 1997 (6)        2.53       5.79        2.37        3.09       2.51         2.35           9.35       3.70
Year ended September 30, 1996 (6)        1.62       4.80        1.57        3.22       1.67         1.61           6.22       2.47
Year ended September 30, 1995 (6)        1.83       4.02        1.69        2.34       1.80         1.69           6.69       2.66

Diluted net income per share (5)

Three months ended December 31, 1997     0.63       1.64        0.59        0.99       0.63         0.60          2.35        0.93
Three months ended December 31, 1996     0.61       1.36        0.56        0.67       0.60         0.56          2.23        0.88
Year ended September 30, 1997 (6)        2.48       5.55        2.31        2.98       2.45         2.29          9.12        3.61
Year ended September 30, 1996 (6)        1.58       4.63        1.53        3.14       1.63         1.57          6.06        2.41
Year ended September 30, 1995 (6)        1.80       3.90        1.66        2.29       1.78         1.66          6.57        2.62

Cash dividends declared

Three months ended December 31, 1997     0.18       0.00        0.15        0.00       0.16         0.14          0.58        0.24
Three months ended December 31, 1996     0.14       0.00        0.11        0.00       0.13         0.11          0.45        0.19
Year ended September 30, 1997 (6)        0.59       0.60        0.51        0.51       0.56         0.50          2.01        0.83
Year ended September 30, 1996 (6)        0.51       0.40        0.44        0.46       0.49         0.43          1.73        0.72
Year ended September 30, 1995 (6)        0.37       0.30        0.29        0.42       0.32         0.29          1.13        0.48



FOOTNOTES

(1) Book value per share is calculated by dividing the total actual historical and pro forma equity as of the date indicated by the actual historical and pro forma number of shares outstanding as of the same date.

(2) Puget Sound Bancorp was merged into InterWest on January 15, 1998. Prior period financial statements for InterWest have not been restated to reflect combined accounts of Puget Sound Bancorp as the merger was not material to the financial position or results of operations of InterWest. The pro formas included in this document include the accounts of Puget Sound Bancorp.

(3) The pro forma combined book value per share of InterWest Common Stock is based upon the historical total combined common shareholders' equity for InterWest and Pacific divided by total pro forma common shares of the combined entities assuming conversion of the outstanding Pacific Common Stock at an Exchange Ratio of 3.95 shares of InterWest Common Stock for one share of Pacific Common Stock. The data presented assumes 389,926 outstanding shares of Pacific Common Stock, which does not include 38,170 shares subject to options. The aggregate number of shares of InterWest Common Stock assumed to be issued in the Pacific Merger is 1,540,208. See "THE MERGER(S) - Basic Terms of the Merger(s)." The pro forma equivalent book value per share of Pacific Common Stock represents the pro forma combined amount multiplied by the Pacific Exchange Ratio of 3.95.

(4) The pro forma combined book value per share of InterWest Common Stock is based upon the historical total combined stockholders' equity for InterWest and Pioneer divided by the total pro forma common shares of the combined entities assuming conversion of the outstanding Pioneer Common Stock at an assumed exchange ratio (made for purpose of this calculation only) of 1.4745. The assumed Pioneer Exchange Ratio is based upon an assumed average closing price of InterWest Common Stock of $40.00 per share, which is the midpoint valuation price in the range of the Pioneer "Valuation Price". This assumption is made solely for the purpose of calculating the pro forma data and is not intended to be a representation or approximation of the actual Pioneer Exchange Ratio. The data assumes 344,699 shares, not including shares subject to options. The pro forma equivalent book value per share of Pioneer Common Stock represents the pro forma combined amount multiplied by the assumed Pioneer Exchange Ratio of 1.4745.

(5) Net income per share is calculated by dividing total actual historical and pro forma net income for the periods ended by the actual historical and pro forma weighted average number of shares of common stock for the period indicated. The pro forma equivalent net income per share of Pacific and Pioneer Common Stock represents the pro forma combined net income per share multiplied by the assumed Pacific and Pioneer Exchange Ratios described in notes (3) and (4) above.

(6) The share data for the years ended September 30, 1997, 1996 and 1995 have been adjusted to conform Pacific's and Pioneer's December 31 fiscal year end with InterWest's September 30 fiscal year end in accordance with generally acceptable accounting principles.

Selected Historical Financial Data

         The following tables set forth selected historical financial data for InterWest, Pacific and Pioneer. The data has been derived in part from, and should be read in conjunction with, the financial statements and notes thereto and other fiscal information with regard to InterWest, Pacific and Pioneer set forth elsewhere in this Prospectus/Joint Proxy Statement or incorporated herein by reference, and such data are qualified in their entirety by reference thereto. All adjustments that the respective managements of InterWest, Pacific and Pioneer believe to be necessary for a fair presentation of the data have been included and are of a normal recurring nature.

INTERWEST BANCORP, INC.

Selected Financial Data

                                           As of and for the
                                          Three Months ended                        As of and for the years ended
                                              December 31,                                  September 30,
                                      --------------------------             ----------------------------------------
                                        1997(1)        1996(1)      1997        1996            1995          1994        1993
                                      -----------    -----------  --------   ----------     -----------    ----------  ----------
Dollars in thousands, except share and per share amounts
Summary of Operations

Interest Income                      $   37,868    $   33,112    $  138,011  $  120,913     $  100,264    $   82,270   $   73,035
Interest Expense                         23,290        19,069        80,903      68,808         57,926        40,685       35,427
Net Interest Income Before
  Provision for Losses on Loans          14,578        14,043        57,108      52,105         42,338        41,585       37,608
Provision for Losses on Loans               200           300         1,000       1,960            720           900        1,399
Net Interest Income After
  Provision for Losses on Loans          14,378        13,743        56,108      50,145         41,618        40,685       36,209
Noninterest Income                        4,628         3,259        14,714      12,553          9,993         7,708        8,914
Noninterest Expense                      11,069         9,528        39,765      43,819         29,902        27,646       26,278
Income Tax Expense                        2,776         2,522        10,758       6,108          7,347         7,280        6,362
Net Income                           $    5,161    $    4,952    $   20,299  $   12,771     $   14,362    $   13,467   $   12,483

Basic Net Income Per Share           $     0.64    $     0.62    $     2.53  $     1.62     $     1.83    $     1.72   $     1.61
Diluted Net Income Per Share               0.63          0.61          2.48        1.58           1.80          1.69         1.58
Cash Dividends Declared Per Share          0.18          0.14          0.59        0.51           0.37          0.35         0.28
Weighted Average Basic
  Shares Outstanding                  8,042,897     7,959,173     8,010,960   7,865,027      7,844,299     7,838,061    7,756,077
Weighted Average Diluted
  Shares Outstanding                  8,228,624     8,136,297     8,196,600   8,064,344      7,971,909     7,977,772    7,908,972

Statement of Condition

Total Assets                         $1,982,317    $1,703,244    $2,046,705  $1,712,151    $1,470,437    $1,262,352    $  975,375
Loans Receivable and Loans
  Held for Sale                       1,150,680       985,225     1,114,711     975,971       878,090       762,991       671,609
Deposits                              1,154,914     1,154,774     1,171,440   1,120,743     1,040,310       959,344       776,499
Borrowings                              682,497       419,872       731,077     460,497       314,171       202,142       110,218
Stockholder's Equity                    133,398       116,072       129,824     111,021       105,740        93,578        82,420
Book Value Per Share                 $    16.60    $    14.51    $    16.13  $    14.02    $    13.51    $    11.91    $    10.59

Key Performance Ratios:

Return on Average Assets                  1.02%         1.15%          1.12%       0.82%         1.08%         1.19%         1.31%
Return on Average
  Stockholders' Equity                   15.75%        17.45%         16.98%      11.48%        14.37%        15.26%        16.32%
Net Interest Margin                       3.07%         3.49%          3.35%       3.53%         3.37%         3.88%         4.22%
Ratio of Non-performing Assets
  to Total Assets                         0.69%         0.68%          0.58%       0.54%         0.45%         0.61%         0.82%

----------
(1)   Unaudited.

PACIFIC NORTHWEST BANK

Selected Financial Data


                                           As of and for the
                                          Three Months ended                        As of and for the years ended
                                              December 31,                                  September 30,
                                      --------------------------  ---------------------------------------------------------------
                                        1997(1)        1996(1)      1997        1996            1995          1994        1993
                                      -----------    -----------  --------   ----------     -----------    ----------  ----------
Dollars in thousands, except share and per share amounts

Summary of Operations

Interest Income                        $   3,797     $   3,126   $  14,113   $  11,548       $  10,082    $   8,430     $   6,985
Interest Expense                           1,224           990       4,629       3,745        3,366        2,241            1,870
Net Interest Income Before
  Provision for Losses on Loans            2,573         2,136       9,484       7,803        6,716        6,189            5,115
Provision for Losses on Loans                  3            33         252         158           35           77              304
Net Interest Income After
  Provision for Losses on Loans            2,570         2,103       9,232       7,645        6,681        6,112            4,811
Noninterest Income                           480           289       1,531       1,167        1,083        1,125            1,295
Noninterest Expense                        2,030         1,557       7,327       5,996        5,433        4,919            4,683
Income Tax Expense                           350           290       1,182         970          792          788             (140)
Cumulative Effect of Change
  in Accounting                                                                                                               380
Net Income                             $     670     $     545   $   2,254   $   1,846    $   1,539    $   1,530        $   1,943

Basic Net Income Per Share             $    1.72     $    1.41   $    5.79   $    4.80    $    4.02    $    4.04        $    5.16
Diluted Net Income Per Share                1.64          1.36        5.55        4.63         3.90         3.93             5.05
Cash Dividends Declared Per Share           0.00          0.00        0.60        0.40         0.30         0.25             0.00
Weighted Average Basic
  Shares Outstanding                     389,926       385,190     389,074     384,696      382,411      378,720          376,634
Weighted Average Diluted
  Shares Outstanding                     408,527       400,515     405,862     398,991      394,552      389,426          385,003

Statement of Condition

Total Assets                           $ 197,243     $ 160,765   $ 197,243   $ 160,765    $ 135,627    $ 128,589        $ 118,161
Loans Receivable and Loans
  Held for Sale                          136,303       110,439     136,303     110,439       81,835       73,610           63,593
Deposits                                 165,817       146,325     165,817     146,325      123,098      117,966          108,797
Borrowings                                13,500                    13,500
Stockholder's Equity                      15,978        13,599      15,978      13,599       11,761        9,909            8,698
Book Value Per Share                   $   40.98     $   35.29   $   40.98   $   35.29    $   30.68    $   26.07        $   23.04

Key Performance Ratios:

Return on Average Assets                    1.42%         1.37%       1.28%        1.23%        1.18%        1.26%            1.91%
Return on Average
  Stockholders' Equity                     17.09%        16.38%      15.43%       14.67%       14.13%       16.64%           25.20%
Net Interest Margin                         5.98%         5.82%       5.89%        5.66%        5.64%        5.58%            5.57%
Ratio of Non-performing Assets
  to Total Assets                           0.02%         0.05%       0.02%        0.05%        0.05%        0.04%            0.06%

----------
(1)   Unaudited.

PIONEER BANCORP, INC.

Selected Financial Data

                                           As of and for the
                                          Three Months ended                        As of and for the years ended
                                              December 31,                                  September 30,
                                      --------------------------             ----------------------------------------
                                        1997(1)        1996(1)      1997        1996            1995          1994        1993
                                      -----------    -----------  --------   ----------     -----------    ----------  ----------
Dollars in thousands, except share and per share amounts

Summary of Operations

Interest Income                        $  2,039       $  1,895   $  8,636     $  7,658       $  6,161       $  4,434   $  3,598
Interest Expense                            974            855      3,877        3,129          2,490          1,365      1,113
Net Interest Income Before
  Provision for Losses on Loans           1,065          1,040      4,759        4,529          3,671          3,069      2,485
Provision for Losses on Loans                53             52        188          272            152             23        122
Net Interest Income After
  Provision for Losses on Loans           1,012            988      4,571        4,257          3,519          3,046      2,363
Noninterest Income                          874            518      1,908        1,691          1,682          1,301      1,541
Noninterest Expense                       1,322          1,136      4,979        4,315          3,967          3,124      2,601
Income Tax Expense                          204            120        419          470            389            275        390
Net Income                             $    360       $    250   $  1,081     $  1,163       $    845       $    948   $    913

Basic Net Income Per Share             $   1.03       $   0.69   $   3.09     $   3.22       $   2.34       $   2.76   $   3.57
Diluted Net Income Per Share               0.99           0.67       2.98         3.14           2.29           2.71       3.50
Cash Dividends Declared Per Share          0.00           0.00       0.51         0.46           0.42            .38        .26
Weighted Average Basic
  Shares Outstanding                    349,687        361,000    349,687      361,000        361,000        343,860    255,811
Weighted Average Diluted
  Shares Outstanding                    362,251        370,725    362,251      370,725        368,495        350,003    261,105

Statement of Condition

Total Assets                           $105,871       $ 98,143   $105,871     $ 98,143       $ 77,088       $ 59,972   $ 48,802
Loans Receivable and Loans
  Held for Sale                          60,311         54,494     60,311       54,494         49,321         34,690     29,722
Deposits                                 85,601         82,223     85,601       82,223         60,934         45,344     37,557
Borrowings                               10,191          5,796     10,191        5,796          7,761          7,326      6,064
Stockholder's Equity                      9,040          8,559      9,040        8,559          7,605          6,569      4,259
Book Value Per Share                   $  26.23       $  23.71   $  26.23     $  23.71       $  21.07       $  18.20   $  16.65

Key Performance Ratios:

Return on Average Assets                  1.23%           1.06%      1.06%        1.35%         1.21%          1.90%       2.00%
Return on Average
  Stockholders' Equity                   14.42%          11.57%     12.73%       14.47%        12.85%         15.60%      24.90%
Net Interest Margin                       5.34%           5.42%      5.20%        5.80%         5.90%          5.90%       6.10%
Ratio of Non-performing Assets
  to Total Assets                          .13%            .61%       .13%         .61%          .56%           .09%        .12%

----------
(1)   Unaudited.

                     SPECIAL MEETING OF PACIFIC SHAREHOLDERS



Date, Time, and Place

         The Pacific Northwest Bank Special Meeting will be held on ___________, 1998, at 6:30 p.m., local time at the Seattle Financial Center of Pacific Northwest Bank, 1111 Third Avenue, Seattle, Washington. This Prospectus/Joint Proxy Statement is being sent to holders of Pacific Common Stock and is accompanied by a form of proxy which is being solicited by the Pacific Board of Directors for use at the Special Meeting and any adjournments or postponements thereof.

Purpose of the Meeting

         The purpose of the Pacific Special Meeting is: (i) to consider and vote upon a proposal to approve the Pacific Merger Agreement described herein, providing for, among other things, the acquisition of Pacific which will become a wholly-owned subsidiary of InterWest, and the conversion of shares of Pacific Common Stock into shares of InterWest Common Stock, and (ii) act upon such other matters, if any, as may properly come before the Pacific Special Meeting.

Shares Outstanding and Entitled to Vote; Record Date

         The Pacific Board has fixed the close of business on ______________, 1998, as the Record Date for determining the shareholders entitled to notice of and to vote at the Special Meeting. Only those holders of shares of Pacific Common Stock of record on the Pacific Record Date will be entitled to notice of and to vote at the Pacific Special Meeting. Each share of Pacific Common Stock will be entitled to one vote. At the Pacific Record Date, there were 395,963 shares of Pacific Common Stock outstanding and entitled to vote at the Special Meeting.

Vote Required

         A majority of the shares entitled to vote, represented in person or proxy, will constitute a quorum for the transaction of business at the Pacific Special Meeting. Abstentions and broker non-votes will be considered present for purposes of determining whether a quorum exists. Approval of the Pacific Merger Agreement requires the affirmative vote of the holders who hold 66 2/3% of the outstanding shares of Pacific Common Stock entitled to vote at the Pacific Special Meeting. Abstentions and broker non-votes will have the same effect as votes cast against approval of the Pacific Merger Agreement.

         At the Pacific Record Date, the directors and executive officers of Pacific and their affiliates beneficially owned an aggregate of 60,519 shares of Pacific Common Stock, which represents 15.28% of the shares entitled to be voted at the Pacific Special Meeting.

Voting, Solicitation, and Revocation of Proxies

         Holders of Pacific Common Stock may vote either in person or by properly executed proxy. Shares of Pacific Common Stock represented by a properly executed proxy received prior to or at the Pacific Special Meeting will, unless such proxy is revoked, be voted in accordance with the instructions indicated on such proxy. If no instructions are indicated on a properly executed proxy, the shares covered thereby will be voted FOR the proposal to approve the Pacific Merger Agreement. Failure to return the proxy card or to vote in person at the Pacific Special Meeting will have the effect of a vote cast against the Pacific Merger Agreement. If any other matters are properly presented at the Pacific Special Meeting for consideration, including, among other things, a motion to adjourn the Pacific Special Meeting to another time and/or place, (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgement; provided, however, that no proxy which is voted against the proposal to approve the Pacific Merger Agreement will be voted in favor of any such adjournment or postponement. A proxy marked ABSTAIN with respect to the proposal to approve the Pacific Merger Agreement may be voted in favor of a proposal to adjourn or postpone the Pacific Special Meeting in the discretion of the persons named in the proxy. As of the date hereof, the Pacific Board knows of no such other matters.

         Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of Pacific, on or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Pacific Common Stock, or by attending the Special Meeting and voting in person. Attendance at the Pacific Special Meeting will not in itself constitute revocation of a proxy.

         The proxy for the Pacific Special Meeting is being solicited on behalf of the Pacific Board. The expense of soliciting proxies for the Pacific Special Meeting will be borne by Pacific. All costs and expenses incurred in connection with the Pacific Merger Agreement and the transactions contemplated thereby are to be paid by the party incurring such expenses. Proxies will be solicited principally by mail, but may also be solicited by the directors, officers, and other employees of Pacific in person or by telephone, facsimile or other means of communication. Such directors, officers, and employees will receive no compensation therefor in addition to their regular compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers and others who hold Pacific Common Stock on behalf of another will be asked to forward proxy material and related documents to the beneficial owners of such stock, and Pacific will reimburse them for their expenses in doing so.


                     SPECIAL MEETING OF PIONEER SHAREHOLDERS

Date, Time, and Place

         The Pioneer Special Meeting will be held on __________________, 1998, at _____ p.m., local time, at _________________________________.


Purpose of the Meeting

         The purposes of the Pioneer Special Meeting are as follows: (i) to consider and vote upon approval of the Pioneer Merger Agreement; and (ii) to act upon such matters, if any, as may properly come before the Pioneer Special Meeting.

Shares Outstanding and Entitled to Vote; Record Date

         The Pioneer Board has fixed the close of business on April 30, 1998 as the Pioneer Record Date for determining the holders of shares of Pioneer Common Stock entitled to vote at the Pioneer Special Meeting. At the close of business on the Pioneer Record Date, there were 344,699 shares of Pioneer Common Stock issued and outstanding held by approximately 393 holders of record. See "SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF INTERWEST, PACIFIC AND PIONEER." Holders of record of Pioneer Common Stock on the Pioneer Record Date are entitled to one vote per share, and are also entitled to exercise dissenters' rights if certain procedures are followed. See "THE MERGER(S) - Dissenters' Rights of Appraisal - Pioneer" and Appendix H.

Vote Required

         The affirmative vote of two-thirds (2/3) of all shares of Pioneer Common Stock outstanding on the Pioneer Record Date is required to approve the Pioneer Merger Agreement. Pioneer's shareholders are entitled to one vote for each share of Pioneer Common Stock held. The presence of a majority of the outstanding shares of

Pioneer Common Stock in person or by proxy is necessary to constitute a quorum of shareholders for the Pioneer Special Meeting. For this purpose, abstentions and broker nonvotes (i.e., proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the broker or nominees do not have discretionary power to vote) are counted in determining the shares present at a meeting. For voting purposes, however, only shares affirmatively voted for the approval of the Pioneer Merger Agreement will be counted as favorable votes in determining whether the Pioneer Merger Agreement is approved by the holders of Pioneer Common Stock. Accordingly, abstentions and broker nonvotes will have the same effect as votes against approval of the Pioneer Merger Agreement.

         As of the Pioneer Record Date, Pioneer's directors and executive officers and their affiliates owned and were entitled to vote 94,589 shares at the Meeting, representing approximately 27.4% of the outstanding shares of Pioneer Common Stock. Each Pioneer director has agreed to vote all shares of Pioneer Common Stock held or controlled by him or her in favor of the approval of the Pioneer Merger Agreement.

Voting, Solicitation, and Revocation of Proxies

         If the enclosed proxy is duly executed and received in time for the Pioneer Special Meeting, it will be voted in accordance with the instructions given. If no instruction is given, it is the intention of the persons named in the proxy to vote the shares represented by the proxy FOR THE APPROVAL OF THE MERGER AGREEMENT AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTER COMING BEFORE THE SPECIAL MEETING, unless otherwise directed by the proxy. Any proxy given by a shareholder may be revoked before its exercise by written notice to the Secretary of Pioneer, or by a subsequently dated proxy, or in open meeting before the shareholder vote is taken. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the instructions in the proxy. Shareholders are entitled to one vote for each share of Pioneer Common Stock held on the Pioneer Record Date.

         The proxy for the Pioneer Special Meeting is being solicited on behalf of the Pioneer Board. Pioneer will bear the cost of solicitation of proxies from its shareholders. In addition to using the mails, proxies may be solicited by personal interview, telephone, and wire. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward their proxy soliciting material to their principals and obtain authorization for the execution of proxies. Officers and other employees of Pioneer may solicit proxies personally. Pioneer is not expected to pay any compensation for the solicitation of proxies, but will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals.

                   BACKGROUND OF AND REASONS FOR THE MERGER(S)

Pacific

         Background of the Pacific Merger

         InterWest has adopted a strategy to accomplish certain goals for growth, capital and return on equity that has included growth through acquisitions. This strategy has been approved by the InterWest Board of Directors. The first acquisition was completed in August, 1996, through the merger of Central Bancorporation, located in Wenatchee, Washington, into InterWest. The second acquisition was completed in January, 1998 through the merger of Puget Sound Bancorp located in Port Orchard, Washington, into InterWest.

         On April 29, 1997 Mr. Gary Bolyard, the Vice Chairman of InterWest, met with Mr. Patrick Fahey, Chairman, President and Chief Executive Officer of Pacific. The meeting took place in Seattle, Washington to discuss a potential business combination of the two companies. On July 28, 1997 Mr. Stephen Walden, President and Chief Executive Officer of InterWest and Mr. Bolyard from InterWest met with Mr. Fahey to again discuss a potential business combination of the two companies. These first two meetings included preliminary discussions about the potential business combination of the two companies and did not result in any type of agreement regarding the terms of a merger transaction.

         Subsequently in October and November, 1997 there were several discussions between executives of the two companies regarding preliminary financial terms proposed as well as employee and benefit issues. In November, 1997 InterWest retained the services of Sandler O'Neill & Partners, L.P. as independent financial advisor to assist the InterWest Board in analyzing, structuring, and negotiating a proposed business combination between the two companies.

         On December 2, 1997 Mr. Walden, Mr. Bolyard, and Mr. Glenn Mouw from InterWest, representatives from Sandler O'Neill & Partners, L.P. and Mr. Fahey from Pacific met to have discussions about financial terms of a potential merger as well as employee and benefit issues. At the December 15, 1997 InterWest Board meeting, executive management updated the Board on merger and acquisition opportunities and discussed the possibility of a merger transaction with Pacific. The benefits of a merger with Pacific and proposed terms for a merger were discussed by the InterWest Board. The Board authorized management to negotiate a merger agreement with Pacific consistent with the terms discussed.

         In late December, 1997 and early January, 1998 there were several discussions between executives from the two companies to negotiate the specific financial terms proposed as well as employee and benefit issues. On January 14, 1998 there was a special meeting of the InterWest Board to review and discuss the proposed terms of a merger with Pacific. The terms of the merger were incorporated into a definitive merger agreement which was approved by the InterWest Board and executed on January 15, 1998.

         InterWest's Reasons for the Pacific Merger

         At a meeting on January 14, 1998, the InterWest Board determined that the Pacific Merger and Pacific Merger Agreement are fair to and in the best interests of InterWest and its stockholders. InterWest has also obtained an opinion from Sandler O'Neill & Partners LP, an independent financial advisor, to such effect. In considering the Pacific Merger, the InterWest Board determined that the Pacific Merger would be consistent with InterWest's strategic intent in expanding its community banking business. InterWest can potentially provide customers and stockholders of Pacific with certain advantages of a community banking organization as well as a larger banking organization.

         InterWest determined that the Pacific Merger would advance InterWest's strategic plan because of its belief that the Pacific Merger will combine two financially sound institutions with complementary businesses and strategies, thereby creating a stronger combined organization with greater size, flexibility and efficiency. The InterWest Board believes that (i) each institution is currently well managed, (ii) the companies have compatible management philosophies and strategic focuses, (iii) Pacific will contribute strengths in business banking to InterWest, and (iv) the Pacific Merger would benefit the localities currently served by Pacific by providing additional lending capacity, and (v) the combined organization will continue to be well capitalized. The InterWest Board also believes that the Pacific Merger will allow the combined organization to compete effectively in the rapidly changing marketplace of banking and financial services and to take advantage of opportunities for growth and diversification in Washington State.

         In reaching its determination to adopt the Pacific Merger Agreement, the InterWest Board considered a variety of factors, although it did not assign any relative or specific weights to the factors considered. The factors considered included the following:

         - The InterWest Board's knowledge and review of the financial condition, results of operation, and business operations and prospects of Pacific;

         - The InterWest Board's analysis of the banking industry environment, including the rapid consolidation and increasing regional competition in the banking and financial services industries and the need to respond proactively to industry trends;

         - The InterWest Board's belief that the acquisition of Pacific will expand InterWest's franchise and would be a logical extension for InterWest into the Seattle and Bellevue areas where Pacific is located;

         - InterWest believes that Pacific's strong management team will strengthen InterWest's initiatives to expand business banking activities into other parts of Washington State; provide a platform for possible future acquisitions of community banks; and provide expertise to develop business banking relationships with professional services firms;

         - The InterWest Board's evaluation of the financial terms of the Pacific Merger and their effect on the stockholders of InterWest and the InterWest Board's belief that such terms are fair to InterWest and its stockholders;

         - InterWest believes that the Pacific Merger would allow InterWest to expand its commercial, small business and consumer lending activity in King and Snohomish counties through Pacific's existing branch network faster and more efficiently than InterWest could develop it on its own;

         - The expectation that the Pacific Merger will be a tax-free transaction to InterWest and will qualify for pooling-of-interests accounting treatment (see "THE MERGER(S)--Federal Income Tax Treatment of the Merger(s); "--Accounting Treating of the Merger(s)"); and

         - The InterWest Board's belief, after consultation with its legal counsel, that the required regulatory approvals could be obtained to consummate the Pacific Merger.

         The foregoing discussion of the information and factors considered by the InterWest Board is not intended to be exhaustive but is believed to encompass all material factors considered by the InterWest Board. On the basis of the foregoing factors, the InterWest Board concluded that the terms of the Pacific Merger are fair to and in the best interests of InterWest and its stockholders.

         Pacific's Reasons For The Pacific Merger


         In reaching its determination to approve and adopt the Pacific Merger Agreement, the Pacific Board consulted with Pacific's management and its financial and legal advisors, and considered a number of factors, including, without limitation, the following material factors:

         - The Pacific Board's thorough review of Pacific's business, operations, financial condition and earnings on an historical and a prospective basis;

         - The Pacific Board's knowledge and review, based in part on presentations by its financial advisors and Pacific's Management, of: (i) the business, operations, financial condition and earnings of InterWest on an historical and prospective basis and of the combined company on a pro forma basis; and (ii) the historical stock price performance of InterWest's Common Stock, the potential for increased earnings and dividends for Pacific Shareholders as shareholders of the combined company, and InterWest's substantial market capitalization; and

         - The presentation of Columbia Financial Advisors, Inc., to the Pacific Board on January 15, 1998, and the opinion of Columbia Financial Advisors rendered on January 15, 1998, that, as of such date, the Exchange Ratio pursuant to the Pacific Merger Agreement was fair from a financial point of view to the holders of Pacific Common Stock;

         - The terms of the Pacific Merger Agreement, including: (i) a provision for a fixed Exchange Ratio of 3.95 shares of InterWest Common Stock for each share of Pacific Common Stock, enabling Pacific shareholders to benefit from any increase in the trading price of InterWest Common Stock prior to the Pacific Merger, coupled with a provision permitting Pacific to terminate the Pacific Merger if the Average Closing Price of InterWest Common Stock is below $35, thereby limiting the risk to Pacific shareholders of possible declines in InterWest Common Stock;
                (ii) an attractive premium for the holders of Pacific Common Stock based on price-to-1997-earnings and price-to-book-value multiples of 27x and 3.8x, respectively;

         -      The   current  and   prospective   economic   and   competitive
                environment facing the financial services industry generally, and Pacific in particular, including the continued rapid consolidation in the industry and the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term, and in being able to capitalize on technological developments which significantly impact industry competition;

         - The general impact that the Pacific Merger could be expected to have on the constituencies served by Pacific, including its customers, employees and communities. In this regard, Pacific noted that the combined company could be expected to offer a more extensive range of financial products and services to Pacific's existing customers and could provide its customers with the added convenience of access to InterWest's extensive branch system;

         - The expectation that the Pacific Merger will be tax-free for federal income tax purposes to Pacific and Pacific shareholders; and

          - The common business philosophy and compatibility of the managements and staffs of Pacific and InterWest, and the fact that Mr. Fahey would become Vice Chairman of Commercial Banking of InterWest and continue as Chairman, President and CEO of Pacific, that each of Pacific's other top four executive officers would enter into employment contracts with Pacific and that the Board of Directors of Pacific would continue in that capacity.

     The foregoing discussion of the information and factors considered by the Pacific Board is not intended to be exhaustive but is believed to include the material factors considered by the Pacific Board. In reaching its determination to approve and recommend the Pacific Merger Agreement, the Pacific Board did not assign any relative or specific weights to the factors considered in reaching such determination, and individual Directors may have given differing weights to differing factors.

         Opinion of Columbia Financial Advisors, Inc.

         Columbia Financial Advisors, Inc. ("CFA") has delivered a written opinion to the Pacific Board to the effect that, as of the date of this Proxy Statement/Prospectus, the consideration to be received by Pacific common stockholders pursuant to the terms of the Pacific Merger Agreement is fair to such stockholders from a financial point of view. The Exchange Ratio has been determined by Pacific and InterWest through negotiations. The CFA Opinion is directed only to the fairness, from a financial point of view, of the consideration to be received and does not constitute a recommendation to any Pacific stockholder as to how such shareholder should vote at the Pacific Special Meeting. As of March 13, 1998, the price of InterWest's common stock is $42.50, and the total purchase price is $167.88 per share for all of the outstanding shares of Pacific.

         Pacific retained CFA as its exclusive financial advisor pursuant to an engagement letter dated January 8, 1998 in connection with the Pacific Merger. CFA is a regionally recognized investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions. The Pacific Board selected CFA to act as Pacific's exclusive financial advisor based on CFA's experience in mergers and acquisitions and in securities valuation generally.

         On January 15, 1998, CFA issued its Opinion to the Pacific Board that, in its opinion as investment bankers, the terms of the Pacific Merger as provided in the Pacific Merger Agreement are fair, from a financial view point to Pacific, the Bank and its shareholders. The full text or the CFA Opinion, which sets forth the assumptions made, matters considered, and limits on its review, is attached hereto as Appendix E. The summary of the CFA Opinion in this Prospectus/Joint Proxy Statement Prospectus is qualified in its entirety by reference to the full text of such opinion. PACIFIC SHAREHOLDERS ARE URGED TO READ THE ENTIRE CFA OPINION.

         In rendering its opinion to Pacific, CFA reviewed, among other things, historical financial data of Pacific, certain internal financial data and assumptions of Pacific prepared for financial planning and budgeting purposes furnished by the management of Pacific and, to the extent publicly available, the financial terms of certain change of control transactions involving Northwest community banks. CFA discussed with Pacific's management the financial condition, current operating results, and business outlook for Pacific. CFA also reviewed certain publicly available information concerning InterWest and certain financial and securities data InterWest and companies deemed similar to InterWest. CFA discussed with InterWest's management the financial condition, current operating results, and business outlook for InterWest and InterWest's plans relating to Pacific. In rendering its opinion, CFA relied, without independent verification on the accuracy and completeness of all financial and other information reviewed by it and did not attempt to verify or to make any independent evaluation or appraisal of the assets of Pacific or InterWest nor was it furnished any such appraisals. Pacific did not impose any limitations on the scope of the CFA investigation in arriving at its opinion.

         CFA analyzed the total purchase price on a cash equivalent fair market value basis using standard evaluation techniques (as discussed below) including comparable sales multiples, net present value analysis, and net asset value based on certain assumptions of projected growth, earnings and dividends and a range of discount rates from 16% to 18%.

         Net Asset Value is the value of the net equity of a bank, including every kind of property and value. This approach normally assumes the liquidation on the date of appraisal with the recognition of the investment securities gains or losses, real estate appreciation or depreciation, adjustments to the loan loss reserve, discounts to the loan portfolio and changes in the net value of other assets. As such, it is not the best evaluation approach when valuing a going concern because it is based on historical costs and varying accounting methods. Even if the assets and liabilities are adjusted to reflect prevailing market prices and yields (which is often of limited accuracy due to the lack of readily available data), it still results in a liquidation value. In addition, since this approach fails to account for the values attributable to the going concern such as the interrelationship among Pacific's assets and liabilities, customer relations, market presence, image and reputation, staff expertise and depth, little weight is given by CFA to the net asset value approach to valuation.

         Market Value is generally defined as the price, established on an "arms-length" basis, at which knowledgeable, unrelated buyers and sellers would agree. The "hypothetical" market value for a small bank with a thin market for its common stock is normally determined by comparison to thc average price to stockholders equity, price to earnings, and price to total assets, adjusting for significant differences in financial performance criteria and for any lack of marketability or liquidity of the buyer. The market value in connection with the evaluation of control of a bank is determined by the previous sales of small banks in the state or region. In valuing a business enterprise, when sufficient comparable trade data are available, the market value approach deserves greater weighting than the net asset value approach and similar weight as the investment value approach as discussed below.

         CFA maintains a comprehensive data base concerning prices paid for banking institutions in the Northwest, particularly Western Washington and Western Oregon banking institutions, during 1988 through 1997. This data base provides comparable pricing and financial performance data for banking institutions sold or acquired. Organized by different peer groups, these data present medians of financial performance and purchase price levels, thereby facilitating a valid comparative purchase price analysis. In analyzing the transaction value of Pacific, CFA has considered the market approach and has evaluated price to stockholders equity and price to earnings multiples and the price to total assets percentage for transactions involving Washington and Oregon banking organizations with total assets greater than $100 million that sold for 100% common stock from January 1988 to December 1997.

         Comparable Sales Multiples. CFA calculated a "Merger Consideration-Adjusted Book Value" for Pacific's December 31, 1997 stockholders equity and the estimated June 30, 1998 stockholders' equity adjusted for the price to stockholders equity ratios for a sample of Northwest banking institutions with assets of between $100 million and $250 million which sold between January 1, 1993 through December 31, 1997 and a sample of Northwest banking institutions with total assets of between $100 million and $250 million which sold between January 1, 1996 and December 29, 1997. The calculations are $80.75 and $97.31 per share, respectively, for the December 31, 1997 stockholders' equity for the two samples. For the estimated June 30, 1998 stockholders' equity, the calculations are $85.23 and $102.70, respectively. For Pacific's 1997 net income and twelve months prior to June 30, 1998, the calculations are $88.13 and $101.10, respectively.

         Transaction Value as a Percentage of Total Assets. CFA calculated the percentage of total assets which the transaction represents as a price level indicator. The transaction value as a percentage of total assets facilitates a truer price level comparison with comparable banking organizations, regardless of the differing levels of stockholders' equity and earnings. In this instance, a transaction value of $157.01 per Pacific share results in a transaction value as a percentage of total assets of 29.92%. The median price as a percentage of total assets for a sample of Northwest banking institutions with assets of between $100 million and $250 million which sold between January 1, 1993 through December 31, 1997 and a sample of Northwest banking institutions with total assets of between $100 million and $250 million which sold between January 1, 1996 and December 31, 1997 of 18.0% and 19.6%, respectively.

         Investment Value is sometimes referred to as the income or earnings value. One investment value method frequently used estimates the present value of an institution's future earnings or cash flow which is discussed below.

         Net Present Value Analysis. The investment or earnings value of any banking organization's stock is an estimate of the present value of future benefits, usually earnings, dividends, or cash flow, which will accrue to the stock. An earnings value is calculated using an annual future earning stream over a period of time of not less than five years and the residual or terminal value of the earnings stream after five years, using Pacific's estimates of future growth and an appropriate capitalization or discount rate. CFA's calculations were based on an analysis of the banking industry, Pacific's earnings estimates for 1998-2002, historical levels of growth and earnings, and the competitive situation in Pacific's market area. Using discount rates of 16% and 18%, acceptable discount rates considering thc risk-return relationship most investors would demand for an investment of this type as of the valuation date, the "Net Present Value of Future Earnings" provided a range of $116.09 to $107.66 per share.

         When the net as value, market value and investment value approaches are subjectively weighed, using the appraiser's experience and judgment, it is CFA's opinion that the proposed transaction is fair, from a financial point of view to the Pacific shareholders.

         Pursuant to the terms of the Engagement Letter, Pacific has agreed to pay CFA a fee of $30,000 for this fairness opinion. In addition, Pacific has agreed to reimburse CFA for its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, and to indemnify CFA against certain liabilities.

         Recommendation of the Pacific Board

         THE PACIFIC BOARD UNANIMOUSLY RECOMMENDS THAT THE PACIFIC SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

Pioneer

         Background of the Pioneer Merger

         InterWest has adopted a strategy to accomplish certain goals for growth, capital and return on equity that has included growth through acquisitions. This strategy has been approved by the InterWest Board of Directors. The first acquisition was completed in August, 1996, through the merger of Central Bancorporation, located in Wenatchee, Washington, into InterWest. The second acquisition was completed in January, 1998 through the merger of Puget Sound Bancorp located in Port Orchard, Washington, into InterWest.

         On August 28, 1997 Mr. Gary Bolyard, the Vice Chairman of InterWest initiated a meeting with Mr. Paul Campbell, President and Chief Executive Officer of Pioneer. The meeting took place in Yakima, Washington to discuss a potential business combination of the two companies. At that meeting, Mr. Campbell indicated that the Board had adopted a strategy of independence, and would prefer a non-binding letter, not requiring further response from the Board, rather than meeting with the directors. On September 8, 1997, InterWest provided a letter to the Pioneer Chairman of the Board with an outline of proposed terms. On September 18, 1997, the Pioneer Board met to review the InterWest letter and proposed term sheet. Following a discussion of InterWest financial trends and stock liquidity, the conclusion of this meeting was that the price discussed was inadequate. Accordingly, the Board's position was that there was no interest in further discussions at that time of a transaction. The Board authorized Morris G. Shore and Mr. Campbell to retain the services of Foster Pepper & Shefelman PLLC. On September 23, 1997, Paul Campbell responded to InterWest that the Board had met and discussed the offer but noted that the Pioneer Board had decided not to pursue a merger at this time.

         On October 23, 1997, the Pioneer Board met for the purpose of obtaining more information about InterWest, and to determine what the value of Pioneer would be in terms of a fair price to shareholders, should another offer be forthcoming. The information regarding InterWest was presented by CFA and based on interviews with InterWest executives and information from financial analysts and others. A profile of InterWest based on publicly available information such as earnings estimates, stock performance, dividend policy, ownership, and other research indicated that InterWest was in the top ten percent of its peer group. InterWest was compared to other publicly traded regional banks and thrifts. At this meeting, CFA also presented a valuation of Pioneer and what it might expect as a transaction price based on potential accretion.

     It was decided to review the proposed transaction with Moss Adams LLP, to retain a financial advisor, and to seek a visit with InterWest executives to obtain more information on InterWest and its plans and to report back to the Pioneer Board. In addition, CFA was requested to explore the possibility of other institutions which might be interested in a transaction with Pioneer. On October 31, 1997, Pioneer signed a contract to retain the services of CFA to assist the Pioneer Board in evaluation and negotiating proposed merger alternatives.

         On November 12, 1997, Chairman Donald H. Ballew, Paul Campbell, Don Kiser, and a representative of CFA visited the offices of InterWest for further discussions with InterWest executives. Following the visit with InterWest, the Pioneer Board met on November 14th to discuss the visit. A number of issues and possible approaches were identified. After debate of pros and cons, it was decided to move forward with an evaluation of a merger proposal. The Pioneer Board authorized the Chairman and President to have CFA convey Pioneer's preliminary interest in a proposal and discuss additional issues. Subsequently, on November 14, 1997, executive management for Pioneer contacted InterWest and presented additional issues related to the possibility of a merger.

         At the November 20, 1997 InterWest Board meeting, executive management updated the Board on merger and acquisition opportunities and discussed the possibility of a merger transaction with Pioneer. The proposed terms for the possibility of a merger were discussed by the InterWest Board. The Board authorized management to negotiate a merger agreement with Pioneer consistent with the terms proposed. In late November, 1997 and December, 1997 there were several discussions between executives from the two companies regarding the specific financial terms proposed as well as employee and benefit issues. Additionally, in December, 1997 an independent review of Pioneer Bank's loan portfolio was conducted by the Bank Consulting Group to assist in finalizing the financial terms of the merger.

         On December 3, 1997, and December 5, 1997, the Pioneer Board met to discuss a proposed term sheet dated November 25, 1997, from InterWest and other issues. Discussed were financial structure, management and employee issues, and representations and warranties. Subject to final review of the definitive agreement, the due diligence process, and consideration of fairness to stockholders and employees, it was decided to move ahead with the InterWest proposal.

         At the January 20, 1998 InterWest Board meeting, executive management updated the Board on merger and acquisitions opportunities and reviewed the proposed terms for the possibility of the merger with Pioneer. The Board resolved that it was in the best interest of InterWest to proceed with the proposed transaction.

         The Board of Pioneer met on February 4, 1998, and reviewed the proposed terms of the merger agreement. After a thorough discussion of the issues, the Board concluded the merger agreement to be fair and in the best interests of Pioneer, its shareholders, customers and employees. The terms of the proposed merger agreement were unanimously adopted and approved by the Pioneer Board. The terms of the Pioneer Merger were incorporated into a definitive merger agreement which was approved by the InterWest Board and executed on February 4, 1998.

         InterWest's Reasons For The Pioneer Merger

         At a meeting on January 20, 1998, the InterWest Board determined that the Pioneer Merger and Pioneer Merger Agreement are fair to and in the best interests of InterWest and its stockholders. In considering the Pioneer Merger, the InterWest Board determined that the Pioneer Merger would be consistent with InterWest's strategic intent in expanding its community banking business. InterWest can potentially provide customers and stockholders of Pioneer with certain advantages of a community banking organization as well as a larger banking organization.

         InterWest determined that the Pioneer Merger would advance InterWest's strategic plan because of its belief that the Pioneer Merger will combine two financially sound institutions with complementary businesses and strategies, thereby creating a stronger combined organization with greater size, flexibility, efficiency, and profitability. The InterWest Board believes that
(i) each institution is currently well managed, (ii) the companies have compatible management philosophies and strategic focuses, (iii) Pioneer will contribute complementary business strengths to InterWest, (iv) the Pioneer Merger would benefit the localities currently served by Pioneer by providing additional lending capacity; and (v) the combined organization will continue to be well capitalized. The InterWest Board also believes that the Pioneer Merger will allow the combined organization to compete effectively in the rapidly changing marketplace of banking and financial services and to take advantage of opportunities for growth and diversification in Washington State.

         In reaching its determination to adopt the Pioneer Merger Agreement, the InterWest Board considered a variety of factors, although it did not assign any relative or specific weights to the factors considered. The factors considered included the following:

         - The InterWest Board's knowledge and review of the financial condition, results of operation, and business operations and prospects of Pioneer;

         - The InterWest Board's analysis of the banking industry environment, including the rapid consolidation and increasing regional competition in the banking and financial services industries and the need to respond proactively to industry trends;

         - The InterWest Board's belief that the acquisition of Pioneer will expand InterWest's franchise and would be a logical extension for InterWest into other communities in Washington State;

         - The InterWest Board's evaluation of the financial terms of the Pioneer Merger and their effect on the stockholders of InterWest and the InterWest Board's belief that such terms are fair to InterWest and its stockholders;

         - InterWest believes that Pioneer Bank's management team will strengthen InterWest initiatives to develop business banking for small businesses and professional service firms;

         - Pioneer is not so large as to make the combination of the two companies difficult and costly;

         - InterWest believes that the Pioneer Merger would allow InterWest to expand its commercial, agricultural, small business and consumer lending activity in Yakima and Benton counties through Pioneer's existing branch network faster and more efficiently than InterWest could develop it on its own;

         - The expectation that the Pioneer Merger will be a tax-free transaction to InterWest and will qualify for pooling-of-interests accounting treatment (see "THE MERGER(S) -- Federal Income Tax Treatment of the Merger(s); "-Accounting Treating of the Merger(s)"); and

         - The InterWest Board's belief, after consultation with its legal counsel, that the required regulatory approvals could be obtained to consummate the Pioneer Merger.

         The foregoing discussion of the information and factors considered by the InterWest Board is not intended to be exhaustive but is believed to encompass all material factors considered by the InterWest Board. On the basis of the foregoing factors, the InterWest Board concluded that the terms of the Pioneer Merger are fair to and in the best interests of InterWest and its stockholders.

         Pioneer's Reasons For The Pioneer Merger

         Pioneer's Board, at its meeting held on February 4, 1998, considered the Pioneer Merger Agreement and determined it to be fair, and in the best interests of, Pioneer and its shareholders, customers and employees. In reaching its determination, Pioneer's Board consulted with Pioneer management, as well as financial, legal and accounting advisors respectively, regarding the financial fairness of the Pioneer Merger and the terms of the Pioneer Merger Agreement, and considered a number of factors. Listed below are the material factors Pioneer's Board considered in their decision. Pioneer's Board did not assign any specific or relative weight to the factors listed below.

         - The Board determined that a merger with InterWest would be a better alternative plan than expanding independently through internal growth or through acquisition.

         - The ability to transition operations under the name of "Pioneer National Bank" while accessing the financial, technological and human resource strength of InterWest would greatly enhance Pioneer's ability to compete in an ever changing market place.

         - Pioneer's Board determined that combining with a larger, publicly-traded company would result in greatly improved liquidity for Pioneer shareholders.

         - Combining the management resources of the two companies would result in a greater depth of management, which would strengthen both companies.

         - Because of InterWest's relative size and resources, Pioneer's employees would benefit from enhanced technology and training which in turn would provide substantially improved career opportunities for Pioneer's employees.

         - Because InterWest does not have a substantial business presence in Pioneer's market area, Pioneer's employees have better continued employment opportunities than they would if Pioneer did a transaction with a financial institution already doing a substantial business in Pioneer's market area.


         Opinion of Columbia Financial Advisors, Inc.


         Columbia Financial Advisors, Inc. ("CFA") has delivered a written opinion to the Pioneer Board and the Pioneer Bank Board to the effect that, as of the date of this Prospectus/Joint Proxy Statement, the consideration to be received by Pioneer common stockholders under the terms of the Pioneer Merger Agreement is fair to such stockholders from a financial point of view. The Exchange Ratio has been determined by Pioneer and InterWest through negotiations. The CFA Opinion is directed only to the fairness, from a financial point of view, of the consideration to be received and does not constitute a recommendation to any Pioneer stockholder as to how such shareholder should vote at the Pioneer Special Meeting. As of February 19, 1998, the price of InterWest's common stock was $______, and the total purchase price is $58.98 per share for all of the outstanding shares of Pioneer.

         Pioneer retained CFA as its exclusive financial advisor under the terms of an engagement letter dated October 31, 1997 ("Engagement Letter") in connection with the Pioneer Merger. CFA is a regionally recognized investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions. The Pioneer Board selected CFA to act as Pioneer's exclusive financial advisor based on CFA's experience in mergers and acquisitions and in securities valuation generally.

         On February 4, 1998, CFA issued its opinion to the Pioneer Board that, in its opinion as investment bankers, the terms of the Pioneer Merger as provided in the Pioneer Merger Agreement are fair, from a financial view point, to Pioneer and its stockholders. The full text of the CFA Opinion, which sets forth the assumptions made, matters considered, and limits on its review, is attached as Appendix E. The summary of the CFA Opinion in this Prospectus/Joint Proxy Statement is qualified in its entirety by reference to the full text of such opinion. PIONEER STOCKHOLDERS ARE URGED TO READ THE ENTIRE CFA OPINION.

         In rendering its opinion to Pioneer, CFA reviewed, among other things, historical financial data of Pioneer, certain internal financial data and assumptions of Pioneer prepared for financial planning and budgeting purposes furnished by the management of Pioneer and, to the extent publicly available, the financial terms of certain change of control transactions involving Northwest community banks. CFA discussed with Pioneer's management the financial condition, current operating results, and business outlook for Pioneer. CFA also reviewed certain publicly available information concerning InterWest and certain financial and securities data of InterWest and companies deemed similar to InterWest. CFA discussed with InterWest's management the financial condition, current operating results, and business outlook for InterWest and InterWest's plans relating to Pioneer. In rendering its opinion, CFA relied, without independent verification, on the accuracy and completeness of all financial and other information reviewed by it and did not attempt to verify or to make any independent evaluation or appraisal of the assets of Pioneer or InterWest nor was it furnished any such appraisals. Pioneer did not impose any limitations on the scope of the CFA investigation in arriving at its opinion.

         CFA analyzed the total purchase price on a cash equivalent fair market value basis using standard evaluation techniques (as discussed below) including comparable sales multiples, net present value analysis, and net asset value based on certain assumptions of projected growth, earnings and dividends and a range of discount rates from 16% to 18% percent.

         Net Asset Value is the value of the net equity of a bank, including every kind of property and value. This approach normally assumes the liquidation on the date of appraisal with the recognition of the investment securities gains or losses, real estate appreciation or depreciation, adjustments to the loan loss reserve, discounts to the loan portfolio and changes in the net value of other assets. As such, it is not the best evaluation approach when valuing a going concern because it is based on historical costs and varying accounting methods. Even if the assets and liabilities are adjusted to reflect prevailing market prices and yields (which is often of limited accuracy due to the lack of readily available data), it still results in a liquidation value. In addition, since this approach fails to account for the values attributable to the going concern such as the interrelationship among Pioneer's assets and liabilities, customer relations, market presence, image and reputation, staff expertise and depth, little weight is given by CFA to the net asset value approach to valuation.

         Market Value is generally defined as the price, established on an "arms-length" basis, at which knowledgeable, unrelated buyers and sellers would agree. The "hypothetical" market value for a small bank with a thin market for its common stock is normally determined by comparison to the average price to stockholders equity, price to earnings, and price to total assets, adjusting for significant differences in financial performance criteria and for any lack of marketability or liquidity of the buyer. The market value in connection with the evaluation of control of a bank is determined by the previous sales of small banks in the state or region. In valuing a business enterprise, when sufficient comparable trade data are available, the market value approach deserves greater weighting than the net asset value approach and similar weight as the investment value approach as discussed below.

         CFA maintains a comprehensive data base concerning prices paid for banking institutions in the Northwest, particularly Eastern Washington and Eastern Oregon banking institutions, during 1988 through 1997. This data base provides comparable pricing and financial performance data for banking institutions sold or acquired. Organized by different peer groups, these data present medians of financial performance and purchase price levels, thereby facilitating a valid comparative purchase price analysis. In analyzing the transaction value of Pioneer, CFA has considered the market approach and has evaluated price to stockholders equity and price to earnings multiples and the price to total assets percentage for transactions involving Oregon and Washington banking organizations with total assets greater than $100 million that sold for 100% common stock from January 1988 to December 1997.

         Comparable Sales Multiples. CFA calculated a "Merger Consideration-Adjusted Book Value" for Pioneer's December 31, 1997 stockholders equity and the estimated June 30, 1998 stockholders equity adjusted for the price to stockholders equity ratios for a sample of Northwest banking institutions with assets of less than $150 million which sold between January 1, 1993 through December 31, 1997 and a sample of Northwest banking institutions with total assets of less than $150 million which sold between January 1,1996 and December 29, 1997. The calculations are $46.68 and $52.98 per share, respectively, for the December 31, 1997 stockholders equity for the two samples. For the estimated June 30, 1998 stockholders equity, the calculations are $47.55 and $53.96, respectively. For Pioneer's 1997 net income and twelve months prior to June 30, 1998, the calculations are $39.79 and $45.33, for the first sample and $43.24 and $49.26 for the second sample, respectively.

         Transaction Value as a Percentage of Total Assets. CFA calculated the percentage of total assets which the transaction represents as a price level indicator. The transaction value as a percentage of total assets facilitates a truer price level comparison with comparable banking organizations, regardless of the differing levels of stockholders equity and earnings. In this instance, a transaction value of $58.98 per Pioneer share results in a transaction value as a percentage of total assets of 20.95%. The median price as a percentage of total assets for a sample of Northwest banking institutions with assets of between $100 million and $250 million which sold between January 1,1993 through December 31, 1997 and a sample of Northwest banking institutions with total assets of between $100 million and $250 million which sold between January 1, 1996 and December 31, 1997 was 18% and 19.6%, respectively

         Investment Value is sometimes referred to as the income or earnings value. One investment value method frequently used estimates the present value of an institution's future earnings or cash flow which is discussed below.

         Net Present Value Analysis. The investment or earnings value of any banking organization's stock is an estimate of the present value of future benefits, usually earnings, dividends, or cash flow, which will accrue to the stock. An earnings value is calculated using an annual future earning stream over a period of time of not less than five years and the residual or terminal value of the earnings stream after five years, using Pioneer's estimates of future growth and an appropriate capitalization or discount rate. CFA's calculations were based on an analysis of the banking industry, Pioneer's earnings estimates for 1998-2002, historical levels of growth and earnings, and the competitive situation in Pioneer's market area. Using discount rates of 16%, and 18%, acceptable discount rates considering the risk-return relationship most investors would demand for an investment of this type as of the valuation date, the "Net Present Value of Future Earnings" provided a range of $43.72 to $40.68 per share.

         When the net asset value, market value and investment value approaches are subjectively weighed, using the appraiser's experience and judgment, it is CFA's opinion that the proposed transaction is fair, from a financial point of view to the Pioneer shareholders.

         According to the terms of the Engagement Letter, Pioneer has agreed to pay CFA a fee for representing Pioneer as its exclusive financial advisor, and for this fairness opinion. The amount of the fee is based on a percentage of the purchase price up to $18,000,000, and a greater percentage applied to the price above $18,000,000. In addition Pioneer has agreed to reimburse CFA for its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, and to indemnify CFA against certain liabilities.

         Recommendation of the Pioneer Board

         THE PIONEER BOARD UNANIMOUSLY RECOMMENDS THAT THE PIONEER SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PIONEER MERGER AGREEMENT.

                                  THE MERGER(S)

General

         The following description of the material terms of the Mergers is qualified in its entirety by reference to the applicable Merger Agreement. All Pacific and Pioneer shareholders are urged to read the Merger Agreement applicable to them carefully. Pacific and Pioneer shareholders are being asked to approve their respective Merger and Merger Agreement in accordance with the terms of such Merger Agreement.

Basic Terms of the Merger(s)

         Pacific. Under the terms of the Pacific Merger Agreement, New Bank will merge into Pacific, with Pacific as the surviving wholly-owned subsidiary of InterWest. New Bank would cease to exist. As a result, Pacific shareholders, other than those who duly exercise dissenters' rights, would become shareholders of InterWest. See " - Dissenters' Rights of Appraisal - Pacific."

         In the Pacific Merger, each share of Pacific Common Stock outstanding prior to the Pacific Effective Date (other than Dissenting Shares) will be converted into the right to receive 3.95 shares of InterWest Common Stock (the "Pacific Exchange Ratio"). Each share of New Bank Stock outstanding prior to the Pacific Effective Date will be converted into one share of the surviving corporation (i.e., Pacific). If the Pacific Merger has not closed by June 30, 1998, the Pacific Exchange Ratio will be adjusted so that holders of Pacific Common Stock will receive additional shares of InterWest Common Stock for their shares of Pacific Common Stock. The number of additional shares will be calculated by adding to the Pacific Exchange Ratio the number obtained by (A) dividing Pacific's undistributed GAAP net income for the period between June 30, 1998 and the Pacific Effective Date by the Average Closing Price of InterWest Common Stock, and (B) dividing the quotient so obtained by 395,963. The "Average Closing Price" is defined in the Pacific Merger Agreement as the average (rounded to the nearest penny) of the closing bid and ask prices per share of InterWest Common Stock for the ten consecutive trading days beginning on and including the twentieth day immediately preceding the Pacific Effective Date.

         For example, if Pacific's GAAP net income between June 30, 1998 and the Pacific Effective Date is $70,000, then the number of shares of InterWest Common Stock to be issued in exchange for each share of Pacific Common Stock, assuming an Average Closing Price of $40.00, will be 3.954 (rather than the original Exchange Ratio of 3.95), calculated as follows:

         (A)      Net Income:              $70,000   = $1,750
                  ---------------------------------
                  Average Closing Price:       $40

          (B)        $1,750        = 0.004
                  ---------
                   395,963

         3.95 + 0.004 = 3.954

         The Pacific Merger will close and become effective on the Pacific Effective Date (as described in the Pacific Merger Agreement, within five business days after the fulfillment or waiver of each condition set forth in the Pacific Merger Agreement), unless extended by the parties. Closing is anticipated by the end of May, 1998. If closing does not occur before September 30, 1998, either Pacific or InterWest may terminate the Pacific Merger Agreement. If the Average Closing Price of InterWest Common Stock is below $35.00, either Pacific or InterWest may terminate the Pacific Merger Agreement. See " - Conditions to the Merger(s)."

         InterWest will not issue certificates for fractional shares of InterWest Common Stock. Each Pacific shareholder who is otherwise entitled to receive a fractional share, will receive cash in lieu thereof in an amount equal to the product of such fraction multiplied by the Average Closing Price of InterWest Common Stock, and such Pacific shareholder will have no other rights with respect to such fractional shares or other shares.

         Pioneer. Under the terms of the Pioneer Merger Agreement, Pioneer will merge into InterWest, with InterWest being the surviving entity and Pioneer Bank will become a wholly-owned subsidiary of InterWest. Pioneer would cease to exist. As a result of the Pioneer Merger, Pioneer shareholders, other than those who duly exercise dissenters' rights, will become shareholders of InterWest. See "--Dissenters' Rights of Appraisal--Pioneer."

         In the Pioneer Merger, each share of Pioneer outstanding prior to the Pioneer Effective Date (other than Dissenting Shares) will be converted into shares of InterWest Common Stock at the Pioneer Exchange Ratio, which is based on the Average Closing Price of InterWest Common Stock. The precise number of shares of InterWest Common Stock to be issued in exchange for each shares of Pioneer Common Stock will be calculated by dividing $58.98 by the Valuation Price (the quotient, as adjusted, if applicable, is the "Pioneer Exchange Ratio").

         The term "Valuation Price" is defined in the Pioneer Merger Agreement. "Valuation Price" means the price equal to the average (rounded to four decimals) of the closing bid and ask prices per share of InterWest Common Stock for the ten consecutive trading days beginning on and including the twentieth day immediately preceding the Pioneer Merger Effective Date, except that if such average is less than or equal to $36.00, then the Valuation Price will be $36.00, and if such average is equal to or more than $44.00, the Valuation Price will be $44.00. Accordingly, the Pioneer Exchange Ratio will be between 1.34 and 1.64, depending on the Valuation Price.

         If the Pioneer Merger does not close prior to the June date established by InterWest for determining the InterWest shareholders of record who are entitled to receive InterWest's quarterly cash dividend, the Pioneer Exchange Ratio will be increased so that holders of Pioneer Common Stock will receive additional shares of InterWest Common Stock for their shares of Pioneer Common Stock. The number of additional shares will be calculated by adding to the Pioneer Exchange Ratio the "Adjustment Factor". The Adjustment Factor is defined in the Pioneer Merger Agreement and calculated as follows: The average of Pioneer's monthly GAAP net income for the first six months of 1998 will be multiplied by either one or a fraction (whichever is greater), the numerator of which is the number of days elapsed during the period beginning on July 1, 1998 and ending on the Pioneer Effective Date, and the denominator of which is 30. The product so obtained will be divided by the Average Closing Price. The quotient thus obtained will be divided by 344,699.

         For example, if Pioneer's net income for the first six months of 1998 is $500,000, and the Pioneer Effective Date is July 6, 1998, then the Adjustment Factor will be 0.0362 based on an Average Closing Price of $40. Holders of Pioneer Common Stock (other than Dissenting Shares) will accordingly receive
1.51 shares of InterWest Common Stock for each share of Pioneer Common Stock held, as calculated below:

                  $500,000   x   1*       =         $12,500
                  ----------------
                          $40

                  $12,500      =          0.0362 Adjustment Factor
                  -------
                  344,699

Based on $40 Average Closing Price, the Pioneer Exchange Ratio (unadjusted) would be 1.47.**

                  1.47 + 0.0362 = 1.51 Exchange Ratio (as adjusted)


----------

* Based on an Pioneer Effective Date of July 6, the number of days elapsed between the Pioneer Effective Date and July 1, 1998 is 5. The fraction to be calculated is thus 5/30 (i.e., 1/6), which is less than
         1. Accordingly, the number 1 is used for this calculation.

** The Exchange Ratio is calculated by dividing $58.98 by the Average Closing Price.

         On ________________, 1998, the most recent date for which it was practicable to obtain information prior to the printing of this Prospectus/Joint Proxy Statement, the closing price per share of InterWest Common Stock, as reported on the NASDAQ national market, was $___. By way of example only, if the Average Closing Price was also $____, each share of Pioneer Common Stock would be converted into ___ shares of InterWest Common Stock, which would have a value, based on such Average Closing Price, of $58.98.

         The Pioneer Merger will close and become effective on the Pioneer Effective Date (as described in the Pioneer Merger Agreement. Closing is anticipated to occur around June of 1998. If closing does not occur by September 30, 1998, and the delay is not attributable to certain factors specified in the Pioneer Merger Agreement, Pioneer or InterWest, depending on the circumstances, may terminate the Pioneer Merger Agreement. See " - Conditions to the Merger(s)."

         InterWest will not issue certificates for fractional shares of InterWest Common Stock. Each Pioneer shareholder who is otherwise entitled to receive a fractional share, will receive cash in lieu thereof in an amount determined by multiplying such fraction by the Average Closing Price and will have no other rights with respect to such fractional interest.

Exchange of Stock Certificates

         On and after the Pacific Effective Date, certificates representing Pacific Common Stock and Pioneer Common Stock will be deemed to represent only the right to receive InterWest Common Stock or cash as provided in the Merger Agreements. Upon surrender to the Exchange Agent designated by InterWest, Pacific and Pioneer, of certificates that, before the Pioneer Effective Date, represented shares of Pacific Common Stock or Pioneer Common Stock, together with a properly executed transmittal letter form and any other required documents, the holder surrendering the certificates will be entitled to receive certificates representing the number of shares of InterWest Common Stock, and cash, if any, to which he or she is entitled in accordance with the terms of the Pacific or Pioneer Merger Agreement, as the case may be. DO NOT SEND IN YOUR CERTIFICATES AT THIS TIME. Pacific and Pioneer shareholders will receive written instructions and the required letter of transmittal after the respective Merger is effective.

         All InterWest Common Stock issued pursuant to the Merger Agreements will be deemed issued as of the Pacific or Pioneer Effective Date, as the case may be. No distributions or dividends paid upon shares of InterWest Common Stock after the consummation of the Merger(s) will be paid to holders of Pacific Common Stock or Pioneer Common Stock who are entitled under the respective Merger Agreement to receive InterWest Common Stock until such holders have surrendered the certificates formerly representing shares of Pacific Common Stock or Pioneer Common Stock, at which time any accumulated dividends and distributions since the Pacific or Pioneer Effective Date, without interest, will be paid.

Employee Benefit Plans

         The Merger Agreements confirm InterWest's intention to allow the Pacific and Pioneer Bank employees who continue as employees of InterWest/Pacific/Pioneer Bank, as applicable, after the Merger(s) to participate in plans similar to certain InterWest and InterWest Bank employee benefit plans. Pacific's and Pioneer's employee benefit plans will be terminated as soon as practicable after the Merger(s), and the employee interests in those plans will be transferred to or merged into InterWest's employee benefit plans.

Mechanics of the Merger(s)

         On the Pacific or Pioneer Effective Date, as the case may be, all business, assets, and liabilities formerly carried on or owned by New Bank will be transferred and vested in Pacific, and all business, assets, and liabilities formerly carried on or owned by Pioneer will be transferred to and vested in InterWest. At the consummation of the Pacific Merger, New Bank will cease to have a corporate existence separate from Pacific and Pacific will become a wholly-owned subsidiary of InterWest. At the consummation of the Pioneer Merger, Pioneer will cease to have a corporate existence separate from InterWest and Pioneer Bank will become a wholly-owned subsidiary of InterWest.

Conduct Pending Consummation of the Merger(s)

         The Merger Agreements provide that, until the Merger(s) are effective, Pacific will, and Pioneer will, and will cause Pioneer Bank to, conduct their respective businesses only in the ordinary and usual course, and use all reasonable efforts to preserve their respective present business organization, retain the services of their present management, and preserve the goodwill of all parties with whom they have business dealings. The Merger Agreements also provide that, unless InterWest otherwise consents in writing, Pacific and Pioneer will refrain from engaging in various activities such as effecting any stock split or other recapitalization, disposing of assets or making material commitments, acquiring real property without conducting an environmental evaluation, and entering into transactions or incurring any expenses that are not in the ordinary course of business.

Conditions to the Merger(s)

         Consummation of each Merger is subject to various conditions. No assurance can be provided as to whether these conditions will be satisfied or waived by the appropriate party. Accordingly, there can be no assurance that either Merger will be completed. In the event that conditions to the Pacific Merger remain unsatisfied and the Pacific Merger has not been effected on or before September 30, 1998, the Pacific Merger Agreement may be terminated by either party to the Pacific Merger Agreement. In the event the conditions to the Pioneer Merger remain unsatisfied and the Pioneer Merger has not been effected on or before September 30, 1998, the Pioneer Merger Agreement may be terminated, subject to certain limitations, by either party to the Pioneer Merger Agreement.

         The Pacific and Pioneer Merger(s) can occur only if the holders of the shares of Pacific Common Stock and Pioneer Common Stock approve the respective transaction(s). The Pioneer Merger can occur only if the holders of the shares of Pioneer Common Stock approve the transaction. In accordance with Pacific's and Pioneer's Articles of Incorporation and Washington law, approval of the Pacific Merger and the Pioneer Merger requires the affirmative vote by the holders of a two-thirds (2/3) of all shares outstanding of Pacific Common Stock and Pioneer Common Stock, respectively. In addition, approval of each Merger (or confirmation that it will not exercise authority) is required from the FRB for both Mergers and from the FDIC and the Washington Director for the Pacific Merger.

         Certain conditions must be satisfied or events must occur before the parties will be obligated to complete the Merger(s). Each party's obligations under each Merger Agreement are conditioned on satisfaction of certain conditions. Some of these conditions are as follows: (a) each party's Board and the shareholders of New Bank, Pacific and Pioneer have approved the respective Merger(s); (b) all appropriate regulatory agencies have approved the Merger(s);
(c) no action or proceeding has been commenced or is threatened by any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions required under the Merger(s) (d) the Commission has declared the effectiveness of the Registration Statement for the shares of InterWest Common Stock to be issued in the Merger(s); (e) InterWest shall have received all state securities laws and "blue sky" permits necessary to consummate the Merger(s); (f) the parties have provided one another with the counsel, tax, accounting treatment, and fairness opinions required by the respective Merger Agreements; (g) the shares of InterWest Common Stock to be issued pursuant to the Merger Agreement(s) will have been approved for listing on the National Market; (h) the representations and warranties of each party are true in all material respects (as of Closing), and each party has complied with its covenants in the Merger Agreement; (i) no Adverse Change has occurred with respect to any party; (j) not more than ten percent (10%) of the Pacific Common Stock and the Pioneer Common Stock will be Dissenting Shares at Closing (k) Pacific and Pioneer have met certain financial condition and allowance for loan and lease loss requirements; and (l) in the case of Pacific, certain employment agreements have been executed and the key man life insurance policy for Patrick M. Fahey has been purchased by Mr. Fahey.

         As a condition to the execution of the Merger Agreements, each member of the Board of Pacific and Pioneer has executed a Director Non-Competition Agreement with InterWest. The Director Non-Competition Agreement prohibits the directors from competing with InterWest or any of its subsidiaries for two years from the Pioneer Effective Date within Washington State in the case of Pacific Directors, and for a period of three years from the Pacific Effective Date within Yakima and/or Benton Counties in Washington State in the case of Pioneer Directors. Director Non-Competition Agreements generally provide acquiring companies with added assurance that the value of the target company will be preserved after closing of the merger transaction.

         Either InterWest or Pacific, or InterWest or Pioneer, may waive the other party's conditions, except those that are required by law (such as receipt of regulatory and shareholder approval). Either InterWest or Pacific, or InterWest or Pioneer, may also grant extended time to the other party to perform an obligation or satisfy a condition.

Pacific and Pioneer Stock Option Agreements

         Pacific Stock Option Agreement. As an inducement to InterWest to enter into the Pacific Merger Agreement, Pacific has granted an option (the "Pacific Option") to InterWest, by agreement dated January 15, 1998, to purchase authorized but unissued shares of Pacific Common Stock, which if issued, would constitute 19.9% of the outstanding Pacific Common Stock, at a price equal to $85 per share. InterWest may only exercise its option upon (i) the occurrence of certain events set forth in the Pacific Option, and (ii) obtaining any regulatory approvals necessary for the acquisition of the Pacific Common Stock subject to the Pacific Option; additionally InterWest must have performed its obligations under the Pacific Merger Agreement. InterWest may transfer the Pacific Option only if an event occurs triggering InterWest's right to exercise the option. The Pacific Option is attached to this Prospectus/Joint Proxy Statement as Appendix C.

         Pioneer Stock Option Agreement. As an inducement to InterWest to enter into the Pioneer Merger Agreement, Pioneer has granted an option (the "Pioneer Option") to InterWest, by agreement dated February 4, 1998, to purchase authorized but unissued shares of Pioneer Common Stock, which if issued, would constitute 19.9% of the outstanding Pioneer Common Stock, at a price equal to $39.35 per share. InterWest may only exercise its option upon (i) the occurrence of certain events set forth in the Pioneer Option, and (ii) obtaining any regulatory approvals necessary for the acquisition of the Pioneer Common Stock subject to the Pioneer Option; additionally InterWest must have performed its obligations under the Pioneer Merger Agreement. InterWest may transfer the Pioneer Option only if an event occurs triggering InterWest's right to exercise the option. The Pioneer Option is attached to this Prospectus/Joint Proxy Statement as Appendix D.

Termination or Amendment of the Merger Agreement(s)

         The Merger Agreement(s) may be terminated, and the Merger(s) abandoned, before the Pacific or Pioneer Effective Date, as the case may be, whether before or after adoption by the shareholders of New Bank, Pacific or Pioneer, by the respective majority votes of the InterWest, New Bank and Pacific Boards for the Pacific Merger, or by the InterWest or Pioneer Boards for the Pioneer Merger, under certain specified circumstances, including a failure to consummate the Merger(s) by September 30, 1998. The Pioneer Board may abandon the Pioneer Merger without any conditions if it is not consummated before December 31, 1998. In addition, InterWest or Pacific may terminate the Pacific Merger Agreement if the Average Closing Price of InterWest Common Stock is lower than $35.00.

         The Merger Agreements may be amended or supplemented at any time by written agreement of InterWest and Pacific for the Pacific Merger Agreement and by InterWest and Pioneer for the Pioneer Merger Agreement, whether before or after the shareholder approval. To the extent permitted under applicable law, the parties may make any amendment or supplement without further approval of Pacific's or Pioneer's shareholders, as the case may be, except amendments that would reduce the amount of or change the form of consideration that the shareholders of Pacific or Pioneer, as the case may be, will receive in the respective Merger transactions. See "THE MERGER -- Amendment or Termination."

Interests of Certain Persons in the Merger(s)

         Certain members of the Pacific and Pioneer Boards and management may be deemed to have interests in the Merger, in addition to their interests as shareholders of Pacific and Pioneer. The Pacific and Pioneer Boards were aware of these factors and considered them, among other matters, in approving the Merger Agreements and the transactions contemplated thereby.

         Employment/Severance Agreements. Pacific has entered into employment agreements with Messrs. Fahey, Straus, Budd and Brace, and Ms. Brace, officers of Pacific. The employment agreement with Mr. Fahey, to which InterWest is also a party, provides that Mr. Fahey, who currently serves as the President and Chief Executive Officer of Pacific, will continue in such capacity, and that he will also be Vice Chairman/Commercial Banking of InterWest and serve on the InterWest Executive Management Team. The agreement has a term of three years, beginning on the Pacific Effective Date of the Pacific Merger, and provides for an annual salary of $275,000. The employment agreement between Pacific and Mr. Straus, the Senior Vice President and Chief Credit Officer, has a three year term and provides for an annual salary of $140,000. The employment agreements between Pacific and Messrs. Brace and Budd and Ms. Brace, all of whom are Senior Vice Presidents and who also hold the respective positions of Manager of the Bellevue Financial Center, Manager of the Seattle Financial Center, and Manager of Administrative Services, have three year terms and provide for an annual salary to each officer of $125,000. All of the Pacific employment agreements provide for payment to the officer of his or her respective W-2 income (before salary deferrals) for the 12-month period preceding termination of their respective employment if: (i) InterWest terminates employment without cause or the officer terminates his or her employment for good reason, (ii) employment terminates (for any reason) in connection with a change in control of InterWest, or (iii) the officer elects to terminate his or her employment during the period commencing on the 25th month of the employment term and ending on the 30th month of the term.

         Pioneer Bank has entered into employment agreements with Messrs. Campbell, Kiser, Losee, and Lindberg, officers of Pioneer Bank. Mr. Campbell, who is the President and Chief Executive Officer of Pioneer Bank, will continue in such capacity until March 31, 1999, after which time his position may be modified by InterWest. Mr. Campbell's agreement terminates on March 31, 2000, and provides an annual salary of $125,000. If Mr. Campbell's employment is terminated as a result of his death or disability prior to March 31, 1999, he or his estate will receive payment in an amount equal to Mr. Campbell's 1998 annual salary. If his employment is terminated for death or disability after March 31, 1999, Mr. Campbell or his estate will receive the balance of the salary he would have received for the remainder of the agreement term. Mr. Kiser, the Chief Financial Officer of Pioneer Bank, has entered into a two-year employment agreement providing an annual salary of $74,000. In the event of a change in control of InterWest, Mr. Kiser will receive a severance payment equal to his annual salary. Messrs. Losee and Lindberg, each of whom are Senior Vice Presidents of Pioneer Bank, have two-year employment agreements providing an annual salary of, respectively, $85,000 and $73,820. If Mr. Losee's employment terminates in connection with a change in control of InterWest, he will receive a severance payment equal to one-half of his annual salary then in effect.

         Appointment to the InterWest Board. In connection with the Pacific Merger, InterWest has agreed to appoint Mr. Fahey, currently the Chairman of the Pacific Board, to the InterWest Board, where he will also serve on the Board's Executive Committee. Directors of InterWest receive an annual retainer of $8,000, or, at their election, options for InterWest Common Stock in an equivalent amount under InterWest's director stock option plan.

         Indemnification. For a period of four years from and after the Pacific Effective Date of the Pacific Merger and for a period of six years from and after the Pioneer Effective Date of the Pioneer Merger, InterWest will indemnify, defend and hold harmless the present and former directors and officers of Pacific, and the present and former directors, officers and employees of Pioneer and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and arising out of matters existing or occurring at or prior to the Pacific or Pioneer Effective Date, as the case may be, to the fullest extent that Pacific or Pioneer, respectively, would have been permitted under Washington law and their respective Articles of Incorporation or Bylaws in effect on the date of the Merger Agreement(s). In the case of the Pioneer Merger, InterWest will also use reasonable efforts to provide directors' and officers' liability insurance covering Indemnified Parties for a period of three years after the Pioneer Merger Effective Date. The coverage will not be materially less favorable to the Indemnified Parties than that provided to similarly situated persons under InterWest's existing liability insurance policies, but annual premium payments are not to exceed 150% of the annual premiums presently paid by Pioneer for such insurance.

Federal Income Tax Treatment of the Merger(s)

         The Merger(s) are intended to qualify as a tax-free reorganization under Section 368(a) of the Code for federal income tax purposes. InterWest, Pacific and Pioneer, as the case may be, will receive at Closing an opinion from Graham & Dunn that the Merger(s) constitute tax-free reorganization(s) for federal tax purposes. Such opinion will not bind the Internal Revenue Service or preclude the Internal Revenue Service from adopting a contrary position. The opinion is based upon facts and assumptions and representations and assurances made by InterWest, Pacific and Pioneer, as the case may be. The Federal income tax discussion set forth below may not apply to particular categories of holders of Pacific or Pioneer Common Stock subject to special treatment under the federal income tax laws, such as foreign holders or holders whose stock may have been acquired as compensation. In addition, there may be relevant state, local or other tax consequences, none of which are described below. Stockholders are urged to consult their advisors to determine the specific personal tax consequences of the Merger, including the applicability and effect of foreign, state, local, and other tax laws.

         The Graham & Dunn opinion will state that:

         1. The merger of New Bank with and into Pacific and the merger of Pioneer with and into InterWest will constitute tax-free reorganizations.

         2. No gain or loss will be recognized by InterWest, Pacific or Pioneer as a result of the Merger(s).

         3. The tax basis and holding period for the Pioneer assets that are received by InterWest in the Merger(s) and the New Bank assets received by Pacific will be the same as the tax basis and holding period of the assets held immediately before the exchange by Pacific and Pioneer, respectively.

         4. No gain or loss will be recognized by holders of Pacific Common Stock or Pioneer Common Stock upon the receipt of InterWest Common Stock in exchange for Pacific Common Stock or Pioneer Common Stock pursuant to the Merger(s).

         5. The tax basis of the InterWest Common Stock received in the Merger(s)s by Pacific and Pioneer shareholders will be the same as the tax basis of the shares of Pacific Common Stock or Pioneer Common Stock surrendered in the exchange, reduced by any basis allocable to a fractional share interest in the InterWest Common Stock for which cash is received. The holding period for the shares of InterWest Common Stock received in the Merger(s) will include the holding period of Pacific and Pioneer shares exchanged, provided that Pacific and Pioneer shares were held as capital assets at the time of the Merger(s).

         6. Gain or loss will be recognized by Pacific or Pioneer shareholders who receive cash in lieu of fractional shares of InterWest Common Stock, or who exercise dissenters' rights and receive cash for their shares. The amount of such gain or loss will be the difference between the cash received and the basis of the shares or fractional share interests surrendered in the exchange. Such gain or loss will be a capital gain or loss provided that the shares of Pacific or Pioneer Common Stock surrendered were capital assets at the time of surrender, and will be long-term capital gain or loss if such shares of Pacific or Pioneer Common Stock have been held for more than one year.

Accounting Treatment of the Merger(s)

         Consummation of the Pacific Merger is conditioned upon receipt by InterWest of a letter from Ernst & Young LLP to the effect that the Pacific Merger will qualify for "pooling of interests" accounting treatment if consummated in accordance with the terms of the Pacific Merger Agreement. Consummation of the Pioneer Merger is conditioned upon receipt by InterWest of a letter from Moss Adams, LLP to the effect that neither Pioneer nor Pioneer Bank nor any of their respective shareholders, directors or officers shall have taken any action that would disqualify the Pioneer Merger from qualifying for pooling of interests accounting treatment. Under the pooling of interests method of accounting, the historical basis of the assets and liabilities of InterWest, Pacific and Pioneer will be combined at the Pacific or Pioneer Effective Date, as the case may be, and carried forward at their previously recorded amounts, and the stockholders' equity accounts of InterWest, Pacific and Pioneer will be combined on InterWest's consolidated balance sheet. Income and other financial statements of InterWest issued after consummation of the Merger(s) will be restated retroactively to reflect the consolidated operations of InterWest, Pacific and Pioneer as if the Merger(s) had taken place prior to the periods covered by such financial statements. There is no recognition of goodwill from the Merger(s) under the pooling of interests accounting method.

         The pro forma combined financial information contained in this Prospectus/Joint Proxy Statement has been prepared using the pooling of interests accounting method to account for the Merger(s). See "PRO FORMA COMBINED FINANCIAL STATEMENTS," including the related Notes.

Dissenters' Rights of Appraisal

         Pacific. Under Washington banking law, shareholders of Pacific have the right to dissent from the Pacific Merger, and, assuming the proper approval of the Pacific Merger Agreement, to receive the "value" of their shares in cash by complying with the provisions of RCW 30.49.090, a copy of which is attached as Appendix G hereto. The following summary of dissenter's rights, and the procedure for exercising such rights, is qualified in its entirety by reference to these statutes set forth in Appendix G.

         Any Pacific shareholder desiring to dissent and receive payment for the "value" of his or her shares must vote against the Pacific Merger. The dissenting shareholder must also make written demand to Pacific as the resulting bank within thirty (30) days after the Pacific Effective Date. The shareholder's demand must be accompanied by the surrender of his or her stock certificates. Pacific shareholders will not receive further notification of the last date by which such written demand must be made. Merely voting against the Pacific Merger is not sufficient statutory notice of a shareholder's desire to dissent, and, furthermore, the failure of a shareholder to vote against the resolution will constitute a waiver of dissenters' rights.

         Any dissenting shareholder who complies with the statutory requirements will have the right to be paid the appraised value of his or her Pacific Common Stock, ascertained as of the date of the Pacific Special Meeting. The appraised value will be determined by three appraisers, as follows: One appraiser will be selected by the owners of two-thirds of the dissenting shares, one by the Board of Directors of Pacific as the resulting bank, and the third by the two so chosen. The valuation agreed upon by any two appraisers will govern. The dissenting shareholders will bear, on a pro rata basis based on the number or dissenting shares owned, the cost of the appraisal performed by their appraiser and one-half of the cost of the third appraisal. Pacific will bear the cost of the appraisal performed by its appraiser and one-half of the cost of the third appraisal. If the appraisal is not completed within ninety (90) days after the Pacific Effective Date, the Washington Director will cause an appraisal to be made which shall be final and binding on all parties. In such case, the cost of the Washington Director's appraisal will be borne equally by dissenting shareholders and Pacific, with the dissenting shareholders to share their half of the cost on a pro rata basis based on the number of dissenting shares owned.

         Pioneer. Under Washington corporate law (RCW 23B.13), a shareholder of Pioneer may exercise "dissenters' rights" and receive the fair value of his or her shares in cash, if certain procedures are followed. To exercise these rights, a Pioneer shareholder must (i) deliver to Pioneer, before the vote on approval of the Pioneer Merger is taken, written notice of intent to demand payment for his or her shares if the Pioneer Merger is effected, and (ii) not vote in favor of the Pioneer Merger. Following consummation of the Pioneer Merger, InterWest will send a Dissenters' Notice to each Pioneer shareholder who has properly perfected his or her dissenters' rights. A dissenting shareholder must also follow the procedures set forth in the Dissenters' Notice. The Dissenters' Notice will include instructions to completing the exercise of dissenters' rights, including that the dissenting shareholder must (1) make written demand for payment of the fair value of his or her shares in the form sent to the shareholder by Pioneer along with the Dissenters' Notice (this notice will prescribe a time period within which the demand must be made), (2) certify that beneficial ownership of his or her Pioneer Common Stock shares was acquired before the date set forth in the Dissenters' Notice, and (3) surrender his or her stock certificates representing shares of the Pioneer Common Stock in accordance with the Dissenters' Notice. A shareholder who exercises and perfects dissenters' rights is entitled to receive the fair value of his or her shares in cash. Such value may be higher or lower than the value of InterWest Common Stock issuable pursuant to the Pioneer Merger Agreement.

         A vote against the Pioneer Merger will not in and of itself satisfy the requirements of the Washington statute; a shareholder who does not deliver to Pioneer prior to the Pioneer Special Meeting a written notice of the shareholder's intent to demand payment for the fair value of the shares of Pioneer Common Stock held will lose the right to exercise dissenters' rights. In addition, any shareholder electing to exercise dissenters' right must either vote against the Pioneer Merger or abstain from voting. The failure of a shareholder of Pioneer to comply strictly with the statutory requirements will result in a loss of dissenters' rights. A copy of the relevant statutory provisions is attached as Appendix H and Pioneer shareholders are urged to refer to this Appendix for a complete statement concerning dissenters' rights. The foregoing summary of such rights is qualified in its entirety by reference to such Appendix H.

         A shareholder who wishes to exercise dissenters' rights generally must dissent with respect to all the shares the shareholder owns or over which the shareholder has power to direct the vote. However, if a record shareholder is a nominee for several beneficial shareholders some of whom wish to dissent and some of whom do not, then the record holder may dissent with respect to all the shares beneficially owned by any one person by notifying InterWest in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. A beneficial shareholder may assert dissenters' rights directly by submitting to InterWest the record shareholder's written consent and by dissenting with respect to all the shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote. Any record or beneficial shareholder to whom the foregoing discussion may apply should carefully review the provisions of RCW 23B.13.030.

Resales of Stock Received in the Merger(s) by Pacific and Pioneer Affiliates

         The InterWest Common Stock to be issued in the Merger(s) will be transferable free of restrictions under the Securities Act, except for shares received by persons, including directors and executive officers of Pacific and Pioneer, who may be deemed to be "affiliates" of Pacific or Pioneer, as that term is used in (i) paragraphs (c) and (d) of Rule 145 under the Securities Act and/or (ii) Accounting Series Releases 130 and 135, as amended, of the Commission. Affiliates may not sell their shares of InterWest Common Stock acquired pursuant to the Merger(s), except (a) pursuant to an effective registration statement under the Securities Act covering those shares, (b) in compliance with Rule 145, or (c) in the opinion of counsel reasonably satisfactory to InterWest, pursuant to other applicable exemptions from the registration requirements of the Securities Act. Commission guidelines further indicate that the pooling of interests method of accounting will generally not be challenged on the basis of sales by affiliates of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the acquiring or acquired company they owned before the consummation of a merger or shares of the acquiring corporation they receive in connection with the merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined organization have been published. InterWest has obtained customary agreements with all directors, officers, and affiliates of Pacific and Pioneer, under the terms of which such persons have represented that they will not dispose of their shares of InterWest received in the Merger or the shares of capital stock of Pacific, Pioneer or InterWest held by them before the Merger, except (i) in compliance with the Securities Act and the rules and regulations promulgated thereunder, and (ii) in a manner that would not adversely affect the ability of InterWest to treat the Merger(s) as a pooling of interests for financial reporting purposes. This Prospectus/Joint Proxy Statement does not cover any resales of the InterWest Common Stock received by affiliates of Pacific or Pioneer.

No Solicitation

         Pacific and Pioneer have agreed in the respective Merger Agreement(s) that, except as required by law, neither Pacific nor any of its officers or directors, nor Pioneer nor any of its officers or directors will (i) solicit, encourage, entertain or facilitate any other proposals or inquiries for an acquisition of the shares or assets of Pacific or Pioneer or any subsidiaries (an "Acquisition Proposal"), (ii) enter into discussions concerning any such acquisition, or (iii) furnish any nonpublic information relating to InterWest's business or organization to any person that is not affiliated with Pacific, Pioneer or InterWest.

         If (i) there is an Acquisition Proposal prior to the Pacific Shareholder vote on the Pacific Merger or the Pioneer Shareholder vote on the Pioneer Merger, (ii) the Merger(s) are not approved by two-thirds of the outstanding shares of Pacific and Pioneer Common Stock at the Special Meeting(s); and (iii) prior to June 30, 1999 either Pacific or Pioneer is acquired by a third party, then unless the representations and warranties of InterWest in the Merger Agreement(s) were false in any material respect as of the date of the Special Meeting(s) or InterWest was in material default of its covenants in the Agreement(s) as of such date, Pacific and/or Pioneer, as the case may be, must promptly pay InterWest $250,000 and $300,000, respectively.

Expenses

         InterWest, Pacific and Pioneer will each pay their own expenses in connection with the Merger Agreements and the transactions contemplated thereby, except that printing expenses for this Prospectus/Joint Proxy Statement will be shared by all parties.

                PRO FORMA COMBINED UNAUDITED FINANCIAL STATEMENTS

         The following pro forma combined unaudited financial statements give effect to the Merger(s) of InterWest and Pacific and Pioneer on a pooling of interests basis. The unaudited pro forma combined balance sheets are presented on the basis that the Merger(s) took place on December 31, 1997. The unaudited condensed pro forma combined statements of income are presented on the basis that the Merger(s) were consummated as of the beginning of the first period presented.

         Puget Sound Bancorp was merged into InterWest on January 15, 1998. Prior period financial statements for InterWest have not been restated to reflect combined accounts of Puget Sound Bancorp, as the merger was not material to the financial position or results of operations of InterWest. The pro formas, unaudited financial statements included in this document include the accounts of Puget Sound Bancorp.

         These pro forma combined unaudited financial statements should be read in conjunction with the historical financial statements and the related notes thereto for InterWest, Pacific and Pioneer included or incorporated into this Prospectus/Joint Proxy Statement by reference. See "AVAILABLE INFORMATION," "INFORMATION INCORPORATED BY REFERENCE" and the InterWest 1997 10-K, the InterWest December 31, 1997 10-Q and the InterWest 1998 Proxy.

         The pro forma unaudited statements of operations are not necessarily indicative of operating results which would have been achieved had the Merger(s) been consummated as of the beginning of the first period presented and should not be construed as representative of future results.

INTERWEST BANCORP, INC. AND PACIFIC NORTHWEST BANK AND PIONEER BANCORP, INC. PRO FORMA COMBINED UNAUDITED STATEMENT OF FINANCIAL CONDITION
December 31, 1997


(Dollars in thousands)                                                                      Pro Forma
                                                                                            Combined
                                                                                            InterWest
                                                              Recent                           and
                                              InterWest       Merger          Pacific        Pacific
                                             -----------    -----------    ------------   ------------
Assets

Cash and cash equivalents
  Non-interest bearing ...................   $    46,191    $     2,127    $    14,783    $    63,101
  Interest-bearing deposits in banks .....           400          5,135          5,535          1,792
Federal funds sold .......................        11,425         11,425         11,425
Securities available for sale ............       582,469          5,426         17,063        604,958
Securities held to maturity ..............        96,515          4,775          6,172        107,462
Loans receivable, net ....................     1,136,710         38,731        133,028      1,308,469
Loans held for sale ......................        13,970          1,900         15,870          2,369
Accrued interest receivable ..............        15,618            350          1,003         16,971
Real estate held for sale and
  for development ........................        12,830                                       12,830
Federal Home Loan  Bank
  (FHLB) stock ...........................        28,848          1,463         30,311          2,020
Premises and equipment, net ..............        42,478          1,109          3,529         47,116
Intangible assets ........................         3,320            122          3,442          1,255
Other assets .............................         3,368            192          1,620          5,180
                                             -----------    -----------    -----------    -----------
Total assets .............................   $ 1,982,317    $    53,110    $   197,243    $ 2,232,670
                                             -----------    -----------    -----------    -----------
                                             -----------    -----------    -----------    -----------

Liabilities

Non-interest bearing deposits ............   $    67,217    $     9,044    $    58,516    $   134,777
Interest-bearing deposits ................     1,087,697         36,559        107,301      1,231,557
                                             -----------    -----------    -----------    -----------
Total deposits ...........................     1,154,914         45,603        165,817      1,366,334

FHLB advances ............................       516,571          1,200         13,500        531,271
Securities sold under agreements
  to repurchase ..........................       163,290                                      163,290
Accrued expenses and other liabilities ...        11,508            379          1,948         13,835
Other borrowings .........................         2,636                                        2,636
                                             -----------    -----------    -----------    -----------
Total liabilities ........................     1,848,919         47,182        181,265      2,077,366

Stockholders' Equity

Common stock .............................         1,615             78            390          2,001
Paid-in-capital ..........................        20,362          3,074          8,059         31,577
Retained earnings ........................       113,220          2,772          7,495        123,487
Treasury stock ...........................          (289)                                        (289)
Debt related to ESOP .....................          (652)                                        (652)
Net unrealized gain (loss) on
 securities available for sale, net of tax          (858)             4             34           (820)
                                             -----------    -----------    -----------    -----------
Total stockholders' equity ...............       133,398          5,928         15,978        155,304
                                             -----------    -----------    -----------    -----------
Total liabilities and
  stockholders' equity ...................   $ 1,982,317    $    53,110    $   197,243    $ 2,232,670
                                             -----------    -----------    -----------    -----------
                                             -----------    -----------    -----------    -----------



(Dollars in thousands)                                       Pro Forma      Pro Forma
                                                             Combined       Combined
                                                             InterWest      InterWest,
                                                               and         Pacific and
                                               Pioneer       Pioneer         Pioneer
                                             -----------    -----------    ------------
Assets

Cash and cash equivalents
  Non-interest bearing ...................   $     6,254   $    69,355    $    54,572
  Interest-bearing deposits in banks .....         2,192         7,327
Federal funds sold .......................
Securities available for sale ............        30,286       618,181        635,244
Securities held to maturity ..............         1,355       102,645        108,817
Loans receivable, net ....................        57,942     1,233,383      1,366,411
Loans held for sale ......................        16,339        18,239
Accrued interest receivable ..............           786        16,754         17,757
Real estate held for sale and
  for development ........................                      12,830         12,830
Federal Home Loan  Bank
  (FHLB) stock ...........................        30,868        32,331
Premises and equipment, net ..............         1,403        44,990         48,519
Intangible assets ........................         4,575         4,697
Other assets .............................           409         3,969          5,589
                                             -----------   -----------    -----------
Total assets .............................   $   105,871   $ 2,141,298    $ 2,338,541
                                             -----------   -----------    -----------
                                             -----------   -----------    -----------

Liabilities

Non-interest bearing deposits ............   $    16,663   $    92,924    $   151,440
Interest-bearing deposits ................        68,938     1,193,194      1,300,495
                                             -----------   -----------    -----------
Total deposits ...........................        85,601     1,286,118      1,451,935

FHLB advances ............................         9,776       527,547        541,047
Securities sold under agreements
  to repurchase ..........................
Accrued expenses and other liabilities ...         1,039        12,926         14,874
Other borrowings .........................           415         3,051          3,051
                                             -----------   -----------    -----------
Total liabilities ........................        96,831     1,992,932      2,174,197

Stockholders' Equity

Common stock .............................         2,263         1,795          2,103
Paid-in-capital ..........................           320        25,917         34,058
Retained earnings ........................         6,285       122,277        129,772
Treasury stock ...........................                        (289)          (289)
Debt related to ESOP .....................                        (652)          (652)
Net unrealized gain (loss) on
 securities available for sale, net of tax           172          (682)          (648)
                                             -----------   -----------    -----------
Total stockholders' equity ...............         9,040       148,366        164,344
                                             -----------   -----------    -----------
Total liabilities and
  stockholders' equity ...................   $   105,871   $ 2,141,298    $ 2,338,541
                                             -----------   -----------    -----------
                                             -----------   -----------    -----------


See notes to pro forma combined unaudited financial statements

INTERWEST BANCORP, INC. AND PACIFIC NORTHWEST BANK AND PIONEER BANCORP, INC. PRO FORMA COMBINED UNAUDITED STATEMENT OF OPERATIONS
Quarter ended December 31, 1997


(Dollars in thousands)                                                     Pro Forma
                                                                           Combined
                                                                           InterWest
                                                        Recent               and
                                            InterWest   Merger   Pacific   Pacific
                                             --------   ------   -------   -------
Interest income
  Loans receivable and loans held for sale   $25,173   $ 1,011   $ 3,226   $29,410
  Securities available for sale ..........    10,625        71       232    10,928
  Securities held to maturity ............     1,626        64       143     1,833
  Other ..................................       444        33       196       673
                                             --------   ------   -------   -------
                                              37,868     1,179     3,797    42,844

Interest expense
  Deposits ...............................    13,073       419     1,082    14,574
  FHLB advances and other borrowings .....     7,024        20       142     7,186
  Securities sold under agreements
    to repurchase ........................     3,193                         3,193
                                             --------   ------   -------   -------
                                              23,290       439     1,224    24,953

Net interest income before provision
  for losses on loans ....................    14,578       740     2,573    17,891
  Provision for losses on loans ..........       200        19         3       222
                                             --------   ------   -------   -------
Net interest income after provision
  for losses on loans ....................    14,378       721     2,570    17,669

Noninterest income

  Gain on sale of loans ..................     1,585         9       157     1,751
  Service fees ...........................     2,083        97       248     2,428
  Insurance commissions ..................       374       374       374       374
  Gain on sale of securities available
    for sale .............................       136                           136
  Gain on sale of real estate held for
    sale and for development .............       102                           102
  Other ..................................       348         9        75       432
                                             --------   ------   -------   -------
                                               4,628       115       480     5,223

Noninterest expense

  Compensation and employee benefits .....     5,694       300     1,046     7,040
  General and administrative .............     2,701       100       490     3,291
  Occupancy ..............................     1,461        69       353     1,883
  Data processing ........................       734        33       136       903
  FDIC premium assessment ................       161         1         5       167
  Loss for real estate write-downs
    and operations .......................       318                           318
                                             --------   ------   -------   -------
                                              11,069       503     2,030    13,602

Income before income taxes ...............     7,937       333     1,020     9,290
Income tax expense .......................     2,776        87       350     3,213
                                             --------   ------   -------   -------
Net income ...............................   $ 5,161   $   246   $   670   $ 6,077
                                             --------   ------   -------   -------
                                             --------   ------   -------   -------
Basic net income per share ...............   $  0.64   $  1.06   $  1.72   $  0.61
Diluted net income per share .............      0.63      1.04      1.64      0.59



(Dollars in thousands)                                           Pro Forma
                                                      Pro Forma   Combined
                                                      Combined   InterWest,
                                                      InterWest   Pacific
                                                         and        and
                                              Pioneer  Pioneer   Pioneer
                                             --------  -------   -------
Interest Income

  Loans receivable and loans held for sale   $ 1,503   $27,687   $30,913
  Securities available for sale ..........       487    11,183    11,415
  Securities held to maturity ............        17     1,707     1,850
  Other ..................................        32       509       705
                                             --------  -------   -------
                                               2,039    41,086    44,883
Interest expense

  Deposits ...............................       834    14,326    15,408
  FHLB advances and other borrowings .....       140     7,184     7,326
  Securities sold under agreements
    to repurchase ........................               3,193     3,193
                                             --------  -------   -------
                                                 974    24,703    25,927
Net interest income before provision

  for losses on loans ....................     1,065    16,383    18,956
  Provision for losses on loans ..........        53       272       275
                                             --------  -------   -------
Net interest income after provision
  for losses on loans ....................     1,012    16,111    18,681

Noninterest income

  Gain on sale of loans ..................       456     2,050     2,207
  Service fees ...........................       273     2,453     2,701
  Insurance commissions ..................                 374       374
  Gain on sale of securities available
    for sale .............................        54       190       190
  Gain on sale of real estate held for
    sale and for development .............
  Other ..................................        91       448       523
                                             --------  -------   -------
                                                 874     5,617     6,097
Noninterest expense

  Compensation and employee benefits .....       764     6,758     7,804
  General and administrative .............       303     3,104     3,594
  Occupancy ..............................       252     1,782     2,135
  Data processing ........................                 767       903
  FDIC premium assessment ................         3       165       170
  Loss for real estate write-downs
    and operations .......................                 318       318
                                             --------  -------   -------
                                               1,322    12,894    14,924

Income before income taxes ...............       564     8,834     9,854
Income tax expense .......................       204     3,067     3,417
                                             --------  -------   -------
Net income ...............................   $   360   $ 5,767   $ 6,437
                                             --------  -------   -------
                                             --------  -------   -------
Basic net income per share ...............   $  1.03   $  0.64   $  0.61
Diluted net income per share .............      0.99      0.63      0.60

See notes to pro forma combined unaudited financial statements

INTERWEST BANCORP, INC. AND PACIFIC NORTHWEST BANK AND PIONEER BANCORP, INC. PRO FORMA COMBINED UNAUDITED STATEMENT OF OPERATIONS
Quarter ended December 31, 1996


(Dollars in thousands, except per share amounts)
                                                                               Pro Forma
                                                                               Combined
                                                                               InterWest
                                                          Recent                 and
                                             InterWest    Merger    Pacific    Pacific
                                             --------    --------   --------   ---------
Interest income

  Loans receivable and loans held for sale   $ 22,181    $    770   $  2,591   $ 25,542
  Securities available for sale ..........      6,206         102        245      6,553
  Securities held to maturity ............      4,252          64        162      4,478
  Other ..................................        473          24        128        625
                                             --------    --------   --------   ---------
                                               33,112         960      3,126     37,198
Interest expense

  Deposits ...............................     12,517         372        989     13,878
  FHLB advances and other borrowings .....      4,600           2          1      4,603
  Securities sold under agreements
    to repurchase ........................      1,952                             1,952
                                             --------    --------   --------   ---------
                                               19,069         374        990     20,433

Net interest income before provision
  for losses on loans ....................     14,043         586      2,136     16,765
  Provision for losses on loans ..........        300          16         33        349
                                             --------    --------   --------   ---------
Net interest income after provision
  for losses on loans ....................     13,743         570      2,103     16,416

Noninterest income

  Gain on sale of loans ..................        270                     61        331
  Service fees ...........................      1,764          80        189      2,033
  Insurance commissions ..................        553                               553
  Gain on sale of securities available
    for sale .............................        322                               322
  Gain on sale of real estate held for
    sale and for development .............         34                                34
  Other ..................................        316          10         39        365
                                             --------    --------   --------   ---------
                                                3,259          90        289      3,638
Noninterest expense

  Compensation and employee benefits .....      5,136         228        806      6,170
  General and administrative .............      2,337          99        334      2,770
  Occupancy ..............................      1,262          57        283      1,602
  Data processing ........................        729          33        133        895
  FDIC premium assessment ................        (67)          1          1        (65)
  Loss for real estate write-downs
    and operations .......................        131                               131
                                             --------    --------   --------   ---------
                                                9,528         418      1,557     11,503

Income before income taxes ...............      7,474         242        835      8,551
Income tax expense .......................      2,522          60        290      2,872
                                             --------    --------   --------   ---------
Net income ...............................   $  4,952    $    182   $    545   $  5,679
                                             --------    --------   --------   ---------
                                             --------    --------   --------   ---------
Basic net income per share ...............   $   0.62    $   0.87   $   1.41   $   0.58
Diluted net income per share .............       0.61        0.87       1.36       0.56



(Dollars in thousands, except per share amounts)                    Pro Forma
                                                         Pro Forma  Combined
                                                         Combined   InterWest,
                                                         InterWest  Pacific
                                                           and        and
                                             Pioneer     Pioneer    Pioneer
                                             --------    --------   --------
Interest income

  Loans receivable and loans held for sale   $  1,446   $ 24,397    $ 26,988
  Securities available for sale ..........        390      6,698       6,943
  Securities held to maturity ............          8      4,324       4,486
  Other ..................................         51        548         676
                                             --------    --------   --------
                                                1,895     35,967      39,093

Interest expense

  Deposits ...............................        767     13,656      14,645
  FHLB advances and other borrowings .....         88      4,690       4,691
  Securities sold under agreements
    to repurchase ........................                 1,592       1,952
                                             --------    --------   --------
                                                  855     20,298      21,288

Net interest income before provision
  for losses on loans ....................      1,040     15,669      17,805
  Provision for losses on loans ..........         52        368         401
                                             --------    --------   --------
Net interest income after provision
  for losses on loans ....................        988     15,301      17,404

Noninterest income

  Gain on sale of loans ..................        179        449         510
  Service fees ...........................        284      2,128       2,317
  Insurance commissions ..................
  Gain on sale of securities available
    for sale .............................         32        354         354
  Gain on sale of real estate held for
    sale and for development .............                    34          34
  Other ..................................         23        349         388
                                             --------    --------   --------
                                                  518      3,867       4,156

Noninterest expense

  Compensation and employee benefits .....        600      5,964       6,770
  General and administrative .............        328      2,764       3,098
  Occupancy ..............................        206      1,525       1,808
  Data processing ........................        762        895
  FDIC premium assessment ................          2        (64)        (63)
  Loss for real estate write-downs
    and operations .......................                   131         131
                                             --------    --------   --------
                                                1,136     11,082      12,639
Income before income taxes ...............        370      8,086       8,921
Income tax expense .......................        120      2,702       2,992
                                             --------    --------   --------
Net income ...............................   $    250   $  5,384    $  5,929
                                             --------    --------   --------
                                             --------    --------   --------
Basic net income per share ...............   $   0.69   $   0.61    $   0.57
Diluted net income per share .............       0.67       0.60        0.56

See notes to pro forma combined unaudited financial statements

INTERWEST BANCORP, INC. AND PACIFIC NORTHWEST BANK AND PIONEER BANCORP, INC. PRO FORMA COMBINED UNAUDITED STATEMENT OF OPERATIONS
Year ended September 30, 1997


(Dollars in thousands, except per share amounts)
                                                                              Pro Forma
                                                                              Combined
                                                                              InterWest
                                                         Recent                 and
                                             InterWest   Merger     Pacific   Pacific
                                             --------    -------    -------   --------

Interest income

  Loans receivable and loans held for sale   $ 92,899   $  3,724   $ 11,940   $108,563
  Securities available for sale ..........     31,904        374        938     33,216
  Securities held to maturity ............     11,430        260        622     12,312
  Other ..................................      1,778         88        613      2,479
                                             --------    -------    -------   --------
                                              138,011      4,446     14,113    156,570

Interest expense

  Deposits ...............................     51,706      1,614      4,234     57,554
  FHLB advances and other borrowings .....     18,831         58        395     19,284
  Securities sold under agreements
    to repurchase ........................     10,366                           10,366
                                             --------    -------    -------   --------
                                               80,903      1,672      4,629     87,204

Net interest income before provision
  for losses on loans ....................     57,108      2,774      9,484     69,366
  Provision for losses on loans ..........      1,000         68        252      1,320
                                             --------    -------    -------   --------

Net interest income after provision
  for losses on loans ....................     56,108      2,706      9,232     68,046

Noninterest income

  Gain on sale of loans ..................      2,805         86        438      3,329
  Service fees ...........................      7,667        363        883      8,913
  Insurance commissions ..................      2,172      2,172      2,172      2,172
  Gain on sale of securities available
    for sale .............................        516                              516
  Gain on sale of real estate held for
    sale and for development .............        337          9                   346
  Other ..................................      1,217         34        210      1,461
                                             --------    -------    -------   --------
                                               14,714        492      1,531     16,737
Noninterest expense

  Compensation and employee benefits .....     20,632      1,170      3,701     25,503
  General and administrative .............     10,088        381      1,800     12,269
  Occupancy ..............................      5,199        274      1,271      6,744
  Data processing ........................      2,866        132        537      3,535
  FDIC premium assessment ................        395          4         18        417
  Loss for real estate write-downs
    and operations .......................        585                              585
                                             --------    -------    -------   --------
                                               39,765      1,961      7,327     49,053
Income before income taxes ...............     31,057      1,237      3,436     35,730
Income tax expense .......................     10,758        322      1,182     12,262
                                             --------    -------    -------   --------
Net income ...............................   $ 20,299   $    915   $  2,254   $ 23,468
                                             --------    -------    -------   --------
                                             --------    -------    -------   --------
Basic net income per share ...............   $   2.53   $   4.21   $   5.79   $   2.37
Diluted net income per share .............       2.48       4.15       5.55       2.31


(Dollars in thousands, except per share amounts)                   Pro Forma
                                                        Pro Forma  Combined
                                                        Combined   InterWest,
                                                        InterWest  Pacific
                                                          and        and
                                             Pioneer    Pioneer    Pioneer
                                             --------   --------   --------
Interest Income

  Loans receivable and loans held for sale   $  6,490   $103,113   $115,053
  Securities available for sale ..........      1,985     34,263     35,201
  Securities held to maturity ............         50     11,740     12,362
  Other ..................................        111      1,977      2,590
                                             --------   --------   --------
                                                8,636    151,093    165,206

Interest expense

  Deposits ...............................      3,453     56,773     61,007
  FHLB advances and other borrowings .....        424     19,313     19,708
  Securities sold under agreements
    to repurchase ........................                10,366     10,366
                                             --------   --------   --------
                                                3,877     86,452     91,081

Net interest income before provision
  for losses on loans ....................      4,759     64,641     74,125
  Provision for losses on loans ..........        188      1,256      1,508
                                             --------   --------   --------

Net interest income after provision
  for losses on loans ....................      4,571     63,385     72,617

Noninterest income

  Gain on sale of loans ..................        880      3,771      4,209
  Service fees ...........................        539      8,569      9,452
  Insurance commissions ..................                 2,172      2,172
  Gain on sale of securities available
    for sale .............................         71        587        587
  Gain on sale of real estate held for
    sale and for development .............                   346        346
  Other ..................................        418      1,669      1,879
                                             --------   --------   --------
                                                1,908     17,114     18,645

Noninterest expense

  Compensation and employee benefits .....      2,609     24,411     28,112
  General and administrative .............      1,438     11,907     13,707
  Occupancy ..............................        921      6,394      7,665
  Data processing ........................                 2,998      3,535
  FDIC premium assessment ................         11        410        428
  Loss for real estate write-downs
    and operations .......................                   585        585
                                             --------   --------   --------
                                                4,979     46,705     54,032
Income before income taxes ...............      1,500     33,794     37,230
Income tax expense .......................        419     11,499     12,681
                                             --------   --------   --------
Net income ...............................   $  1,081   $ 22,295   $ 24,549
                                             --------   --------   --------
                                             --------   --------   --------
Basic net income per share ...............   $   3.09   $   2.51   $   2.35
Diluted net income per share .............       2.98       2.45       2.29


See notes to pro forma combined unaudited financial statements

INTERWEST BANCORP, INC. AND PACIFIC NORTHWEST BANK AND PIONEER BANCORP, INC. PRO FORMA COMBINED UNAUDITED STATEMENT OF OPERATIONS
Year ended September 30, 1996


(Dollars in thousands, except per share amounts)
                                                                                  Pro Forma
                                                                                  Combined
                                                                                  InterWest
                                                          Recent                    and
                                             InterWest    Merger      Pacific      Pacific
                                             --------     -------     -------      --------

Interest income

  Loans receivable and loans held for sale   $  82,925    $   3,038    $   9,195   $  95,158
  Securities available for sale ..........      20,758          346        1,028      22,132
  Securities held to maturity ............      14,428          233          728      15,389
  Other ..................................       2,802           91          597       3,490
                                             ---------    ---------    ---------   ---------
                                               120,913        3,708       11,548     136,169
Interest expense

  Deposits ...............................      48,166        1,443        3,743      53,352
  FHLB advances and other borrowings .....      17,449            2            2      17,453
  Securities sold under agreements
    to repurchase ........................       3,193                                 3,193
                                             ---------    ---------    ---------   ---------
                                                68,808        1,445        3,745      73,998

Net interest income before provision
  for losses on loans ....................      52,105        2,263        7,803      62,171
  Provision for losses on loans ..........       1,960           62          158       2,180
                                             ---------    ---------    ---------   ---------
Net interest income after provision
  for losses on loans ....................      50,145        2,201        7,645      59,991

Noninterest income

  Gain on sale of loans ..................       1,191                       225       1,416
  Service fees ...........................       6,832          293          789       7,914
  Insurance commissions ..................       2,302                                 2,302
  Gain on sale of securities available
    for sale .............................         531                                   531
  Gain on sale of real estate held for
    sale and for development .............         806                                   806
  Other ..................................         891           40          153       1,084
                                             ---------    ---------    ---------   ---------
                                                12,553          333        1,167      14,053
Noninterest expense

  Compensation and employee benefits .....      19,496          866        2,928      23,290
  General and administrative .............       7,928          378        1,494       9,800
  Occupancy ..............................       4,571          213        1,083       5,867
  Data processing ........................       2,021          125          489       2,635
  FDIC premium assessment ................       1,988            4            2       1,994
  Loss for real estate write-downs
    and operations .......................        (813)                                 (813)
  SAIF assessment ........................       5,523        5,523        5,523       5,523
  Special charges ........................       3,105        3,105        3,105       3,105
                                             ---------    ---------    ---------   ---------
                                                43,819        1,586        5,996      51,401

Income before income taxes ...............      18,879          948        2,816      22,643
Income tax expense .......................       6,108          237          970       7,315
                                             ---------    ---------    ---------   ---------
Net income ...............................   $  12,771    $     711    $   1,846   $  15,328
                                             ---------    ---------    ---------   ---------
                                             ---------    ---------    ---------   ---------
Basic net income per share ...............   $    1.62    $    3.39    $    4.80   $    1.57
Diluted net income per share .............        1.58         3.39         4.63        1.53


(Dollars in thousands, except per share amounts)                     Pro Forma
                                                         Pro Forma   Combined
                                                         Combined    InterWest,
                                                         InterWest   Pacific
                                                           and         and
                                             Pioneer     Pioneer     Pioneer
                                             --------    --------    --------
Interest Income

  Loans receivable and loans held for sale   $   6,134   $  92,097   $ 101,292
  Securities available for sale ..........       1,320      22,424      23,452
  Securities held to maturity ............          38      14,699      15,427
  Other ..................................         166       3,059       3,656
                                              --------    --------    --------
                                                 7,658     132,279     143,827

Interest expense

  Deposits ...............................       2,731      52,340      56,083
  FHLB advances and other borrowings .....         398      17,849      17,851
  Securities sold under agreements
    to repurchase ........................                   3,193       3,193
                                              --------    --------    --------
                                                 3,129      73,382      77,127

Net interest income before provision

  for losses on loans ....................       4,529      58,897      66,700
  Provision for losses on loans ..........         272       2,294       2,452
                                              --------    --------    --------
Net interest income after provision

  for losses on loans ....................       4,257      56,603      64,248

Noninterest income

  Gain on sale of loans ..................         573       1,764       1,989
  Service fees ...........................         761       7,886       8,675
  Insurance commissions ..................
  Gain on sale of securities available
    for sale .............................          53         584         584
  Gain on sale of real estate held for
    sale and for development .............
  Other ..................................         304       1,235       1,388
                                              --------    --------    --------
                                                 1,691      14,577      15,744

Noninterest expense

  Compensation and employee benefits .....       2,282      22,644      25,572
  General and administrative .............       1,246       9,552      11,046
  Occupancy ..............................         783       5,567       6,650
  Data processing ........................                   2,146       2,635
  FDIC premium assessment ................           4       1,996       1,998
  Loss for real estate write-downs
    and operations .......................                    (813)       (813)
  SAIF assessment ........................                   5,523       5,523
  Special charges ........................                   3,105       3,105
                                              --------    --------    --------
                                                 4,315      49,720      55,716
Income before income taxes ...............       1,633      21,460      24,276
Income tax expense .......................         470       6,815       7,785
                                              --------    --------    --------
Net income ...............................   $   1,163   $  14,645   $  16,491
                                              --------    --------    --------
                                              --------    --------    --------
Basic net income per share ...............   $    3.22   $    1.67   $    1.61
Diluted net income per share .............        3.14        1.63        1.57



See notes to pro forma combined unaudited financial statements

INTERWEST BANCORP, INC. AND PACIFIC NORTHWEST BANK AND PIONEER BANCORP, INC. PRO FORMA COMBINED UNAUDITED STATEMENT OF OPERATIONS
Year ended September 30, 1995


(Dollars in thousands, except per share amounts)
                                                                              Pro Forma
                                                                              Combined
                                                                              InterWest
                                                        Recent                  and
                                             InterWest  Merger     Pacific    Pacific
                                             --------   -------    -------    --------

Interest income

  Loans receivable and loans held for sale   $ 70,803   $  2,723   $  7,711   $ 81,237
  Securities available for sale ..........      5,740        249        769      6,758
  Securities held to maturity ............     22,426        177      1,136     23,739
  Other ..................................      1,295         75        466      1,836
                                             --------   --------   --------   ---------
                                              100,264      3,224     10,082    113,570

Interest expense

  Deposits ...............................     45,952      1,328      3,361     50,641
  FHLB advances and other borrowings .....     10,402          9          5     10,416
  Securities sold under agreements
    to repurchase ........................      1,572                            1,572
                                             --------   --------   --------   ---------
                                               57,926      1,337      3,366     62,629

Net interest income before provision
  for losses on loans ....................     42,338      1,887      6,716     50,941
  Provision for losses on loans ..........        720         22         35        777
                                             --------   --------   --------   ---------

Net interest income after provision
  for losses on loans ....................     41,618      1,865      6,681     50,164

Noninterest income

  Gain on sale of loans ..................        917                   250      1,167
  Gain on sale of loan servicing .........      1,831                            1,831
  Service fees ...........................      3,965        247        720      4,932
  Insurance commissions ..................      2,221                            2,221
  Gain on sale of securities available
    for sale .............................        287                              287
  Gain on sale of real estate held for
    sale and for development .............         16                               16
  Other ..................................        756         25        113        894
                                             --------   --------   --------   ---------
                                                9,993        272      1,083     11,348

Noninterest expense

  Compensation and employee benefits .....     15,139        775      2,607     18,521
  General and administrative .............      6,931        352      1,447      8,730
  Occupancy ..............................      3,743        170        976      4,889
  Data processing ........................      1,657        115        401      2,173
  FDIC premium assessment ................      2,006          4          2      2,012
  Loss for real estate write-downs
    and operations .......................        426                              426
                                             --------   --------   --------   ---------
                                               29,902      1,416      5,433     36,751
Income before income taxes ...............     21,709        721      2,331     24,761
Income tax expense .......................      7,347        193        792      8,332
                                             --------   --------   --------   ---------
Net income ...............................   $ 14,362   $    528   $  1,539   $ 16,429
                                             --------   --------   --------   ---------
                                             --------   --------   --------   ---------
Basic net income per share ...............   $   1.83   $   2.53   $   4.02   $   1.69
Diluted net income per share .............       1.80       2.53       3.90       1.66



(Dollars in thousands, except per share amounts)                   Pro Forma
                                                        Pro Forma  Combined
                                                        Combined   InterWest,
                                                        InterWest  Pacific
                                                          and        and
                                             Pioneer    Pioneer    Pioneer
                                             --------   --------   --------
Interest income

  Loans receivable and loans held for sale   $  4,969   $ 78,495   $ 86,206
  Securities available for sale ..........        896      6,885      7,654
  Securities held to maturity ............        162     22,765     23,901
  Other ..................................        134      1,504      1,970
                                             --------   --------   --------
                                                6,161    109,649    119,731
Interest expense

  Deposits ...............................      1,974     49,254     52,615
  FHLB advances and other borrowings .....        516     10,927     10,932
  Securities sold under agreements
    to repurchase ........................                 1,572      1,572
                                             --------   --------   --------
                                                2,490     61,753     65,119

Net interest income before provision
  for losses on loans ....................      3,671     47,896     54,612
  Provision for losses on loans ..........        152        894        929
                                             --------   --------   --------
Net interest income after provision
  for losses on loans ....................      3,519     47,002     53,683

Noninterest income

  Gain on sale of loans ..................        875      1,792      2,042
  Gain on sale of loan servicing .........                 1,831      1,831
  Service fees ...........................        681      4,893      5,613
  Insurance commissions ..................                 2,221      2,221
  Gain on sale of securities available
    for sale .............................         48        335        335
  Gain on sale of real estate held for
    sale and for development .............                    16         16
  Other ..................................         78        859        972
                                             --------   --------   --------
                                                1,682     11,947     13,030

Noninterest expense

  Compensation and employee benefits .....      1,958     17,872     20,479
  General and administrative .............      1,201      8,484      9,931
  Occupancy ..............................        757      4,670      5,646
  Data processing ........................      1,772      2,173
  FDIC premium assessment ................         51      2,061      2,063
  Loss for real estate write-downs
    and operations .......................                   426        426
                                             --------   --------   --------
                                                3,967     35,285     40,718
Income before income taxes ...............      1,234     23,664     25,995
Income tax expense .......................        389      7,929      8,721
                                             --------   --------   --------
Net income ...............................   $    845   $ 15,735   $ 17,274
                                             --------   --------   --------
                                             --------   --------   --------
Basic net income per share ...............   $   2.34   $   1.80   $   1.69
Diluted net income per share .............       2.29       1.78       1.66


See notes to pro forma combined unaudited financial statements


           Notes to Pro Forma Combined Unaudited Financial Statements

1.       Adjustments

         The pro forma combined unaudited statement of financial condition reflects the issuance of 1,540,208 shares of InterWest Common Stock, $0.20 par value, to Pacific stockholders using the exchange ratio of 3.95, and the issuance of 508,259 shares of InterWest Common Stock to Pioneer stockholders using the exchange ratio of 1.4745. These shares were derived using the respective outstanding shares of Pacific and Pioneer at December 31, 1997, not including shares subject to exercise of stock options.

         The issuance of shares for the Pacific Merger was based on the fixed exchange ratio of 3.95 shares of InterWest Common Stock for each share of Pacific Common Stock.

         The issuance of shares for the Pioneer Merger is based upon an exchange ratio of 1.4745 resulting from an assumed average closing price for InterWest Common Stock of $40.00 per share, which is the midpoint valuation price in the range of the Pioneer "Valuation Price". This assumption is made solely for the purpose of calculating the pro forma data and is not intended to be a representation or approximation of the actual Pioneer Exchange Ratio.

2.       Fiscal Year Ends

         The pro forma combined statements of operations for the years ended September 30, 1997, 1996 and 1995 have been adjusted to conform Pacific and Pioneer's December 31 fiscal year end with InterWest's September 30 fiscal year end in accordance with generally accepted accounting principles.

3.       Recent Merger

         Puget Sound Bancorp was merged into InterWest on January 15, 1998. Prior period financial statements for InterWest have not been restated to reflect the combined accounts of InterWest and Puget Sound Bancorp as this merger was not material to the financial condition or results of operations of InterWest. The pro forma combined statement of condition and pro forma combined statements of operations include the accounts of Puget Sound Bancorp.

4.       Net Income Per Share

         Basic and diluted net income per share is computed based on the weighed average number of basic and diluted common shares outstanding during the periods presented. Diluted common shares outstanding include common stock equivalents computed using the treasury stock method. Common stock equivalents include shares issuable upon exercise of common stock options. Pro forma basic and diluted net income per share for the periods presented is computed based on the respective exchange ratios for Pacific and Pioneer described in Note 1. Pro forma basic and diluted net income per share amounts may vary due to potential changes in the Pioneer Exchange Ratio.

5.       Merger(s) Expenses

         Costs directly associated with the Merger(s) are expected to be approximately $1.3 million. These costs represent professional fees for attorneys, accountants and investment advisors; registration fees; and printing costs. The amounts of these costs will be expensed in the period the Merger(s) are completed.

                        INFORMATION CONCERNING INTERWEST

         InterWest is a bank holding company registered under the BHCA. The business of InterWest consists primarily of holding 100% of the capital stock of InterWest Bank and FNBP. As of December 31, 1997, InterWest and subsidiaries had total assets of approximately $2.0 billion, total loans and loans held for sale of approximately $1.2 billion, total deposits of approximately $1.2 billion and stockholders' equity of approximately $133.4 million.

         InterWest is a state-chartered savings bank and is regulated by the Division and by the FDIC, its primary federal regulator and the insurer of its deposits. InterWest Bank's deposits are insured up to applicable limits under the SAIF and BIF of the FDIC. InterWest Bank is currently in the process of transforming from a traditional thrift to a financial institution with business banking in its portfolio of products. InterWest Bank is a community oriented bank which provides a wide range of financial services for individual and business customers. The principal lending activity of InterWest Bank is the origination of single-family residential mortgage loans and, to a lesser extent, loans secured by commercial properties, consumer loans, commercial loans and agricultural loans. InterWest Bank offers various types of deposit accounts, including savings, checking accounts, money market accounts and a variety of certificate accounts. As of December 31, 1997, InterWest Bank conducted its business through 39 full-service branch offices located in the western and central parts of the State of Washington. These offices are located primarily in towns, small cities, suburbs and to a lesser extent, metropolitan markets.

         FNBP is a national banking association and is regulated primarily by the OCC. FNBP's deposits are insured up to applicable limits by the BIF. InterWest acquired FNBP in a merger with FNBP's former bank holding company on January 15, 1998. FNBP offers a full line of commercial banking services to its customers and the community, providing personal and business financial services to individuals and small businesses. FNBP operates a main office in Port Orchard, a branch in Bremerton and a branch in Gig Harbor, all in the State of Washington. Its primary service area is Kitsap County.

         A source of future growth for InterWest will be through acquisitions. InterWest believes that many stockholders of other financial institutions are seeking to sell their institutions for a variety of reasons, including lack of stockholder liquidity, management succession plans and increasing competition. InterWest actively reviews proposals for various acquisition opportunities. InterWest has established a due diligence review process to evaluate potential acquisitions and has established parameters for potential acquisitions relating to market factors, financial performance and certain nonfinancial factors. Successful completion of acquisitions by InterWest depends on several factors such as the availability of suitable acquisition candidates, necessary regulatory and stockholder approval and compliance with applicable capital requirements.

         Financial and other information relating to InterWest, including information relating to InterWest's directors and executive officers, is set forth in InterWest's 1997 10-K, InterWest's December 31, 1997 10-Q, and InterWest's 1998 Proxy Statement, copies of which may be obtained from InterWest as indicated under "INFORMATION INCORPORATED BY REFERENCE."

Year 2000 Issues

         The century date change for the Year 2000 is a serious issue that may impact virtually every organization, including InterWest. The challenge is especially important to financial institutions since many processes, such as interest accruals and payments, are date sensitive and InterWest has interaction with numerous customers, vendors and third party service providers whom must also address the century date change issue.

         InterWest has developed a plan, is developing contingency plans and has performed assessments on its systems. As part of InterWest's process to address the Year 2000 issue, InterWest has implemented a program to monitor the Year 2000 efforts of its suppliers, service providers and large customers. Testing on systems identified as critical to validate upgrades, vendor certification and other changes necessary is expected to begin in 1998. Current estimates indicate that renovation costs will not be material to InterWest results of operations. Costs incurred related to renovating and testing will be expensed in the period incurred. InterWest could possibly be impacted by the century change to the extent other entities not affiliated with InterWest are unsuccessful in addressing this issue.

         The discussion above with regards to the century date change for the year 2000 includes certain "forward looking statements" concerning the future operations of InterWest. It is InterWest's desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This statement is for the express purpose of availing InterWest of the protections of such safe harbor with respect to all "forward looking statements". Management's ability to predict results of the effect of future plans is inherently uncertain, and is subject to factors that may cause actual results to differ materially from those projected. Factors that could affect the actual results include the possibility that systems modifications will not operate as intended, unexpected costs, and the uncertainty associated with the impact of the century change on InterWest's customers, vendors and third party service providers.

                         INFORMATION CONCERNING PACIFIC

Business

         Pacific Northwest Bank was organized in July 1988 as a state-charted bank under Washington law and commenced operations in October 1988. Primarily engaging in commercial banking activities, Pacific serves individuals and small and medium-sized businesses located in western Washington. Pacific has four locations: downtown Seattle, downtown Bellevue, Lynwood, and Kent, which opened in June 1997.

         Pacific offers its customers a full range of deposit services including checking accounts, savings accounts and other time-deposit services. Pacific's lending activity consists of short to medium-term commercial and consumer loans, including operating loans and lines, equipment loans, commercial real estate and construction loans, automobile loans, recreational vehicle and truck loans, personal loans or lines of credit, home improvement and rehabilitation loans and Visa national credit and debit cards. Pacific also offers merchant credit card processing, safe deposit boxes, investment services, wire transfers, direct deposit of payroll and social security checks, automated teller machine access, and automatic drafts for various accounts. Pacific is an insured bank under the Federal Deposit Insurance Act, but, like most state-chartered banks of its size in Washington, has chosen not to become a member of the Federal Reserve System.

         Pacific's deposits are attracted primarily from individuals, merchants, small and medium-sized businesses, and professionals. The principal sources of Pacific's revenues are (i) interest and fees on loans, (ii) interest on securities, (iii) deposit service charges, (iv) interest on federal funds sold, and (v) gains on the sales of loans.

         As of December 31, 1997, Pacific had assets of approximately $197.2 million, loans of $136.3 million, and deposits of $165.8 million.

Competition

         The banking business in Seattle and western Washington generally, and in Pacific's primary service area specifically, is highly competitive with respect to both loans and deposits and is dominated by a relatively small number of major banks with many offices operating over a wide geographic area. Among the advantages such major banks have over Pacific are their ability to finance wide-ranging advertising campaigns and to allocate their investment assets to geographical regions of higher yield and demand. Such banks offer certain services such as trust services and international banking which are not offered directly by Pacific (but are offered indirectly through correspondent institutions); and, by virtue of their greater total capitalization (legal lending limits to an individual customer are based upon a percentage of a bank's total stockholder equity accounts), such banks have substantially higher lending limits that Pacific. All of the major local commercial banks are owned and controlled by out-of-state bank holding companies, which provides a strong market advantage for locally owned and controlled banks.

         In addition, the opening of the new independent banks in Washington has intensified, and will continue to intensify competition. Banks also compete with the financial markets for funds. For instance, yields on corporate and government debt securities and other commercial paper affect the ability of commercial banks to attract and hold deposits. Further, commercial banks compete for available funds with money market instruments and similar investment vehicles offered by institutions such as brokerage firms, credit card companies, and retailers. In periods of high interest rates, such money market funds have provided substantial competition to banks for deposits, and it is anticipated that they may continue to do so in the future.

         In order to compete with the major financial institutions in its primary service area, Pacific uses to the fullest extent possible the flexibility, which is accorded by its independent status. This includes an emphasis on specialized services, local promotional activity, and personal contacts by Pacific's officers, director and employees. These added services are provided to both commercial and individual customers. Pacific also seeks to provide special services and programs for individuals in it primary area who are employed in the business and professional fields. Pacific uses a data processing servicer, which allows Pacific to provide sophisticated and highly automated products and services. In the event there are customers whose loan demands exceed Pacific's lending limits, Pacific arranges for such loans on a participation basis with other financial institutions. Pacific also assists those customers requiring services not offered by Pacific to obtain such services from its correspondent banks and serves as the intermediary between Pacific's customers and the correspondent banks. These services include investments and letters of credit provided to Pacific's customers by correspondent banks.

Facilities

         Pacific's main office is located in downtown Seattle at 1111 Third Avenue. Its other three offices are located in downtown Bellevue at 1110 NE 8th Street, Lynwood at 6400 196th Street SE and Kent at 1140 West Meeker. Pacific owns the properties on which the Lynwood and Kent offices are located. The lease for the downtown Seattle office expires in December 2005 and the lease for the downtown Bellevue office expires August 2001.

Employees

         At December 31, 1997, Pacific had 79 full-time employees. The employees are not represented by a union organization or other collective bargaining group, and management considers its relations with the employees to be very good.

Legal Proceedings

         Pacific is from time to time a party to various legal proceedings arising in the ordinary course of its business. Management believes that there is no threatened or pending proceedings against Pacific which, if determined adversely, would have a material effect on its business or financial position.

                 PACIFIC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                    General

         Pacific operates four branches in the Greater Seattle area. Branches are located in Seattle, Bellevue, Lynnwood and Kent. Pacific's primary source of revenue is derived from providing loans to customers, who are predominately small and middle-market businesses and middle income individuals.

Three months ended December 31, 1997 and 1996

         Overview. Total assets increased 23% from $160,765,098 at December 31, 1996 to $197,243,246 at December 31, 1997. Most of the growth is the result of an increase in the growth of Pacific's loan portfolio. The growth was funded by increased deposits, term borrowings and maturities of securities.

         Net Income. Pacific recorded net income of $669,912 for the fourth quarter of 1997 compared with $545,207 for the fourth quarter of 1996, an increase of 23%. The increase in earnings is due to increased net interest income and increased noninterest income partially offset by an increase in noninterest expense.

         Net Interest Income. Net interest income increased $437,530 from $2,136,007 for the fourth quarter of 1996 to $2,573,537 for the same period in 1997. The increase in net interest income was primarily due to the increase in the commercial loan portfolio outstanding balances. Pacific's net interest margin was 5.98% and 5.82% for the three months ended December 31, 1997 and 1996, respectively.

         Noninterest Income. Noninterest income was $479,653 for the three months ended December 31, 1997 compared with $288,774 for the three months ended December 31, 1996, an increase of $190,879. This increase was primarily due to increased gains recorded from the sales of loans and increased loan volumes resulting in higher loan fees.

         Noninterest Expense. Noninterest expense was $2,030,124 for the fourth quarter of 1997 compared with $1,556,600 for the fourth quarter of 1996, an increase of $473,524. In addition, Pacific opened a new branch in Kent in June 1997. The increased operating expenses of the new branch contributed to the increased noninterest expense. Also, the significant growth in loans and deposits during the last year has required additional operations staff and increased expenditures for supplies, postage, furniture and fixtures.

Years ended December 31, 1997, 1996 and 1995

Overview

         Pacific achieved significant growth during 1997. Net income in 1997 was $2,254,121, up 22% from $1,846,312 in 1996. Average earning assets grew 17% from 1996 to 1997 and average deposits increased 12%. This growth resulted in a 22% increase in net interest income from $7,803,623 in 1996 to $9,483,450 in 1997. In June 1997, Pacific opened a new financial center in Kent. As anticipated, the startup, salary and other operating expenses for the new financial center had a negative impact on Pacific's performance in the last six months of 1997.

Return on Equity and Assets

         The following table shows consolidated after-tax operating and capital ratios for Pacific for the last three years:


--------------------------------------------------------   -------    -------    -------
For the year ended December 31                                1997       1996       1995
--------------------------------------------------------   -------    -------    -------

Return on average assets ...............................     1.28%      1.23%      1.18%
Return on average equity ...............................    15.43%     14.67%     14.13%
Dividend payout ratio ..................................    11.03%      8.81%      7.81%
Average equity to average assets ratio .................     8.30%      8.41%      8.37%
--------------------------------------------------------   -------    -------    -------


Net Interest Income

         In 1997, Pacific recorded net interest income of $9,483,450. This was an increase of $1,679,827 compared to $7,803,623 in 1996. The increase was primarily due to the growth of the commercial loan portfolio and corresponding increase in earning assets. The cost of higher rates paid on interest-bearing liabilities was largely offset by higher yields on earning assets. Pacific continues to benefit from a favorable deposit mix with a high proportion of noninterest-bearing deposits.

Interest Income

         Interest income increased 22% from $11,549,028 in 1996 to $14,112,283 in 1997. This increase reflects the significant growth of Pacific's loan portfolio aided by a small increase in loan yields. The investment portfolio has declined slightly as Pacific used proceeds from maturing investments to fund loan growth.

Interest Expense

         Interest expense increased 24% from $3,745,405 in 1996 to $4,628,833 in 1997. This was due to the growth in interest-bearing deposits and other borrowings combined with slightly higher rates.

Net Interest Margin

         Pacific continues to have a strong net interest margin of 5.89% for 1997 compared to 5.66% in 1996. The increase in the net interest margin was primarily due to a higher proportion of noninterest-bearing deposits in relation to total deposits.

Analysis of Average Balances, Net Interest Income, and Net Interest Margin


------------------------------------------------------------------- ----------------------
For the year ended December 31
------------------------------------------------------------------- ----------------------


                                                 Average                            Yield
Assets                                           Balance         Interest           Rate
-----------------------------------------    -------------     -------------        ------
Commercial loans .........................   $  94,732,595     $   9,388,456        9.91%
Real estate construction loans ...........       7,263,588           686,720        9.45%
Real estate mortgage loans ...............      15,256,798         1,322,646        8.67%
Consumer loans ...........................       5,615,373           540,784        9.63%
                                             -------------     -------------        ----

Total loans ..............................     122,868,354        11,938,606        9.72%

Federal funds sold .......................       7,126,589           389,223        5.46%
Interest-bearing deposits in banks .......       4,127,371           223,863        5.42%
Securities ...............................      26,730,396         1,560,591        5.84%
                                             -------------     -------------        ----

Total earning assets .....................     160,852,710        14,112,283        8.77%

Cash and due from banks ..................      11,316,381
Premises and equipment ...................       3,160,286
Deferred tax assets ......................         422,809
Accrued interest and other assets ........       1,549,771
Allowance for possible credit losses .....      (1,288,371)
                                             -------------

Total assets .............................   $ 176,013,586
                                             -------------
                                             -------------

Liabilities
                                             -------------     -------------        ----
Interest-bearing deposits:

   Demand deposits .......................   $  17,578,978     $     237,994        1.35%
   Savings deposits ......................      45,756,845         1,412,472        3.09%
   Time deposits .........................      46,372,477         2,583,064        5.57%
                                             -------------     -------------        ----

Total interest-bearing deposits ..........     109,708,300         4,233,530        3.86%

Term borrowings ..........................       7,383,315           395,303        5.35%
                                             -------------     -------------        ----

Total interest-bearing liabilities .......     117,091,615         4,628,833        3.95%

Noninterest-bearing deposits .............      42,803,036
Accrued interest and other liabilities ...       1,505,859
                                             -------------

Total liabilities ........................     161,400,510

Shareholders' equity .....................      14,613,076
                                             -------------

Total liabilities and shareholders' equity   $ 176,013,586
                                             -------------
                                             -------------

Interest revenue as a percentage of
   average earning assets                                                           8.77%

Interest expense as a percentage of
   average earnings assets                                                          2.88%
                                                               -------------        ----

Net interest income
   and net interest margin ...............                     $   9,483,450        5.89%
                                                               -------------        ----
                                                               -------------        ----



                                             ----------------------------------------     -------------------------------
                                                                  1996                              1997 over 1996
                                             ----------------------------------------     -------------------------------
                                                                                              Change in income due to

                                                Average                         Yield
                                                Balance          Interest       Rate         Volume              Rate
                                               ----------        ---------      ----        ---------           ------
Commercial loans .........................   $  69,282,374    $   6,781,502      9.79%    $   2,521,216    $      85,738
Real estate construction loans ...........       6,451,885          613,198      9.50%           76,757           (3,235)
Real estate mortgage loans ...............      15,094,848        1,320,917      8.75%           14,101          (12,372)
Consumer loans ...........................       4,932,485          480,918      9.75%           65,831           (5,965)
                                             -------------    -------------      ----     -------------    -------------
Total loans ..............................      95,761,592        9,196,535      9.60%        2,677,905           64,166

Federal funds sold .......................       9,311,516          491,878      5.28%         (118,837)          16,182
Interest-bearing deposits in banks .......       1,988,842          104,912      5.28%          115,910            3,041
Securities ...............................      30,766,171        1,755,703      5.71%         (234,824)          39,712
                                             -------------    -------------      ----     -------------    -------------

Total earning assets .....................     137,828,121       11,549,028      8.38%    $   2,440,154    $     123,101
                                                                                          -------------    -------------
                                                                                          -------------    -------------

Cash and due from banks ..................      9,204,091
Premises and equipment ...................      1,939,733
Deferred tax assets ......................        361,130
Accrued interest and other assets ........      1,429,220
Allowance for possible credit losses .....     (1,025,278)
                                            -------------

                                            $ 149,737,017
Total assets .............................  -------------
                                            -------------
Liabilities
------------------------------------------   -------------    -------------      ----     -------------    -------------
Interest-bearing deposits:

   Demand deposits .......................   $  15,434,755    $     212,426      1.38%    $      29,081    ($      3,513)
   Savings deposits ......................      43,851,803        1,299,262      2.96%           57,647           55,563
   Time deposits .........................      41,727,200        2,231,979      5.35%          255,969           95,116
                                             -------------    -------------      ----     -------------    -------------

Total interest-bearing deposits ..........     101,013,758        3,743,667      3.71%          342,697          147,166

Term borrowings ..........................          28,702            1,738      6.06%          393,789             (224)
                                             -------------    -------------      ----     -------------    -------------

Total interest-bearing liabilities .......     101,042,460        3,745,405      3.71%    $     736,486    $     146,942
                                                                                          -------------    -------------
                                                                                          -------------    -------------

Noninterest-bearing deposits .............      35,250,458
Accrued interest and other liabilities ...         856,075
                                             -------------

                                               137,148,993
Total liabilities ........................
                                                12,588,024
Shareholders' equity .....................
                                             -------------
Total liabilities and shareholders' equity   $ 149,737,017
                                             -------------
                                             -------------

Interest revenue as a percentage of
   average earning assets
                                                                                 8.38%
                                                                                 ----
Interest expense as a percentage of
   average earnings assets
                                                                                 2.72%
                                                                                 ----

Net interest income
   and net interest margin ...............                    $   7,803,623      5.66%
                                                              -------------      ----
                                                              -------------      ----



Changes in income and expense which are not due solely to rate or volume have been allocated proportionately. Average loan balances include nonaccrual loans.

Analysis of Average Balances, Net Interest Income, and Net Interest Margin


------------------------------------------   ------------------------------------------
For the year ended December 31                                1996
------------------------------------------   ------------------------------------------

                                               Average                           Yield
Assets                                         Balance          Interest         Rate
------------------------------------------   -------------    -------------      -----

Commercial loans .........................   $  69,282,374    $   6,781,502      9.79%
Real estate construction loans ...........       6,451,885          613,198      9.50%
Real estate mortgage loans ...............      15,094,848        1,320,917      8.75%
Consumer loans ...........................       4,932,485          480,918      9.75%
                                             -------------    -------------      ----
Total loans ..............................      95,761,592        9,196,535      9.60%

Federal funds sold .......................       9,311,516          491,878      5.28%
Interest-bearing deposits in banks .......       1,988,842          104,912      5.28%
Securities ...............................      30,766,171        1,755,703      5.71%
                                             -------------    -------------      ----
Total earning assets .....................     137,828,121       11,549,028      8.38%


Cash and due from banks ..................       9,204,091
Premises and equipment ...................       1,939,733
Deferred tax assets ......................         361,130
Accrued interest and other assets ........       1,429,220
Allowance for possible credit losses .....      (1,025,278)
                                             -------------
Total assets .............................   $ 149,737,017
                                             -------------
                                             -------------
Liabilities

Interest-bearing deposits:

   Demand deposits .......................   $  15,434,755    $     212,426      1.38%
   Savings deposits ......................      43,851,803        1,299,262      2.96%
   Time deposits .........................      41,727,200        2,231,979      5.35%
                                             -------------    -------------      ----

Total interest-bearing deposits ..........     101,013,758        3,743,667      3.71%

Term borrowings ..........................          28,702            1,738      6.06%
                                             -------------    -------------      ----

Total interest-bearing liabilities .......     101,042,460        3,745,405      3.71%

Noninterest-bearing deposits .............      35,250,458
Accrued interest and other liabilities ...         856,075
                                             -------------
Total liabilities ........................     137,148,993

Shareholders' equity .....................      12,588,024
                                             -------------
Total liabilities and shareholders' equity   $ 149,737,017
                                             -------------
                                             -------------
Interest revenue as a percentage of
   average earning assets ................                                       8.38%

Interest expense as a percentage of
   average earnings assets ...............                                       2.72%
                                                              -------------      ----
Net interest income
   and net interest margin ...............                    $   7,803,623      5.66%
                                                              -------------      ----
                                                              -------------      ----


------------------------------------------   -----------------------------------------    -----------------------------
For the year ended December 31                                      1995                         1996 over 1995
------------------------------------------   -----------------------------------------    -----------------------------
                                                                                              Change in income due to
                                                 Average                         Yield
Assets                                           Balance         Interest        Rate        Volume            Rate
------------------------------------------   -------------    -------------      -----    -------------    ------------

Commercial loans .........................   $  51,897,745    $   5,343,671      10.30%   $   1,712,994    $    275,163)
Real estate construction loans ...........       5,809,222          566,482       9.75%          61,376         (14,660)
Real estate mortgage loans ...............      14,555,361        1,320,462       9.07%          48,056         (47,601)
Consumer loans ...........................       4,922,925          480,015       9.75%             932             (29)
                                             -------------    -------------       ----    -------------    ------------

Total loans ..............................      77,185,253        7,710,630       9.99%       1,823,358        (337,453)

Federal funds sold .......................       8,097,781          466,152       5.76%          66,155         (40,429)
Interest-bearing deposits in banks .......         104,912                0
Securities ...............................      33,712,713        1,905,561       5.65%        (167,989)         18,131
                                             -------------    -------------       ----    -------------    ------------
Total earning assets .....................     118,995,747       10,082,343       8.47%   $   1,826,436    ($   359,751)
                                                                                          -------------    ------------
                                                                                          -------------    ------------
Cash and due from banks ..................      8,447,314
Premises and equipment ...................      1,541,084
Deferred tax assets ......................        265,511
Accrued interest and other assets ........      1,757,980
Allowance for possible credit losses .....       (948,102)
                                             ------------
Total assets .............................   $130,059,534
                                             ------------
                                             ------------
Liabilities

Interest-bearing deposits:

   Demand deposits .......................   $  12,656,647    $     202,292       1.60%   $      40,626    ($     30,492)
   Savings deposits ......................      39,801,250        1,272,452       3.20%         123,982          (97,172)
   Time deposits .........................      34,466,929        1,886,563       5.47%         389,232          (43,816)
                                             -------------    -------------       ----       ----------       ----------
Total interest-bearing deposits ..........      86,924,826        3,361,307       3.87%         553,840         (171,480)

Term borrowings ..........................          76,877            4,981       6.48%          (2,936)            (307)
                                             -------------    -------------       ----       ----------       ----------
Total interest-bearing liabilities .......      87,001,703        3,366,288       3.87%   $     550,904    ($    171,787)
                                                                                             ----------       ----------
                                                                                             ----------       ----------
Noninterest-bearing deposits .............     31,372,449
Accrued interest and other liabilities ...        794,057
                                             -------------
Total liabilities ........................    119,168,209
                                             -------------
Shareholders' equity .....................     10,891,325
                                             -------------
Total liabilities and shareholders' equity   $ 130,059,534
                                             -------------
                                             -------------
Interest revenue as a percentage of
   average earning assets ................                                        8.47%

Interest expense as a percentage of
   average earnings assets ...............                                        2.83%
                                                              ------------------------
Net interest income
   and net interest margin ...............                    $   6,716,055       5.64%
                                                              ------------------------
                                                              ------------------------



Changes in income and expense which are not due solely to rate or volume have been allocated proportionately. Average loan balances include nonaccrual loans.

Analysis of Average Balances, Net Interest Income, and Net Interest Margin


------------------------------------------   ---------------------------------------------
For the year ended December 31                                    1995
------------------------------------------   ---------------------------------------------
                                                  Average                           Yield
Assets                                            Balance        Interest            Rate
------------------------------------------   -------------     -------------        ------
Commercial loans .........................   $  51,897,745     $   5,343,671        10.30%
Real estate construction loans ...........       5,809,222           566,482         9.75%
Real estate mortgage loans ...............      14,555,361         1,320,462         9.07%
Consumer loans ...........................       4,922,925           480,015         9.75%
                                             -------------     -------------        -----
Total loans ..............................      77,185,253         7,710,630         9.99%

Federal funds sold .......................       8,097,781           466,152         5.76%
Securities ...............................      33,712,713         1,905,561         5.65%
                                             -------------     -------------        -----
Total earning assets .....................     118,995,747        10,082,343         8.47%

Cash and due from banks ..................       8,447,314
Premises and equipment ...................       1,541,084
Deferred tax assets ......................         265,511
Accrued interest and other assets ........       1,757,980
Allowance for possible credit losses .....        (948,102)
                                             -------------
Total assets .............................   $ 130,059,534
                                             -------------
                                             -------------

Liabilities
------------------------------------------   -------------     -------------
Interest-bearing deposits:

   Demand deposits .......................   $  12,656,647     $     202,292         1.60%
   Savings deposits ......................      39,801,250         1,272,452         3.20%
   Time deposits .........................      34,466,929         1,886,563         5.47%
                                             -------------     -------------        -----

Total interest-bearing deposits ..........      86,924,826         3,361,307         3.87%

Term borrowings ..........................          76,877             4,981         6.48%
                                             -------------     -------------        -----

Total interest-bearing liabilities .......      87,001,703         3,366,288         3.87%

Noninterest-bearing deposits .............      31,372,449
Accrued interest and other liabilities ...         794,057
                                             -------------
Total liabilities ........................     119,168,209

Shareholders' equity .....................      10,891,325
                                             -------------
Total liabilities and shareholders' equity   $ 130,059,534
                                             -------------
                                             -------------
Interest revenue as a percentage of                                                  8.47%
   average earning assets ...............

Interest expense as a percentage of
   average earnings assets ..............                                            2.83%
                                             -------------                          -----

Net interest income
   and net interest margin ...............   $   6,716,055                           5.64%
                                             -------------                          -----
                                             -------------                          -----


------------------------------------------   ------------------------------------------   -------------------------------
For the year ended December 31                                   1994                            1995 over 1994
------------------------------------------   ------------------------------------------   -------------------------------
                                                                                              Change in income due to
                                                Average                          Yield
Assets                                           Balance         Interest         Rate        Volume            Rate
------------------------------------------
Commercial loans .........................   $  46,094,327    $   4,093,387       8.88%   $     551,628    $     698,656
Real estate construction loans ...........       5,571,805          513,579       9.22%          22,421           30,482
Real estate mortgage loans ...............      12,767,857        1,139,978       8.93%         161,898           18,586
Consumer loans ...........................       6,229,299          646,192      10.37%        (129,190)         (36,987)
                                             -------------    -------------      -----       ----------    -------------
Total loans ..............................      70,663,288        6,393,136       9.05%         606,757          710,737

Federal funds sold .......................       7,573,137          323,868       4.28%          23,732          118,552
Securities ...............................      32,642,737        1,713,495       5.25%          57,456          134,610
                                             -------------    -------------      -----       ----------    -------------

Total earning assets .....................     110,879,162        8,430,499       7.60%   $     687,945    $     963,899
                                                                                             ----------    -------------
                                                                                             ----------    -------------
Cash and due from banks ..................       9,693,762
Premises and equipment ...................         755,809
Deferred tax assets ......................         272,221
Accrued interest and other assets ........       1,036,994
Allowance for possible credit losses .....        (914,641)
                                             -------------
                                             $ 121,723,307
                                             -------------
Total assets .............................   -------------

Liabilities
------------------------------------------   -------------    -------------      -----       ----------    -------------
Interest-bearing deposits:

   Demand deposits .......................   $  12,180,153    $     170,182       1.40%   $       6,863    $      26,247
   Savings deposits ......................      41,438,875        1,036,078       2.50%         (42,362)         278,736
   Time deposits .........................      25,621,663        1,028,875       4.02%         418,049          439,639
                                             -------------    -------------      -----       ----------    -------------
Total interest-bearing deposits ..........      79,240,691        2,235,135       2.82%         382,550          743,622

Term borrowings ..........................         145,000            6,410       4.42%          (3,716)           2,287
                                             -------------    -------------      -----       ----------    -------------

Total interest-bearing liabilities .......      79,385,691        2,241,545       2.82%   $     378,834    $     745,909
                                                                                             ----------    -------------
                                                                                             ----------    -------------
Noninterest-bearing deposits .............      32,648,536
Accrued interest and other liabilities ...         492,390
                                             -------------
Total liabilities ........................     112,526,617

Shareholders' equity .....................       9,196,690
                                             -------------

Total liabilities and shareholders' equity   $ 121,723,307
                                             -------------
                                             -------------

Interest revenue as a percentage of
   average earning assets
                                                                                  7.60%
Interest expense as a percentage of
   average earnings assets
                                                                                  2.02%
                                                             -------------       -----
Net interest income
   and net interest margin ...............                   $   6,188,954        5.58%
                                                             -------------       -----
                                                             -------------       -----


Changes in income and expense which are not due solely to rate or volume have been allocated proportionately. Average loan balances include nonaccrual loans.

Noninterest Income

         Noninterest income was $1,530,513 in 1997, an increase of $363,479 when compared to $1,167,034 in 1996. The largest component of this increase was increased gains on the sales of loans. Pacific continues to aggressively originate and sell Small Business Administration loans, but the amount of loans sold can vary significantly between periods. Increases in service charges on deposit accounts have been limited to a reduction in corporate account overdrafts and by higher compensating balances maintained by corporate customers. The increase in credit card fees was due to increased debit and credit card transaction volumes. The increase in other loan processing fees was primarily due to increased loan volumes and increased commitment fees.

         The following table provides an analysis of noninterest income for 1997 and 1996:


                                                                     Change from 1996 to 1997
                                                                     ------------------------
                                              1997         1996          Amount           %
---------------------------------------    ----------   ----------   --------------    ------

Service charges on deposit accounts....    $  493,793   $  486,101       $    7,692         2%
Credit card fees ......................       218,027      165,711           52,316        32%
Other loan processing fees ............       189,344      134,336           55,008        41%
Merchant credit card processing fee....    s   45,419       40,230            5,189        13%
Gains on sales of loans ...............       437,883      225,289          212,594        94%
Gains on sales of securities ..........         1,196       14,423          (13,227)      (92%)
Other miscellaneous income ............       144,851      100,944           43,907        43%
                                           ----------   ----------       ----------    ------
Total noninterest income ..............    $1,530,513   $1,167,034       $  363,479        31%
                                           ----------   ----------       ----------    ------
                                           ----------   ----------       ----------    ------



Noninterest Expense

         Noninterest expense increased $1,328,982 from $5,996,678 in 1996 to $7,325,660 in 1997.

         In December 1996, Pacific purchased an empty banking facility in Kent with the goal of opening a new financial center serving South King County in June 1997. During the first six months of 1997, Pacific began to incur expenses, primarily professional fees, associated with the opening of the new financial center. The new financial center opened on June 30, 1997. The expenses associated with the start-up of the new financial center resulted in increased operations expenses during the last six months of 1997. Also, the significant growth in loans and deposits during the last year has required additional operations staff and increased expenditures for supplies, postage, furniture and fixtures. Salaries and employee benefits increased significantly due to the increased number of employees required to staff the new financial center and to support the loan and deposit growth. Recent bank mergers in the Greater Seattle area market have provided additional opportunities for acquiring new customers. Pacific increased its promotional expenses to reach businesses in targeted markets and to promote the opening of the new financial center.

     The following table provides an analysis of noninterest expense for 1997 and Change from 1996 to 1997 1996:


                                                                         Change from 1996 to 1997
                                                                         ------------------------
                                                  1997         1996        Amount             %
--------------------------------------------   ----------   ----------   ----------         -----
Salaries ...................................   $3,007,385   $2,350,401   $  656,984           28%
Employee benefits ..........................      693,545      577,599      115,946           20%
Data processing and other services .........      536,573      489,248       47,325           10%
Advertising and business promotion .........      274,406      262,207       12,199            5%
Professional fees ..........................      211,312      151,926       59,386           39%
Occupancy, net .............................      749,316      676,593       72,723           11%
Furniture and equipment ....................      521,293      406,878      114,415           28%
Supplies and postage .......................      446,661      356,563       90,098           25%
State and local business taxes .............      266,838      212,742       54,096           25%
Other ......................................      618,331      512,521      105,810           21%
                                               ----------   ----------   ----------           --
Total noninterest expense ..................   $7,325,660   $5,996,678   $1,328,982           22%
                                               ----------   ----------   ----------           --
                                               ----------   ----------   ----------           --

Securities

         Pacific maintains a securities portfolio which is used to secure public funds and other deposit accounts,

as required by law, and to provide liquidity. Securities that are classified as held-to-maturity are carried at amortized cost. Securities that are classified as available-for-sale are carried at estimated fair value. The unrecognized gains and losses on the securities classified as available-for-sale are not recorded as income or loss but as a separate component, net of taxes, of shareholders' equity. A significant portion of Pacific's investment portfolio consists of mortgage-backed securities which provide liquidity through returns of principal from the underlying mortgages.

         The following table shows Pacific's securities distribution at December 31:

                                                       Held-to-maturity         Available-for-sale
                                                  -------------------------  -------------------------
(Dollars in thousands)                              1997     1996     1995     1997    1996     1995
------------------------------------------------  -------  -------  -------  ------- -------  --------
                                                       (Amortized costs)     (Estimated fair value)
U.S. treasury and agency obligations ...........           $ 3,023  $ 3,050  $ 5,545  $ 5,502  $12,001
Obligations of states and political subdivisions  $ 1,005    1,008    1,011
Mortgage-backed securities .....................    5,167    8,549   10,077   11,518    9,803    7,848
Other securities ...............................                               1,463     433
                                                  -------  -------  -------  -------  -------  -------
                                                  $ 6,172  $12,580  $14,138  $18,526  $15,738  $19,849
                                                  -------  -------  -------  -------  -------  -------
                                                  -------  -------  -------  -------  -------  -------


         The following table sets forth the maturities and yields of securities at December 31, 1997, and the weighted average yields of such securities (calculated on the basis of the cost and effective yields weighted for the scheduled maturity of each security):

                                                                Held-to-maturity          Available-for-sale
                                                         ---------------------------- ------------------------------
                                                             Weighted       Amortized    Weighted        Estimated
(Dollars in thousands)                                    average yield       Cost     average yield    fair value
----------------------------------------------------     --------------- ------------ ---------------  -------------
U.S. treasury and agency obligations:
    Due after one year but within five years ....                                          6.17%         $5,545
Obligations of states and political subdivisions:
    Due after five years but within ten years ...             5.27%          $1,005
Mortgage-backed securities ......................             5.52%           5,167        6.21%         11,518
                                                                            -------                    --------
                                                              5.48%           6,172        6.20%         17,063
Other ...........................................                                                         1,463
                                                                            -------                    --------
                                                                             $6,172                     $18,526
                                                                            -------                    --------
                                                                            -------                    --------




Loan Portfolio

         During 1997, loan growth continued to be strong. Average loan balances increased 28% from $95,762,000 in 1996 to $122,868,000 in 1997. Ending balances at year-end increased 35% over the period year-end.

         The following table shows Pacific's loan distribution at December 31:

                                       1997                     1996                       1995
                            ------------------------   ------------------------   -----------------------
                               Ending                   Ending                      Ending
(Dollars in thousands)        balance     % of total    balance     % of total      balance    % of total
------------------------    -----------   ----------   ----------   -----------   ----------   ----------
Commercial and financial     $108,112           79%     $ 83,152           75%     $ 54,614           67%
Real estate construction        6,521            5%        6,578            6%        6,337            8%
Real estate mortgage ...       15,616           11%       15,511           14%       16,202           20%
Consumer ...............        6,054            5%        5,198            5%        4,682            5%
                             --------     --------      --------     --------      --------     --------
Total loans ............     $136,303          100%     $110,439          100%     $ 81,835          100%
                             --------     --------      --------     --------      --------     --------
                             --------     --------      --------     --------      --------     --------


         The average balances on loans, and yields on such loans, are summarized in the following table:

                                             1997                                1996
                            ------------------------------------- ------------------------------------
                             Average                               Average
(Dollars in thousands)       balance        % of total    Yield    balance     % of total       Yield
------------------------    ----------      ----------  --------- ----------    ---------      -------
Commercial and financial     $ 94,733           77%        9.91%  $ 69,282           72%        9.79%
Real estate construction        7,264            6%        9.45%     6,452            7%        9.50%
Real estate mortgage ...       15,257           12%        8.67%    15,095           16%        8.75%
Consumer ...............        5,614            5%        9.63%     4,933            5%        9.75%
                             --------         -----               --------         -----
Total loans ............     $122,868          100%        9.72%  $ 95,762          100%        9.60%
                             --------         -----               --------         -----
                             --------         -----               --------         -----


Loan Maturities

         The following table shows the maturities of loans (excluding mortgages and consumer loans) as of December 31, 1997. Also reflected are loan amounts after one year, classified according to interest rate sensitivity:


                                                            Maturing
                                       ----------------------------------------------------
                                                  After one year
                                        Within    but within five   After five
(Dollars in thousands)                  one year     years             years       Total
-----------------------------------    ---------  ---------------    ----------   ---------
Commercial and financial ..........     $54,205       $ 21,930       $ 31,977     $108,112
Real estate construction ..........       1,257          2,095          3,169        6,521
                                        -------       --------       --------     --------
Total .............................     $55,462       $ 24,025       $ 35,146     $114,633
                                        -------       --------       --------     --------
                                        -------       --------       --------     --------
Loans maturing after one year with:
     Fixed interest rates .........                   $ 13,774       $  4,888
     Variable interest rates ......                     10,251         30,258
                                                      --------       --------
Total .............................                   $ 24,025       $ 35,146
                                                      --------       --------
                                                      --------       --------


Allowance for Possible Credit Losses and Loan Quality Review

         The allowance for possible credit losses is established through a provision charged to expense. Loans are charged against the allowance for possible credit losses when management believes the collectibility of the principal is unlikely. The allowance is maintained at an amount management believes will be adequate to absorb losses inherent in the loan portfolio. Determination of the adequacy of the allowance is based on an evaluation of the portfolio and other relevant factors. Management's analysis emphasizes review of the loan portfolio

(concentrations, collateral, and risk) and monitoring past due loans, economic conditions, and other relevant factors.

Credit Loss Experience

         The following table summarizes Pacific's credit loss experience during 1997 and 1996:

                                                                                 1997             1996              1995
------------------------------------------------------------------------     -----------       -----------       -----------
Allowance at beginning of year: ........................................     $ 1,106,000       $   965,000       $   920,000

  Charge-offs:
     Commercial and financial ..........................................          (6,464)                0           (50,776)
     Consumer ..........................................................         (24,667)          (25,531)
                                                                             -----------       -----------       -----------
  Total charge-offs ....................................................          (6,464)          (24,667)          (76,307)

  Recoveries:
     Commercial and financial ..........................................               0                 0             4,336
     Consumer ..........................................................          23,582             7,500            81,980
                                                                             -----------       -----------       -----------
  Total recoveries .....................................................          23,582             7,500            86,316
                                                                             -----------       -----------       -----------
  Net (charge-offs) recoveries .........................................          17,118           (17,167)           10,009

  Provision charged to expense .........................................         251,882           158,167            34,991
                                                                             -----------       -----------       -----------
Allowance at end of year: ..............................................     $ 1,375,000       $ 1,106,000       $   965,000
                                                                             -----------       -----------       -----------
                                                                             -----------       -----------       -----------
Allowance as percentage of total loans .................................            1.01%             1.00%             1.18%

Net charge-offs (recoveries) as a percentage of average loans ..........           (0.01%)            0.02%            (0.01%)
------------------------------------------------------------------------     -----------       -----------       -----------

Nonperforming and Past Due Loans

         When management believes the borrower's financial condition is such that the condition of interest is uncertain, accrual of interest is discontinued and interest previously accrued but not collected is reversed. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest. Management's classification of a loan as nonperforming does not necessarily indicate that the principal of the loan is uncollectible in whole or part. The following table summarizes Pacific's nonaccrual and past due loans at December 31:

                                                   1997          1996         1995
--------------------------------------------    ----------    ----------    ---------
Nonaccrual loans:

   Commercial and financial ................     $ 18,363      $ 49,348      $ 34,089
   Consumer ................................        5,804         7,338         4,097
                                                 --------      --------      --------

Total nonperforming assets .................     $ 24,167      $ 56,686      $ 38,186
                                                 --------      --------      --------
                                                 --------      --------      --------
Loans contractually past due 90 days or more
   and accruing interest ...................     $321,212      $    490      $    759
                                                 --------      --------      --------
                                                 --------      --------      --------
Nonaccrual loans as a percent of total loans         0.02%         0.05%         0.05%
                                                 --------      --------      --------
                                                 --------      --------      --------
Commitments to lend additional funds .......     $      0      $      0      $      0
                                                 --------      --------      --------
                                                 --------      --------      --------


Loan Concentrations

         In general, Pacific is permitted by law to make loans to single borrowers in aggregate amounts up to 20% of Pacific's capital and surplus. Pacific occasionally sells participations in loans to other banks to stay within lending limits or to otherwise limit Pacific's exposure.

         Pacific's goal is to reduce the risk of undue concentrations of loans to multiple borrowers engaged in similar activities that would cause them to be similarly affected by economic or other conditions. At December 31, 1997, no concentration of loans to such multiple borrowers exceeded 10% of Pacific's loan portfolio.

         Pacific has generally restricted its lending activity to customers located in Washington State, primarily in the Greater Seattle area. Deposits

         The following table shows Pacific's deposit distribution at December
31:

                                              1997                     1996
                                    -----------------------  ------------------------
                                     Ending                    Ending
(Dollars in thousands)               balance     % of total    balance     % of total
-------------------------------     ---------    ----------   ---------    ----------
Noninterest-bearing deposits ..     $ 58,517           35%     $ 43,668           30%

Interest-bearing deposits:
   Demand .....................       21,231           13%       17,140           12%
   Savings ....................       47,760           29%       45,934           31%
   Time deposits ..............       38,309           23%       39,583           27%
                                    --------     --------      --------     --------
Total interest-bearing deposits      107,300           65%      102,657           70%
                                    --------     --------      --------     --------
Total deposits ................     $165,817          100%     $146,325          100%
                                    --------     --------      --------     --------
                                    --------     --------      --------     --------

         Average deposits increased 12% from $136,264,000 in 1996 to $152,511,000 in 1997. Average balances and rates paid on such deposits are summarized in the following table:

                                                      1997                                          1996
                                    ----------------------------------------  ------------------------------------------
                                     Average                         Rates      Average                         Rates
(Dollars in thousands)               balance       % of total        paid       balance       % of total         paid
---------------------------------   ---------     ------------     --------   ----------     ------------     ----------
Non-interest bearing deposits .     $ 42,803           28%                     $ 35,250           26%

Interest-bearing deposits
   Demand .....................       17,579           12%           1.35%       15,435            11%          1.38%
   Savings ....................       45,757           30%           3.09%       43,852            32%          2.96%
   Time deposits ..............       46,372           30%           5.57%       41,727            31%          5.35%
                                    --------         -----                      -------          -----
Total interest-bearing deposits      109,708           72%           3.86%      101,014            74%          3.71%
                                    --------         -----                      -------          -----
Total deposits ................     $152,511          100%                     $136,264           100%
                                    --------         -----                      -------          -----
                                    --------         -----                      -------          -----

         Maturities of time deposits of $100,000 or more outstanding at December 31, 1997 are summarized as follows:

        (Dollars in thousands)
        -----------------------------------------        --------------
        Three months or less                                 $19,097
        Over three months through six months                   5,613
        Over six months through twelve months                  2,779
        Over twelve months                                       255

        Total time deposits of $100,000 or more              $27,744
                                                            --------
                                                            --------

Liquidity Management

         Pacific's primary funding sources are customer deposits, loan principal repayments and maturing securities. Pacific offers a full range of deposit accounts, including noninterest-bearing and interest-bearing demand deposits, money market and savings accounts, and time deposits. Pacific attempts to control the flow of deposits by pricing its accounts to remain generally competitive with other financial institutions in its market but does not necessarily always match the highest rates paid by competing institutions.

         Pacific maintains additional liquidity capacity through its securities portfolio, federal funds borrowing lines, borrowing lines with the Federal Reserve Bank and Federal Home Loan Bank, and participation agreements established with other financial institutions.

         The following comparison of average balances shows Pacific's uses and sources of funds during the past two years:

-----------------------------    ------------------------  -----------------------
Average balances for the year              1997                      1996
-----------------------------    ------------------------  -----------------------
(Dollars in thousands)
Uses of Funds
Loans ......................     $122,868           70%     $ 95,762           64%
Other earnings assets ......       37,985           21%       42,066           28%
                                 --------     --------      --------     --------
Total earning assets .......      160,853           91%      137,828           92%

Cash and due from banks ....       11,316            7%        9,204            6%
Other nonearning assets ....        3,845            2%        2,705            2%
                                 --------     --------      --------     --------
Total assets ...............     $176,014          100%     $149,737          100%
                                 --------     --------      --------     --------
                                 --------     --------      --------     --------
Sources of Funds
Interest-bearing deposits ..     $109,708           63%     $101,014           67%
Other borrowings ...........        7,384            4%           28            0%
                                 --------     --------      --------     --------
Total interest-bearing .....      117,092           67%      101,042           67%

Noninterest-bearing deposits       42,803           24%       35,250           24%
Other noninterest-bearing ..        1,506            1%          857            1%
                                 --------     --------      --------     --------
Total noninterest-bearing ..       44,309           25%       36,107           25%
Shareholders' equity .......       14,613            8%       12,588            8%
                                 --------     --------      --------     --------
Total liabilities and
  shareholders' equity .....     $176,014          100%     $149,737          100%
                                 --------     --------      --------     --------
                                 --------     --------      --------     --------

Market Risk

         Pacific's results of operations are subject to the market risk of changing interest rates. Pacific manages this risk through an emphasis on variable rate loans and short maturities combined with shorter term deposits. Pacific does not use derivatives to manage market risk. The table on the following page sets forth the balances of Pacific's financial instruments at the expected maturity dates as well as the fair value of those financial instruments as of December 31, 1997.

         The expected maturities take into consideration historical and estimated principal prepayments for loans and securities. Principal prepayments are the amounts of principal reduction over and above normal amortization. The table assumes that fixed rate loans have annual prepayment rates between 10% to 20% and variable rate loans to have annual prepayment rates between 20% and 25%. Estimated prepayment rates for mortgage backed securities were obtained from published sources.

         The expected maturities of deposits with no stated maturities reflect assumptions based on historical and estimated future roll-off rates for deposit products. The average roll-off rates used for noninterest-bearing, interest-bearing checking accounts and savings accounts were 5%, 4% and 14%, respectively.

         In most cases, market prices are not available for these financial instruments and fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the estimates presented in the following table are not necessarily indicative of the amounts Pacific could realize in a current market exchange. The carrying value of cash and cash equivalents, interest-bearing deposits in banks, Federal funds sold, and accrued interest receivable is a reasonable estimate of fair value for these short-term instruments. For securities held-to-maturity, available-for-sale, or for trading purposes, fair value equals quoted market price or dealer quotes. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The fair value of lending commitments at year-end is estimated to approximate the remaining unamortized fees. The fair values disclosed for demand deposits (e.g., interest and noninterest checking, savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed-term money market accounts approximate their fair values at the reporting date. The fair values for certificates of deposit are estimated using discounted cash flow analyses, using interest rates currently being offered for certificates of deposit with similar terms. The fair value of accrued interest payable approximates the carrying amount. The fair values of term borrowings are estimated using discounted cash flow analyses, using interest rates currently being charged for term borrowings with similar terms.

----------------------------------------------------------------------------------------------------------------------------------
                                                                Expected maturity
                                           --------------------------------------------------------------
                                                                                                  There-                   Fair
(Dollars in thousands)                       1998        1999      2000       2001      2002       after       Total       Value
-----------------------------------------  ---------  ---------  ---------  --------  --------   --------     --------    --------
Financial Assets

Cash and cash equivalents ...............    14,783                                                            14,783       14,783
Federal funds sold ......................    11,425                                                            11,425       11,425
  Weighted average interest rate ........     6.67%                                                             6.67%
Interest-bearing deposits in banks ......     5,135                                                             5,135        5,135
  Weighted average interest rate ........     6.30%                                                             6.30%
Securities held-to-maturity
  Fixed rate ............................     3,108        78          72       212       830       1,007       5,307        5,340
  Weighted average interest rate ........     5.30%      6.14%      6.10%     6.07%     5.27%       5.55%       5.40%
  Variable rate .........................        64        59          55        51        47         589         865          842
  Weighted average interest rate ........      5.94%     5.94%      5.94%     5.94%     5.94%       5.94%       5.94%
Securities available-for-sale
  Fixed rate ............................     5,142      4,204        542     2,590     3,404       1,180      17,062       17,062
  Weighted average interest rate ........     5.75%      6.30%      6.49%     6.36%     6.46%       6.58%       6.20%
Securities - stock ......................     1,463                                                             1,463        1,463
Net loans
  Fixed rate ............................    14,816      7,460      5,539     1,531       875       2,297      32,518       32,047
  Weighted average interest rate ........     8.97%      9.43%      9.25%     9.40%     9.17%       9.12%       9.16%
  Variable rate .........................    88,146      5,314      2,738     3,410     2,802                 102,410      102,410
  Weighted average interest rate ........     9.73%      8.79%      9.08%     9.01%     9.17%                   9.63%
Accrued interest receivable .............     1,003                                                             1,003        1,003

Financial Liabilities

Non-interest bearing deposits ...........     5,852      4,096      2,341     1,756     1,170      43,302      58,517       58,517
Interest-bearing checking accounts ......     1,274      1,168        849       637       425      16,878      21,231       21,231
Weighted average interest rate ..........     1.36%      1.36%      1.36%     1.36%     1.36%       1.36%       1.36%
Savings accounts ........................    13,373     14,328      2,388     1,910     1,433      14,328      47,760       47,760
Weighted average interest rate ..........     3.17%      3.17%      3.17%     3.17%     3.17%       3.17%       3.17%
Certificates of deposit - fixed .........    36,928        486        229       209       440          17      38,309       38,717
Weighted average interest rate ..........     5.55%      5.66%      5.88%     7.75%     5.74%       5.71%       5.57%
Term borrowings - fixed .................     3,500                                    10,000                  13,500       13,634
Weighted average interest rate ..........     5.97%                                     5.39%                   5.82%
Accrued interest payable ................       446                                                               446          446


Year 2000 Issue

         The Year 2000 issue is the result of representing dates with a two-digit year instead of a four-digit year (i.e., "98" versus "1998".) Today's computerized systems perform many calculations and comparisons on dates which, if based on a two-digit year, could produce erroneous results if the systems read "00" as "1900" instead of "2000" when processed. The issue is not limited to computer software programs, but potentially includes many electro-mechanical systems such as elevators, facsimile machines, copiers, etc.

         Pacific uses a data processing servicer, M&I Data Services, Inc. ("M&I"). M&I provides Pacific with most of its core processing systems including loans, deposits, ATM and financial accounting. M&I began addressing the Year 2000 issues in 1995. Pacific has been closely monitoring M&I's progress on its Year 2000 project. M&I has completed the programming of its software to address the Year 2000 issue and is in the process of testing the modified software. Pacific is currently scheduled to be converted to M&I's Year 2000 compliant software in October 1998.

         In addition, Pacific began its own Year 2000 project in late 1996 to address internal systems. Pacific uses a number of microcomputer based third party software programs to perform tasks such as accounts payable and loan documentation. Pacific has completed a detailed inventory of these software programs and has reviewed all programs for Year 2000 compliance. With only a few exceptions, most of Pacific's microcomputer software applications are Year 2000 compliant, according to the software vendors. Pacific is in the process of testing compliant software packages to confirm compliance and anticipates completing this testing phase by year-end 1998. Non-compliant software is scheduled to be updated or replaced by August 1998 with testing of the updated software to be completed by year-end 1998.

         As a result, Pacific anticipates having all its products and services Year 2000 compliant by December 1998.

         The third part of Pacific's Year 2000 project consists of inventorying Pacific's infrastructure systems such as facsimile machines, copiers, heating and air conditioning systems, phone systems, elevators, and security systems. This inventory has been completed and Pacific is in the process of reviewing and testing these systems for compliance.

Forward Looking Statements

         Pacific has included certain "forward looking statements" concerning the future operations of Pacific. It is management's desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This statement is for the express purpose of availing Pacific of the protections of such safe harbor with respect to all "forward looking statements" contained in the information provided in this Prospectus/Joint Proxy Statement. Pacific has used "forward looking statements" to describe the future plans and strategies including expectations of Pacific's future financial results. Management's ability to predict results or the effect of future plans and strategy is inherently uncertain. Factors that could effect results include interest rate trends, the general economic climate in Washington State and the country as a whole, loan delinquency rates, and changes in federal and state regulation. These factors should be considered in evaluating the "forward looking statements" and undue reliance should not be placed on such statements.

                         INFORMATION CONCERNING PIONEER

Business

         Pioneer was incorporated on January 31, 1985 in the State of Washington and became a registered bank holding company through the acquisition of Pioneer Bank on October 25, 1985. Pioneer's principal business is to hold 100% of the capital stock of its bank subsidiary, Pioneer Bank.

         Pioneer Bank was chartered as a national bank under the laws of the United States in July 1977 and is a full-service commercial bank which conducts general banking business. Pioneer Bank offers its customers a broad range of banking services including checking, deposits, commercial loans, including SBA loans, real estate loans, personal and other installment and term loans, travelers cheques, safe deposit boxes, electronic banking, wire transfers and notary services. Pioneer Bank operates a main office in Yakima, three branch offices in Yakima, and one branch office in Kennewick, Washington. See "-Facilities."

Competition

         The primary service area of Pioneer Bank is the City of Yakima in Yakima County which is located in South Central Washington. In addition Pioneer Bank has a branch in Benton County which is located in South-eastern Washington. Yakima, the largest city in Yakima County, is the location of Pioneer Bank's home office along with 3 other branches. Pioneer Bank is also represented in Benton County with one branch in Kennewick. Kennewick is the largest of the three major cities within the Tri-Cities area. The Tri-Cities population which is within Benton and Franklin Counties is projected to have a year 2000 population of approximately 190,000. With 11 other financial institutions serving the population, competition in Pioneer Bank's primary service area is relatively high. There are a number of well established commercial banks and savings banks within this service area. Many of Pioneer Bank's competitors are larger and more substantially capitalized than Pioneer Bank. These established larger financial institutions have greater resources than Pioneer Bank for lending activities and to pay for advertising, physical facilities, and personnel.

        The primary factors affecting competition for deposits are interest rates, the quality and range of financial services offered and the convenience of office locations and office hours. The primary factors in competing for loans are interest rates, loan origination fees and the quality and range of lending services offered. Other factors which affect competition include the general availability of lendable funds and credit, general and local economic conditions and the quality of service provided to customers.

         Pioneer Bank relies substantially on local promotional activity, personal contacts by its officers, directors, employees and shareholders, extended hours, personalized service, a flexible product mix and its reputation in the community to compete effectively.

         At December 31, 1997, Pioneer Bank was the sixth largest of 12 financial institutions in its primary service area based on deposits.

Facilities

         Pioneer Bank operates out of five offices. Following are descriptions of Pioneer's facilities at each location.

         Main Office located at 402 East Yakima Avenue, Yakima, Washington has four teller windows, two drive up windows and one walk up window. Pioneer Bank leases this office from Yakima Mall Shopping Center Corporation under four separate lease agreements. Two leases expire in April 2002. Two leases expire on July 30, 1998, with additional options to renew until April 2002.

         Medical Center Office located at 301 South 11th Avenue, Yakima, Washington has four teller windows and one drive up window. Pioneer Bank owns this building.

         Gateway Office located at 120 N. Fair Avenue, Yakima, Washington, in the Food Pavilion at Gateway Center, has three teller windows, and an ATM. Pioneer Bank leases this office from Thrifty Foods of Eastern WA, Inc., pursuant to a lease expiring on December 31, 2001, with two additional five year options to renew.

         Chalet Office located at 5605 Summitview Avenue, Yakima, Washington, in Wray's Thriftway, has two teller windows and an ATM. Pioneer Bank leases this office from Wray's Inc., pursuant to a lease expiring on December 31, 2002, with two additional five year options to renew.

         Tri-Cities Office located at 401 North Kellogg, Kennewick, Washington has three teller windows, two drive up windows and an ATM. Pioneer Bank leases this office from J.P. and Nicole LaLiberte pursuant to a lease expiring on October 4, 2009, with one additional ten year option to renew.

         In addition, Pioneer Bank has an ATM located in the lobby of the Yakima airport, located at 2300 West Washington Avenue, Yakima, Washington, and an ATM located at Shields Bag & Printing, located at 1009 Rock Avenue, Yakima, Washington.

Employees

         At December 31, 1997, Pioneer Bank had 80 employees, with 59 persons working full-time and 21 working part-time. Pioneer has no employees separate from those of Pioneer Bank. The employees are not represented by a union organization or other collective bargaining group, and management considers its relations with the employees to be very good.

Year 2000

         Pioneer Bank has been working on becoming year 2000 compliant since September 1997. Preparations and accomplishments to date include the following:

         The first step was to make the Pioneer Bank Board of Directors and senior management aware of the issue, its risks and complexities. A senior executive was assigned responsibility for overseeing the project and a year 2000 committee was formed with representatives from each department of the Pioneer Bank. Regular meetings have been held to discuss the process, assign tasks, determine priorities, and monitor progress toward becoming year 2000 compliant. Updates have been provided to the Board of Directors on a monthly basis.

         All of Pioneer Bank's computer controlled equipment has been identified and approximately 90% has been tested for compliance. All software programs have been identified and Pioneer Bank is in the process of setting up testing routines for those programs which have been identified by the vendors as year 2000 compliant. Some vendors have identified certain programs that they must change or existing software upgrades that Pioneer Bank must make to process into the year 2000. Pioneer Bank plans to complete testing on all programs by the fourth quarter of 1998. Management of Pioneer Bank is monitoring the progress that its vendors are making towards a solution.

         Pioneer Bank does not write any of its own software as it uses standard programs available to the general banking community. The primary vendor for the main processing system used by Pioneer Bank is Information Technology Inc. ("ITI") of Lincoln, Nebraska. ITI has stated that its systems are year 2000 ready and is providing Pioneer Bank with special instructions and assistance with testing and confirming that its banking software is ready for the century date change.

         Key vendors have been identified and letters requesting their progress toward implementing year 2000 solutions have been mailed. Alternative or backup vendors will be identified where necessary.
Questionnaires have been sent to appropriate corporate borrowing customers to determine the customer's ability to meet its obligations to Pioneer Bank. Follow up will be made where necessary.

         Pioneer Bank management considers that it is making progress identifying and remedying problems with processing into the next century, and that it will meet the necessary deadlines to successfully accomplish the change to the new century.

Legal Proceedings

         Pioneer Bank is from time to time a party to various legal proceedings arising in the ordinary course of it's business. Management believes that there is no threatened or pending proceedings against Pioneer or Pioneer Bank which, if determined adversely, would have a material effect on the business or financial position of either, respectively.

                 PIONEER MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         For purposes of the following management discussion and analysis, the information primarily reflects the activities of Pioneer's subsidiary, Pioneer Bank, as Pioneer's primary operation is owning Pioneer Bank. Pioneer Bank operates four offices in Yakima and one office in Kennewick. Pioneer Bank concentrates its lending on term loans to small to medium sized businesses and professionals, and on residential real estate loans to home buyers. Many of its term loans are commercial real estate loans, and many of its business loans are guaranteed by the Small Business Administration ("SBA").

Three months ended December 31, 1997 and 1996

         Overview. Total assets of $105.9 million at December 31, 1997 represents an 8% increase over total assets of $98.1 million at December 31, 1996. Most of the growth is a result of increases in balances of loans and securities. The growth in assets was funded primarily by increases in deposits, and borrowings.

         Net Income. For the three months ended December 31, 1997 and 1996, net income was $360,000 and $250,000, respectively, an increase of $110,000 or 44% in 1997 compared to 1996. The increase in earnings is due in part to increased net interest income and non-interest income during 1997.

         Net Interest Income. Net interest income for the three month period ended December 31, 1997 was $1,065,000 compared to $1,040,000 for the three months ended December 31, 1996. This was an increase of $25,000 or 2% compared to the three months ended December 31, 1996. The increase in net interest income was primarily the result of a $9 million increase in average earning assets. Average earning assets were $96 million and $87 million for the two quarters ended December 31, 1997 and 1996, respectively. Net interest income was reduced by an increase of $119,000, or 14%, in interest expense during the three months ending December 31, 1997 compared to the three months ending December 31, 1996, primarily as a result of increased interest-bearing deposit accounts. For the three months ended December 31, 1997 and 1996, interest expense was $974,000 and $855,000, respectively. Pioneer Bank's net interest margin on earning assets totaled 5.34% and 5.42% during the same periods, respectively.

         Non-Interest Income. Non interest income for the three month period ended December 31, 1997 and 1996 was $874,000 and $518,000, respectively, an increase of $356,000 or 69% in 1997 compared to 1996.

         Fourth quarter of 1997 increase in fee income was primarily due to income generated from lending activities, resulting in increased gain on sale of loans.

         Non-Interest Expenses. Non-interest expenses for the three month period ended December 31, 1997 and 1996 was $1,322,000 and $1,136,000,
respectively, an increase of $186,000, or 16.4% from the three month period ended December 31, 1996. The increase in expenses was primarily associated with costs incurred with the opening of two new branches in Yakima.

Financial Condition and Results of Operation for the Years ended December 31, 1997 and 1996

         Overview. Total assets of $105.9 million at December 31, 1997 represents an 8% increase over total assets of $98.1 million at December 31, 1996. Most of the growth in assets is the result of increases in balances of loans and securities. The growth in assets was funded primarily by increases in deposits and borrowings.

         Net Income. For the years ended December 31, 1997 and 1996, net income was $1,081,000 and $1,163,000, or a decrease of $82,000 or 7% from 1997 compared with 1996. The decrease in net income is due in part to lower fee income from loan sales during the first half of 1997, an increase in operating expenses associated with the opening of two new branches, and the expense associated with the repurchase of $103,000 of employee stock option rights.

         Net Interest Income. Net interest income for the years ended December 31, 1997 increased $230,000, or 5% compared to the year ended December 31, 1996. The increase in net interest income was primarily the result of a $15 million increase in average earning assets. Average earning assets were $95 million and $80 million for the years ended December 31, 1997 and 1996, respectively. Interest income increased by 12.8% for the year ending December 31, 1997 over the same period for 1996. This increase was partially offset by the increase in interest expense for the same time period. Interest expense increased by 23.9% for the year ending December 31, 1997 over the same period for 1996. Interest expense increased due to increases in interest bearing money market accounts and time deposits in relationship to non-interest bearing demand deposits. Pioneer Bank's net interest margin on earning assets totaled 5.20% and 5.80% during the same periods, respectively.

         Non-Interest Income. For the years ended December 31, 1997 and 1996, non-interest income was $1,908,000 and $1,691,000 respectively, an increase of $217,000 or 12.8% from 1997 compared with 1996. The increase was primarily due to growth in deposits resulting in increased service charges on deposit accounts, and an increase in fee income generated from discounts on purchased receivables. The increase in non-interest income for the year 1997 was reduced by a decrease in loan servicing income due to higher SBA loan payoffs during the year ending 1997.

         Non-Interest Expenses. Non-interest expenses for the year ended December 31, 1997 increased $664,000, or 15.4% from the year ended December 31, 1996. Non-interest expense was $4,979,000 and $4,315,000 for the years ending December 31, 1997 and 1996 respectively. The increase in expenses was primarily associated with increased personnel and other expenses incurred in connection with opening two new Yakima branches, and the repurchase of $103,000 of employee stock option rights.

Loan Quality, Liquidity and Capital

         Allowance for Credit Losses. The allowance for credit losses represents management's current estimate of amounts required to absorb losses on existing loans. The $696,000 allowance at December 31, 1997 is a decrease of $52,000 or 6.9% from the 1996 allowance of $748,000. The allowance represents 1.14% of loans at December 31, 1997, as compared to 1.35% at December 31, 1996.

         The allowance for credit losses is increased by provisions charged to operations and reduced by loans charged off, net of recoveries. The allowance is based on management's periodic evaluation of potential losses in the loan portfolio after consideration of historical loss, experience, adverse situations that may affect the borrower's ability to repay, the estimated value of any collateral, economic conditions and other risks inherent in the portfolio.

         Liquidity and Sources of Funds. Pioneer Bank's primary sources of funds are deposits, borrowing lines arranged through the Federal Home Loan Bank of Seattle (FHLB) as well as other correspondent lines, sales of securities available for sale, repurchase agreements, loan repayments, maturities of securities, and net income. Scheduled loan repayments are a relatively stable source of funds while deposit inflows and unscheduled loan prepayments are not. Deposit inflows and unscheduled loan prepayments are influenced by general interest rate levels, interest rates on other investments, competition, economic conditions and other factors.

         Total deposits at December 31, 1997 were $85.6 million, an increase of 4.1% from $82.2 million at December 31, 1996. Pioneer Bank does not accept brokered deposits. A concerted effort has been made to attract deposits in the market area Pioneer Bank serves, through competitive pricing and delivery of quality products.

         Capital. In 1989, the federal banking regulators adopted risk based capital guidelines under which one of four risk weights is applied to balance sheet assets, each with different capital requirements based on the perceived credit risk of the asset. Risk-adjusted capital-to-asset ratios were 16.0% and 16.9% at 1997, December 31, 1997 and 1996, respectively. At December 31, 1997, Pioneer Bank met all regulatory capital requirements and was considered "well capitalized" under regulatory risk based capital guidelines.

         Pioneer declared a cash dividend on January 16, 1997, payable on March 21, 1997, to stockholders of record as of December 31, 1996. The dividend was $0.51 per share, which represents 17% of 1997 earnings.

         A voluntary stock repurchase program was initiated on March 24, 1997 and concluded on May 23, 1997. The buyback was at a price of $32.00 per share. Pioneer also offered employees who held stock options to buy them back under the same terms. The employees were paid the difference between their option exercise price and $32.00. The number of shares repurchased were 17,801, and the number of employees options repurchased were 10,250. Shares repurchased represented less than 4.5% of total outstanding shares.

Lending

         Pioneer Bank's policy is to originate loans primarily in its local market areas. Pioneer Bank's loan underwriting policies focus on assessment of each borrower's ability to service and repay the debt, and the availability of collateral that can be used to secure the loan. Depending on the nature of the borrower and the purpose and the amount of the loan, Pioneer Bank's loans may be secured by a variety of collateral, including business assets, real estate, and personal assets. Many business loans may also be dependent upon the personal guarantee of the owners. Many business loans are also guaranteed by the Small Business Administration. Pioneer Bank's loans are generally classified by the loan purpose and the principal asset pledged as collateral to secure the loan.

         Pioneer Bank's commercial and industrial loans consist primarily of secured revolving operating lines of credit and business term loans. Commercial real estate loans include loans for various purposes where the primary collateral is commercial real estate. Real estate construction loans include loans made in connection with custom and "spec" (build to sell) construction of residential and commercial buildings and loans made to borrowers who build residential and commercial buildings for resale. The majority of loans within Pioneer Bank's portfolio have terms of five years or less or have adjustable interest rates. Such rates are principally tied to the prime rate, or to a similar extent, a treasury-base index.

         Consumer installment loans and other loans, while representing a smaller percentage of total outstanding loans, include home equity loans, auto loans, and VISA credit cards.

         Types of Loans. The following table sets forth the composition of Pioneer Bank's loan portfolio by type of loan at December 31, 1997, 1996, and 1995.


                                    1997                         1996                         1995
                         ---------------------------  --------------------------  ------------------------
(Dollars in thousands)      Ending                      Ending                      Ending
                           balance     % of total      balance     % of total       balance    % of total
                         ------------ -------------  ------------  ------------  ------------- -----------

Commercial and industrial     $13,220       22%       $12,528         23%          $10,652          21%
Real Estate:
   Construction                 3,706        6%         5,191          9%            3,876           8%
   1-4 Residential              8,362       14%         7,208         13%           10,103          20%
   Commercial                  31,840       54%        29,253         53%           24,534          48%
Consumer                        2,068        4%         1,313          2%            1,572           3%
-------------------------------------------------------------------------------------------------------
         TOTAL                $59,196      100%       $55,493        100%          $50,737         100%
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------



         Loan Maturities and Sensitivities to Changes in Interest Rates. The following table shows an analysis of Pioneer Bank's loan maturities and sensitivities to changes in interest rates at December 31, 1997.

                                                      After 1 But
                                    Within 1 Year       Within 5         After 5        Total
                                    -------------       --------         -------        -----
                                                               (Dollars in thousands)
Loans-Fixed Rate
  Commercial and industrial           $  2,356         $  1,206        $    83        $  3,645
  Real estate
    Construction                         2,209              258              0           2,467
    1-4 residential                        572            2,123          2,900           5,595
    Commercial                             851           11,474          6,717          19,042
Consumer                                   151              672            404           1,227
                                    ----------------------------------------------------------
Total loans with
interest rates (fixed)                $  6,139          $15,733        $10,104         $31,976

Loans-Variable
  Commercial and industrial           $  9,528       $       48    $         0        $  9,576
  Real estate
    Construction                         1,238                0                          1,238
    1-4 residential                      1,568            1,199                          2,767
    Commercial                          11,313            1,306            179          12,798
  Consumer                                 841                0              0             841
                                    ----------------------------------------------------------
Total loans with floating or
  adjusted interest rates               24,488            2,553            179          27,220
                                    ----------------------------------------------------------
Total Loans                            $30,627          $18,286        $10,283         $59,196
                                    ----------------------------------------------------------
                                    ----------------------------------------------------------

         Risk Elements. Risk elements include accruing loans past due ninety days or more, non-accrual loans, and loans that have been restructured to provide a reduction or deferral of interest or principal for reasons related to the borrowers financial difficulties, potential problem loans, loan concentrations and classified loans. The following table states Pioneer Bank's non-accrual loans as of December 31, 1997, 1996 and 1995. There was one restructured loan in the amount of $455,000 as of December 31, 1997. This loan was performing under a Chapter 11 bankruptcy plan.

                                                                       As of December 31,
                                     ------------------------------------------------------------------------
                                          Non-Accrual Loans                Accruing Loans Past Due 90 Days
                                          -----------------                -------------------------------
                                          1997       1996       1995            1997         1996        1995
                                          ----       ----       ----            ----         ----        ----
                                                        (dollars in thousands)
Loans:

    Commercial and industrial             $139        $26        $402
Real estate:
    Construction
    1-4 residential
    Commercial                                        532
Consumer                                               17          19
                                     ------------------------------------------------------------------------
Total                                     $139       $575        $421             $0           $0          $0
                                     ------------------------------------------------------------------------
                                     ------------------------------------------------------------------------


         The accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed against income. Interest income is subsequently recognized only to the extent payments are received.

         At December 31, 1997, Pioneer Bank was not aware of any loans that continued to accrue interest or that management reasonably expects will have a materially negative impact on future operating results. Pioneer Bank's management is not aware of any information concerning any material loans, other than those discussed as risk elements above, that cause it to have doubts as to the ability of the borrowers to comply with the term of the loans.

Summary of Loan Loss Experience

         Analysis of the Allowance for Credit Losses. Pioneer Bank maintains the allowance for credit losses at a level sufficient to provide for estimated loan losses based on evaluation of known and inherent risks in the loan portfolio. The allowance is based on management's periodic evaluation of potential losses in the loan portfolio after consideration of historical loss experience, adverse situations that may effect the borrower's ability to repay, the estimated value of any underlying collateral, economic conditions, the result of examination of individual loans, the evaluation of the overall portfolio by senior credit personnel and federal and state regulatory agencies, and other risks inherent in the portfolio. Credits deemed uncollectible are charged to the allowance. Provisions for credit losses and recoveries on loans previously charged off are added to Pioneer Bank's allowance.

         The following table summarizes Pioneer Bank's loan loss experience for the years ended December 31, 1997, 1996 and 1995.


                                               --------------------------------------------
                                                    1997              1996            1995
                                               ---------------------------------------------
                                                              (dollars in thousands)

Allowance at beginning of year:                  $748               $533                403
   Charge-offs:
      Commercial and industrial                    (93)              (29)               (23)
      Commercial real estate                      (154)              (18)
      Consumer                                     (15)              (11)                --
                                               ---------------------------------------------
   Total charge-offs                              (262)              (58)               (23)
   Recoveries:
      Commercial and industrial                      1                 1
      Commercial real estate                        21
      Consumer                                       0                 0                  1
                                               ---------------------------------------------
   Total recoveries                                 22                 1                  1
                                               ---------------------------------------------
   Net (charge-offs) recoveries                   (240)              (57)               (22)
   Provision charged to expense                    188               272                152
                                               ---------------------------------------------
Allowance at end of year:                         $696              $748               $533
                                               ---------------------------------------------
                                               ---------------------------------------------
Ratio of net charge-offs to average
  outstanding loans during the period             .405%             .105%               .05%
Allowance as percentage of total loans
  at end of period                                1.14%             1.35%              1.07%
Average outstanding loans                      $59,257            $54,096            $44,220


Market Risk

         Pioneer Bank's business strategies are to maximize long term profitability and to provide stable net interest income insofar as possible, but even more importantly, to protect the bank's net earnings during various rate scenarios.

         This includes managing the risk/return relationships between liquidity, capital adequacy and the potential for income fluctuations due to the mismatching of asset and liability maturities. Pioneer Bank considers liquidity the greatest risk to the bank followed by capital adequacy and then interest rate risk. Pioneer Bank expects to generate earnings from appropriate loan volume ( fees), correct loan pricing (interest), and expense control, and not from trying to accurately forecast interest rates.

         Pioneer Bank's loan portfolio historically has had very little interest rate risk compared to its' liabilities due to the fact that approximately 83% of it's loans are variable rate or mature in less than 5 years. Pioneer Bank's liability side also is weighted to a short maturity schedule. Most commercial loans are priced off of a prime rate index. Over 45% of the loans at year end December 31, 1997 were variable rate, the majority of which reprice immediately or within 30 days of a change in the prime rate. Over 90% of the banks certificates of deposit mature within 12 months.

         Pioneer Bank does make some longer term residential real estate loans. In most cases these loans are written to secondary market standards and sold within 30 days.

         The table on the following page sets forth the balance of Pioneer Bank's financial instruments at the expected maturity dates as well as the fair value of those financial instruments as of December 31, 1997.

         The expected maturities for financial liabilities with no stated maturity reflect assumptions based on historical and estimated future roll-off rates. The roll-off rates for non-interest bearing deposits, interest bearing checking accounts, money market accounts and savings accounts are 8 percent, 14 percent, 10 percent, and 15 percent, respectively. The weighted average interest rates for financial instruments presented are actual as of December 31, 1997.

         The estimated fair value amounts have been determined by Pioneer Bank using available market information and appropriate valuation methodologies. Amounts that could actually be realized may be different than those presented herein. The carrying value of cash and cash equivalents and accrued interest receivable is a reasonable estimate of the fair value for such financial assets. The fair values of securities available for sale, securities held to maturity and loans held for sale are based on quoted market rates and dealer quotes. The fair value of fixed-rate and adjustable rate loans is based on discounted cash flows using estimated market rates for loans with similar characteristics. FHLB stock does not have a market and the fair value is considered to be its carrying value. The fair value deposits with no stated maturity, such as checking accounts, money market accounts and savings accounts, is considered to be the amount payable on demand as of December 31, 1997. The fair value of certificates of deposit is based on the discounted value of cash flows using a discount rate based on the current average rate for deposits with similar maturities as of December 31, 1997. The fair value of FHLB advances and securities sold under agreements to repurchase are estimated based on the present value of future cash flows using a discount rate equal to the rate offered on similar borrowings with similar maturities as of December 31, 1997.

                                                                                             There-                    Fair
                                            1998       1999      2000      2001     2002     after        Total         Value
------------------------------------------------------------------------------------------------------------------------------
Financial Assets

Cash and cash equivalents

  Non-Interest bearing                    $6,254                                                          $6,254       $6,254
  Weighted average interest rate
  Interest-bearing deposits in banks       1,792                                                           1,792        1,792
  Weighted average interest rate           5.50%                                                           5.50%
Securities available for sale

  Fixed rate                                 623      5,634     5,101     5,305      3,507     8,289      28,459       28,459
  Weighted average interest rate           6.90%      5.96%     6.25%     6.35%      6.45%     6.67%       6.37%
  Adjustable rate                            ---        497       ---       ---        ---     1,330       1,827        1,827
  Weighted average interest rate             ---      5.55%       ---       ---        ---     6.76%       6.43%
Securities held to maturity

  Fixed rate                                 259         63        45       107         55       826       1,355        1,388
  Weighted average interest rate           7.16%      8.07%     9.70%     8.06%     10.00%     7.06%       7.46%
  Adjustable rate                            ---        ---       ---       ---        ---       ---         ---
  Weighted average interest rate             ---        ---       ---       ---        ---       ---         ---
Loans receivable, net

  Fixed rate                               6,211      1,306     8,134     2,375      3,265    10,685      31,976       31,820
  Weighted average interest rate           8.79%      9.86%     9.47%     9.65%      9.97%     9.29%       9.36%
  Adjustable rate                          5,937      1,425     1,781     1,603      1,722    14,752      27,220       27,563
  Weighted average interest rate          10.22%     10.31%    10.76%    10.90%     10.60%    10.60%      10.53%
Loans held for sale                        2,369                                                           2,369        2,394
Weighted average interest rate              7.25                                                           7.25%
Accrued interest receivable                  786                                                             786          786
Weighted average interest rate
Federal Home Loan Bank (FHLB) stock                                                            2,020       2,020        2,020
Weighted average interest rate                                                                 8.00%       8.00%

Financial Liabilities

Non-interest bearing deposits              1,333      1,227     1,128     1,038        954    10,983      16,663
Weighted average interest rate               ---        ---       ---       ---        ---       ---         ---          ---
Interest-bearing checking accounts           856        736       633       545        468     2,879       6,117
Weighted average interest rate             1.45%      1.45%     1.45%     1.45%      1.45%     1.45%       1.45%
Money market accounts                      1,178      1,060       954       859        773     6,954      11,778
Weighted average interest rate             4.57%      4.57%     4.57%     4.57%      4.57%     4.57%       4.57%
Savings accounts                           1,081        919       781       664        564     3,198       7,207
Weighted average interest rate             2.35%      2.35%     2.35%     2.35%      2.35%     2.35%       2.35%
Certificates of deposit
  Fixed rate                              39,705      3,290       356       198        161       ---      43,710       43,766
  Weighted average interest rate           5.47%      5.75%     5.81%     5.35%      5.40%       ---       5.49%
  Adjustable average interest rate           126                                                             126          126
  Weighted average interest rate           5.17%                                                           5.17%
FHLB advances and other borrowings

  Fixed rate                               2,700      1,893     1,680       ---        400       ---       6,673        6,673
  Weighted average interest rate           6.06%      6.88%     6.32%       ---      7.70%       ---       6.46%
  Adjustable average interest rate         3,518        ---       ---       ---        ---       ---       3,518        3,520
  Weighted average interest rate           6.03%                                                           6.03%
Securities sold under agreements

  to repurchase                              ---        ---       ---       ---        ---       ---       ---
Weighted average interest rate


Securities Activity

         Securities for which Pioneer Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized in interest income.

         Securities available for sale consist of debt and certain equity securities not classified as trading or as securities held to maturity. Securities available for sale are reported at fair value. Unrealized gains and losses, net of the related deferred tax effect, are reported as a net amount in a separate component of stockholders' equity. Realized gains and losses on securities available for sale, determined using the specific identification method, are included in earnings. Amortization of premiums and accretion of discounts are recognized in interest income over the period to maturity.

         Pioneer Bank's investment policy is approved by its Board. It has been the policy of Pioneer Bank to maintain relatively high levels of liquidity to meet loan funding and deposit outflow requirements. The following table sets forth the securities portfolio of Pioneer Bank.

         Analysis of Securities. The estimated fair values of securities available for sale and the amortized cost of securities held to maturity are as follows at December 31, 1997, 1996, and 1995:


                                                     As of December 31,
                                                   (dollars in thousands)

                                          1997        1996         1995
                                          ----        ----         ----
Available for Sale:
US Treasury and other
   US government agencies
  and corporations                      $25,216     $20,743     $12,469
States of the US and                      4,733       6,343       1,781
  political  subdivisions
Other securities                          2,357       2,465       3,523
                                     -------------------------------------
                                        $32,306     $29,551     $17,773

Held to Maturity:
States of the US and
   political subdivisions               $ 1,355     $   551     $   770


         Maturity Distribution of Securities. The following table sets forth the stated maturities of securities as of December 31, 1997, and the weighted average yields of such securities. Mortgage backed securities and callable bonds are reported at their stated maturity. Yields on tax exempt obligations have been computed on a tax equivalent basis using a 34% tax rate.



                                  Less than              One to               Five to              Over Ten
                                  One Year             Five Years            Ten Years              Years
                                  --------             ----------            ---------            --------
                              Amount    Yield      Amount      Yield     Amount    Yield     Amount      Yield
                              ------    -----      ------      -----     ------    -----     ------      -----
                                                            (dollars in thousands)
Available for Sale:
US Treasury and other

  US government agencies
  and corporations            ---         ---        $21,004     6.28%     $2,000    6.39%   $2,204      6.72%
States of the US and
   political subdivisions      623       6.90%         2,128     6.41%      1,990    7.20%      ---        ---
Other securities             2,108       7.54%           249     5.74%       ----    ----       ---        ---
                            ------       ----         -------    ----       ------   ----    ------      ----
                            $2,731       7.39%        $23,381    6.29%      $3,990   6.79%   $2,204      6.72%



                                  Less than              One to               Five to              Over Ten
                                  One Year             Five Years            Ten Years              Years
                                  --------             ----------            ---------            --------
                              Amount    Yield      Amount      Yield     Amount    Yield     Amount      Yield
                              ------    -----      ------      -----     ------    -----     ------      -----
                                                            (dollars in thousands)

Held to Maturity:
States of the US and
  political subdivisions   $   259       7.16%         $  270     8.73%    $   826   7.21%      ---        ---



         The balance of states and political subdivisions at December 31, 1997 were issued by the State of Washington and its political subdivisions. These securities were purchased to enhance Pioneer Bank's yield on earning assets and reduce Pioneer Bank's effective marginal tax rate.

Deposits

         The average daily amount of deposits and rates paid on interest bearing deposits is summarized for the periods indicated in the following table:

                                                           As of December 31,
                          -------------------------------------------------------------------------
                                        1997                     1996                     1995
                          -------------------------------------------------------------------------
(Dollars in thousands)         Amount       Rate        Amount      Rate         Amount       Rate
                          -------------------------------------------------------------------------
Deposits:

  Demand deposits              $14,580         ---      $13,530        ---       $11,647       ---
  Savings, NOW and
    money market                25,115       3.25%       19,400      2.86%        16,336      2.9%
  Time deposits                 46,263       5.70%       37,791      5.76%        25,801      5.8%
                               -------       -----      -------      -----       -------      ----
         Total                 $85,958                  $70,721                  $53,784
                               -------       -----      -------      -----       -------      ----
                               -------       -----      -------      -----       -------      ----


         Maturities of time certificates of deposit of $100,000 or more outstanding as of December 31, 1997, are summarized as follows (dollars in thousands):



Three months or less                      $3,260
Over three through twelve months           5,927
Over one year through three years          1,033
                                         -------
         Total                           $10,220
                                         -------
                                         -------

Significant Financial Ratios

         The following table sets forth consolidated operating ratios for Pioneer Bancorp for the periods presented.


                                        Three months ended
                                            December 31,                Year ended December 31,
                                       -------------------       -----------------------------
                                        1997          1996       1997        1996          1995
                                        ----          ----       ----        ----          ----
Return on average assets               1.23%         1.06%        1.06%      1.35%        1.21%
Return on average equity              14.42%        11.57%       12.73%     14.47%       12.85%
Average equity to average assets       8.55%         9.15%        8.37%      9.24%        9.83%
Dividend pay out ratio to net income     ---          ---        17.02%     14.27%       17.99%


Distribution of Assets, Liabilities and Stockholders' Equity; Interest Rates and Interest Differential

         The following table sets forth for the periods indicated a summary of the changes in interest earned and interest paid resulting from changes in volume and changes in rates. The change in interest due to volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the changes in each.


                                   For the year ended December 31,       For the year ended December 31,
                                       1997 compared to 1996                 1996 compared to 1995
                                   ------------------------------        -----------------------------
                                    Volume       Rate      Net             Volume    Rate      Net
                                    ------       ----      ---             ------    ----      ---

INTEREST EARNED ON:
Loans                               $   568   $  (212)  $   356            $ 1,116   $  49    $ 1,165
Securities
   Taxable                              458        34       492                302     (21)       281
   Nontaxable                           185         0       185                 70     (51)        19
Federal funds sold                      (63)        8       (55)                37      (5)        32
Interest bearing deposits              --        --        --                   --      --        --
                                    -------------------------------------------------------------------
   Interest earning                 $ 1,148   $  (170)  $   978            $ 1,525   $ (28)   $ 1,497

INTEREST PAID ON:
Savings, NOW and
   money market                     $   189   $    72   $   261            $    89   $  (8)  $     81
Time deposits                           483       (22)      461                695     (19)       676
Short-term borrowings                    19         7        26                (95)    (23)      (118)
                                    -------------------------------------------------------------------

   Interest bearing                 $   691   $    57   $   748            $   689   $ (50)  $   639
                                    -------------------------------------------------------------------

  Net Interest income               $   457   $  (227)  $   230            $   836   $  22   $   858
                                    -------------------------------------------------------------------
                                    -------------------------------------------------------------------


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                     MANAGEMENT OF INTERWEST, PACIFIC AND PIONEER

     Information regarding beneficial ownership of the InterWest Common Stock is set forth in the InterWest 1998 Proxy, which is incorporated herein by reference. See "INFORMATION INCORPORATED BY REFERENCE," "AVAILABLE INFORMATION" and the InterWest 1998 Proxy.

                                      PACIFIC

     The following table sets forth certain information regarding beneficial ownership of the Pacific Common Stock at March 19, 1998 by (i) each director and executive officer, (ii) all directors and executive officers as a group, and (iii) each person known by Pacific to be the beneficial owner of more than 5% of the outstanding shares of Pacific Common Stock:




                             Shares Beneficially
                                Owned Before          Percent of Class
Name and Address(1)              the Merger       Before the Merger(2)William
-------------------          -------------------  ---------------------------
William Bain, Jr.                  3,712                    *
George Brace                      13,788  (3)              3.42%
Kim Brace                         13,788  (4)              3.42%
Roderick Budd                      5,224  (5)              2.31%
James P. Crutcher                  2,953                    *
Patrick Fahey                     39,337  (6)              9.53%
Robert E. Hartley                  1,513                    *
William G. Lucks                   4,214                   1.06%
Samuel Rubenstein                 25,586                   6.46%
David Straus                       5,917  (7)              1.48%
Douglas A. Swerland                4,341                   1.10%
Betty Woods                        2,383                    *
Executive officers and directors
 as a group(11 persons)           92,029  (8)             21.53%

----------
*    Less than one percent.

(1) Unless otherwise noted, the address for all of the named persons is 1111 Third Avenue, Seattle, Washington.

(2) In accordance with Rules 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Pacific Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and/or investment power.

(3) Includes 5,548 shares held by Kim Brace, Mr. Brace's spouse, and 2,000 shares held jointly by Mr. Brace and Ms. Brace, and 3,724 shares subject to stock options currently exercisable.

(4) Includes 6,240 shares held by George Brace, Ms. Brace's spouse, and 2,000 shares held jointly by Ms. Brace and Mr. Brace, and 3,724 shares subject to stock options currently exercisable.

(5)  Includes 3,724 shares subject to stock options currently exercisable.

(6) Includes 100 shares held as custodian for the benefit of his minor child, 4,507 shares held in various individual retirement accounts, 119 shares held in an Individual Retirement Account in the name of Barbara
     S. Fahey, 30 shares held in the name of Barbara S. Fahey, and 16,614 shares subject to stock options currently exercisable.

(7) Includes 3,724 shares subject to stock options currently exercisable, and 200 shares held by Mr. Straus' spouse for the benefit of minor children.

(8) Includes 8,647 shares as of March 19, 1998, held in the Pacific Northwest Bank Retirement Plan for which Kim Brace and David Straus serve as trustees. Does not include shares held by Samuel Rubenstein who is neither an Executive Officer nor Director.

Executive Compensation

     Mr. Patrick Fahey currently serves as the President and Chief Executive Officer of Pacific, will continue to serve in that capacity after the Pacific Merger and will also be Vice Chairman/Commercial Banking of InterWest and will serve on the InterWest Executive Management Team. In 1997, 1996 and 1995, Mr. Fahey received annual compensation (salary and bonus) of $288,000, $251,500 and $245,000, respectively. Mr. Fahey was awarded long-term compensation of $25,521, $22,485 and $21,199 in 1997, 1996 and 1995,
respectively, and granted an option to purchase 500 shares of Pacific Common Stock. The long-term compensation awards include contributions made by Pacific under its Retirement Plan with a "401(k)" feature, which provides for broad-based employee participation, and Pacific's "make whole" benefit plan, the purpose of which is to provide benefits to employees whose benefits under Pacific's qualified retirement plan(s) are limited by the application of Code sections 415 and/or 401(a)(7).

                                       PIONEER

     The following table sets forth certain information regarding beneficial ownership of the Pioneer Common Stock at March 19, 1998 by (i) each director and executive officer, (ii) all directors and executive officers as a group, and (iii) each person known by Pioneer to be the beneficial owner of more than 5% of the outstanding shares of Pioneer Common Stock:



                             Shares Beneficially
                                Owned Before          Percent of Class
Name and Address(1)              the Merger       Before the Merger(2)William
-------------------          -------------------  ---------------------------
Joanne Almon                        600  (3)                   *
Donald H. Ballew M.D.            17,459  (4)                 4.65%
Paul L. Campbell                 16,017  (5)                 4.27%
Ardell Curtis                     2,763  (6)                   *
Laura Haddix                      4,000  (7)                 1.07%
W. S. Doyle, Jr.                  6,998  (8)                 1.86%
Robert D. Hall                    5,677                      1.51%
Edward R. Kershaw                 5,030  (9)                 1.34%
Donald P. Kiser                   5,100 (10)                 1.36%
Jeff Lindberg                     3,000 (11)                  .80%
Sherm Losee                       4,000 (12)                 1.07%
Robert P. Lewis                  15,834 (13)                 4.22%
Robert R. Lynch                  12,091 (14)                 3.22%
Sandra Matheson                   1,058                        *
Eugene L. Shields                16,799 (15)                 4.47%
Melvin G. Wagner                  6,163 (16)                 1.64%
Max Webb                           -0-                        -0-
Executive officers and
directors as a group
(17 persons)                    122,589 (3)-(16)            32.65%

---------------
*    Less than one percent.

(1) Unless otherwise noted, the address for all named persons is 402 East Yakima Avenue, Suite 110, Yakima, Washington 98901.

(2) In accordance with Rules 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Pacific Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and/or investment power.

(3)  Includes 600 shares owned jointly by Mrs. Almon and her spouse.

(4)  Includes 15,439 owned jointly by Dr. Ballew and his spouse.

(5) Includes 3,017 shares owned jointly by Mr. Campbell and his spouse, and 13,000 shares which could be acquired by exercise of stock options.

(6)  Includes 2,763 shares owned jointly by Mr. Curtis and his spouse.

(7) Includes 4,000 shares which could be acquired by Mrs. Haddix by exercise of stock options.

(8) Includes 6,998 shares owned by Doyle Family Living Trust, of which Mr. Doyle is a trustee.

(9) Includes 4,032 shares held for Mr. Kershaw in an individual retirement account. Also 266 shares owned by Mr. Kershaw's spouse and 732 shares owned jointly by Mr. Kershaw and his brother.

(10) Includes 1,100 shares owned jointly by Mr. Kiser and his mother, and 4,000 shares which Mr. Kiser could acquire by exercise of stock options.

(11) Includes 3,000 shares which could be acquired by Mr. Lindberg by exercise of stock options.

(12) Includes 4,000 shares which could be acquired by Mr. Losee by exercise of stock options.

(13) Includes 11,559 shares owned jointly by Mr. Lewis and his spouse. Also 2,680 shares held in an individual retirement account for Mr. Lewis and 1,170 shares held in an individual retirement account for Mr. Lewis's spouse.

(14) Includes 12,091 shares owned jointly by Mr. Lynch and his spouse.

(15) Includes 7,561 shares owned jointly by Mr. Shields and his spouse. Also Shields is trustee.

(16) Includes 1,589 shares held in an individual retirement account for Mr. Wagner.

                            SUPERVISION AND REGULATION

Introduction

     The following generally refers to certain statutes and regulations affecting the banking industry. These references are only intended to provide brief summaries and therefore, are not complete and are qualified by the statutes and regulations referenced. In addition, due to the numerous statutes and regulations which apply to and regulate the operation of the banking industry, many are not referenced below.

The Holding Companies

General

     InterWest and Pioneer are bank holding companies by virtue of their respective ownership of InterWest Bank and FNBP, and Pioneer Bank, and are registered as such with the FRB. As bank holding companies, InterWest and Pioneer are subject to the BHCA, which governs and subjects each of them and their respective subsidiaries to supervision and examination by the FRB. Under the BHCA, InterWest and Pioneer file with the FRB annual reports of their operations and such additional information as the FRB may require.

Bank Holding Company Structure

     In general, the BHCA limits bank holding company business to owning or controlling banks and engaging in other banking-related activities. Certain recent legislation designed to expand interstate branching and relax federal restrictions on interstate banking may expand opportunities for bank holding companies (see below under "Regulation of Banking Subsidiaries - Recent Federal Legislation - Interstate Banking and Branching"). However, the impact that this legislation may have on InterWest, Pioneer and their subsidiaries is unclear at this time.

     FRB Regulation. Bank holding companies must obtain the FRB's approval before they: (1) acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, they would own or control, directly or indirectly, more than 5% of the voting shares of such bank; (2) merge or consolidate with another bank holding company; and (3) acquire substantially all of the assets of any additional banks. Until September of 1995, the BHCA also prohibited bank holding companies from acquiring any such interest in any bank or bank holding company located in a state other than the state in which the bank holding company was located, unless the laws of both states expressly authorized the acquisition. Now, subject to certain state restrictions, such as age and contingency laws, a bank holding company that is adequately capitalized and adequately managed may acquire the assets of an out-of-state bank.

     Control of Nonbanks. With certain exceptions, the BHCA also prohibits bank holding companies from acquiring direct or indirect ownership or control of voting shares in any company other than a bank or a bank holding company unless the FRB finds the company's business to be incidental to the business of banking. When making this determination, the FRB in part considers whether allowing a bank holding company to engage in those activities would offer advantages to the public that would outweigh possible adverse effects.

     The Economic Growth and Regulatory Paperwork Reduction Act of 1996 ("Economic Growth Act") amended the BHCA to eliminate the requirement that a bank holding company seek FRB approval before engaging de novo in permissible nonbanking activities, if the holding company is well capitalized and meets certain other criteria specified in the statute. A bank holding company meeting the specifications is now required only to notify the FRB within 10 business days after the activity has begun.

     Control Transactions. The Change in Bank Control Act of 1978, as amended, requires a person or group of persons acquiring "control" of a bank holding company to provide the FRB with at least 60 days' prior written notice of the proposed acquisition. Following receipt of this notice, the FRB has 60 days to issue a notice disapproving the proposed acquisition, but the FRB may extend this time period for up to another 30 days. An acquisition may be completed before the disapproval period expires if the FRB issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the FRB, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act would, under the circumstances set forth in the presumption, constitute the acquisition of control. In addition, any "company" would be required to obtain the approval of the FRB under the BHCA before acquiring 25% (5% if the "company" is a bank holding company) or more of the outstanding shares of Bancorp, or otherwise obtain control over Bancorp.

Transactions with Affiliates

     InterWest and its subsidiaries, and likewise Pioneer and Pioneer Bank, are deemed affiliates within the meaning of the Federal Reserve Act, and transactions between affiliates are subject to certain restrictions. Generally, Sections 23A and 23B of the Federal Reserve Act: (1) limit the extent to which the financial institution or its subsidiaries may engage in "covered transactions" with an affiliate, as defined, to an amount equal to 10% of such institution's capital and surplus and an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital and surplus, and (2) require all transactions with an affiliate, whether or not "covered transactions," to be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and other similar types of transactions.

Regulation of Management

     Federal law: (1) sets forth the circumstances under which officers or directors of a financial institution may be removed by the institution's federal supervisory agency; (2) places restraints on lending by an institution to its executive officers, directors, principal stockholders, and their related interests; and (3) prohibits management personnel from serving as a director or in other management positions of another financial institution whose assets exceed a specified amount or which has an office within a specified geographic area.

FIRREA

     The Financial Institution Reform, Recovery and Enforcement Act of 1989 ("FIRREA") became effective on August 9, 1989. Among other things, this far-reaching legislation (1) phased in significant increases in the FDIC insurance premiums paid by commercial banks; (2) created two deposit insurance pools within the FDIC, one to insure commercial bank and savings bank deposits and the other to insure savings association deposits; (3) for the first time, permitted bank holding companies to acquire healthy savings associations; (4) permitted commercial banks that meet certain housing-related asset requirements to secure advances and other federal services from their local Federal Home Loan Banks; and (5) greatly enhanced the regulators' enforcement powers by removing procedural barriers and sharply increasing the civil and criminal penalties for violating statutes and regulations.

Tie-In Arrangements

     InterWest, Pioneer and their subsidiaries, are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, sale or lease of property or furnishing of services. For example, with certain exceptions, neither InterWest, Pioneer, nor their subsidiaries may condition an extension of credit on either (1) a requirement that the customer obtain additional services provided by it or (2) an agreement by the customer to refrain from obtaining other services from a competitor. Effective April, 1997, the FRB has adopted significant amendments to its anti-tying rules that: (1) remove FRB-imposed anti-tying restrictions on bank holding companies and their non-bank subsidiaries; (2) create exemptions from the statutory restriction on bank tying arrangements to allow banks greater flexibility to package products with their affiliates; and (3) establish a safe harbor from the tying restrictions for certain foreign transactions. These amendments are designed to enhance competition in banking and nonbanking products and allow banks and their affiliates to provide more efficient a lower-cost service to customers. However, the impact of the amendments on InterWest, Pioneer and their subsidiaries is unclear at this time.

State Law Restrictions

     As corporations chartered under the laws of the State of Washington, InterWest and Pioneer may be subject to certain limitations and restrictions as provided under applicable Washington corporate laws.

Securities Registration and Reporting

     The InterWest Common Stock is registered as a class with the SEC under the Securities Exchange Act of 1934 and thus is subject to the periodic reporting and proxy solicitation requirements and the insider-trading restrictions of that Act. The periodic reports, proxy statements, and other information filed by InterWest under that Act can be inspected and copied at or obtained from the Washington, D.C., office of the SEC. In addition, the securities issued by InterWest are subject to the registration requirements of the Securities Act of 1933 and applicable state securities laws unless exemptions are available.

The Banks

General

     Applicable federal and state statutes and regulations governing a bank's operations relate, among other matters, to capital requirements, required reserves against deposits, investments, loans, legal lending limits, certain interest rates payable, mergers and consolidations, borrowings, issuance of securities, payment of dividends (see below), establishment of branches, and dealings with affiliated persons. The FDIC has authority to prohibit banks under their supervision from engaging in what they consider to be an unsafe and unsound practice in conducting their business.

     Pacific is a state-chartered commercial bank subject to extensive regulation and supervision by the Washington Department of Financial Institutions Division of Banks (the "Division"). FNBP and Pioneer Bank are national banking associations which are subject to extensive regulation and supervision by the OCC. InterWest Bank is a state-chartered savings bank subject to regulation and supervision by the Division, and under state law, savings banks in Washington also generally have all of the powers that federal mutual savings banks have under federal laws and regulations. Each of Pacific, Pioneer Bank, InterWest Bank and FNBP (the "Banks") are also subject to regulation and examination by the FDIC, which insures their respective deposits to the maximum extent permitted by law. The federal laws that apply to the Banks regulate, among other things, the scope of their business, their investments, their reserves against deposits, the timing of the availability of deposited funds and the nature and amount of and collateral for loans. The laws and regulations governing the Banks generally have been promulgated to protect depositors and not to protect stockholders of such institutions or their holding companies.

     FNBP and Pioneer Bank are national banks, primarily regulated by the OCC. The OCC charges each national bank under its supervision a semi-annual assessment that is based on a predetermined regulatory formula. Effective in 1998, the OCC has amended its assessment regulations so that a national bank that receives a CAMELS rating of 3,4 or 5 will be required to pay a surcharge equal to 25% of the amount of the assessment that the bank would otherwise pay. This increase is intended to offset the higher costs incurred by the OCC in supervising banks with these ratings. Neither Pioneer Bank nor FNBP expect to be subject to the surcharge.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires federal banking regulators to adopt regulations or guidelines in a number of areas to ensure bank safety and soundness, including: internal controls; credit underwriting; asset growth; management compensation; ratios of classified assets to capital; and earnings. FDICIA also contains provisions which are intended to change independent auditing requirements; restrict the activities of state-chartered insured banks; amend various consumer banking laws; limit the ability of "undercapitalized banks" to borrow from the FRB's discount window; and require regulators to perform periodic on-site bank examinations and set standards for real estate lending.

Loans-to-One Borrower

     Each of the Banks is subject to limitations on the aggregate amount of loans that it can make to any one borrower, including related entities. Applicable regulations generally limit loans-to-one borrower to 15 to 20% of unimpaired capital and surplus. Each of the Banks is in compliance with applicable loans-to-one borrower requirements.

FDIC Insurance

     Generally, customer deposit accounts in banks are insured by the FDIC for up to a maximum amount of $100,000. The FDIC has adopted a risk-based insurance assessment system under which depository institutions contribute funds to the BIF and/or the SAIF, as applicable, based on their risk classification.

     In September of 1996, the Deposit Insurance Funds Act of 1996 ("Funds Act") was enacted. The Funds Act provided, among other things, for the recapitalization of the SAIF through a special assessment on all depository institutions that hold SAIF insured deposits. The one-time assessment was designed to place the SAIF at its 1.25 reserve ratio goal.

     The Funds Act, for the three year period beginning in 1997, subjects BIF insured deposits to a Financing Corporation ("FICO") premium assessment on domestic deposits at one-fifth the premium rate (approximately 1.3 basis points) imposed on SAIF insured deposits (approximately 6.5 basis points). Beginning in the year 2000, BIF insured institutions will be required to pay the FICO obligations on a pro-rata basis with all thrift institutions; annual assessments are expected to equal approximately 2.4 basis points until 2017, to be phased out completely by 2019.

     Until further action by the FDIC, BIF premiums will be maintained at their current level. Accordingly, institutions in the lowest risk category will continue to pay no premiums, and other institutions will be assessed based on a range of rates, with those in the highest risk category paying 27 cents for every $100 of BIF insured deposits. Rates in the SAIF assessment schedule, previously ranging from 4 to 31 basis points, have been adjusted by 4 basis points to a range of 0 to 27 basis points.

     The Funds Act provides for the merger of the BIF and SAIF on January 1, 1999, only if no thrift institutions exist on that date. It is expected that Congress will continue to address comprehensive legislation on the merger of the funds and elimination of the thrift charter.

     The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law. The insurance may be terminated permanently, if the institution has no tangible capital. If deposit insurance is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, will continue to be insured for a period of six months to two years, as determined by the FDIC.

Capital Requirements

     Capital Adequacy Requirements. The FRB, the FDIC, and the OCC (collectively, the "Agencies") have adopted risk-based capital guidelines for banks and bank holding companies that are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies and account for off-balance sheet items. The guidelines are minimums, and the federal regulators have noted that banks and bank holding companies contemplating significant expansion programs should not allow expansion to diminish their capital ratios and should maintain ratios in excess of the minimums. Failure to achieve and maintain adequate capital levels may give rise to supervisory action through the issuance of a capital directive to ensure the maintenance of required capital levels.

     The current guidelines require all federally-regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 4% must be Tier 1 capital. Tier 1 capital includes common shareholders' equity, qualifying perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries, but excludes goodwill and most other intangibles and the allowance for loan and lease losses. Tier 2 capital includes the excess of any preferred stock not included in Tier 1 capital, mandatory convertible securities, hybrid capital instruments, subordinated debt and intermediate term-preferred stock, and general reserves for loan and lease losses up to 1.25% of risk-weighted assets. None of InterWest, FNBP, Pacific or Pioneer Bank have received any notice indicating that it will be subject to higher capital requirements.

     Under these guidelines, banks' assets are given risk-weights of 0%, 20%, 50% or 100%. Most loans are assigned to the 100% risk category, except for first mortgage loans fully secured by residential property and, under certain circumstances, residential construction loans (both carry a 50% rating).
Most investment securities are assigned to the 20% category, except for municipal or state revenue bonds (which have a 50% rating) and direct obligations of or obligations guaranteed by the United States Treasury or United States Government Agencies (which have a 0% rating).

     The Agencies have also implemented a leverage ratio, which is equal to Tier 1 capital as a percentage of average total assets less intangibles, to be used as a supplement to the risk-based guidelines. The principal objective of the leverage ratio is to limit the maximum degree to which a bank may leverage its equity capital base. The minimum required leverage ratio for top-rated institutions is 3%, but most institutions are required to maintain an additional cushion of at least 100 to 200 basis points. Any institution operating at or near the 3% level is expected to be a strong banking organization without any supervisory, financial or operational weaknesses or deficiencies. Any institutions experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

     Prompt Corrective Action. Regulations adopted by the Agencies as required by FDICIA impose even more stringent capital requirements. The FDIC, the OCC and other Agencies must take certain "prompt corrective action" when a bank fails to meet capital requirements. The regulations establish and define five capital levels: (1) "well-capitalized," (2) "adequately capitalized," (3) "undercapitalized," (4) "significantly undercapitalized" and (5) "critically undercapitalized." To qualify as "well-capitalized," an institution must maintain at least 10% total risk-based capital, 6% Tier 1 risk-based capital, and a leverage ratio of no less than 5%. Increasingly severe restrictions are imposed on the payment of dividends and management fees, asset growth and other aspects of the operations of institutions that fall below the category of being "adequately capitalized" (which requires at least 8% total risk-based capital, 4% Tier 1 risk-based capital, and a leverage ratio of at least 4%). Undercapitalized institutions are required to develop and implement capital plans acceptable to the appropriate federal regulatory agency. Such plans must require that any company that controls the undercapitalized institution must provide certain guarantees that the institution will comply with the plan until it is adequately capitalized. As of the date of this Prospectus/Joint Proxy Statement, neither InterWest, Pioneer, nor their respective subsidiaries or Pacific were subject to any regulatory order, agreement, or directive to meet and maintain a specific capital level for any capital measure.

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Liquidity Requirements

Restrictions on Capital Distributions

     Dividends paid to InterWest by its banking subsidiaries are a material source of InterWest's cash flow. Likewise, dividends paid to Pioneer by Pioneer Bank are a material source of Pioneer's cash flow. Various federal and state statutory provisions limit the amount of dividends InterWest's and Pioneer's banking subsidiaries are permitted to pay to InterWest and Pioneer, respectively, without regulatory approval. FRB policy further limits the circumstances under which bank holding companies may declare dividends. For example, a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset qualify, and overall financial condition.

     If, in the opinion of the applicable federal banking agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the institution, could include the payment of dividends), the agency may require, after notice and hearing, that such institution cease and desist from such practice. In addition, the FRB and the FDIC have issued policy statements which provide that insured banks and bank holding companies should generally pay dividends only out of current operating earnings.

     Under Washington law, InterWest Bank may not declare or pay a cash dividend on its capital stock if it would cause its net worth to be reduced below (1) the amounts required for liquidation accounts or (2) the net worth requirements, if any, imposed by the Director of the Division. Dividends on InterWest Bank's capital stock may not be paid in an aggregate amount greater than the aggregate retained earnings of InterWest Bank, without the approval of the Director of the Division.

     Pacific may not declare or pay any dividends in an amount greater than its retained earnings without the approval of the Washington Director. The Banking Act also grants to the Washington Director discretion to require any bank to suspend the payment of dividends until the bank complies with all the conditions imposed by the Washington Director. Restriction of the payment of dividends do not apply to dividends payable in Pacific capital stock, unless the Washington Director suspends the payment of any or all dividends. Pacific's ability to pay dividends may also be limited by the FDIC's safety and soundness regulations.

     Under the National Bank Act, Pioneer Bank may not pay dividends without advance approval of the OCC if the total of all dividends declared by them in any calendar year will exceed the sum of their respective net profits (as defined by statute) for that year plus retained profits for the preceding two calendar years, less any required transfers to surplus. The National Bank Act also prohibits national banks from paying dividends that would be in an amount greater than net profits then on hand (as defined by statute) after deducting losses and bad debts (as defined by statute). The amount available for dividend distribution by Pioneer Bank as of December 31, 1997, was approximately $2,600,000.

Federal Reserve System

     The FRB requires all depository institutions to maintain reserves against their transaction accounts (primarily checking accounts) and non-personal time deposits. Currently, reserves of 3% must be maintained against total transaction accounts of $49.8 million or less (after a $4.2 million exemption), and an initial reserve of 10% (subject to adjustment by the FRB to a level between 8% and 14%) must be maintained against that portion of total transaction accounts in excess of such amount. Each of the Banks was in compliance with applicable requirements.

     The balances maintained to meet the reserve requirements imposed by the FRB may be used to satisfy applicable liquidity requirements. Because required reserves must be maintained in the form of vault cash or a

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non-interest-bearing account at a Federal Reserve Bank, the effect of this reserve requirement is to reduce the earning assets of InterWest's and Bancorp's banking subsidiaries.

Recent Federal Legislation

         Interstate Banking and Branching. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Act") generally permits nationwide interstate banking and branching by relaxing federal law restrictions on interstate banking and providing general authorization for interstate branching. Subject to certain state laws, such as age and contingency laws, the Interstate Act allows adequately capitalized and adequately managed bank holding companies to purchase the assets of out-of-state banks. Additionally, since June 1, 1997, the Interstate Act permits interstate bank mergers, subject to these state laws, unless the home state of either merging bank has "opted-out" of these provisions by enacting "opt-out" legislation. The Interstate Act does allow states to impose certain conditions on interstate bank mergers within their borders; for example, states may require that the in-state merging bank exist for up to five years before the interstate merger. Under the Interstate Act, states may also "opt-in" to de novo branching, allowing out-of-state banks to establish de novo branches within the state.

         In 1996, Washington enacted "opting in" legislation authorizing interstate mergers pursuant to the Interstate Act. Accordingly, as of June 6, 1996, an out-of-state bank holding company may now acquire more than 5% of the voting shares of a Washington-based bank, regardless of reciprocity, provided such bank or its predecessor has been doing business for at least five years prior to the acquisition. Further, an out-of-state bank may engage in banking in Washington if the requirements of Washington's interstate banking statute are met, and the bank either (1) was lawfully engaged in banking in Washington on June 6, 1996, (2) resulted from an interstate combination pursuant to Washington law, (3) resulted from a relocation of a head office of a state bank or a main office of a national bank pursuant to federal law, or (4) resulted from the establishment of a savings bank branch in compliance with applicable Washington law. Additionally, the Director of the Division may approve interstate combinations if the basis for such approval does not discriminate against out-of-state banks, out-of-state holding companies, or their subsidiaries.

     The Agencies recently adopted regulations, under which banks are prohibited from using their interstate branches primarily for deposit production. The Agencies have accordingly implemented a loan-to-deposit ratio screen to ensure compliance with this prohibition.

     Regulatory Improvement. In 1994, Congress enacted the Community Development and Regulatory Improvement Act ("Regulatory Improvement Act"), with the intent of, among other things, reducing the regulatory burden on financial institutions. This Act is intended to streamline certain regulatory procedures and relax certain regulatory compliance requirements. In addition, the Regulatory Improvement Act specifically directs each federal banking agency to review and streamline its regulations and written supervisory policies.

     At this time, the full impact that the Interstate Act and the Regulatory Improvement Act might have on InterWest, Pacific, Pioneer and their subsidiaries is impossible to predict.

Regulatory Enforcement Authority

     The enforcement powers available to federal banking regulators are substantial and include, among other things, the ability to assess civil monetary penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, enforcement actions must be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions, or inactions, may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities. Applicable law also requires public disclosure of final enforcement actions by the federal banking agencies.

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                        DESCRIPTION OF INTERWEST CAPITAL STOCK


     InterWest is authorized to issue 20,000,000 shares of Common Stock, $0.20 par value per share. At March 26, 1998, 8,415,372 shares of InterWest Common Stock were issued and outstanding. A total of 435,833 shares are subject to options under InterWest stock option plans; 273,209 of such options are fully vested and exercisable. InterWest Common Stock is listed for trading on the Nasdaq National Market under the symbol "IWBK." Each share of InterWest Common Stock has the same relative rights and is identical in all respects with every other share of InterWest Common Stock. The following summary describes the material aspects of the InterWest Common Stock, but does not purport to be a complete description of the applicable provisions of the InterWest Articles of Incorporation and Bylaws or of applicable statutory or other law, and is qualified in its entirety by reference thereto. See "AVAILABLE INFORMATION" and "INFORMATION INCORPORATED BY REFERENCE."

Voting Rights

     The holders of InterWest Common Stock possess exclusive voting rights in InterWest. Each holder of InterWest Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of InterWest Common Stock. Holders of shares of InterWest Common Stock are not entitled to cumulate votes for the election of directors.

Dividends

     The holders of InterWest Common Stock are entitled to such dividends as the InterWest Board may declare from time to time out of funds legally available therefor. Dividends from InterWest depend upon the receipt to InterWest of dividends from InterWest Subsidiaries because InterWest has no source of income other than dividends from InterWest Subsidiaries. Accordingly, the dividend restrictions imposed on InterWest's Subsidiaries by statute or regulation may effectively limit the amount of dividends InterWest can pay. See "SUPERVISION AND REGULATION -- Dividend Restrictions."

Liquidation

     In the event of liquidation, dissolution or winding up of InterWest, the holders of shares of InterWest Common Stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities of InterWest.

Other Characteristics

     Holders of InterWest Common Stock do not have any preemptive, conversion or other subscription rights with respect to any additional shares of InterWest Common Stock which may be issued. Therefore, the InterWest Board may authorize the issuance and sale of shares of capital stock of InterWest without first offering them to existing stockholders of InterWest. InterWest Common Stock is not subject to any redemption or sinking fund provisions.
The outstanding shares of InterWest Common Stock are, and the shares to be issued in the Merger(s) will be, fully paid and non-assessable.

     The InterWest Articles of Incorporation and Bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of InterWest Common Stock or delaying or preventing a change in control of InterWest. These provisions include the classification of the InterWest Board into three classes with the term of only one class expiring each year and requirements for the approval of certain business combinations. See "COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF INTERWEST, PACIFIC AND PIONEER COMMON STOCK."

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

                COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF INTERWEST,
                           PACIFIC AND PIONEER COMMON STOCK

         InterWest is incorporated under the laws of the State of Washington and, accordingly, the rights of InterWest's stockholders are governed by InterWest's Articles of Incorporation, Bylaws and the WBCA. Pioneer is also incorporated under the laws of the State of Washington and, accordingly, the rights of Pioneer's stockholders are governed by Pioneer Articles of Incorporation, Bylaws and the WBCA. The rights of Pacific Shareholders are currently governed by Title 30 of the Revised Code of Washington, as amended (the "Banking Act"), and Pacific's Articles of Incorporation and Bylaws.

         Upon consummation of the Merger(s), stockholders of Pacific and Pioneer will become stockholders of InterWest, and as such, their rights will be governed by InterWest's Articles of Incorporation, Bylaws and the WBCA. The following is a summary of material differences between the Articles of Incorporation and Bylaws of InterWest and the Articles of Association/Incorporation and Bylaws of Pacific and Pioneer. This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders and is qualified in its entirety by reference to the governing laws and the articles of incorporation and bylaws of each corporation.

Payment of Dividends

         InterWest. Under Washington law, dividends may be paid only if, after giving effect to the dividend, InterWest will be able to pay its debts as they become due in the ordinary course of business and InterWest's total assets will not be less than the sum of its total liabilities plus the amount that would be needed, if InterWest were to be dissolved at the time of the dividend, to satisfy the preferential rights of persons whose right to payment is superior to those receiving the dividend.

         Pacific. The Banking Act restricts the ability of Pacific to pay dividends. Without the approval of the Washington Director, Pacific may not declare or pay any dividends in an amount greater than its retained earnings. The Banking Act also grants to the Washington Director discretion to require any bank to suspend the payment of dividends until the bank complies with all the conditions imposed by the Washington Director. Pacific's ability to pay dividends may also be limited by the FDIC's safety and soundness regulations. (See "SUPERVISION AND REGULATION - Pacific - Dividends".)

         Pioneer. Pioneer's ability to pay dividends, and the limits imposed by Washington law, are the same as those applicable to InterWest.

Voting Rights

         InterWest. InterWest's Articles of Incorporation eliminate cumulative voting. Cumulative voting entitles each stockholder to cast a number of votes in the election of directors equal to the number of such stockholders' shares of common stock multiplied by the number of directors to be elected, and to distribute such votes among one or more of the nominees to be elected. The absence of cumulative voting rights limits the ability of minority stockholders to obtain representation on the InterWest Board. All voting rights are vested in the holders of InterWest Common Stock, with each share being entitled to one vote.

         Pacific. All voting rights are currently vested in the holders of Pacific Common Stock, each share being entitled to one vote. Pacific's Articles provide that shareholders do not have cumulative voting rights in the election of directors.

         Pioneer. All voting rights are vested in the holders of Pioneer Common Stock, with each share being entitled to one vote. Pioneer's Articles of Incorporation eliminate cumulative voting.

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Preemptive Rights

         Neither InterWest's stockholders nor Pacific's or Pioneer's stockholders have preemptive rights to subscribe to any additional securities that may be issued.

Liquidation Rights

         InterWest. If InterWest is liquidated, the holders of InterWest Common Stock are entitled to share, on a pro rata basis, InterWest's remaining assets after payment of or provision for all debts and other liabilities of InterWest.

         Pacific. If Pacific is liquidated, the holders of Pacific Common Stock are entitled to share, on a pro-rata basis, Pacific's remaining assets, after provision for all debts and liabilities.

         Pioneer. If Pioneer is liquidated, holders of Pioneer Common Stock are entitled to share, on a pro rata basis, Pioneer's remaining assets after payment of or provision for all debts and other liabilities of Pioneer.

Assessments

         All outstanding shares of InterWest Common Stock and of Pioneer Common Stock are fully paid and nonassessable.

         Pacific. The Banking Act authorizes the Washington Director to levy an assessment on Pacific's common stock to make good on any offense or delinquency. The amount of the assessment shall be pro rata and shareholders are subject to forfeiture of their common stock if they fail to pay.

Stock Repurchases

         Under Washington law, a corporation may acquire shares of its own stock. Therefore, both InterWest and Pioneer may repurchase shares of their own capital stock.

         Pacific. Pacific, with the prior approval of the Washington Director, may purchase shares of its own capital stock.

Amendment of Articles of Incorporation and Bylaws

         InterWest. InterWest's Articles of Incorporation may be amended by the vote of the holders of a majority of the outstanding shares of InterWest Common Stock, except that the provisions of the Articles of Incorporation governing approval of business combinations with "Related Persons" may not be amended altered, changed or repealed except by the vote of the holders of at least 80% of the outstanding shares of InterWest, unless any such amendment has been approved by a majority of the members of the InterWest Board who were directors prior to the time any Related Person (as defined below) became a Related Person. The Bylaws of InterWest may be amended by a majority vote of the Board of Directors or by the holders of at least a majority of the outstanding shares of InterWest.

         Pacific. Pacific's Articles of Incorporation may be amended upon the affirmative vote of the holders of two-thirds of Pacific's outstanding voting stock. Certain amendments to Pacific's Articles of Incorporation, as listed in the Banking Act, may be made by Pacific's Board of Directors without shareholder approval. The Bylaws of Pacific may be amended by a majority vote of the Board of Directors or by holders of a majority of the outstanding shares of Pacific.

         Pioneer. Pioneer's Articles of Incorporation may be amended in accordance with the provisions of the WBCA. Generally, under the WBCA, with certain exceptions, amendments to a corporation's articles of

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incorporation must be recommended to the shareholders by the board of directors (unless the board of directors determines that, because of a conflict of interest or other special circumstances, it should make no recommendation), and approved by two-thirds of all votes entitled to be cast by each voting group which has a right to vote on such amendment, unless a higher percentage is specified by the board of directors or in the Pioneer Articles or the WBCA. Pioneer Articles of Incorporation do not specify a higher percentage.

         Pioneer's Bylaws may be amended by a majority vote of the board of directors, provided that any such amendment to the Bylaws may be subsequently changed or repealed by the affirmative vote of the holders of a majority of the outstanding shares of Pioneer.

Special Meetings of Stockholders and Action Without a Meeting

         InterWest. The Articles of Incorporation of InterWest provide that special meetings of stockholders may be called by the president, the board of directors or holders of not less than a majority of the outstanding shares. This restriction on the calling of special stockholders' meetings may deter hostile takeovers of InterWest making it more difficult for a person or entity to obtain immediate control of InterWest between one annual meeting and the next. Pursuant to InterWest's Bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing is signed by all of the stockholders entitled to vote on the matter.

         Pacific. The Bylaws of Pacific provide that special meetings of shareholders may be called at any time by the Chairman, the President, the Board or holders or not less than 1/10 of all the shares of Pacific entitled to vote at the meeting. Pursuant to the Banking Act, an action required or permitted to be taken at the shareholders meeting may be taken without a meeting if a consent, in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof.

         Pioneer. Pioneer's Bylaws provide that special meetings of shareholders may be called at any time upon the request of any two directors, or of any shareholder or shareholders holding in the aggregate one-tenth of all the shares entitled to vote at the meeting. Under the WBCA, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action.

Approval of Mergers, Consolidations, Sale of Substantially All Assets and Dissolution

         InterWest. Article X of InterWest's Articles of Incorporation requires the approval of the holders of (i) at least 80% of InterWest's outstanding shares of voting stock, and (ii) at least a majority of InterWest's outstanding shares of voting stock, not including shares held by a "Related Person," to approve certain "Business Combinations," except in cases where the proposed transaction has been approved in advance by a majority of those members of the InterWest Board who were directors prior to the time when the Related Person became a Related Person. In the event the requisite approval of the Board were given, the normal vote requirement of applicable Washington law would apply, or, for certain transactions, no stockholder vote would be necessary. The term "Related Person" is defined to include any individual, corporation, partnership or other entity which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of InterWest. The provisions of Article X apply to any "Business Combination" which is defined to include among other things: (i) any merger or consolidation of InterWest or any of its affiliates with or into any Related Person; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition of all or a substantial part of the assets of InterWest or any of its affiliates to any Related Person (the term "substantial part" is defined to include more than 25% of InterWest's total assets); (iii) any sale, lease, exchange, or other transfer by any Related Person to InterWest of all or a substantial part of the assets of Related Person; (iv) the acquisition by InterWest of any securities of the Related Person; (v) any reclassification of InterWest Common Stock; and (vi) any agreement, contract or other arrangement providing for any of the transactions described above. The increased stockholder vote required to approve a Business Combination may have the effect of foreclosing mergers and other business

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combinations which a majority of stockholders deem desirable and place the power to prevent such a merger or combination in the hands of a minority of stockholders.

         InterWest's Articles of Incorporation require InterWest's Board of Directors to consider certain factors in addition to the amount of consideration to be paid when evaluating certain business combinations or a tender or exchange offer. These additional factors include: (i) the social and economic effects of the transaction; (ii) the business and financial condition and earnings prospects of the acquiring person or entity; and (iii) the competence, experience, and integrity of the acquiring person or entity and its management.

         Pacific. The Banking Act requires the approval by the Washington Director and the holders of 66 2/3% of Pacific's outstanding voting stock for merger(s) and consolidations. Upon receipt of written permission from the Washington Director, a state bank may go into voluntary liquidation by a vote of shareholders owning two-thirds of its capital stock. For the purpose of voluntary liquidation, a state bank may transfer its assets or liabilities to another bank or trust company, by a vote of shareholders owning two-thirds of its capital stock, but only with the written consent of the Washington Director.

         Pioneer. Under the WBCA, a merger, share exchange, dissolution or sale of all or substantially all the assets of a corporation must be adopted by the corporation's board of directors and approved by each voting group entitled to vote separately by two-thirds of all the votes entitled to be cast, except for certain transactions where no shareholder vote is required. The articles of incorporation may specify a lower percentage for the requisite shareholder vote, so long as the vote provided is not less than a majority of the votes entitled to be cast. Pioneer's Articles of Incorporation do not specify a lower percentage.

         Pioneer's Articles of Incorporation require the Pioneer Board of Directors to consider "all relevant factors" when evaluating whether a proposed business combination, or tender or exchange offer, is in the best interests of the Pioneer shareholders. These factors include, but are not limited to, the social and economic effects on Pioneer's employees, customers, suppliers and other constituents of Pioneer, and on the communities in which Pioneer conducts its business.

Rights of Stockholders to Dissent

         InterWest. Under the WBCA, stockholders of InterWest will generally have dissenter's appraisal rights in connection with (i) a plan of merger to which InterWest is a party; (ii) a plan of share exchange to which InterWest is a party as the corporation whose shares will be acquired; (iii) certain sales or exchanges of all, or substantially all, of InterWest's property other than in the regular course of business; and (iv) amendments to InterWest's Articles of Incorporation effecting a material reverse stock split. However, stockholders generally will not have such dissenters' rights if stockholder approval is not required by the WBCA for the corporate action.
 Approval of the Merger(s) by the holders of InterWest Common Stock is not required under the WBCA; therefore stockholders of InterWest do not have dissenters' rights in connection with the Merger(s).

         Pacific. The Banking Act provides that any shareholder of Pacific who votes against the Pacific Merger will be entitled to receive the appraised value of his or her shares as of the date of the meeting of shareholders to approve the Pacific Merger, provided that the Pacific Merger is consummated and that the shareholder, within 30 days after the Pacific Effective Date, makes written demand for payment accompanied by the surrender of stock certificates. See "THE MERGER(S) - Dissenters' Rights of Appraisal
- Pacific."

         Pioneer. Under the WBCA, stockholders of Pioneer generally have dissenter's appraisal rights in connection with (i) a plan of merger to which Pioneer is a party; (ii) a plan of share exchange to which Pioneer is a party as the corporation whose shares will be acquired; (iii) certain sales or exchanges of all, or substantially all, of Pioneer's property other than in the regular course of business; and (iv) amendments to Pioneer's Articles of Incorporation effecting a material reverse stock split. However, stockholders generally will not have such dissenters' rights if stockholder approval is not required for the corporate action. Stockholders of Pioneer have

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dissenters' rights in connection with the Pioneer Merger.  See "THE MERGER(S)
--Dissenters' Rights of Appraisal - Pioneer."

Size of Board of Directors

         InterWest. InterWest's Articles of Incorporation provide that its Board of Directors will consist of not less than five nor more than 15 members, with the current number set at nine by the Bylaws of InterWest. The Bylaws of InterWest provide that the Board of Directors or the stockholders may change the authorized number of directors within the stated range by amending the Bylaws, which must be approved by a majority of the outstanding shares entitled to vote or by a majority of the directors. Changes in the size of the range may be made by an amendment to InterWest's Articles of Incorporation, which must be approved by a majority of the outstanding shares entitled to vote. The effect of such provisions may be to make it difficult for a person or entity immediately to acquire control of InterWest through an increase in the number of InterWest's directors and election of such person's or entity's nominees to fill the newly created vacancies.

         Pacific. Pacific's Articles provide that the number of directors of Pacific shall not be less than five (5), nor more than twenty-five (25); with the current number set at six (6). Changes in the size of the Board may be made by resolution by the Pacific Board, which must be approved by 75 percent of the directors then in office. The effect of such provisions may be to make it difficult for a person or entity immediately to acquire control of InterWest through an increase in the number of InterWest's directors and election of such person's or entity's nominees to fill the newly created vacancies.

         Pioneer. Pioneer's Articles of Incorporation provide that its Board of Directors shall consist of not fewer than nine nor more than 15 members, with the current number set by resolution approved by at least a two-thirds vote of the total number of directors. The Board of Directors may increase by the number of directors to be elected by the shareholders by not more than three directors between annual meetings of the shareholders. The Pioneer Board of Directors currently consists of 12 directors.

Classified Board of Directors

         InterWest. A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. InterWest's Articles of Incorporation provide for a Board of Directors divided into three classes, with members of each class of directors being elected for a term of three years. This method of electing directors makes a change in the composition of the Board of Directors, and a potential change in control of a corporation, a lengthier and more difficult process. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the stockholders to change a majority of the directors. In the absence of the provisions of the Articles of Incorporation classifying the Board, all of the directors would be elected each year.

         Pacific. Pacific's Articles provide that the Board of Directors shall be divided into three classes, each consisting of one-third of the whole number of directors (or as nearly as may be possible). Each member of Pacific's Board serves for a three-year term or until their respective successors are elected and qualified.

         Pioneer. Pioneer's Articles of Incorporation provide for the Pioneer Board of Directors to be divided into three classes to be as nearly equal in number as possible. Members of each class of directors serve for a term of three years.

Removal of Directors

        InterWest. InterWest's Articles of Incorporation provide that at a meeting of stockholders called expressly for that purpose, any director or the entire Board of Directors may be removed for cause by a vote of the holder of a majority of the shares then entitled to vote at such meeting.
The requirement that directors may be
removed only upon a majority vote and only for cause makes it difficult for a person or entity immediately to acquire control of InterWest's Board through the removal of existing directors and the election of such person's or entity's nominated to fill the newly created vacancies.

         Pacific. Pacific's Articles provide that at a meeting of shareholders, by an affirmative vote of a majority of the outstanding shares, any director or the entire Board of Directors may be removed from office, but only for cause.

         Pioneer. The WBCA provides that, at a meeting called expressly for the purpose of removing one or more directors, the shareholders of a corporation may remove one or more directors with or without cause unless the corporation's articles of incorporation provide that directors may be removed only for cause. Pioneer's Articles of Incorporation contain no such provision. The WBCA provides that, in a corporation without cumulative voting, removal requires only a plurality vote. Pioneer's Articles of Incorporation provide that shareholders shall not have the right to cumulate their votes; therefore, removal of one or more directors of Pioneer requires a plurality vote.

Vacancies on the Board of Directors

         InterWest. The Bylaws of InterWest provide that any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, and any director so appointed is to serve for an unexpired term of his or her predecessor. A director appointed by reason of an increase in the number of directors may serve only until the next election of directors.

         Pacific. The Articles of Pacific provide that any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, and any director so appointed is to serve for the unexpired term of his or her predecessor. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

         Pioneer. Pioneer's Articles of Incorporation provide that the Board of Directors may appoint qualified persons to fill vacancies on the board provided that such appointment shall not increase the total number of directors to more than 15. Any vacancy not filled by the Pioneer Board of Directors will be filled by election at an annual meeting or special meeting of shareholders called expressly for that purpose.

Advance Notice Requirements; Stockholder Meetings

         InterWest. The Bylaws of InterWest generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to InterWest at least 30 days and not more than 60 days in advance of the meeting, together with certain information relating to the nomination or new business. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting. Management believes that it is in the best interests of InterWest and its stockholders to provide sufficient time to enable management to disclose to stockholder's information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

         Pacific. The Articles of Incorporation of Pacific provide that any shareholder desiring to make a nomination for the election of directors at a meeting of shareholders must submit written notice, together with certain information relating to the nomination, to Pacific at least sixty
(60) days prior to the anniversary of the date of the last meeting of shareholders. Pacific's Bylaws provide that written notice stating the place, day and hour of a meeting of shareholders and, in the case of a special meeting, the purpose for which such meeting is called must be delivered to each shareholder entitled to vote at such meeting not less than ten days and not more than sixty days before the meeting.

         Pioneer. Pioneer's Bylaws provide that any shareholder who desires to make a nomination for the election of directors must submit written notice to the company's Chairman not less than 14 nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, that if notice of the meeting was given to shareholders less than 21 days prior to the meeting, such written notice of the nomination shall be delivered to the company's Chairman not later than the close of the seventh business day following the day on which the notice of meeting was mailed. Nominations which do not comply with these requirements may, in the Chairman's discretion, be precluded from consideration at the meeting. Neither Pioneer's Articles of Incorporation nor its Bylaws contain any advance notice requirements for shareholder proposals other than nominations for election of directors.

Indemnification of Officers and Directors and Limitation of Liability

         InterWest. Pursuant to InterWest's Articles of Incorporation, InterWest will, to the fullest extent permitted by the WBCA, indemnify the officers, directors, agents and employees of InterWest with respect to expenses, settlements, judgments and fines in suits in which such person was made a party by reason of the fact that he or she is or was an agent of InterWest. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. In addition, InterWest's Articles of Incorporation provide that the directors of InterWest shall not be personally liable for monetary damages to InterWest for certain breaches of their fiduciary duty as directors, except for liabilities that involve intentional misconduct by the director, the authorization or illegal distributions or receipt of an improper personal benefit from their actions as directors. This provision might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefited InterWest.

         In addition to the indemnification provisions set forth in InterWest's Articles, InterWest has entered into separate Indemnity Agreements with the directors of InterWest and InterWest Bank which provide for the indemnification of such directors by InterWest to the fullest extent allowed by the WBCA. The Indemnity Agreements indemnify each director and hold such director harmless against any loss arising from a claim or action relating to his or her services as a director. The Indemnity Agreements further provides that InterWest will advance sufficient funds as may be necessary to investigate or defend claims against a director, and to reimburse funds that may be incurred by the director, with the proviso that the director will reimburse InterWest any expenses paid to such director in the event it is later determined that the payment of such sums were not allowable under Washington law.

         Pacific. Pacific's Articles of Incorporation provide for the exculpation of Pacific directors to the fullest extent permissible under the WBCA. A director of Pacific shall not be personally liable to Pacific or its shareholders for monetary damages for conduct as a director, unless the director's actions or omissions that involve intentional misconduct or a knowing violation of law, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

         Pacific's Articles of Incorporation provide for the indemnification of directors, and authorize the Board to pay reasonable expenses incurred by, or to satisfy a judgment or fine against, a current or former director with any personal legal liability incurred by the individual while acting for Pacific within the scope of his or her employment and which were not in the result of conduct finally adjudged to be intentional misconduct, a knowing violation of law, or on account of any transaction with respect to which it is finally adjudged that such person personally received a benefit in money, property or services to which such person was not legally entitled.

         Pioneer. Pursuant to its Articles of Incorporation, Pioneer will indemnify any person acting in the capacity of director against judgments, penalties or fines and reasonable expenses, including attorneys' fees, incurred as a result of any action, suit, or proceeding, whether civil, criminal, administrative or investigative, and whether actual or threatened, by reason of the fact that the person is or was a director of Pioneer. Indemnification will not be available, however, for actions finally adjudged to be egregious conduct. "Egregious conduct" is defined in the articles to include, among other things, acts or omissions involving intentional misconduct or participation in any transaction from which the person personally received benefit in money, property or services to which the person is not legally entitled.

         Pioneer's Articles of Incorporation also provide that directors of Pioneer shall not be personally liable to Pioneer or its shareholders for monetary damages for conduct as a director, unless the conduct is finally adjudged to have been egregious conduct (as defined above).

Potential Antitakeover Provisions

         InterWest. The InterWest Articles of Incorporation contain provisions that may have the effect of discouraging persons from acquiring large blocks of InterWest Common Stock or delaying or preventing a change of control of InterWest. These provisions include the classification of the InterWest Board into three classes with the term of only one class expiring each year (see "--Classified Board of Directors") and requirements for the approval of certain business combinations (see "--Approval of Mergers, Consolidations, Sale of Substantially All Assets and Dissolution.")

         Pacific. The classification of the Pacific Board of Directors into three classes with the term of only one class expiring each year (see "--Classified Board of Directors") may have the effect of delaying or preventing a change of control of Pacific.

         Pioneer. Pioneer's Articles of Incorporation also contain provisions that may have the effect of discouraging persons from acquiring large blocks of Pioneer Common Stock or delaying or preventing a change of control of Pioneer. These provisions include the classification of Pioneer's Board of Directors into three classes and the requirements for the approval of certain business combinations. See "--Classified Board of Directors."

                                CERTAIN LEGAL MATTERS

         The validity of the InterWest Common Stock to be issued in the Merger(s) will be passed upon for InterWest by its counsel, Graham & Dunn, Seattle/Tacoma, Washington. Graham & Dunn also will opine concerning certain tax matters related to the Merger(s).

                                       EXPERTS

         The consolidated statements of financial condition of InterWest as of September 30, 1997 and September 30, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1997, incorporated by reference in InterWest's Annual Report on Form 10-K for the year ended September 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated statements of operations, stockholders' equity and cash flows of Central Bancorporation ("Central") for the year ended December 31, 1995 as existed prior to restatement for Central's pooling combination with InterWest Bancorp, Inc. (and not presented separately or incorporated separately by reference herein), have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference from the InterWest Bancorp, Inc. Annual Report on Form 10-K for the year ended September 30, 1997. The consolidated financial statements of InterWest Bancorp, Inc., as restated for InterWest's pooling combination with Central have also been incorporated in this prospectus by reference from the InterWest Bancorp, Inc. Annual Report on Form 10-K for the year ended September 30, 1997 in reliance (with respect to the pre-pooling consolidated financial statements of Central for the year ended December 31, 1995) upon the report of such firm given upon their authority as experts in accounting and auditing.

         The statements of financial condition of Pacific as of December 31, 1997 and December 31, 1996 and the related statements income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997, appearing in Pacific's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are included herein, in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of Pioneer included in this Prospectus/Joint Proxy Statement and in the Registration Statement have been audited by Moss Adams LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                    OTHER MATTERS

         The Pacific and Pioneer Boards are not aware of any business to come before the Pacific or Pioneer Special Meetings other than those matters described above in this Prospectus/Joint Proxy Statement. However, if any other matters should properly come before the Pacific or Pioneer Special Meetings, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                                GLOSSARY OF KEY TERMS


1933 Act................   Securities Act of 1933, as amended, and the rules and
                           regulations promulgated thereunder.

1934 Act................   Securities Exchange Act of 1934, as amended, and the
                           rules and regulations promulgated thereunder.

BHCA....................   Bank Holding Company Act of 1956, as amended.

CFA.....................   Columbia Financial Advisors, Inc., Pacific's and
                           Pioneer's financial advisors.

Closing.................   Closing of the Merger(s) contemplated in the Merger
                           Agreement(s).

Code....................   Internal Revenue Code of 1986, as amended.

Dissenting Shares.......   Those shares of Pacific Common Stock or Pioneer
                           Common Stock as to which shareholders have perfected
                           their dissenters' rights pursuant to RCW 30.49, in
                           the case of Pacific, or RCW 23B.13, in the case of
                           Pioneer.

Exchange Agent..........   Company designated by InterWest, Pacific and Pioneer
                           to handle the exchange of Pacific Common Stock and
                           Pioneer Common Stock for InterWest Common Stock or
                           cash (in the case of holders that would otherwise be
                           entitled to a fractional share of InterWest Common
                           Stock).

FDIC....................   Federal Deposit Insurance Corporation.

FRB.....................   Board of Governors of the Federal Reserve System.

GAAP....................   Generally accepted accounting principles.

InterWest...............   InterWest Bancorp, Inc., a Washington bank holding
                           company and its subsidiaries.

InterWest Common Stock..   InterWest's Common Stock, $.20 par value.

InterWest Subsidiaries..   InterWest Bank and First National Bank of Port
                           Orchard.

New Bank................   New Pacific Northwest Bank, a state-chartered bank
                           newly formed by InterWest for the purpose of the
                           Pacific Merger.

Pacific.................   Pacific Northwest Bank, a Washington state chartered
                           commercial bank.

Pacific Common Stock....   Pacific's Common Stock, $1 par value per share.

Pacific Effective Date..   The date the closing of the Pacific Merger will
                           occur.

                                          99



Pacific Financial
 Statements.............  Pacific's audited statements of condition as of
                          December 31, 1997 and 1996 and the related statements
                          of income, cash flows and changes in Shareholders'
                          equity for the years ended December 31, 1997, 1996 and
                          1995.

Pacific Merger..........  The merger of New Bank with and into Pacific in accordance with the Pacific Merger Agreement.

Pacific Merger Agreement  The Amended and Restated Agreement and Plan of Merger,
                          dated as of January 15, 1998, among InterWest, New
                          Bank, and Pacific.

Pacific Record Date.....  ________________, 1998.

Pacific Special Meeting   The Special Meeting of Pacific shareholders to be held
                          on ______________, 1998.

Pacific Special Meeting
  Date..................  ______________, 1998.

Pioneer.................  Pioneer Bancorp, Inc., a Washington bank holding company, and Pioneer National Bank, its subsidiary.

Pioneer Bank............  Pioneer National Bank, a national banking association and wholly owned subsidiary of Pioneer

Pioneer Common Stock....  Pioneer's Common Stock, no par value per share.

Pioneer Effective Date..  The date the closing of the Pioneer Merger will occur.

Pioneer Financial
 Statements.............  Pioneer's audited consolidated balance sheet as of
                          December 31, 1997 and 1996 and the related
                          consolidated statement of income, consolidated
                          statement of Stockholders' equity, and consolidated
                          statement of cash flows for the years ended
                          December 31, 1997, 1996 and 1995.

Pioneer Merger..........  The merger of Pioneer with and into InterWest in accordance with the Pioneer Merger Agreement.

Pioneer Merger
 Agreement..............  The Agreement and Plan of Merger, dated as of February
                          4, 1998, between InterWest, InterWest Bank, Pioneer,
                          and Pioneer Bank.

Pioneer Record Date.....  April 30, 1998.

Pioneer Special Meeting   The Special Meeting of Pioneer shareholders to be held
                          on ______________, 1998.

Pioneer Special Meeting
  Date..................  ______________, 1998.

Prospectus/Joint Proxy
 Statement..............  Prospectus/Joint Proxy Statement which is to be mailed to Pacific's and Pioneer's shareholders, together with
                          any amendments and supplements.

RCW.....................  Revised Code of Washington.




Registration Statement.. Registration Statement on Form S-4, of which this
                         Prospectus/Joint Proxy Statement forms a part, filed by InterWest with the SEC for the purpose of registering shares of InterWest Common Stock to be issued in the Merger(s).

Regulatory Approvals....  The required regulatory approvals of the Merger(s) by the FRB, the FDIC, the OCC and the Washington
                          Director.

SEC.....................  Securities and Exchange Commission.

Washington Director.....  The Director of the Washington State Department of
                          Financial Institutions.

WBCA....................  The Washington Business Corporations Act.


                            INDEX TO FINANCIAL STATEMENTS


                                                                       Page
                                                                       -----
Pacific Northwest Bank:

Report of Independent Auditors....................................

Statements of Condition ..........................................

Statements of Income .............................................

Statements of Cash Flows .........................................

Statements of Changes in Shareholders' Equity.....................

Notes to Financial Statements ....................................

Pioneer Bancorp, Inc.:

Independent Auditor's Report ......................................

Consolidated Balance Sheet .........................................

Consolidated Statement of Income ...................................

Consolidated Statement of Shareholders' Equity .....................

Consolidated Statement of Cash Flows ...............................

Notes to Financial Statements ......................................


                       REPORT OF INDEPENDENT AUDITORS

Board of Directors
Pacific Northwest Bank

    We have audited the accompanying statements of condition of Pacific Northwest Bank as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Northwest Bank at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



Seattle, Washington                                       /s/ Ernst & Young LLP
January 30, 1998                                          ---------------------

STATEMENTS OF CONDITION
PACIFIC NORTHWEST BANK

                                                      DECEMBER 31
                                             -------------------------------
                                                  1997             1996
-------------------------------------------  --------------  ---------------
ASSETS

Cash and due from banks....................  $   14,783,372   $   14,100,555
Interest-bearing deposits in banks.........       5,134,514        4,522,235
Federal funds sold.........................      11,425,000
Securities:
  Held-to-maturity, at amortized cost (fair
    value: $6,181,586 and $12,502,684,
    respectively)..........................       6,171,563       12,580,488
  Available-for-sale, at fair value
    (amortized cost: $18,474,494 and
    $15,772,961, respectively).............      18,525,850       15,738,405
                                             --------------   --------------
  Total securities.........................      24,697,413       28,318,893

Loans......................................     136,302,562      110,438,729
Allowance for possible credit losses.......      (1,375,000)      (1,106,000)
                                             --------------   --------------
Net loans..................................     134,927,562      109,332,729

Bank premises and equipment, net...........       3,528,733        2,661,375
Deferred tax assets........................         450,783          369,785
Accrued interest receivable................       1,002,695          791,812
Other assets...............................       1,293,174          667,714
                                             --------------   --------------
Total assets...............................  $  197,243,246   $  160,765,098
                                             --------------   --------------
                                             --------------   --------------
LIABILITIES

Deposits:
 Noninterest-bearing.......................  $   58,516,727   $   43,668,037
 Interest-bearing..........................     107,300,601      102,657,238
                                             --------------   --------------
 Total deposits............................     165,817,328      146,325,275

Term borrowings............................      13,500,000
Accrued interest payable...................         445,957          298,819
Other liabilities..........................       1,502,332          541,977
                                             --------------   --------------
Total liabilities..........................     181,265,617      147,166,071
                                             --------------   --------------
                                             --------------   --------------

SHAREHOLDERS' EQUITY

Common stock (par value: $1.00)--
  authorized: 800,000 shares; issued and
  outstanding: 389,926 and 385,326 shares,
  respectively.............................         389,926          385,326
Surplus....................................       8,059,158        7,763,197
Unrealized gains (losses) on securities
  available-for-sale, net of tax...........          33,895          (22,807)
Retained earnings..........................       7,494,650        5,473,311
                                             --------------    -------------
Total shareholders' equity.................      15,977,629       13,599,027
                                             --------------   --------------
                                             --------------   --------------

Total liabilities and shareholders'
  equity'..................................  $  197,243,246    $ 160,765,098
                                             --------------    -------------
                                             --------------    -------------

See notes to financial statements.

STATEMENTS OF INCOME
PACIFIC NORTHWEST BANK

                                                                             FOR THE YEAR ENDED DECEMBER 31
                                                                        -----------------------------------------
                                                                            1997           1996          1995
                                                                        -------------  ------------  ------------
INTEREST INCOME
Loans, including fees.................................................  $  11,938,606  $  9,196,535  $  7,710,630
Interest-bearing deposits in banks....................................        223,863       104,912
Federal funds sold....................................................        389,223       491,878       466,152
Securities held-to-maturity...........................................        622,497       728,009     1,136,065
Securities available-for-sale.........................................        938,094     1,027,694       769,496
                                                                        -------------  ------------  ------------
Total interest income.................................................     14,112,283    11,549,028    10,082,343
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
INTEREST EXPENSE
Deposits..............................................................      4,233,530     3,743,667     3,361,307
Term borrowings.......................................................        395,303         1,738         4,981
                                                                        -------------  ------------  ------------
Total interest expense................................................      4,628,833     3,745,405     3,366,288
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
NET INTEREST INCOME...................................................      9,483,450     7,803,623     6,716,055
Less provision for possible credit losses.............................        251,882       158,167        34,991
Net interest income after provision for possible credit losses........      9,231,568     7,645,456     6,681,064
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
NONINTEREST INCOME
Service charges on deposit accounts...................................        493,793       486,101       437,099
Other service charges and fees........................................        598,837       455,644       395,759
Gains on sales of loans...............................................        437,883       225,289       249,778
                                                                        -------------  ------------  ------------
Total noninterest income..............................................      1,530,513     1,167,034     1,082,636
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
NONINTEREST EXPENSE
Salaries and employee benefits........................................      3,700,930     2,928,000     2,607,067
Occupancy, furniture, and equipment...................................      1,270,609     1,083,471       976,347
Other.................................................................      2,354,121     1,985,207     1,848,862
                                                                        -------------  ------------  ------------
Total noninterest expense.............................................      7,325,660     5,996,678     5,432,276
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
Income before federal income taxes....................................      3,436,421     2,815,812     2,331,424
Federal income tax expense............................................     (1,182,300)     (969,500)     (792,900)
                                                                        -------------  ------------  ------------
Net income............................................................  $   2,254,121  $  1,846,312  $  1,538,524
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
Basic earnings per share..............................................  $        5.79  $       4.80  $       4.02
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
Diluted earnings per share............................................  $        5.55  $       4.63  $       3.90
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------

See notes to financial statements.

STATEMENTS OF CASH FLOWS
PACIFIC NORTHWEST BANK

                                                                             FOR THE YEAR ENDED DECEMBER 31
                                                                       -------------------------------------------
                                                                           1997           1996           1995
                                                                       -------------  -------------  -------------
OPERATING ACTIVITIES
Net income...........................................................  $   2,254,121  $   1,846,312  $   1,538,524
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Provision for possible credit losses...............................        251,882        158,167         34,991
  Provision for depreciation.........................................        323,167        263,540        220,837
  Amortization of securities premiums................................         32,366        117,551        182,123
  Gains on sales of loans............................................       (437,883)      (225,289)      (249,778)
  Benefit of deferred income taxes...................................       (110,209)       (67,017)       (76,920)
  Decrease (increase) in interest receivable.........................       (210,883)        90,686       (205,589)
  Decrease (increase) in other assets................................       (625,460)       610,957       (656,985)
  Increase (decrease) in interest payable............................        147,138        (65,875)       194,448
  Increase (decrease) in other liabilities...........................        960,355        137,520       (139,199)
                                                                       -------------  -------------  -------------
    Net cash provided by operating activities........................      2,584,594      2,866,552        842,452
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

INVESTING ACTIVITIES
Net increase in interest-bearing deposits in banks...................       (612,279)    (4,522,235)
Net decrease (increase) in federal funds sold........................    (11,425,000)     6,630,000      4,990,000
Purchases of securities available-for-sale...........................     (7,878,367)    (7,740,605)    (6,918,083)
Maturities of securities held-to-maturity............................      6,369,802      1,508,303      2,154,614
Maturities of securities available-for-sale..........................      3,688,303      6,716,730      1,792,824
Sales of securities available-for-sale...............................      1,495,288      5,035,107
Sales of loans.......................................................      5,703,205      3,132,499      3,482,133
Loan originations, net of principal repayments.......................    (31,112,037)   (31,527,776)   (11,447,610)
Purchase of bank premises and equipment..............................     (1,190,524)      (904,129)    (1,584,236)
                                                                       -------------  -------------  -------------

    Net cash used for investing activities...........................    (34,961,609)   (21,672,106)    (7,530,358)
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

FINANCING ACTIVITIES
Stock options granted................................................        105,667         84,825         49,250
Stock options exercised..............................................          1,429            480          3,701
Proceeds from issuance of common stock...............................        193,465         80,797         51,433
Net increase (decrease) in shorter-term deposits.....................     20,765,497     20,888,217     (2,815,402)
Time deposit originations, net of withdrawals........................     (1,273,444)     2,339,454      7,947,272
Net increase in term borrowings......................................     13,500,000
Cash dividends paid..................................................       (232,782)      (153,829)      (114,592)
                                                                       -------------  -------------  -------------
    Net cash provided by financing activities........................     33,059,832     23,239,944      5,121,662
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Net increase (decrease) in cash and due from banks...................        682,817      4,434,390     (1,566,244)
Cash and due from banks at beginning of period.......................     14,100,555      9,666,165     11,232,409
                                                                       -------------  -------------  -------------
Cash and due from banks at end of period.............................  $  14,783,372  $  14,100,555  $   9,666,165
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
SUPPLEMENTAL DISCLOSURES
Interest paid on deposits and borrowings.............................  $   4,481,695  $   3,811,280  $   3,715,496
Federal income tax deposits..........................................  $   1,278,176  $     975,000  $   1,005,000

NONCASH INVESTING ACTIVITIES
Transfer of securities from held-to-maturity to available-for-sale...                                $   5,839,990
Fair value adjustment to securities available-for-sale...............  $      85,912  $     (30,713) $     489,825
Income tax effect related to fair value adjustment...................  $     (29,210) $      10,442  $    (166,541)
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

See notes to financial statements.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
PACIFIC NORTHWEST BANK

                                                                           UNREALIZED
                                                                              GAINS
                                        COMMON STOCK                       (LOSSES) ON
                                   ----------------------    CAPITAL       SECURITIES          RETAINED
                                     SHARES      AMOUNT      SURPLUS     AVAILABLE-FOR-SALE    EARNINGS        TOTAL
                                   ----------  ----------  ------------  ------------------  ------------  -------------
Balance at January 1, 1995......     380,081   $  380,081  $  7,497,956    $   (325,821)      $ 2,356,896   $  9,909,112
Adjustment for unrealized gains
  on securities available-for-
  sale, net of taxes............                                                323,284                          323,284
Net income......................                                                                1,538,524      1,538,524

Stock options granted...........                                 49,250                                           49,250
Exercise of stock options.......       2,141        2,141         1,560                                            3,701
Common stock issued for cash....       1,083        1,083        50,350                                           51,433

Cash dividends paid ............                                                                 (114,592)      (114,592)
                                    --------   ----------  ------------    ------------       -----------   ------------
Balance at December 31, 1995....     383,305      383,305     7,599,116          (2,537)        3,780,828     11,760,712

Adjustment for unrealized losses
  on securities available-for-
  sale, net of taxes............                                                (20,270)                         (20,270)
Net income......................                                                                1,846,312      1,846,312
Stock options granted...........                                 84,825                                           84,825
Exercise of stock options.......         480          480                                                            480
Common stock issued for cash....       1,541        1,541        79,256                                           80,797

Cash dividends paid ............                                                                 (153,829)      (153,829)
                                    --------   ----------  ------------    ------------       -----------   ------------
Balance at December 31, 1996....     385,326      385,326     7,763,197         (22,807)        5,473,311     13,599,027

Adjustment for unrealized gains
  on securities available-for-
  sale, net of taxes............                                                 56,702                           56,702
Net income......................                                                                2,254,121      2,254,121

Stock options granted...........                                105,667                                          105,667
Exercise of stock options.......       1,429        1,429                                                          1,429
Common stock issued for cash....       3,171        3,171       190,294                                          193,465

Cash dividends paid ............                                                                 (232,782)      (232,782)
                                    --------   ----------  ------------    ------------       -----------   ------------
Balance at December 31, 1997....     389,926   $  389,926  $  8,059,158    $     33,895       $  7,494,650  $  15,977,629
                                    --------   ----------  ------------    ------------       -----------   ------------
                                    --------   ----------  ------------    ------------       -----------   ------------

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
PACIFIC NORTHWEST BANK
DECEMBER 31, 1997

NOTE 1 - ORGANIZATION AND STOCK OFFERING

   Pacific Northwest Bank (the Bank) was organized under the laws of the State of Washington during 1988. The Bank completed its initial stock offering in September 1988 and commenced operation on October 6, 1988. As allowed by state banking regulations, the Bank allocated $1,978,922 of the proceeds of its initial stock offering to retained earnings. The Bank provides a full complement of banking services to individuals and small- and medium-sized businesses in the Greater Seattle area.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

   The Bank follows generally accepted accounting principles and reporting practices applicable to the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period, as well as the amounts reported in the footnotes. Actual results could differ from those estimates. A description of significant accounting policies follows:

SECURITIES

   The Bank classifies securities at acquisition into one of three categories: held-to-maturity, available-for-sale, or trading. Debt securities that the Bank has both the positive intent and ability to hold to maturity are classified as held-to-maturity and carried at amortized cost, adjusted for amortization of premiums and accretion of discounts. Such amortization and accretion is included in interest income. Debt securities bought and held principally for the purpose of sale in the near term are classified as trading and are carried at fair value. Investments not classified as held-to-maturity securities or trading securities are classified as available-for-sale and carried at fair value, adjusted for amortization of premiums and accretion of discounts. Such amortization and accretion is included in interest income. Unrealized holding gains and losses on securities classified as available-for-sale, net of the related tax effect, are reported as a separate component of shareholders' equity. Realized gains and losses on securities available-for-sale are included in earnings. The cost of securities sold is based on the specific-identification method.

LOANS

   Interest on loans is accrued and credited to operations based upon the principal amount outstanding. Loan origination fees and direct costs related to loan origination are deferred and amortized into interest income over contractual or actual loan lives as an adjustment to the loan yield. When management believes that a borrower's financial condition is such that the collection of interest is uncertain, accrual of interest is discontinued. Interest accrued in the current year but not collected is reversed, and interest accrued in prior years is charged against the allowance for possible credit losses. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest. Interest payments received on nonaccrual loans are recorded as reductions of principal if principal payment is doubtful.

   Other personal property held for resale, acquired principally through repossession, is carried at the lower of cost or fair value and is included in other assets.

   Effective January 1, 1997, the Bank adopted Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (Statement No. 125), which requires an entity to recognize the financial and servicing assets it controls and the liabilities it has incurred and to derecognize financial assets when control has been surrendered. The application of the new rules did not have a material impact on the Bank's financial condition or results of operations.

ALLOWANCE FOR POSSIBLE CREDIT LOSSES

   The allowance for possible credit losses is established through a provision charged to expense. Loans are charged against the allowance for possible credit losses when management believes that the collectibility of the principal is unlikely. The allowance is maintained at an amount that management believes will be adequate to absorb potential losses inherent in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio; economic conditions; volume, growth, and composition of the loan portfolio; and other relevant factors.

   Although management has used currently available information to recognize and record losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for possible credit losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examinations.

BANK PREMISES AND EQUIPMENT

   Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Provisions for depreciation and amortization are computed on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining terms of associated operating leases. Expenditures for maintenance and repairs are charged to operations as incurred.

DIVIDENDS

   The Bank paid dividends of $.60, $.40 and $.30 per share in 1997, 1996 and 1995, respectively.

EARNINGS PER SHARE

   In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (Statement No.
128). Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to Statement No. 128 requirements.

ADVERTISING

   The Bank expenses advertising costs as incurred.

STATEMENTS OF CASH FLOWS

   For purposes of the statements of cash flows, the Bank considers cash and due from banks as cash and cash equivalents.

STOCK-BASED COMPENSATION

   As allowed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (Statement No. 123), the Bank uses the intrinsic-value method of accounting for stock-based compensation as prescribed by Accounting Principles Board Opinion No. 25. Companies using the intrinsic-value method are required to disclose the pro-forma impact of the fair-value method on net income and earnings per share, if material.

NOTE 3 - SECURITIES

   The following tables reflect the amortized cost and estimated fair values of held-to-maturity and available-for-sale securities at December 31:

                                               Held-to-maturity securities
                                    ----------------------------------------------
                                                  Gross       Gross     Estimated
                                    Amortized   unrealized  unrealized    fair
1997                                   cost       gains      losses       value
----------------------------------------------------------------------------------
Obligations of states and
  political subdivisions.........  $ 1,004,933   $ 47,360   $       0   $ 1,052,293
Mortgage-backed securities.......    5,166,630      3,094      40,431     5,129,293
                                   -----------   --------   ---------   -----------
Total securities.................  $ 6,171,563   $ 50,454   $  40,431   $ 6,181,586
                                   -----------   --------   ---------   -----------
                                   -----------   --------   ---------   -----------

                                             Available-for-sale securities
                                    ----------------------------------------------
                                                  Gross       Gross     Estimated
                                    Amortized   unrealized  unrealized    fair
1997                                   cost       gains      losses       value
----------------------------------------------------------------------------------
U.S. treasury and agency
  securities.....................  $ 5,511,132   $ 33,555   $       0   $ 5,544,687
Mortgage-backed securities.......   11,500,162     42,235      24,434    11,517,963
Other securities.................    1,463,200          0           0     1,463,200
                                   -----------   --------   ---------   -----------
Total securities.................  $18,474,494   $ 75,790   $  24,434   $18,525,850
                                   -----------   --------   ---------   -----------
                                   -----------   --------   ---------   -----------

                                               Held-to-maturity securities
                                    ----------------------------------------------
                                                  Gross       Gross     Estimated
                                    Amortized   unrealized  unrealized    fair
1996                                   cost       gains      losses       value
----------------------------------------------------------------------------------
U.S. treasury and agency
  securities.....................  $ 3,023,382   $      0   $  25,570   $ 2,997,812
Obligations of states and
  political subdivisions.........    1,008,004     33,923           0     1,041,927
Mortgage-backed securities.......    8,549,102      4,192      90,349     8,462,945
                                   -----------   --------   ---------   -----------
Total securities.................  $12,580,488   $ 38,115   $ 115,919   $12,502,684
                                   -----------   --------   ---------   -----------
                                   -----------   --------   ---------   -----------

                                             Available-for-sale securities
                                    ----------------------------------------------
                                                  Gross       Gross     Estimated
                                    Amortized   unrealized  unrealized    fair
1996                                   cost       gains      losses       value
----------------------------------------------------------------------------------
U.S. treasury and agency
  securities.....................  $ 5,503,107   $  2,073   $  2,681    $ 5,502,499
Mortgage-backed securities.......    9,837,254     30,946     64,894      9,803,306
Other securities.................      432,600          0          0        432,600
                                   -----------   --------   ---------   -----------
Total securities.................  $15,772,961   $ 33,019   $  67,575   $15,738,405
                                   -----------   --------   ---------   -----------
                                   -----------   --------   ---------   -----------

                                     9

   The amortized cost and estimated fair value of securities at December 31, 1997 by contractual maturity, are shown in the following table:

                         Held-to-maturity securities
-----------------------------------------------------------------------------
                                              Amortized          Estimated
                                                cost             fair value
-----------------------------------------------------------------------------
Due after one year but within five years...   $    885,496       $   925,045
Due after five years but within ten years..        119,437           127,248
                                              ------------       -----------
                                                 1,004,933         1,052,293
Mortgage-backed securities.................      5,166,630         5,129,293
                                              ------------       -----------
Total securities...........................   $  6,171,563       $ 6,181,586
                                              ------------       -----------
                                              ------------       -----------

                         Available-for-sale securities
-----------------------------------------------------------------------------
                                              Amortized          Estimated
                                                cost             fair value
-----------------------------------------------------------------------------
Due in one year or less....................   $  2,000,608       $ 2,005,000
Due after one year but within five years...      3,510,524         3,539,687
                                              ------------       -----------
                                                 5,511,132         5,544,687
Mortgage-backed securities and stock.......     12,963,362        12,981,163
                                              ------------       -----------
Total securities...........................   $ 18,474,494       $18,525,850
                                              ------------       -----------
                                              ------------       -----------

   During 1997, available-for-sale securities were sold for $1,495,288, resulting in realized gains of $789, net of tax. During 1996, available-for-sale securities were sold for $5,035,107, resulting in realized gains of $9,519 and realized losses of $8,510, net of tax. There were no sales of securities in 1995.

   Securities with a carrying value of $23,689,409 and $17,619,861 at December 31, 1997 and 1996, respectively, were pledged to secure lines of credit, public funds and other deposit accounts as required by law.

   On November 15, 1995, the Financial Accounting Standards Board staff issued a Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities." In accordance with provisions in that Special Report, the Bank chose in 1995 to reclassify certain securities from held-to-maturity to available-for-sale. At the date of transfer, the amortized cost of those securities was $5,839,990, and the unrealized loss on those securities was $31,203.

NOTE 4 - LOANS AND ALLOWANCE FOR POSSIBLE CREDIT LOSSES

   Major classifications of loans at December 31 consisted of the following:

                                                    1997           1996
                                                  --------        -------
     Commercial and financial.............     $ 108,112,408   $  83,151,785
     Real estate construction.............         6,521,409       6,578,344
     Real estate mortgage.................        15,615,854      15,510,764
     Consumer.............................         6,052,871       5,197,836
                                               -------------   -------------
     Total loans..........................     $ 136,302,562   $ 110,438,729
                                               -------------   -------------
                                               -------------   -------------

   In general, the Bank is permitted by law to make loans to single borrowers in aggregate amounts of up to 20% of the Bank's capital and surplus. The Bank occasionally sells participations in loans to other banks to stay within lending limits or to otherwise limit the Bank's exposure. The Bank's goal is to reduce the risk of undue concentrations of loans to multiple borrowers engaged in similar activities that would cause them to be similarly affected by economic or other conditions. The Bank evaluates customers' creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on these evaluations. Collateral varies, but may include securities, accounts receivable, inventory, equipment and real estate. The Bank has generally restricted its lending activity to customers located in the Greater Seattle area.

   Changes in the allowance for possible credit losses for the years ended December 31 are as follows:

                                             1997          1996        1995
                                         -----------   -----------   ---------
Balance at beginning of year..........   $ 1,106,000   $   965,000   $ 920,000
Provision charged to expense..........       251,882       158,167      34,991
Charge-offs...........................        (6,464)      (24,667)    (76,307)
Recoveries............................        23,582         7,500      86,316
                                         -----------   -----------   ---------
Balance at end of year................   $ 1,375,000   $ 1,106,000   $ 965,000
                                         -----------   -----------   ---------
                                         -----------   -----------   ---------

   The following table presents a summary of nonperforming loans and related interest foregone at December 31:

                                             1997          1996        1995
                                         -----------   -----------   ---------
Nonaccrual loans......................   $    24,167   $    56,686   $  38,186
                                         -----------   -----------   ---------
                                         -----------   -----------   ---------
Loans contractually past due 90 days
  or more and accruing interest.......   $   321,212   $       490   $     759
                                         -----------   -----------   ---------
                                         -----------   -----------   ---------
Net interest foregone on nonaccrual
  loans...............................   $    10,106   $     8,250   $      47
                                         -----------   -----------   ---------
                                         -----------   -----------   ---------

   At December 31, 1997, the Bank had approximately $1,900,000 in loans guaranteed by the Small Business Administration, which were in various stages of disbursement. These loans were carried at cost, which, in the aggregate, is lower than market value. At December 31, 1997, 1996,and 1995, the Bank was providing servicing for approximately $15,000,000, $13,400,000, and $12,900,000, respectively, of SBA loans that had been previously sold.

   Certain related parties of the Bank, principally executive officers and directors of the Bank and their associates, were loan customers of the Bank in the ordinary course of business during 1997 and 1996. Related-party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility.

NOTE 5 - BANK PREMISES AND EQUIPMENT

   Bank premises and equipment at December 31 consisted of the following:

                                                     Accumulated
                                                   depreciation and
1997                                       Cost      amortization       Net
----                                    -----------   -----------   -----------
Land.................................   $ 1,214,461   $         0   $ 1,214,461
Buildings and leasehold improvements.     1,944,461       753,225     1,191,236
Furniture and equipment..............     2,409,525     1,286,489     1,123,036
                                        -----------   -----------   -----------
Total................................   $ 5,568,447   $ 2,039,714   $ 3,528,733
                                        -----------   -----------   -----------
                                        -----------   -----------   -----------

                                                     Accumulated
                                                   depreciation and
1996                                       Cost      amortization       Net
----                                    -----------   -----------   -----------
Land.................................   $ 1,214,461   $         0   $ 1,214,461
Buildings and leasehold improvements.     1,405,222       673,964       731,258
Furniture and equipment..............     1,788,662     1,073,006       715,656
                                        -----------   -----------   -----------
Total................................   $ 4,408,345   $ 1,746,970   $ 2,661,375
                                        -----------   -----------   -----------
                                        -----------   -----------   -----------

   The Bank leases premises under operating leases. Rental expense for leased premises was $713,697, $660,334 and $623,993 in 1997, 1996 and 1995,
respectively. Certain leases contain renewal options from five to ten years and escalation clauses based on increases in property taxes and other costs. Sublease rental income was $103,959, $86,425 and $60,282 in 1997, 1996 and
1995, respectively.

   Minimum net rental commitments under noncancelable operating leases having an original or remaining term of more than one year were as follows at December 31, 1997:

           1998............................   $   735,431
           1999............................       710,004
           2000............................       716,004
           2001............................       696,940
           2002............................       547,012
           Thereafter......................     1,641,036
                                              -----------
           Total minimum commitments.......   $ 5,046,427
                                              -----------
                                              -----------

NOTE 6 - RESTRICTED ASSETS

   Federal Reserve Board regulations require that the Bank maintain certain minimum reserve balances on deposit with the Federal Reserve Bank. The average amount of such balances for 1997 and 1996 was $1,186,000 and $911,000, respectively.

NOTE 7 - DEPOSITS

   Deposits consisted of the following at December 31:

                                                    1997             1996
                                               -------------   -------------
Noninterest-bearing deposits................   $  58,516,727   $  43,668,037

Interest-bearing deposits:
  Demand....................................      21,231,489      17,140,010
  Savings...................................      47,759,791      45,934,463
  Time deposits:
    Due within one year.....................      36,928,839      38,594,720
    After one year but within two years.....         485,581         357,161
    After two years but within three years..         228,582          96,466
    After three years but within four years.         209,148         159,277
    After four years but within five years..         440,390         335,193
    After five years........................          16,781          39,948
                                               -------------   -------------
  Total time deposits.......................      38,309,321      39,582,765
                                               -------------   -------------
Total Deposits..............................   $ 165,817,328   $ 146,325,275
                                               -------------   -------------
                                               -------------   -------------

   Included in time deposits at December 31, 1997 and 1996 was $27,744,077 and $30,937,595, respectively, for time certificates of $100,000 and over. Included in interest expense on time deposits during 1997, 1996 and 1995 was interest of $2,068,713, $1,667,402 and $1,400,975, respectively, for time certificates of $100,000 and over.

NOTE 8 - EARNINGS PER SHARE

   The following table sets forth the computation of basic and diluted earnings per share:

                                           1997          1996           1995
                                        -----------   -----------   -----------
Numerator:
  Net income.........................   $ 2,254,121   $ 1,846,312   $ 1,538,524
                                        -----------   -----------   -----------
                                        -----------   -----------   -----------
Denominator:
  Weighted average number of shares..       389,074       384,696       382,411
  Potential dilution of stock
    options..........................        16,788        14,295        12,141
                                        -----------   -----------   -----------
  Shares adjusted for potential
    dilution.........................       405,862       398,991       394,552
                                        -----------   -----------   -----------
                                        -----------   -----------   -----------
Basic earnings per share.............   $      5.79   $      4.80   $      4.02
                                        -----------   -----------   -----------
                                        -----------   -----------   -----------
Diluted earnings per share...........   $      5.55   $      4.63   $      3.90
                                        -----------   -----------   -----------
                                        -----------   -----------   -----------

NOTE 9 - STOCK OPTIONS

   The Bank has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options, rather than the alternative fair value accounting allowed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (Statement No. 123). APB 25 provides that if the price of the Bank's employee stock options equals the market price of the stock on the date of grant, no compensation expense is recognized. Statement No. 123 requires companies that continue to follow APB 25 to make pro forma disclosure of Statement No. 123 fair value results.

   The Bank had two stock option plans in effect at December 31, 1997: the 1988 Director Stock Option Plan and the 1988 Employee Stock Option Plan.

   As an alternative to receiving cash compensation for Directors' fees, the Board of Directors adopted the 1988 Director Stock Option Plan, under which each Director may elect to receive options to purchase shares of common stock at a price of $1.00 in lieu of fees. Under this plan, 20,000 shares of common stock were reserved for future issuance, of which 14,547 shares remain available for issuance. All options granted vest immediately and expire in fifteen years.

   A summary of the 1988 Director Stock Option Plan and related stock option activity for the years ended December 31 follows:

                                          1997                    1996                    1995
                                -----------------------  -----------------------  -----------------------
                                           Weighted                  Weighted                 Weighted
                                            average                  average                  average
                                Options  exercise price  Options  exercise price  Options  exercise price
                                -------  --------------  -------  --------------  -------  --------------
Outstanding at beginning
  of year.....................   5,376         $1         4,126         $1         5,107          $1
Granted.......................   1,853         $1         1,730         $1         1,120          $1
Exercised.....................  (1,429)        $1          (480)        $1        (2,101)         $1
                                ------                    -----                   ------
Outstanding at end of year....   5,800         $1         5,376         $1         4,126          $1
                                ------                    -----                   ------
                                ------                    -----                   ------
Exercisable at end of year....   5,800         $1         5,376         $1         4,126          $1
                                ------                    -----                   ------
                                ------                    -----                   ------

   The weighted average remaining contractual life of outstanding options as of December 31, 1997 was 12 years.

   Under provisions of the 1988 Employee Stock Option Plan, the Bank has granted to certain key employees options to purchase shares of common stock. Under this plan, 40,000 shares of common stock were reserved for future issuance, of which 39,640 shares remain available for issuance. The options become exercisable over one to five years and expire ten years from the date granted. A summary of the 1988 Employee Stock Option Plan and related stock option activity for the years ended December 31 follows:

                                          1997                    1996                    1995
                                -----------------------  -----------------------  -----------------------
                                           Weighted                  Weighted                 Weighted
                                            average                  average                  average
                                Options  exercise price  Options  exercise price  Options  exercise price
                                -------  --------------  -------  --------------  -------  --------------
Outstanding at beginning
  of year....................   36,870       $28.14      36,270       $27.76      32,810        $25.88
Granted......................    1,300       $63.31         600       $51.33       3,500        $45.46
Exercised....................                                                        (40)       $40.00
                                ------                   ------                   ------
Outstanding at end of year...   38,170       $29.34      36,870       $28.14      36,270        $27.76
                                ------                   ------                   ------
                                ------                   ------                   ------
Exercisable at end of year...   35,410       $27.50      34,710       $27.09      34,270        $26.90
                                ------                   ------                   ------
                                ------                   ------                   ------

   The weighted average fair value of options granted in 1997, 1996 and 1995, using the Black-Scholes option valuation method, was $22.35, $18.68 and $19.26, respectively.

   The following table summarizes information about stock options outstanding and exercisable under the 1988 Employee Stock Option Plan at December 31, 1997:

                                                                   Currently exercisable
                                                                ----------------------------
                              Weighted average     Weighted                    Weighted
  Range of         Number         remaining         average       Number        average
exercise prices  Outstanding  contractual life  exercise price  Outstanding  exercise price
---------------  -----------  ----------------  --------------  -----------  --------------
$25.00 - 39.99     31,410         1 years           $25.26         31,330         $25.23
$40.00 - 59.99      6,060         7 years           $46.06          3,980         $44.15
$60.00 - 75.00        700         9 years           $67.86            100         $75.00

   The exercise prices of all options are below current market value.

   Pro forma information regarding net income and earnings per share has been determined as if the Bank had accounted for its employee stock options under the fair value method of Statement No. 123. The fair value for these options was estimated at the date of each grant using a Black-Scholes option pricing model. The Black-Scholes option valuation method was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Bank's employee options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's option, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

   For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Consequently, the pro forma results shown below only reflect the impact of options granted in 1997, 1996 and 1995. Since option vesting generally occurs over five years, the pro forma impact is expected to increase for the next two to four years and then remain relatively constant thereafter, absent significant changes to valuation assumptions or option grant patterns. The Bank's pro forma information for the years ending December 31 is as follows:

                                            1997          1996         1995
                                        -----------   -----------   -----------
Net income
  As reported........................   $ 2,254,121   $ 1,846,312   $ 1,538,524
  Pro forma..........................     2,235,121     1,842,312     1,503,524

Basic earnings per share
  As reported........................   $      5.79   $      4.80   $      4.02
  Pro forma..........................          5.74          4.79          3.93

Diluted earnings per share
  As reported........................          5.55          4.63          3.90
  Pro forma..........................          5.51          4.62          3.81

   The following weighted average assumptions were used in the computation of the fair value of stock options for each year:

                                             1997    1996    1995
                                            ------  ------  ------
     Expected volatility.................    8.1%    7.4%    7.4%
     Expected dividend yield.............    1.2%    1.0%    1.0%
     Risk-free interest rate.............    6.4%    6.0%    7.5%
     Expected life (in years)............   10.0    10.0    10.0

NOTE 10 - FEDERAL INCOME TAXES

   The Bank uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. The differences are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The deferred tax expense (benefit) recorded represents the net change in the deferred tax asset or liability balance during the year.

   The differences between the federal income tax expense computed using the federal statutory income tax rate and the total income tax expense for the years ended December 31 were as follows:

                                             1997         1996         1995
                                          -----------   ---------   ---------
Federal income tax expense at
  statutory rates (34%).................  $ 1,168,383   $ 957,376   $ 792,684
Net miscellaneous differences...........       13,917      12,124         216
                                          -----------   ---------   ---------
Total federal income tax expense........  $ 1,182,300   $ 969,500   $ 792,900
                                          -----------   ---------   ---------
                                          -----------   ---------   ---------

   The Bank's provision (benefit) for income taxes consisted of the following:

                                             1997         1996        1995
                                         -----------  -----------  ---------
Current................................  $ 1,292,300  $ 1,036,500  $ 869,800
Deferred...............................     (110,000)     (67,000)   (76,900)
                                         -----------  -----------  ---------
                                         $ 1,182,300  $   969,500  $ 792,900
                                         -----------  -----------  ---------
                                         -----------  -----------  ---------

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Bank's net deferred tax assets at December 31 are as follows:

                                                    1997       1996
                                                 ---------   ---------
Deferred tax liabilities.....................    $  89,000   $  38,000

Deferred tax assets:
  Provision for possible credit losses.......      322,000     237,000
  Accumulated depreciation...................       83,000      50,000
  Other......................................      135,000     121,000
                                                 ---------   ---------
Total deferred tax assets....................      540,000     408,000
                                                 ---------   ---------
Net deferred tax assets.......................   $ 451,000   $ 370,000
                                                 ---------   ---------
                                                 ---------   ---------

NOTE 11 - EMPLOYEE BENEFIT PLANS

   The Bank has a retirement plan that covers substantially all employees. The plan consists of a combined 401(k) and defined contribution plan. Contributions by the Bank to the 401(k) plan are based on one-half of the employee's contribution, with a maximum of 3% of the employee's salary. Contributions to the defined contribution plan are based upon each employee's salary and integrated with Social Security. Contributions to the combined plan were $227,674, $186,512 and $148,311 in 1997, 1996 and 1995, respectively. The Bank does not provide other postretirement benefits.

NOTE 12 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

   In the normal course of business, loan commitments are made to accommodate the financial needs of the Bank's customers. Standby letters of credit commit the Bank to make payments on behalf of customers when certain specified future events occur. Both arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to the Bank's normal credit policies. Collateral (e.g., securities, receivables, inventory, equipment, real estate) is obtained based upon management's credit assessment of the customer. In addition, the Bank has entered into agreements with other banks to participate in certain of the Bank's loan commitments to customers. Management does not anticipate any material losses as a result of these commitments.

   The following table summarizes the Bank's maximum exposure to credit loss for loan commitments (unfunded loans and unused lines of credit), standby letters of credit, and commercial letters of credit used to facilitate customer trade transactions. Maximum exposure to credit loss assumes that all parties completely fail to perform according to the terms of the commitments, that all other banks fail to meet their obligations to participate in the Bank's commitments, and that the related collateral or other security, if any, proves to be of no value.

December 31                                        1997           1996
-----------                                     ------------   ------------
Loan commitments.............................   $ 61,422,794   $ 41,294,511

Standby letters of credit....................   $  2,627,739   $    881,920

Commercial letters of credit.................   $    968,886   $    416,681

NOTE 13 - FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

   The following disclosures are made in accordance with the provisions of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" (Statement No. 107), which requires the disclosure of fair value information about certain financial instruments for which it is practicable to estimate that value. Fair value is defined as the amount at which an instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. In most cases, market prices are not available for these financial instruments, and fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the estimates presented in the following table are not necessarily indicative of the amounts the Bank could realize in a current market exchange. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

   The following methods and assumptions were used in estimating the fair value of each class of financial instruments for which it is practicable to estimate that value. Potential tax ramifications related to the realization of unrealized gains and losses that would be incurred in an actual sale and/or settlement have not been taken into consideration:

   Cash and cash equivalents, interest-bearing deposits in banks and Federal funds sold. For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

   Securities (including mortgage-backed securities). For securities held-to-maturity, available-for-sale, or for trading purposes, fair value equals quoted market price or dealer quotes. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

   Loans. For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The fair value of lending commitments at year-end is estimated to approximate the remaining unamortized fees. The fair value of accrued interest receivable approximates the carrying amount.

   Deposit Liabilities. The fair values disclosed for demand deposits (e.g., interest and noninterest checking, savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed-term money market accounts approximate their fair values at the reporting date. The fair values for certificates of deposit are estimated using discounted cash flow analyses, using interest rates currently being offered for certificates of deposit with similar terms. The fair value of accrued interest payable approximates the carrying amount.

   Term Borrowings. The fair values for term borrowings are estimated using discounted cash flow analyses, using interest rates currently being charged for term borrowings with similar terms.

   The following table sets forth the disclosures about the fair value of the Bank's financial instruments at December 31:

                                           1997                            1996
                               ----------------------------   ----------------------------
                                                 Estimated                      Estimated
December 31                    Carrying amount   fair value   Carrying amount   fair value
-----------                    ---------------   ----------   ---------------   ----------
ASSETS
  Cash and cash equivalents...  $  14,783,000   $  14,783,000  $  14,101,000  $  14,101,000
  Federal funds sold..........  $  11,425,000   $  11,425,000  $           0  $           0
  Interest-bearing deposits
    in banks..................  $   5,135,000   $   5,135,000  $   4,522,000  $   4,522,000
  Securities..................  $  24,697,000   $  24,707,000  $  28,319,000  $  28,241,000
  Net loans...................  $ 134,928,000   $ 134,457,000  $ 109,333,000  $ 109,100,000
  Accrued interest receivable.  $   1,003,000   $   1,003,000  $     792,000  $     792,000

LIABILITIES
  Deposits....................  $ 165,817,000   $ 166,224,000  $ 146,325,000  $ 146,671,000
  Term borrowings.............  $  13,500,000   $  13,634,000  $           0  $           0
  Accrued interest payable....  $     446,000   $     446,000  $     299,000  $     299,000

   The estimated fair value of financial instruments with off-balance-sheet risk (discussed in Note 12) is not material.

NOTE 14 - NONINTEREST EXPENSE

   The following table provides an analysis of noninterest expense for the years ended December 31:

                                          1997           1996          1995
                                       -----------   ------------   -----------
Salaries............................   $ 3,007,385   $  2,350,401   $ 2,121,175
Employee benefits...................       693,545        577,599       485,892
                                       -----------   ------------   -----------
Salaries and employee benefits......     3,700,930      2,928,000     2,607,067

Occupancy, net......................       749,316        676,593       634,088
Furniture and equipment.............       521,293        406,878       342,259
                                       -----------   ------------   -----------
Occupancy, furniture, and equipment.     1,270,609      1,083,471       976,347

Data processing.....................       536,573        489,248       400,835
Advertising and business promotion..       274,406        262,207       231,959
Professional fees...................       211,312        151,926       179,674
Supplies and postage................       446,661        356,563       338,828
State and local business taxes......       266,838        212,742       192,562
Other...............................       618,331        512,521       505,004
                                       -----------   ------------   -----------
Total...............................     2,354,121      1,985,207     1,848,862
                                       -----------   ------------   -----------
Total noninterest expense...........   $ 7,325,660   $  5,996,678   $ 5,432,276
                                       -----------   ------------   -----------
                                       -----------   ------------   -----------

NOTE 15 - MINIMUM REGULATORY CAPITAL REQUIREMENTS

   The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

   Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to total average assets. The Bank's Tier 1 capital is comprised of shareholders' equity excluding the equity impact of adjusting securities available-for-sale securities to fair value. Total capital consists of Tier 1 capital and the allowance for possible credit losses. Risk-weighted assets are computed using rules[nb]defined by the Federal Deposit Insurance Corporation Improvement Act of 1991. Under the regulatory framework for prompt corrective actions, the Bank must maintain minimum Tier 1 leverage, Tier 1 risk-based and total risk-based ratios as set forth in the table.

   As of December 31, 1997, the most recent notification from the Bank's regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since the notification that management believes have changed the Bank's category.

   The Bank's actual regulatory capital amounts and ratios at December 31 are as follows:

                                                                                      To be well
                                                                                   capitalized under
                                                                  Capital          prompt corrective
                                        The Bank's actual     adequacy purposes    action provisions
                                        -----------------     -----------------    -----------------
(Dollars in thousands)                   Amount    Ratio       Amount   Ratio       Amount   Ratio
---------------------                    ------    -----       ------   -----       ------   -----
1997
----
Tier 1 capital (to average assets)...   $ 15,944   8.50%      $  7,507  4.00%      $  9,383   5.00%

Tier 1 capital (to risk-weighted
  assets)............................   $ 15,944  10.27%      $  6,209  4.00%      $  9,314   6.00%
Total capital (to risk-weighted
  assets)............................   $ 17,319  11.16%      $ 12,419  8.00%      $ 15,523  10.00%

1996
----
Tier 1 capital (to average assets)...   $ 13,551   9.05%      $  5,989  4.00%      $  7,487   5.00%
Tier 1 capital (to risk-weighted
  assets)............................   $ 13,551  11.20%      $  4,838  4.00%      $  7,256   6.00%
Total capital (to risk-weighted
  assets)............................   $ 14,657  12.12%      $  9,675  8.00%      $ 12,094  10.00%

NOTE 16 - TERM BORROWINGS

Term borrowings at December 31, 1997, consisted of Federal Home Loan Bank
(FHLB) advances of $3,500,000 due within 30 days and $10,000,000 due in four and one-half years, but callable at three-month intervals. As provided for in the Advances, Security, and Deposit Agreement with the FHLB, advances are collateralized by FHLB stock owned by the Bank, various securities, certain residential mortgages or deeds of trust securing such properties, and the guaranteed portion of the SBA loan portfolio. As a member of the FHLB of Seattle, the Bank currently has a credit line of 12% of the total assets of the Bank, subject to collateralization requirements. As of December 31, 1997, the collateral value of eligible collateral pledged for these borrowings was $14,150,000.

   The maximum and average outstanding and weighted average interest rates on advances from FHLB were as follows during the year ended December 31:

                                                        1997       1996
                                                   ------------   ------
Maximum outstanding at any monthend.............   $ 13,500,000   $     0
Average outstanding.............................   $  7,241,096   $ 9,275

Weighted average interest rates:
  Annual........................................           0.00%     5.76%
  End of year...................................           0.00%     0.00%

NOTE 17 - SUBSEQUENT EVENTS

   On January 15, 1998, the Bank's Board of Directors approved the payment of a cash dividend of $.80 per share to shareholders of record at March 2, 1998. The cash dividend of approximately $317,000 will be paid on approximately March 15, 1998. On January 15, 1998, the Bank entered into an Agreement and Plan of Reorganization ("Agreement") with InterWest Bancorp, Inc. ("InterWest") under the terms of which the Bank will become a wholly-owned subsidiary of InterWest. The transaction is structured as a tax-free reorganization. If the transaction is approved by the regulatory authorities and the shareholders of the Bank, each share of common stock of the Bank, by virtue of the reorganization, will automatically, and without any action on the part of the holder of each share, be exchanged for the right to receive
3.95 shares of InterWest common stock. The exchange ratio is fixed unless the average closing price per share of InterWest common stock, for the ten consecutive trading days beginning on and including the twentieth day immediately preceding the closing, is less than $35 per share. If the average closing price is less than $35 per share, either party may terminate the transaction. The reorganization will be accounted for as a pooling of interests.

                     PIONEER BANCORP, INC. AND SUBSIDIARY

                         INDEPENDENT AUDITOR'S REPORT
                                      AND
                             FINANCIAL STATEMENTS

                       DECEMBER 31, 1997, 1996, AND 1995

CONTENTS
-----------------------------------------------------------------------

                                                                   PAGE

INDEPENDENT AUDITOR'S REPORT..................................         1

FINANCIAL STATEMENTS
     Consolidated balance sheet...............................         2
     Consolidated statement of income.........................         3
     Consolidated statement of stockholders' equity...........         4
     Consolidated statement of cash flows.....................       5-6
     Notes to consolidated financial statements...............      7-28

SUPPLEMENTAL INFORMATION
     Independent auditor's report on supplemental information..       29
     Average balance sheet and net interest income.............       30

Note: These financial statements have not been reviewed or confirmed for accuracy or relevance by the Federal Deposit Insurance Corporation.

[LOGO]

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Pioneer Bancorp, Inc.

   We have audited the accompanying consolidated balance sheets of Pioneer Bancorp, Inc. and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 1997, 1996, and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Bancorp, Inc. and Subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years ended December 31, 1997, 1996, and 1995, in conformity with generally accepted accounting principles.

   As discussed in Note 5 to the financial statements, the Company changed its method of accounting for loan servicing rights. The change was made to conform with newly established accounting principles.

                                       MOSS-ADAMS LLP

Yakima, Washington
January 26, 1998

[LOGO]

                                           PIONEER BANCORP, INC. AND SUBSIDIARY
                                                     CONSOLIDATED BALANCE SHEET
-------------------------------------------------------------------------------

                                                                   December 31,
                                                             -------------------
                                                             1997          1996
                                                             ----          ----
                                                            (Dollars in Thousands)
ASSETS
 Cash and due from banks
  Noninterest bearing................................... $  6,254      $  7,093
  Interest bearing......................................    1,792         1,990
 Federal funds sold.....................................        -         1,000
                                                           ------      --------
   Total cash and cash equivalents......................    8,046        10,083
                                                           ------      --------

 Investment securities
  Available-for-sale, at fair value.....................   32,306        29,551
  Held-to-maturity (fair value:  1997 - $1,388;
       1996 - $562).....................................    1,355           551
                                                           ------      --------
                                                           33,661        30,102
                                                           ------      --------

 Loans held for sale (fair value:  1997 - $2,394;
       1996 - $668).....................................    2,369           672
 Loans..................................................   58,638        54,570
 Less allowance for loan losses.........................     (696)         (748)
                                                           ------      --------
   Loans - net..........................................   60,311        54,494
                                                           ------      --------

 Bank premises and equipment, net.......................    1,403         1,009
 Accrued interest receivable............................      786           646
 Excess servicing rights................................    1,255         1,423
 Other assets...........................................      409           386
                                                           ------      --------
                                                            3,853         3,464
                                                           ------      --------

   TOTAL ASSETS......................................... $105,871     $  98,143
                                                          -------      --------
                                                          -------      --------

LIABILITIES
 Deposits
  Non-interest bearing..................................$  16,663     $  15,928
  Interest bearing......................................   68,938        66,295
                                                          -------      --------
                                                           85,601        82,223

 Notes payable..........................................   10,191         5,796
 Accrued interest payable...............................      380           372
 Other liabilities......................................      659         1,193
                                                          -------      --------
   Total liabilities....................................   96,831        89,584
                                                          -------      --------

STOCKHOLDERS' EQUITY
 Common stock, no par value; 1,000,000 shares authorized,
  344,699 and 361,000 shares issued and outstanding,
  respectively..........................................    2,263         2,363
 Surplus................................................      320           773
 Retained earnings......................................    6,285         5,388
 Net unrealized gain on available-for-sale securities,
     net of tax.........................................      172            35
                                                          -------      --------
   Total stockholders' equity...........................    9,040         8,559
                                                          -------      --------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...........$ 105,871     $  98,143
                                                          -------      --------
                                                          -------      --------

See Accompanying Notes

                                           PIONEER BANCORP, INC. AND SUBSIDIARY
                                               CONSOLIDATED STATEMENT OF INCOME


                                                                 Year Ended December 31,
                                                         ---------------------------------------
                                                             1997           1996          1995
                                                         ----------    ------------    ---------
                                                               (Dollars in Thousands Except
                                                                    Per Share Amounts)

INTEREST INCOME
 Interest and fees on loans..........................    $  6,490       $  6,134      $  4,969
 Federal funds sold..................................         111            166           134
 Investments
   Taxable...........................................       1,669          1,177           896
   Nontaxable........................................         366            181           162
                                                         --------       --------      --------
                                                            8,636          7,658         6,161
                                                         --------       --------      --------

INTEREST EXPENSE
 Deposits...........................................        3,453          2,731         1,974
 Federal funds purchased............................            4              1             9
 Federal Home Loan Bank borrowings..................          407            397           500
 Other borrowings...................................           13              -             7
                                                         --------       --------      --------
                                                            3,877          3,129         2,490
                                                         --------       --------      --------

NET INTEREST INCOME.................................        4,759          4,529         3,671

LESS PROVISION FOR LOAN LOSSES......................          188            272           152
                                                         --------       --------      --------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.        4,571          4,257         3,519
                                                         --------       --------      --------

NONINTEREST INCOME
 Service charges on deposit accounts................          349            269           208
 Gain on sale of loans..............................          880            573           875
 Loan servicing income..............................          190            492           473
 Net gain on sales of investment securities.........           71             53            48
 Discounts on purchased receivables.................          325            209            31
 Other..............................................           93             95            47
                                                         --------       --------      --------
                                                            1,908          1,691         1,682
                                                         --------       --------      --------

NONINTEREST EXPENSE
 Salaries and employee benefits.....................        2,609          2,282         1,958
 Occupancy and equipment expense....................          921            783           757
 Other taxes and assessments........................          145            127           163
 Office supplies and postage........................          191            187           160
 Advertising and marketing..........................          107            102           135
 Other..............................................        1,006            834           794
                                                         --------       --------      --------
                                                            4,979          4,315         3,967
                                                         --------       --------      --------

INCOME BEFORE FEDERAL INCOME TAX....................        1,500          1,633         1,234

PROVISION FOR FEDERAL INCOME TAX....................          419            470           389
                                                         --------       --------      --------

NET INCOME..........................................     $  1,081       $  1,163        $  845
                                                         --------       --------      --------
                                                         --------       --------      --------

BASIC EARNINGS PER SHARE OF COMMON STOCK............      $  3.09        $  3.22        $  2.34
                                                         --------       --------      --------
                                                         --------       --------      --------

DILUTED EARNINGS PER SHARE OF COMMON STOCK..........      $  2.98        $  3.14        $  2.29
                                                         --------       --------      --------
                                                         --------       --------      --------

                                        3
See accompanying notes

                                      PIONEER BANCORP, INC. AND SUBSIDIARY
                                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                   Net Unrealized
                                                                                                   Gain (Loss) on
                                                          Common                       Retained   Available-for-Sale
                                                          Stock           Surplus      Earnings       Securities         Total
                                                         ---------        ------       --------   ------------------    --------
                                                                                       (Dollars in Thousands)
BALANCE, December 31, 1994.........................      $  2,363         $  773       $  3,698       $  (265)          $  6,569

NET INCOME.........................................             -              -            845             -                845

NET CHANGE IN UNREALIZED GAIN
  (LOSS) ON AVAILABLE-FOR-SALE
  SECURITIES, net of tax...........................             -              -              -            343               343

CASH DIVIDEND ($.42 per share).....................             -              -           (152)             -              (152)
                                                         --------         ------        -------        -------          --------

BALANCE, December 31, 1995.........................         2,363            773          4,391             78             7,605

NET INCOME.........................................             -              -          1,163              -             1,163

NET CHANGE IN UNREALIZED GAIN
  (LOSS) ON AVAILABLE-FOR-SALE
  SECURITIES, net of tax...........................             -              -              -            (43)              (43)

CASH DIVIDEND ($.46 per share).....................             -              -           (166)             -              (166)
                                                         --------         ------        -------        -------          --------

BALANCE, December 31, 1996.........................         2,363            773          5,388             35             8,559

NET INCOME.........................................             -              -          1,081              -             1,081

NET CHANGE IN UNREALIZED GAIN
  (LOSS) ON AVAILABLE-FOR-SALE
  SECURITIES, net of tax...........................             -              -              -            137               137

STOCK OPTIONS EXERCISED............................            17              -              -              -                17

STOCK REPURCHASED..................................          (117)          (453)             -              -              (570)

CASH DIVIDEND ($.51 per share).....................             -              -           (184)             -              (184)
                                                         --------         ------        -------        -------          --------

BALANCE, December 31, 1997.........................      $  2,263         $  320       $  6,285         $  172          $  9,040
                                                         --------         ------        -------        -------          --------
                                                         --------         ------        -------        -------          --------

See accompanying notes

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                         CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                 Year Ended December 31,
                                                         ---------------------------------------
                                                           1997           1996            1995
                                                         ---------      --------        --------
                                                                  (Dollars in Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES

 Net income.........................................     $  1,081       $  1,163        $  845
 Adjustments to reconcile net income to net cash
   from operating activities
  Depreciation and amortization.....................          422            406           332
  Provision for loan losses.........................          188            272           152
  Federal Home Loan Bank stock dividends............         (148)          (139)         (384)
  Gain on sale of investments.......................          (71)           (53)          (48)
  Proceeds from sale of loans held for sale.........        6,200          8,600        10,940
  Origination of loans held for sale................       (7,080)        (9,173)      (11,815)
   (Gain) loss on fixed assets disposition..........           (1)            23             -
  Deferred federal income tax.......................           96             32           (71)
  Deferral of loan origination costs and fees,
   less amortization................................          (27)              2          173
  Increase in interest receivable...................         (140)           (62)         (147)
  Increase in interest payable......................            8             10           131
  Other - net.......................................         (817)           738           (21)
                                                        ---------       --------       -------
   Net cash from operating activities...............         (289)         1,819            87
                                                        ---------       --------       -------

CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from sale of securities available
       for sale.....................................      14,985         10,299          3,724
 Purchases of securities available for sale.........     (18,254)       (24,507)        (6,733)
 Proceeds from maturing securities available
       for sale.....................................         835          1,230            635
 Proceeds from sale of securities held to maturity..           -              -            120
 Purchases of securities held to maturity...........      (2,836)             -           (200)
 Proceeds from maturing securities held to
       maturity.....................................         119            218            865
 Principal repayments on securities available
       for sale.....................................       2,006          1,310            694
 Principal repayments on securities held
       to maturity..................................           -              -             40
 Net increase in loans..............................      (4,971)        (5,083)       (14,413)
 Purchases of bank premises and equipment...........        (660)          (418)          (375)
 Other - net........................................          (8)           (18)           (14)
                                                        ---------       --------       -------
   Net cash from investing activities...............      (8,784)       (16,969)       (15,657)
                                                        ---------       --------       -------

CASH FLOWS FROM FINANCING ACTIVITIES
 Net increase in deposits...........................       3,378         21,289         15,590
 Payment of dividends...............................        (184)          (166)          (152)
 Principal payments on notes payable................      (9,622)        (2,265)        (2,365)
 Additions to notes payable.........................      14,017            300          2,800
 Stock options exercised............................          17              -              -
 Stock repurchased..................................        (570)             -              -
                                                        ---------       --------       -------
   Net cash from financing activities...............       7,036         19,158         15,873
                                                        ---------       --------       -------

NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS........................................      (2,037)          4,008           303

CASH AND CASH EQUIVALENTS, beginning of year........      10,083           6,075         5,772
                                                        ---------       --------       -------

CASH AND CASH EQUIVALENTS, end of year..............     $  8,046      $  10,083      $  6,075
                                                        ---------       --------       -------
                                                        ---------       --------       -------

                                       5

                                           PIONEER BANCORP, INC. AND SUBSIDIARY
                                           CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                 Year Ended December 31,
                                                          ------------------------------------
                                                            1997          1996          1995
                                                           ------         -----         -----
                                                                  (Dollars in Thousands)
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash payments for
  Interest........................................         $ 3,869        $ 3,119       $ 2,402
  Income taxes....................................             376            642           360

SUPPLEMENTAL DISCLOSURE OF NONCASH ITEMS:

Investing activities
  (Increase) decrease in fair value of
    securities available for sale, net of
    federal income tax............................         $ (137)         $  43        $ (343)
  Excess servicing rights retained................           (211)          (268)         (398)
  Valuation allowance of retained portion of
    sold SBA loans................................             -              98           208

   As of December 31, 1997, the Bank owed $111,620 for leasehold improvements which is included in other liabilities.

See accompanying notes.

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS

   Pioneer Bancorp, Inc. (the Company) operates as a holding company for Pioneer Bank (the Bank). The Bank's main office is located in Yakima, Washington. The Bank also maintains a full-service branch in Kennewick, Washington and three other branches in Yakima, Washington. The fourth Yakima branch opened in December 1997. The Bank's activities are generally centered around those geographic areas.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The accounting and reporting policies of Pioneer Bancorp, Inc. conform to generally accepted accounting principles and prevailing practices within the banking industry.

   PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Pioneer Bancorp Inc. and its wholly-owned subsidiary, Pioneer Bank. All significant intercompany transactions and balances have been eliminated.

   INVESTMENT SECURITIES - The Bank accounts for its debt and equity securities as follows:

        TRADING SECURITIES - Any securities held principally for sale in the near term are classified as trading-account securities and recorded at their fair values. Unrealized gains and losses on trading-account securities are included immediately in other income. During 1997 and 1996, the Bank held no securities which were classified as trading.

        SECURITIES HELD TO MATURITY - Securities other than equities for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

         SECURITIES AVAILABLE FOR SALE - Available-for-sale securities consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of shareholders' equity until realized.

        Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Gain or loss on disposition of securities is based on the net proceeds and the carrying value of the specific security sold.

   ACCOUNTING FOR LOAN ORIGINATION FEES - The Bank defers certain loan origination and commitment fees and certain loan origination costs and amortizes the net amount as an adjustment of the yield of the related loan over its contractual life.

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   ACCOUNTING FOR SBA LOAN SALES - The Bank originates loans to customers under a Small Business Administration (SBA) program that generally provides for SBA guarantees of 75% to 80% of each loan. The Bank generally sells the guaranteed portion of certain SBA loans to a third party and retains the unguaranteed portion in its own portfolio. A gain is recognized on these loans through collection on sale of a premium over the adjusted carrying value, and through retention of an ongoing rate differential less a normal service fee (excess servicing fee) between the rate paid by the borrower to the Bank and the rate paid by the Bank to the purchaser.

   In the case of sales for an ongoing rate differential, the Bank allocates its investment in an SBA loan among the retained portion of the loan, excess servicing retained, and the sold portion of the loan based on the relative fair value of each portion. A valuation allowance is recorded for adjustments to fair value, if necessary.

   LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES - Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses and unearned income. Interest on loans is calculated by using the simple-interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. Various regulatory agencies, as a regular part of their examination process, periodically review the Bank's reserve for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgment of information available to them at the time of their examinations.

   The Bank accounts for impaired loans based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's market price or the fair value of the collateral if the loan is collateral dependent. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest is subsequently recognized only to the extent cash payments are received.

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   LOANS HELD-FOR-SALE - Loans held-for-sale are carried at the lower of cost or estimated market value. Market value is determined on an aggregate loan basis. At December 31, 1997 and 1996, mortgage loans held-for-sale were carried at cost which approximated market.

   BANK PREMISES AND EQUIPMENT - Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using both straight-line and declining-balance methods over the estimated useful lives of the related assets. The lives range from 3 to 10 years.

   OTHER REAL ESTATE OWNED - Real estate acquired by foreclosure or by accepting a deed in lieu of foreclosure is carried at the lower of the recorded investment in the property or its net realizable value. Following foreclosure, the value of the underlying loan is written down to the fair market value of the real estate to be acquired by a charge to the allowance for loan losses, if necessary. Any subsequent write-downs are charged to non-interest expense. Operating expenses of such properties, related income, and gains and losses on their disposition are included in non-interest income and expense. At December 31, 1997 and 1996, the balance in the other real estate owned account was zero.

   FEDERAL INCOME TAX - The Company provides for federal income tax based on the asset/liability method. This method recognizes the amount of tax payable or receivable at the date of the financial statement as a result of all events that have been recognized in the financial statements as measured by the provisions of currently enacted tax law and rates.

   EMPLOYEE BENEFIT PLAN - The Company has a 401(k) plan covering substantially all employees. The plan provides for a basic employer matching contribution of 5% of employee salary deferrals. In addition, the employer can contribute an increased matching contribution and/or a discretionary profit-sharing contribution. The maximum total contribution, including salary deferrals, matching and profit-sharing, is 15% of eligible compensation. The employer matching contribution was 50% of salary deferrals with no additional profit-sharing contribution. For 1997, 1996, and 1995, the total employer contribution was $47,501, $45,884, and $31,017, respectively.

   PRESENTATION OF CASH FLOWS - For purposes of reporting cash flows, cash and cash equivalents include cash and cash due from banks and federal funds sold.

   EARNINGS PER SHARE - Earnings per share are based upon the weighted average number of common stock and common stock equivalents outstanding. The dilutive effect of shares issuable upon the assumed exercise of all stock options granted is computed using the treasury stock method.

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   STOCK OPTIONS - In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123 "Accounting for Stock-Based Compensation." This new standard defines a fair value based method of accounting for an employee stock option or similar equity instrument. This statement gives entities a choice of recognizing related compensation expense by adopting the new fair value method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion No. 25, the former standard. If the former standard for measurement were elected, SFAS No. 123 requires supplemental disclosure to show any significant effects of using the new measurement criteria. The Bank has elected to continue using the measurement prescribed by APB Opinion No. 25 and, accordingly, this pronouncement has had no effect on the Bank's financial position or results of operations.

   INTEREST RATE SWAP AGREEMENTS - At times, the Bank hedges its interest rate risk on certain debt obligations using interest rate swaps. The interest differential to be received or paid is adjusted as interest rates change and is recognized over the life of the swap agreements as a component of interest expense.

   RECLASSIFICATION - Certain amounts on the December 31, 1996 and 1995 financial statements have been reclassified to conform to the December 31, 1997 financial statement presentation.

   FINANCIAL STATEMENT ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - CASH AND DUE FROM BANKS

   Based on the types and amounts of deposits received, the Bank must maintain an appropriate amount of currency and non-interest bearing cash deposits in accordance with reserve requirements of the Federal Reserve Bank.
 Such reserve requirements totaled $907,000 and $883,000 at December 31, 1997 and 1996, respectively.

   As of December 31, 1997 and 1996, approximately $5,816,000 and $5,688,000, respectively, of cash and due from banks represented cash balances held by the Federal Reserve Bank.

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 4 - INVESTMENT SECURITIES

   The carrying value and estimated market value of investment securities at December 31 is as follows:

                                                                           Gross          Gross     Estimated
                                                        Amortized     Unrealized     Unrealized       Market
                                                             Cost          Gains         Losses         Value
                                                        ---------     ----------     ----------     ---------
                                                                       (Dollars in Thousands)
1997
Available-for-sale securities
 U.S. Treasury securities.............................  $   5,850         $   37          $   -     $   5,887
 Obligations of U.S. Government agencies..............     19,203            140             14        19,329
 Obligations of states and political subdivisions.....      4,635             98              -         4,733
 Other securities.....................................        250              -              1           249
 Federal Reserve Bank stock...........................         88              -              -            88
 Federal Home Loan Bank stock.........................      2,020              -              -         2,020
                                                        ---------         ------          -----     ---------
                                                        $  32,046         $  275          $  15     $  32,306
                                                        ---------         ------          -----     ---------
                                                        ---------         ------          -----     ---------

Held-to-maturity securities
 Obligations of states and political subdivisions.....  $   1,355         $   33          $   -     $   1,388
                                                        ---------         ------          -----     ---------
                                                        ---------         ------          -----     ---------

1996

Available-for-sale securities
 U.S. Treasury securities............................   $   6,497         $   18          $  12     $   6,503
 Obligations of U.S. Government agencies.............      14,211             71             42        14,240
 Obligations of states and political subdivisions....       6,324             30             11         6,343
 Other securities....................................         505              1              1           505
 Federal Reserve Bank stock..........................          88              -              -            88
 Federal Home Loan Bank stock........................       1,872              -              -         1,872
                                                        ---------         ------          -----     ---------

                                                        $  29,497         $  120          $  66     $  29,551
                                                        ---------         ------          -----     ---------
                                                        ---------         ------          -----     ---------

Held-to-maturity securities
 Obligations of states and political subdivisions....   $     551         $   12          $   1     $     562
                                                        ---------         ------          -----     ---------
                                                        ---------         ------          -----     ---------


                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 4 - INVESTMENT SECURITIES (CONTINUED)

   The amortized cost and estimated market value of investment securities by contractual maturity are shown below at December 31, 1997. Expected maturities will differ from contractual maturities because debt issuers may have the right to call or prepay obligations, with or without call or prepayment penalties.

                                                        Amortized     Estimated
                                                           Cost     Market Value
                                                        ---------   ------------
                                                         (Dollars in Thousands)
Available-for-sale securities
  Due in one year or less.............................   $     622     $     623
  Due after one year through five years...............      23,257        23,381
  Due after five years through ten years..............       3,909         3,990
  Due after ten years.................................       2,150         2,204
  Federal Reserve Bank stock..........................          88            88
  Federal Home Loan Bank stock........................       2,020         2,020
                                                         ---------     ---------

                                                         $  32,046     $  32,306
                                                         ---------     ---------
                                                         ---------     ---------

Held-to-maturity securities
  Due in one year or less.............................   $     259     $     260
  Due after one year through five years...............         270           282
  Due after five years through ten years..............         826           846
                                                         ---------     ---------

                                                         $   1,355     $   1,388
                                                         ---------     ---------
                                                         ---------     ---------

   The Bank's holdings of obligations of states and political subdivisions are concentrated in Washington State, particularly in the Bank's lending area.

   Proceeds from the sales and calls of investment securities were approximately $14,985,000, $10,299,000, and $3,852,000 in 1997, 1996, and
1995, respectively. Gross gains of $86,376 and gross losses of $15,372 were realized on sales in 1997, gross gains of $69,911 and gross losses of $17,133 were realized on sales in 1996, and gross gains of $98,852 and gross losses of $50,573 were realized on sales in 1995.

   Investment securities with carrying values of approximately $2,815,000 and $1,170,000 and market values of approximately $2,855,000 and $1,172,000 at December 31, 1997 and 1996, respectively, were pledged to secure U.S. Government and public deposits and repurchase agreements as required by law.

   The Bank, as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the Federal Home Loan Bank in an amount equal to at least 5% of the Bank's advances from FHLB. The required investment amount is determined at December 31 of each year.

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 5 - LOANS

   The composition of loans is as follows:


                                                           1997          1996
                                                        ---------     ---------
                                                         (Dollars in Thousands)
Commercial and agricultural........................     $  13,220     $  12,528
Real estate
  One-four family residential......................         8,362         7,208
  Multi-family and commercial......................        31,840        29,253
  Construction.....................................         3,706         5,191
Consumer and other.................................         2,068         1,313
                                                        ---------     ---------
                                                           59,196        55,493
Net deferred loan fees.............................          (222)         (249)
Valuation allowance on retained portion of sold
   SBA loans.......................................          (336)         (674)
                                                        ---------     ---------
   Total loans.....................................     $  58,638     $  54,570
                                                        ---------     ---------
                                                        ---------     ---------

   The Bank had loans or leases to borrowers engaged in similar activities which exceeded 10% of total loans at December 31, 1997 and 1996 totaling $11,941,555 and $11,125,634, respectively, consisting of loans to physicians and other professionals providing personal services.

   Impairment of loans having a recorded investment of approximately $139,000, $575,000, and $421,000 at December 31, 1997, 1996, and 1995,
respectively, has been recognized in conformity with FASB Statement No. 114 as amended by FASB Statement No. 118. The average investment in impaired loans during 1997, 1996, and 1995 was approximately $539,000, $491,000, and $349,000, respectively. The total allowance for loan losses related to these loans was $56,000, $103,400, and $75,600 at December 31, 1997, 1996, and
1995, respectively. Had the impaired loans performed according to their original terms, additional interest income of approximately $17,800, $81,600, and $42,500 would have been recognized in 1997, 1996, and 1995, respectively. In addition, at December 31, 1997, the Bank had restructured loans of approximately $455,000 with a related writedown of $101,000.

   There were no commitments to lend additional funds to borrowers whose loans were classified as nonaccrual. There were no loans over 90 days past due still accruing interest at December 31, 1997 and 1996.

   Loans serviced for others at December 31, 1997 and 1996 were approximately $48,956,747 and $49,112,570, respectively.

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 5 - LOANS (CONTINUED)

   Maturity and repricing information for the Bank's loan portfolio at December 31 is as follows:

                                                      Fixed Rate     Floating Rate
                                                      Maturing in     Repricing in       Total
                                                      -----------   ----------------    ------
                                                                 (Dollars in Thousands)
1997

0 - 90 days........................................      $  1,591      $  23,547     $  25,138
91 - 365 days......................................         4,548            802         5,350
1 year - 5 years...................................        15,733          2,553        18,286
Over 5 years.......................................        10,104            179        10,283
                                                         --------      ---------     ---------

                                                         $ 31,976      $  27,081        59,057
                                                         --------      ---------
                                                         --------      ---------
Loans on which the accrual of interest had
 been discontinued.................................                                        139
                                                                                     ---------
                                                                                     $  59,196
                                                                                     ---------
                                                                                     ---------

1996

0 - 90 days.......................................       $  1,504      $  25,423     $  26,927
91 - 365 days.....................................          4,868          1,460         6,328
1 year - 5 years..................................         15,687              7        15,694
Over 5 years......................................          5,950              -         5,950
                                                         --------      ---------     ---------


                                                         $ 28,009      $  26,890        54,899
                                                         --------      ---------
                                                         --------      ---------

Loans on which the accrual of interest had
 been discontinued...............................                                          594
                                                                                     ---------

                                                                                     $  55,493
                                                                                     ---------
                                                                                     ---------



   During 1997, the Company adopted the requirements of FASB Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The impact of adoption on net income in 1997 was immaterial. The changes in the Company's servicing assets for the years ended December 31, 1997 and 1996 are as follows:


                                                           1997          1996
                                                         --------      ---------
                                                          (Dollars in Thousands)

Balance at January 1.................................    $  1,423      $  1,313
Additions............................................         211           268
Less amortization....................................        (379)         (158)
                                                         --------      --------

Balance at December 31...............................    $  1,255      $  1,423
                                                         --------      --------
                                                         --------      --------

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 5 - LOANS (CONTINUED)

   The estimated fair value of the servicing assets approximated the book value at December 31, 1997 and 1996. Fair value is estimated by discounting estimated future cash flows from the servicing assets using discount rates that approximate current market rates and using current expected future prepayment rates.

NOTE 6 - ALLOWANCE FOR LOAN LOSSES

   Transactions in the allowance for loan losses were as follows:

                                                            1997           1996          1995
                                                           ------         ------        ------
                                                                  (Dollars in Thousands)
Balance at beginning of year...........................    $  748         $  533        $  403
                                                           ------         ------        ------

Provision charged to non-interest expense..............       188            272           152
                                                           ------         ------        ------

Losses charged to allowance............................      (262)           (58)          (23)
Recoveries credited to allowance.......................        22              1             1
   Net charge-offs.....................................      (240)           (57)          (22)
                                                           ------         ------        ------

Balance at end of year.................................    $  696         $  748        $  533
                                                           ------         ------        ------
                                                           ------         ------        ------

NOTE 7 - BANK PREMISES AND EQUIPMENT

   Bank premises and equipment are as follows:

                                                              1997          1996
                                                           ---------     ---------
                                                           (Dollars in Thousands)

Land...............................................       $    35       $    35
Premises...........................................           132           116
Leasehold improvements.............................           922           337
Equipment, furniture, and fixtures.................         2,019         1,765
Construction in progress...........................            53           203
                                                          -------       -------
                                                            3,161         2,456
Less accumulated depreciation......................        (1,758)       (1,447)
                                                          -------       -------

                                                         $  1,403       $ 1,009
                                                         --------       -------
                                                         --------       -------


                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 7 - BANK PREMISES AND EQUIPMENT (CONTINUED)

   The Bank is obligated under various noncancelable lease agreements for certain offices. The leases provide that the Bank pay annual rent of approximately $365,500. The annual lease amount is adjustable for changes in the Consumer Price Index. The agreements expire between 2002 and 2010 with options to renew. The future minimum lease payments are as follows:

     1998................................................  $  344,000
     1999................................................     313,000
     2000................................................     313,000
     2001................................................     313,000
     2002................................................     160,000


   Total rent expense was $347,000, $308,000, and $299,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

NOTE 8 - DEPOSITS

   Interest bearing deposits as of December 31, 1997, 1996, and 1995 and interest paid on those deposits for the years then ended were:

                                                                      Deposits                                Interest
                                                        -----------------------------------     -----------------------------------
                                                           1997        1996         1995          1997          1996         1995
                                                        ---------   ----------    ---------     --------      --------    ---------
                                                                                 (Dollars in Thousands)
NOW and money
 market accounts................................        $  17,895    $  16,290    $  12,152     $     644     $    374    $    283
Savings accounts................................            7,207        6,782        6,417           173          181         191
Certificates of deposit
 over $100,000..................................           10,220        8,934        8,128           621          415         268
Other certificates of deposit...................           33,616       34,289       21,293         2,015        1,761       1,232
                                                        ---------    ---------    ---------      --------     ---------   --------
                                                        $  68,938    $  66,295    $  47,990      $  3,453     $  2,731    $  1,974
                                                        ---------    ---------    ---------      --------     ---------   --------
                                                        ---------    ---------    ---------      --------     ---------   --------

   At December 31, 1997, the scheduled maturities for all time certificates of deposit are as follows (in thousands):


     1998..............................................     $  39,831
     1999..............................................         3,290
     2000..............................................           356
     2001..............................................           198
     2002 and thereafter...............................           161
                                                            ---------
                                                            $  43,836
                                                            ---------
                                                            ---------

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 9 - NOTES PAYABLE


                                                             1997            1996
                                                         ------------   -------------
                                                             (Dollars in Thousands)


Various notes payable to the Federal Home Loan Bank
  (FHLB), due in monthly payments with interest
  at rates ranging from 5.45% to 7.703% and terms
  from April 1997 to August 2002.  The notes are
  collateralized under a blanket pledge agreement....      $  9,776       $  5,796

Note payable to stockholder, with quarterly interest
  payments at prime (8.5% as of December 31, 1997)
  beginning October 1, 1997 and quarterly principal
  payments of $12,500 beginning October 1, 1998......           200            -

Note payable to stockholder, with quarterly interest
  payments at 9.25% beginning October 1, 1997 and
  quarterly principal payments of $12,500 beginning
  October 1, 1998...................................            200            -

Other...............................................             15            -

                                                           --------       --------
                                                           $ 10,191       $  5,796
                                                           --------       --------
                                                           --------       --------

   Principal payments required for future years are summarized as follows (dollars in thousands):

     1998................................................    $  3,264
     1999................................................       3,895
     2000................................................       1,657
     2001................................................         100
     2002................................................       1,275
                                                             --------
                                                             $ 10,191
                                                             --------
                                                             --------

   To hedge against its fixed interest rate risk on certain FHLB advances, the Bank has entered into an interest rate swap agreement with the FHLB as the counterparty. The interest rate swap has a notional amount of $750,000 and requires the Bank to make quarterly payments to the FHLB calculated at a floating 3-month LIBOR annual interest rate. In return, the Bank receives semi-annual payments from the FHLB calculated at a fixed interest rate of 6.2% per annum. The interest rate swap matures on January 20, 2000. Management considers the counterparty credit risk of this agreement to be negligible.

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 10 - FEDERAL INCOME TAX

   Federal income tax expense is comprised of the following:

                                                             1997           1996          1995
                                                           -------        -------       -------
                                                                  (Dollars in Thousands)
Current.................................................   $  323         $  438        $  460
Deferred................................................       96             32           (71)
                                                           ------         ------        ------
                                                           $  419         $  470        $  389
                                                           ------         ------        ------
                                                           ------         ------        ------

   Items causing deferred federal income tax in the recognition of income and expenses for financial reporting and fe deral income tax purposes include cash versus accrual reporting, provision for loan losses, deferred loan fees, deferred compensation, and depreciation. As of December 31, 1997 and 1996, the total deferred tax assets were $375,568 and $390,364, and the total deferred tax liabilities were $453,912 and $373,128, respectively. The Bank believes, based upon the available information, that all deferred tax assets will be realized in the normal course of operations. Accordingly, these assets have not been reduced by a valuation allowance.

   A reconciliation of the Company's effective income tax rate with the Federal statutory tax rate is as follows:

                                                                  1997                      1996                       1995
                                                           ------------------         ------------------         -----------------
                                                           Amount     Percent         Amount     Percent         Amount    Percent
                                                           ------     -------         ------     -------         ------    -------
                                                                                   (Dollars in Thousands)
Income tax based on statutory rates....................    $  510       34.0          $  555       34.0          $  420      34.0
Adjustment resulting from
  Tax-exempt income....................................      (124)      (8.3)            (62)      (3.8)            (55)     (4.4)
  Other................................................        33        2.2             (23)      (1.4)             24       1.9
                                                           ------       ----          ------       ----          ------      ----
Federal income tax.....................................    $  419       27.9          $  470       28.8          $  389      31.5
                                                           ------       ----          ------       ----          ------      ----
                                                           ------       ----          ------       ----          ------      ----

                                      18

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 11 - COMMITMENTS AND CONTINGENT LIABILITIES

   In the normal course of business, the Bank has various outstanding commitments and contingent liabilities, such as letters of credit, guarantees, and commitments to extend credit, which are not reflected in the accompanying financial statements. Loan commitments totaled $11,073,000 and $11,739,000 at December 31, 1997 and 1996, respectively. Outstanding commitments under standby letters of credit aggregated $368,000 and $345,500 for December 31, 1997 and 1996, respectively. The Bank requires collateral to support financial instruments when deemed necessary. Each customer's credit-worthiness is evaluated on a case-by-case basis. For secured loans, the Bank generally requires a loan-to-collateral value ratio of no more than 80%, but this may be higher in some circumstances. In the opinion of management, there are no firm commitments to extend credit which represent unusual risks.

NOTE 12 - RETAINED EARNINGS

   When the Bank was initially capitalized, $500,000 of the $1,500,000 capitalization was credited to retained earnings at the direction of the Comptroller of the Currency. In 1984, $50,000 of the initial allocation was transferred to surplus. Accordingly, retained earnings at December 31, 1997 and 1996 include $450,000 of the initial capital allocation.

NOTE 13 - RELATED-PARTY TRANSACTIONS

   At December 31, 1997 and 1996, certain officers and directors, or companies in which they have 10% or more beneficial interest, were indebted to the Company and the Bank. All loans and commitments to lend were made in compliance with applicable laws on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. The loans do not involve more than the normal risk of collectibility or present any other unfavorable features.

   The activities for insider loans for the year ended December 31, 1997 are as follows:

     Beginning balance................................     $  200,761
     Loans made.......................................              -
     Loans repaid.....................................         (39,001)
                                                           -----------
     Ending balance...................................     $   161,760
                                                           -----------
                                                           -----------

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 14 - BENEFIT PLANS

   The Bank has a deferred compensation plan for the benefit of two key officers. The benefits commence upon retirement of the covered officers. One of the officers has retired and is receiving payments. The Bank has purchased life insurance to fund the cost of the plan. An amount equal to the present value of the expected future payments is included as a liability on the balance sheet.

NOTE 15 - EMPLOYEE STOCK OPTION PLAN

   The Bank's stock option plans provide for the granting of incentive stock options to its officers and employees. Generally, options outstanding under the Bank's stock option plan are: (1) granted at prices which equate to or are above the market value of the stock on the date of the grant, (2) vest ratably over a three-year service vesting period beginning one year after the grant date, (3) become fully vested if the Company is sold or merged into any other corporation, and (4) expire ten years subsequent to the award.

   A summary of the status of the Bank's stock options and changes for years ended December 31, 1997 and 1996 is presented below:

                                                                     1997                          1996
                                                           -------------------------     ------------------------
                                                                            Weighted                     Weighted
                                                                             Average                      Average
                                                           Option           Exercise                     Exercise
                                                           Shares              Price     Shares             Price
                                                           ------          ---------     ------          --------
Outstanding at beginning of the year...................    36,050          $  16.13      27,050          $  14.15
  Granted..............................................     9,000             29.64      10,500             21.79
  Exercised............................................    (1,500)            11.14           -                 -
  Expired..............................................    (2,500)            24.15      (1,500)            20.05
  Sold.................................................   (10,250)            21.94           -                 -
                                                          -------                       -------
Outstanding at end of the year.........................    30,800                        36,050
                                                          -------                       -------
                                                          -------                       -------
Options exercisable at year end........................    19,667                        17,833
                                                          -------                       -------
                                                          -------                       -------
Options available for future grant.....................    19,200                        13,950
                                                          -------                       -------
                                                          -------                       -------
Weighted average fair value of
 options granted during the year.......................    $ 5.87
                                                          -------
                                                          -------

   The fair value of each option granted during 1997 is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions: (1) dividend yield of 2.05%, (2) expected volatility of 9.6% (3) risk-free interest rate of 5.7%, and (4) expected life of 6 years.

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 15 - EMPLOYEE STOCK OPTION PLAN (CONTINUED)

   The following table summarizes information about stock options outstanding at December 31, 1997:

           Options Outstanding                          Options Exercisable
----------------------------------------      ---------------------------------------
                   Number       Weighted      Weighted          Number       Weighted
Range of      Outstanding        Average       Average     Exercisable        Average
Exercise               at      Remaining      Exercise              at       Exercise
Price            12/31/97           Life         Price        12/31/97          Price
--------      -----------      ---------      --------     -----------       --------
$8                  9,000           4.00        $ 8.00           9,000         $ 8.00
$17-$20            10,800           7.55         17.71           8,833          17.58
$20-$30            11,000           9.50         25.72           1,834          21.78
              -----------                                  -----------
                   30,800           7.21         17.73          19,667          13.59
              -----------                                  -----------
              -----------                                  -----------

   The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards prior to 1997, and additional awards in future years are anticipated. The disclosure requirements of SFAS No. 123 were not material to the 1996 consolidated financial statements.

                                                     1997
                                            ----------------------
                                               As             Pro
                                            Reported         Forma
                                            --------        --------
Net income                                  $  1,081        $  1,061
                                            --------        --------
                                            --------        --------
Basic earnings per common share             $   3.09        $   3.03
                                            --------        --------
                                            --------        --------
Diluted earnings per common share           $   2.98        $   2.94
                                            --------        --------
                                            --------        --------

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 16 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY

                                                             1997          1996
                                                           -------      -------
                                                           (Dollars in Thousands)
CONDENSED BALANCE SHEET

Assets
  Cash..............................................       $   97        $   37
  Investment in bank subsidiary.....................        9,174         8,463
  Due from bank subsidiary..........................          169            49
  Federal income tax receivable.....................            -            10
                                                           ------        ------
    Total assets....................................       $9,440        $8,559
                                                           ------        ------
                                                           ------        ------
Liabilities
  Notes payable.....................................       $  400        $    -
                                                           ------        ------
    Total liabilities...............................          400             -

Stockholders' equity................................        9,040         8,559
                                                           ------        ------
    Total liabilities and stockholders' equity......       $9,440        $8,559
                                                           ------        ------
                                                           ------        ------

                                                       1997        1996         1995
                                                     -------     -------       -----
                                                          (Dollars in Thousands)
CONDENSED STATEMENT OF INCOME
Operating income
  Dividends from subsidiary..................       $  584      $  145       $  212

Operating expenses, net......................         (116)        (43)         (24)
                                                     ------      ------         ----
Income before income taxes and equity in
 undistributed income of subsidiary..........          468         102          188

Income tax benefit...........................           39          10            9
                                                     ------      ------         ----
Income before equity in undistributed income
 of subsidiary...............................           507         112          197

Equity in undistributed income of subsidiary.           574       1,051          648
                                                     ------      ------         ----
Net income...................................        $1,081      $1,163         $845
                                                     ------      ------         ----
                                                     ------      ------         ----

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 16 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY (CONTINUED)

                                                       1997        1996       1995
                                                     -------     -------     -----
                                                        (Dollars in Thousands)
CONDENSED STATEMENT OF CASH FLOWS
Cash flows from operating activities
  Net income....................................     $ 1,081     $ 1,163     $  845
  Adjustments to reconcile net income to
    net cash provided by operating activities
    Equity in undistributed income of
      subsidiary................................        (574)     (1,051)      (648)
    Net (increase) decrease in due from bank
      subsidiary................................        (120)         71       (183)
    Income taxes payable (receivable)...........          10         (80)       174
                                                     -------     -------     ------
      Net cash from operating activities........         397         103        188
                                                     -------     -------     ------
Cash flows from financing activities
  Long-term borrowing on notes payable..........         400           -          -
  Principal repayments of notes payable.........           -        (105)       (65)
  Payment of dividends..........................        (184)       (166)      (152)
  Stock options exercised.......................          17           -          -
  Stock repurchased.............................        (570)          -          -
                                                     -------     -------     ------
      Net cash from financing activities........        (337)       (271)      (217)
                                                     -------     -------     ------
Net change in cash..............................          60        (168)       (29)

Cash, beginning of year.........................          37         205        234
                                                     -------     -------     ------
Cash, end of year...............................     $    97     $    37     $  205
                                                     -------     -------     ------
                                                     -------     -------     ------

NOTE 17 - REGULATORY MATTERS

   The Bank is subject to various regulatory capital requirements administered by the federal regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Banks' assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by regulators about components, risk weightings, and other factors.

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 17 - REGULATORY MATTERS (CONTINUED)

   Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

                                                                                                    To be Well
                                                                                                 Capitalized Under
                                                                             For Capital         Prompt Corrective
                                                         Actual           Adequacy Purposes      Action Provisions
                                                ---------------------     -----------------      -----------------
Dollars in Thousands                              Amount      Ratio     Amount      Ratio     Amount      Ratio
                                                --------     ------     ------      -----     ------      -----
As of December 31, 1997
-----------------------
  Total capital (to risk weighted assets)...    $9,697       15.95%     $4,865      8.0%      $6,081      10.0%
  Tier I capital (to risk weighted assets)..     9,001       14.80%      2,432      4.0%       3,649       6.0%
  Tier I capital (to average assets)........     9,001        8.71%      4,133      4.0%       5,166       5.0%

As of December 31, 1996
-----------------------
  Total capital (to risk weighted assets)...    $8,610       16.88%     $4,082      8.0%      $5,102      10.0%
  Tier I capital (to risk weighted assets)..     7,971       15.59%      2,045      4.0%       3,068       6.0%
  Tier I capital (to average assets)........     7,971        8.64%      3,691      4.0%       4,613       5.0%

   Banking regulations limit the transfer of assets in the form of dividends from the Bank to the Company. At Decemb er 31, 1997, the aggregate amount of dividends which could be paid to the Company by the Bank under these regulations without prior approval of the Office of the Comptroller of the Currency approximated $2,610,000.

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 18 - FAIR VALUES OF FINANCIAL INSTRUMENTS

   DISCLOSURES RELATED TO FAIR VALUE OF FINANCIAL INSTRUMENTS - The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

       CASH AND EQUIVALENTS AND FEDERAL FUNDS SOLD - For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

       INVESTMENT SECURITIES AND LOANS HELD FOR SALE - For securities and loans held for sale, fair values are based on quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. The Federal Home Loan Bank stock and Federal Reserve Bank stock are not actively traded so there is not a readily determinable market value for these investments.

       LOANS RECEIVABLE - The fair value of loans generally is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit rating and for the same remaining maturities.

       DEPOSIT LIABILITIES AND FEDERAL FUNDS PURCHASED - The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

       LONG-TERM DEBT - Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

       INTEREST RATE SWAP - The fair value of the interest rate swap, which is used for hedging purposes, is the estimated amount the Bank would expect to receive to terminate the swap agreement at the reporting date. This estimate takes into consideration current interest rates, which determine the estimated future interest receipts and payments on the agreement and the creditworthiness of the counterparty, which helps determine an appropriate risk-based discount factor.

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 18 - FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

   The following table includes the carrying amounts and estimated fair values of the Bank's financial instruments at December 31, 1997:

                                                         Carrying     Estimated
                                                           Amount    Fair Value
                                                         --------    ----------
                                                         (Dollars in Thousands)
Financial assets
  Cash and due from banks.........................       $  8,046      $  8,046
  Federal funds sold..............................              -             -
  Investment securities...........................         33,661        33,694
  Loans, net of allowance for loan losses.........         60,311        60,461
  Accrued interest receivable.....................            786           786
  Excess servicing rights.........................          1,255         1,255

Financial liabilities
  Non-interest bearing deposits...................         16,663        16,663
  Interest bearing deposits.......................         68,938        68,970
  Accrued interest payable........................            380           380
  Notes payable...................................         10,191        10,191

Derivative instruments
  Interest rate swap..............................              -             -

   While estimates of fair value are based on management's judgment of the most appropriate factors, there is no assu rance that were the Bank to have disposed of such items at December 31, 1997, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1997 should not necessarily be considered to apply at subsequent dates.

   The fair values of loan commitments and standby letters of credits at December 31, 1997 have not been determined a s it was not practicable to do so. The details of such financial instruments are included in Note 11.

   In addition, other assets and liabilities of the Bank that are not defined as financial instruments are not includ ed in the above disclosures, such as property and equipment. Also, nonfinancial instruments typically not recognized in the financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights, the trained work force, customer goodwill, and similar items.

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 19 - EARNINGS PER SHARE

   In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which is effective for financial statements issued for periods ending after December 15, 1997. SFAS No. 128 replaced standards for computing and presenting earnings per share and requires a dual presentation of basic and diluted earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the year. Diluted earnings per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options under the Bank's stock option plans. Comparative earnings per share data for the years ended December 31, 1997, 1996, and 1995 have been restated to conform with the current year presentation. The following table illustrates the computations of basic and diluted earnings per share for the years ended December 31, 1997, 1996, and 1995 (dollars in thousands except per share amounts).

                                                         Income         Shares       Per Share
                                                       (Numerator)   (Denominator)      Amount
                                                       -----------   -------------   ---------
1997
----
Basic earnings per share
  Income available to common shareholders.........       $  1,081        349,687        $  3.09
                                                         --------        -------        -------
                                                         --------        -------        -------
Effect of dilutive securities
  Outstanding common stock options................              -         12,564
                                                         --------        -------

Income available to common shareholders...........       $  1,081        362,251        $  2.98
                                                         --------        -------        -------
                                                         --------        -------        -------
1996
----
Basic earnings per share
  Income available to common shareholders.........       $  1,163        361,000        $  3.22
                                                                                        -------
                                                                                        -------
Effect of dilutive securities
  Outstanding common stock options................              -          9,725
                                                          --------       -------
Income available to common shareholders...........        $  1,163       370,725        $  3.14
                                                          --------       -------        -------
                                                          --------       -------        -------
1995
----
Basic earnings per share
  Income available to common shareholders.........        $    845       361,000        $  2.34
                                                                                        -------
                                                                                        -------
Effect of dilutive securities
  Outstanding common stock options................               -         7,495
                                                          --------       -------
Income available to common shareholders...........        $    845       368,495        $  2.29
                                                          --------       -------        -------
                                                          --------       -------        -------

                                         PIONEER BANCORP, INC. AND SUBSIDIARY
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 20 - SUBSEQUENT EVENT

   On February 4, 1998, the Company and InterWest Bancorp, Inc. (InterWest) reached a definitive agreement for InterWest to acquire all of the outstanding stock of the Company. In general, the agreement calls for $58.98 worth of InterWest stock to be exchanged for each share of the Company's stock. The transaction is subject to approval by regulators and the Company's stockholders.

                                                      SUPPLEMENTAL INFORMATION
------------------------------------------------------------------------------

[LOGO]


INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTAL INFORMATION


To the Board of Directors
Pioneer Bancorp, Inc.

   Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplemental information for the years ended December 31, 1997, 1996, and 1995 is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                         MOSS-ADAMS LLP

Yakima, Washington
January 26, 1998

                                        [LOGO]

                                          PIONEER BANCORP, INC. AND SUBSIDIARY
                                 AVERAGE BALANCE SHEET AND NET INTEREST INCOME
------------------------------------------------------------------------------

                                                                         Year Ended December 31,
                                      --------------------------------------------------------------------------------------------
                                                   1997                            1996                           1995
                                      ------------------------------   ----------------------------   ----------------------------
                                                 Interest                        Interest                       Interest
                                      Average     Income     Average   Average    Income    Average   Average    Income    Average
                                      Balance    (Expense)    Rate     Balance   (Expense)   Rate     Balance   (Expense)   Rate
                                      --------   ---------   -------   -------   ---------  -------   -------   ---------  -------
                                                                          (Dollars in Thousands)
ASSETS
  Earning assets
  Loans...........................    $  59,257  $  6,490    11.0%     $ 54,096  $  6,134   11.3%    $ 44,220   $  4,969   11.2%
  Investments
    Non-taxable...................        7,804       554*    7.1%        3,869       274*   7.1%       2,884        245*   8.5%
    Taxable.......................       26,181     1,669     6.4%       19,026     1,169    6.1%      14,073        896    6.4%
  Federal funds sold..............        1,926       111     5.8%        3,007       166    5.5%       2,343        134    5.7%
                                      ---------  --------              --------  --------            --------   --------
    Total earning assets
      and interest income.........       95,168     8,824     9.3%       79,998     7,743    9.7%      63,520      6,244    9.8%
                                                 --------                        --------                       --------
Other assets
  Cash and due from banks.........        4,619                           4,119                          3,933
  Bank premises and equipment.....        1,061                             876                            913
  Other...........................        2,263                           1,860                          1,676
  Allowance for loan losses.......         (763)                           (642)                          (434)
                                      ---------                        --------                       --------
   Total assets                       $ 102,348                        $ 86,211                       $ 69,608
                                      ---------                        --------                       --------
                                      ---------                        --------                       --------
LIABILITIES AND STOCKHOLDERS' EQUITY
  Interest bearing deposits
    Savings deposits, MMA
       and NOW accounts...........    $  25,115      (817)   (3.3%)    $ 19,400      (555)  (2.9%)    $ 16,336      (474)  (2.9%)
  Time deposits.....................     46,263  $ (2,636)   (5.7%)    $ 37,791  $ (2,176)  (5.8%)    $ 25,801  $ (1,500)  (5.8%)
                                      ---------  --------              --------  --------             --------  --------
   Total interest bearing deposits..     71,378    (3,453)   (4.8%)      57,191    (2,731)  (4.8%)      42,137    (1,974)  (4.7%)

Notes payable and other borrowings..      6,899      (420)    (6.1%)      6,590      (397)  (6.0%)       8,170      (507)  (6.2%)
Federal funds purchased.............          -        (4)     0.0%           -        (1)   0.0%            -        (9)   0.0%
                                      ---------  --------              --------  --------             --------  --------
  Total interest bearing liabilities
    and interest expense............     78,277    (3,877)    (5.0%)     63,781    (3,129)  (4.9%)      50,307    (2,490)  (4.9%)
                                                 --------                        --------                       --------
Other liabilities
  Demand deposits...................     14,580                          13,530                         11,647
  Other.............................        922                             936                            815
  Stockholders' equity..............      8,569                           7,964                          6,839
                                      ---------                        --------                       --------
    Total liabilities, stockholders'
      equity, and net interest
      income........................  $ 102,348  $  4,947              $ 86,211  $  4,614             $ 69,608  $  3,754
                                      ---------  --------              --------  --------             --------  --------
                                      ---------  --------              --------  --------             --------  --------
Net interest income as a percentage
  of average earning assets
    Interest income.................                           9.3%                          9.7%                           9.8%
    Interest expense................                          (4.1%)                        (3.9%)                         (3.9%)
                                                              ------                        -----                          ------
  Net interest income...............                           5.2%                          5.8%                           5.9%
                                                              ------                        -----                          ------
                                                              ------                        -----                          ------

--------------------
*  Tax equivalent basis

                                                                     APPENDIX A



                ______________________________________________

                             AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                            PACIFIC NORTHWEST BANK
                                      AND
                            INTERWEST BANCORP, INC.

                                 ON BEHALF OF
                          NEW PACIFIC NORTHWEST BANK

                ______________________________________________


                         DATED AS OF JANUARY 15, 1998

                               TABLE OF CONTENTS

ARTICLE I.  MERGER.................................................       6
     1.1  THE MERGER...............................................       6
     1.2  EFFECTIVE DATE...........................................       7

ARTICLE II.  EXCHANGE CONSIDERATION................................       7
     2.1  EXCHANGE CONSIDERATION...................................       8
     2.2  SHAREHOLDER RIGHTS; STOCK TRANSFERS......................       8
     2.3  FRACTIONAL SHARES........................................       8
     2.4  EXCHANGE PROCEDURES......................................       8
     2.5  EXCHANGE RATIO ADJUSTMENTS...............................       8
     2.6  EXCEPTION SHARES.........................................       8
     2.7  DISSENTING SHARES........................................       8
     2.8  RESERVATION OF RIGHT TO REVISE TRANSACTION...............       9
     2.9  OPTIONS..................................................       9

ARTICLE III.  ACTIONS PENDING CONSUMMATION.........................       9
     3.1  CAPITAL STOCK............................................       9
     3.2  DIVIDENDS, ETC...........................................       9
     3.3  INDEBTEDNESS; LIABILITIES; ETC...........................      10
     3.4  LINE OF BUSINESS; OPERATING PROCEDURES; ETC..............      10
     3.5  LIENS AND ENCUMBRANCES...................................      10
     3.6  COMPENSATION; EMPLOYMENT AGREEMENTS; ETC.................      10
     3.7  BENEFIT PLANS............................................      10
     3.8  CONTINUANCE OF BUSINESS..................................      10
     3.9  AMENDMENTS...............................................      10
     3.10 CLAIMS...................................................      10
     3.11 CONTRACTS................................................      11
     3.12 LOANS....................................................      11
     3.13 TRANSACTION EXPENSES.....................................      11

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES........................      11
     4.1  THE BANK'S REPRESENTATIONS AND WARRANTIES................      11
     4.2  INTERWEST'S REPRESENTATIONS AND WARRANTIES...............      19

ARTICLE V.  COVENANTS..............................................      22
     5.1  BEST EFFORTS.............................................      22
     5.2  THE PROXY................................................      22
     5.3  REGISTRATION STATEMENT COMPLIANCE WITH SECURITIES LAWS...      22
     5.4  REGISTRATION STATEMENT EFFECTIVENESS.....................      22
     5.5  PRESS RELEASES...........................................      22
     5.6  ACCESS; INFORMATION......................................      23
     5.7  BREAK-UP FEES............................................      23
     5.8  REGISTRATION STATEMENT PREPARATION; REGULATORY
          APPLICATIONS PREPARATION.................................      24
     5.9  APPOINTMENT OF DIRECTORS/OFFICERS; BYLAW AMENDMENTS......      24
     5.10 BLUE-SKY FILINGS.........................................      24
     5.11 AFFILIATE AGREEMENTS.....................................      24

     5.12 CERTAIN POLICIES OF THE BANK.............................      24
     5.13 STATE TAKEOVER LAW.......................................      25
     5.14 NO RIGHTS TRIGGERED......................................      25
     5.15 SHARES LISTED............................................      25
     5.16 REGULATORY APPLICATIONS..................................      25
     5.17 REGULATORY DIVESTITURES..................................      25
     5.18 CURRENT INFORMATION......................................      25
     5.19 401(k) PLANS.............................................      25
     5.20 INDEMNIFICATION..........................................      26

ARTICLE VI.  CONDITIONS TO CONSUMMATION OF THE MERGER..............      26
     6.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS...................      26
     6.2  CONDITIONS TO OBLIGATIONS OF INTERWEST...................      27
     6.3  CONDITIONS TO OBLIGATIONS OF THE BANK....................      28

ARTICLE VII.  TERMINATION..........................................      29
     7.1  EVENTS OF TERMINATION....................................      29
     7.2  CONSEQUENCES OF TERMINATION..............................      29

ARTICLE VIII.  OTHER MATTERS.......................................      30
     8.1  SURVIVAL.................................................      30
     8.2  WAIVER; AMENDMENT........................................      30
     8.3  COUNTERPARTS.............................................      30
     8.4  GOVERNING LAW............................................      30
     8.5  EXPENSES.................................................      30
     8.6  CONFIDENTIALITY..........................................      30
     8.7  NOTICES..................................................      30
     8.8  ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES.......      31
     8.9  BENEFIT PLANS............................................      31
     8.10 HEADINGS.................................................      31

EXHIBITS
--------

Exhibit A   Approval by Directors of Pacific Northwest Bank
Exhibit B   Director Agreements
Exhibit C   Stock Option Agreement
Exhibit D   Affiliate Undertakings and Agreements
Exhibit E   Employment Agreement of Patrick M. Fahey
Exhibit F   Employment Agreement of David H. Straus
Exhibit G   Employment Agreement of George P. Brace
Exhibit H   Employment Agreement of Kim S. Brace
Exhibit I   Employment Agreement of Roderick Budd
Exhibit J   Legal Opinion of Keller Rohrback L.L.P.
Exhibit K   Legal Opinion of Graham & Dunn, P.C.
Exhibit L   List of Bank Office Locations
Exhibit M   List of InterWest Office Locations
Exhibit N   List of New Bank Office Location
Exhibit O   List of Officers and Directors of Continuing Corporation

SCHEDULES
---------

Bank Disclosures
----------------
Schedule 2.9            Outstanding Options
Schedule 3.4            Changes to Line of Business, Operating Procedures, etc.
Schedule 3.6            New or Changes to Compensation, Employment Agreements,
                        etc.
Schedule 3.7            New or Modifications to Benefit Plans
Schedule 3.11           New or Changes to Material Contracts
Schedule 4.1(C)         Shares Outstanding
Schedule 4.1(D)         Subsidiaries
Schedule 4.1(G)         No Defaults - Agreements Requiring Third Party Consent
Schedule 4.1(H)         Financial Reports
Schedule 4.1(J)         No Events Causing Material Adverse Effect
Schedule 4.1(L)         Litigation, Regulatory Action
Schedule 4.1(M)         Compliance with Laws
Schedule 4.1(N)         Material Contracts
Schedule 4.1(Q)(1)      List of Employee Benefit Plans
Schedule 4.1(Q)(2)      Employee Benefit Plans Not Qualified Under ERISA
Schedule 4.1(Q)(6)      Obligations for Retiree Health and Life Benefits
Schedule 4.1(Q)(7)      Agreements Resulting in Payments to Employees Under
                        Any Compensation and Benefit Plan with Respect to
                        Proposed Transaction
Schedule 4.1(T)         Asset Classification
Schedule 4.1(V)         Insurance
Schedule 4.1(W)         Affiliates
Schedule 4.1(Z)(2)      Pending Proceedings with Respect to Environmental
                        Matters
Schedule 4.1(Z)(3)      Pending Proceedings with Respect to Environmental
                        Matters Involving Loan/Fiduciary Property
Schedule 4.1(Z)(4)      Pending Proceedings with Respect to Environmental
                        Matters Listed in Sections 4.1(Z)(2) or (3)
Schedule 4.1(Z)(5)      Actions During Ownership Which Could Have Material
                        Adverse Effect with Respect to Environmental Matters
Schedule 4.1(Z)(6)      Actions Prior to Ownership Which Could Have Material
                        Adverse Effect with Respect to Environmental Matters
Schedule 4.1(AA)        Tax Reports Matters
Schedule 4.1(DD)        Derivative Contracts
Schedule 4.1(FF)        Commitments and Contracts

INTERWEST DISCLOSURES
---------------------

Schedule 4.2(C)         Shares
Schedule 4.2(F)         No Defaults
Schedule 4.2(G)         Financial Reports
Schedule 4.2(H)         No Events Causing Material Adverse Effect
Schedule 4.2(I)         Litigation, Regulatory Action
Schedule 4.2(L)         Derivative Contracts

                             AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF MERGER

     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of the 15th day of January, 1998 (this "Plan"), is between PACIFIC NORTHWEST BANK (the "Bank") and INTERWEST BANCORP, INC. ("InterWest") acting on its own behalf and on behalf of NEW PACIFIC NORTHWEST BANK ("New Bank").

                                   RECITALS

     (A) THE BANK. The Bank is a banking corporation duly organized and existing in good standing under the laws of the State of Washington, with its principal executive offices located in Seattle, Washington. Attached to this Plan as EXHIBIT L is a list setting forth the location of each of the Bank's offices. As of the date of this Plan, the Bank has 800,000 authorized shares of common stock, $1.00 par value per share ("Bank Common Stock") (no other class of capital stock being authorized), of which 395,963 shares of Bank Common Stock are issued and outstanding. As of December 31, 1997, the Bank had capital of $15,977,629, divided into common stock of $389,926, surplus of $8,059,158, and undivided profits of $7,494,650.

     (B) INTERWEST. InterWest is a corporation duly organized and existing in good standing under the laws of the State of Washington, with its principal executive offices located in Oak Harbor, Washington. Attached to this Plan as EXHIBIT M is a list setting forth the location of each of InterWest's offices. InterWest is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). As of the date of this Plan, InterWest has 20,000,000 authorized shares of common stock, $0.20 par value per share ("InterWest Common Stock") (no other class of capital stock being authorized), of which 8,054,625 shares of InterWest Common Stock are issued and outstanding.

     (C) NEW BANK. New Bank will be organized by persons designated by InterWest who will, immediately upon execution of this Plan by InterWest and the Bank, apply for approval of the Washington Department of Financial Institutions for New Bank to become a Washington State banking corporation. Upon such approval, New Bank will become a body corporate and will execute this Plan, thereby becoming a party to this Plan and ratifying all prior actions taken on its behalf by InterWest. All of the capital stock of New Bank ("New Bank Common Stock") shall be subscribed for solely by InterWest, and the consideration for such subscription shall be paid in before the Effective Date (as defined below). Attached to this Plan as EXHIBIT N is a list setting forth the location of New Bank's offices.

     (D) PRIOR AGREEMENT. Effective as of January 15, 1998, the Bank and InterWest, entered into an Agreement and Plan of Reorganization, pursuant to which the Bank would be reorganized to become a wholly owned subsidiary of InterWest (the "Previous Agreement"). The Bank and InterWest have now determined that it is in their mutual best interest that the transactions contemplated in the Previous Agreement be restructured so that the Bank is merged with a separate subsidiary of InterWest, newly formed for that purpose. Accordingly, New Bank shall be merged with and into the Bank in accordance with the provisions of RCW 30.49.040, 30.49.060, and 30.49.090 and this Plan, and the Bank will become the wholly owned subsidiary of InterWest.

     (E) DIRECTOR AND OFFICER AGREEMENTS. As a condition and an inducement to InterWest's willingness to enter into this Plan, the directors of the Bank have entered into agreements in the forms attached to this Plan as EXHIBIT A and EXHIBIT B, pursuant to which, among other things, each director has agreed to vote his or her shares of Bank Common Stock in favor of approval of the actions contemplated by this Plan at the Meeting (as defined below) and to refrain from competing with InterWest.

     (F) STOCK OPTION AGREEMENT. Immediately after the execution and delivery of the Previous Agreement, as a condition and an inducement to InterWest's willingness to enter into the Previous Agreement, the Bank and InterWest entered into a Stock Option Agreement (the "Stock Option Agreement"), in the form attached to this Plan as EXHIBIT C, pursuant to which the Bank granted to InterWest an option to purchase, under certain circumstances, shares of Bank Common Stock.

     (G)  RIGHTS, ETC.  Except as Previously Disclosed (as defined below) in
SCHEDULE 4.L(C) or as authorized by this Plan or the Stock Option Agreement: there are no shares of capital stock of the Bank authorized and reserved for issuance; the Bank does not have any Rights (as defined below) issued or outstanding; and the Bank does not have any commitment to authorize, issue or sell any such shares or any Rights. The term "Rights" means securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock. There are no preemptive rights with respect to the Bank Common Stock.

     (H) APPROVALS. At meetings of the respective Boards of Directors of the Bank and InterWest, each such Board has approved and authorized the execution of this Plan and the Stock Option Agreement in counterparts.

     In consideration of their mutual promises and obligations, the Parties further agree as follows:

                                  DEFINITIONS

     (A) DEFINITIONS. Capitalized terms used in this Plan have the following meanings:

     "ACQUISITION PROPOSAL" has the meaning assigned to such term in Section 5.7(A).

     "ADDITIONAL SHARES" means the number equal to (1) the Bank's undistributed net income (determined in accordance with GAAP) during the period between June 30, 1998 and the Effective Date, DIVIDED by (2) the Average Closing Price.

     "ADJUSTMENT FACTOR" means the number equal to the Additional Shares divided by 395,963.

     "APPRAISAL LAWS" has the meaning assigned to such term in Section 2.7.

     "ASSET CLASSIFICATION" has the meaning assigned to such term in Section 4.l(T).

     "AVERAGE CLOSING PRICE" means the price equal to the average (rounded to the nearest penny) of each Daily Sales Price of InterWest Common Stock for the ten consecutive trading days beginning on and including the twentieth day immediately preceding the Effective Date, subject to any adjustment that may be required in connection with the adjustment of the Exchange Ratio pursuant to Section 2.5.

     "BANK FINANCIAL REPORTS" has the meaning assigned to such term in
Section 4.1(H).

     "BANK REGULATORY REPORTS" has the meaning assigned to such term in
Section 4.1(H).

     "BANK OPTION" has the meaning assigned to such term in Section 2.9.

     "BUSINESS DAY" means any day other than a Saturday, Sunday, or legal holiday in the State of Washington.

     "CAPITAL" means capital stock, surplus and retained earnings determined in accordance with GAAP, the calculation of which shall exclude gains or losses on securities available for sale, net of taxes.

     "CODE" has the meaning assigned to such term in Section 4.1(Q)(2).

     "COMPENSATION AND BENEFIT PLANS" has the meaning assigned to such term in Section 4.1(Q)(1).

     "CONTINUING CORPORATION" has the meaning assigned to such term in
Section 1.1(A).

     "CONTROL" with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting interests, by contract, or otherwise.

     "DAILY SALES PRICE" for any trading day shall be equal to the average of the bid and ask prices per share of all market makers quoting both bid and asked prices, as reported on Bloomberg Financial Markets, of InterWest Common Stock on the NASDAQ Stock Market reporting system.

     "DEPARTMENT" means the Department of Financial Institutions of the State of Washington.

     "DERIVATIVES CONTRACT" means an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract that (1) is not included on the balance sheet of the Bank Financial Reports or the InterWest Financial Reports, as the case may be, and
(2) is a derivative contract (including various combinations thereof).

     "DIRECTOR" means the Director of the Department.

     "DISSENTING SHARES" means the shares of Bank Common Stock or New Bank Common Stock held by those shareholders of, respectively, the Bank or New Bank who have timely and properly exercised their dissenters' rights in accordance with the Appraisal Laws.

     "EFFECTIVE DATE" has the meaning assigned to such term in Section 1.2.

     "ELIGIBLE BANK COMMON STOCK" means shares of Bank Common Stock other than Exception Shares and Dissenting Shares.

     "EMPLOYMENT AGREEMENT" shall mean any of Exhibits E through I.

     "ENVIRONMENTAL LAW" means (1) any federal, state, and/or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect, including the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and (2) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

     "ERISA" has the meaning assigned to such term in Section 4.1(Q)(2).

     "ERISA AFFILIATE" has the meaning assigned to such term in Section
4.1(Q)(3).

     "ERISA PLANS" has the meaning assigned to such term in Section 4.1(Q)(2).

     "EXCEPTION SHARES" means shares held by any of the Bank's Subsidiaries or by InterWest or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated under such statute.

     "EXCHANGE AGENT" has the meaning assigned to such term in Section 2.4.

     "EXCHANGE RATIO" has the meaning assigned to such term in Section 2.1(B).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FAHEY" has the meaning assigned to such term in Section 5.9(A).

     "FINANCIAL REPORTS" has the meaning assigned to such term in Section
4.1(H).

     "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System.

     "FINAL CAPITAL REQUIREMENT" means a dollar amount equal to the sum of $16 million plus $200,000 for each month elapsed between March 31, 1998 and the Effective Date (with any partial month being pro-rated).

     "GAAP" means generally accepted accounting principles consistently applied.

     "HAZARDOUS MATERIAL" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, including any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     "INDEMNIFIED PARTY" has the meaning assigned to such term in Section
5.20(A).

     "INTERWEST OPTION" has the meaning assigned to such term in Section 2.8.

     "LOAN/FIDUCIARY PROPERTY" means any property owned or controlled by the Bank or any of its Subsidiaries or in which the Bank or any of its Subsidiaries holds a security or other interest, and, where required by the context, includes any such property where the Bank or any of its Subsidiaries constitutes the owner or operator of such property, but only with respect to such property.

     "MATERIAL ADVERSE EFFECT" means, with respect to any Party, an event, occurrence or circumstance (including (i) the making of any provisions for possible loan and lease losses, write-downs of other real estate owned and taxes, and (ii) any breach of a representation or warranty contained in this Plan by such Party) that (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of such Party and its Subsidiaries, taken as a whole, or (b) would materially impair such Party's ability to perform its obligations under this Plan or the Stock Option Agreement or the consummation of any of the transactions contemplated by this Plan or the Stock Option Agreement.

     "MEETING" has the meaning assigned to such term in Section 5.2.

     "MERGER" has the meaning assigned to such term in Section 1.1(A).

     "MULTIEMPLOYER PLANS" has the meaning assigned to such term in Section 4.l(Q)(2).

     "NASDAQ" means the National Association of Securities Dealers Automated Quotations system.

     "NEW BANK COMMON STOCK" has the meaning assigned to such term in paragraph (C) of the Recitals to this Plan.

     "OPTION" has the meaning assigned to such term in the Stock Option
Agreement.

     "OPTION SHARES" has the meaning assigned to such term in the Stock Option Agreement.

     "PARTICIPATION FACILITY" means any facility in which the Bank or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such facility.

     "PARTY" means a party to this Plan.

     "PENSION PLAN" has the meaning assigned to such term in Section 4.l(Q)(2).

     "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental body, or other entity.

     "PREVIOUS AGREEMENT" has the meaning assigned to such term in paragraph
(D) of the Recitals to this Plan.

     "PREVIOUSLY DISCLOSED" means information provided by a Party in a Schedule that is delivered by that Party to the other Party contemporaneously with the execution of this Plan.

     "PROXY STATEMENT" has the meaning assigned to such term in Section 5.2.

     "REGISTRATION STATEMENT" has the meaning assigned to such term in
Section 5.2.

     "REGULATORY AUTHORITIES" means federal or state governmental agencies, authorities or departments charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits.

     "RCW" means the Revised Code of Washington, as amended.

     "RIGHTS" has the meaning assigned to such term in paragraph (G) of the Recitals to this Plan.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated under such statute.

     "SEC" means the Securities and Exchange Commission.

     "STOCK OPTION AGREEMENT" has the meaning assigned to such term in paragraph (F) of the Recitals to this Plan.

     "SUBSIDIARY" means, with respect to any entity, each partnership, limited liability company, or corporation the majority of the outstanding partnership interests, membership interests, capital stock or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned, directly or indirectly, at the time in question by such entity.

     "TAX RETURNS" has the meaning assigned to such term in Section 4.1(BB).

     "TAXES" means federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the respective Party or its Subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

     "TERMINATION DATE" has the meaning assigned to such term in Section 1.2.

     "THIRD PARTY" means a person within the meaning of Sections 3(a)(9) and 13(d)(3) of the Exchange Act, excluding (1) the Bank or any Subsidiary of the Bank, and (2) InterWest or any Subsidiary of InterWest.

     (B) GENERAL INTERPRETATION. Except as otherwise expressly provided in this Plan or unless the context clearly requires otherwise, the terms defined in this Plan include the plural as well as the singular; the words "hereof," "herein," "hereunder," "in this Plan" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision; and references in this Plan to Articles, Sections, Schedules, and Exhibits refer to Articles and Sections of and Schedules and Exhibits to this Plan. Whenever the words "include," "includes," or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation." Unless otherwise stated, references to Subsections refer to the Subsections of the Section in which the reference appears. All pronouns used in this Plan include the masculine, feminine and neuter gender, as the context requires. All accounting terms used in this Plan that are not expressly defined in this Plan have the respective meanings given to them in accordance with GAAP. All references to the "Plan" or the "Agreement and Plan of Reorganization" made in exhibits to and agreements executed in connection with the Previous Agreement shall be deemed to be references to this Plan. Nothing in this Plan shall be construed to impair or otherwise affect the obligations of any party to such agreement.


                              ARTICLE I.  MERGER

      1.1 THE MERGER. Subject to the provisions of this Plan, on the Effective Date:

          (A) THE CONTINUING CORPORATION. In accordance with the terms of RCW 30.49.040, 30.49.060, and 30.49.090, New Bank shall merge into the Bank (the "Merger"), the separate existence of New Bank shall cease, and the Bank ("Continuing Corporation") shall survive, and the name of the Continuing Corporation shall be "Pacific Northwest Bank." The authorized shares and par value of each share of stock of the Continuing Corporation shall be those of the Bank immediately prior to the

Merger becoming effective, and the capital of the Continuing Corporation shall be equal to the combined capital of New Bank and the Bank immediately prior to the Merger becoming effective. The main office and the established and authorized branches of the Continuing Corporation shall be the main office and the established and authorized branches of the Bank immediately prior to the Merger becoming effective.

          (B) RIGHTS, ETC. Upon consummation of the Merger, the Continuing Corporation shall possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in each of such corporations, shall not revert or be in any way impaired by reason of the Merger.

          (C) LIABILITIES. The Continuing Corporation shall be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged.

          (D) ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS; OFFICERS. The Articles of Incorporation and Bylaws of the Continuing Corporation shall be those of the Bank, as in effect immediately prior to the Merger becoming effective. The directors and officers of the Continuing Corporation shall be the directors and officers of the Bank in office immediately prior to the Merger becoming effective, plus such additional directors as InterWest shall determine. The names and mailing addresses of each director and officer of the Continuing Corporation who will serve until the next annual meeting of the Continuing Corporation are set forth on EXHIBIT O to this Plan:

     1.2 EFFECTIVE DATE. Unless the Parties agree upon another date, the "Effective Date" will be the tenth Business Day after the fulfillment or waiver of each condition precedent set forth in, and the granting of each approval (and expiration of any waiting period) required by, Article VI. If the Merger is not consummated in accordance with this Plan on or prior to September 30, 1998 (the "Termination Date"), the Bank or InterWest may terminate this Plan in accordance with Article VII.



                      ARTICLE II.  EXCHANGE CONSIDERATION

     2.1 EXCHANGE CONSIDERATION. Subject to the provisions of this Plan, on the Effective Date:

          (A) OUTSTANDING INTERWEST COMMON STOCK. The shares of InterWest Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, remain as issued and outstanding shares of InterWest Common Stock.

          (B) OUTSTANDING BANK COMMON STOCK. Each share of Eligible Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, automatically and without any action on the part of the holder of such share, be exchanged for the right to receive 3.95 shares of InterWest Common Stock (as adjusted, if applicable, pursuant to Section 2.5) (the "Exchange Ratio").

          (C) OUTSTANDING NEW BANK COMMON STOCK. Each share of New Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, automatically and without any action on the part of InterWest, as the holder of such shares, be exchanged for the right to receive immediately upon the Effective Date, one share of the capital stock of the Continuing Corporation.

     2.2 SHAREHOLDER RIGHTS; STOCK TRANSFERS. On the Effective Date, holders of Bank Common Stock shall cease to be, and shall have no rights as, shareholders of the Bank, other than to receive the consideration provided under this Article II. After the Effective Date, there shall be no transfers on the stock transfer books of the Bank or the Continuing Corporation of the shares of Bank Common Stock that were issued and outstanding immediately prior to the Effective Date.

     2.3 FRACTIONAL SHARES. Notwithstanding any other provision of this Plan, no fractional shares of InterWest Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. InterWest shall pay to each holder of Bank Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the Average Closing Price.

     2.4 EXCHANGE PROCEDURES. As promptly as practicable after the Effective Date, InterWest shall send or cause to be sent to each former shareholder of the Bank of record immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates for Bank Common Stock for the consideration set forth in this Article II. The certificates representing the shares of InterWest Common Stock for which shares of such shareholder's Bank Common Stock are exchanged on the Effective Date, any fractional share checks that such shareholder shall be entitled to receive, and any dividends paid on such shares of InterWest Common Stock for which the record date for determination of shareholders entitled to such dividends is on or after the Effective Date, will be delivered to such shareholder only upon delivery to InterWest's exchange agent (the "Exchange Agent") of the certificates representing all of such shares of Bank Common Stock (or indemnity satisfactory to InterWest and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery. Certificates surrendered for exchange by any person constituting an "affiliate" of the Bank for purposes of Rule 145 of the Securities Act shall not be exchanged for certificates representing InterWest Common Stock until InterWest has received a written agreement from such person as specified in Section 5.11. The certificates representing the shares of stock of the Continuing Corporation for which shares of InterWest's New Bank Common Stock are exchanged on the Effective Date will be delivered to InterWest only upon delivery to the Continuing Corporation's exchange agent of the certificate representing all of such shares of New Bank Common Stock.

     2.5 EXCHANGE RATIO ADJUSTMENTS. In the event InterWest changes the number of shares of InterWest Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding InterWest Common Stock, and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted. In the event that the transactions contemplated by this Plan have not been consummated on or before June 30, 1998, then the Exchange Ratio shall be equal to 3.95 plus the Adjustment Factor.

     2.6 EXCEPTION SHARES. Each of the Exception Shares of Bank Common Stock shall be canceled and retired upon consummation of the Merger, and no consideration shall be issued in exchange therefor.

     2.7 DISSENTING SHARES. Notwithstanding anything to the contrary in this Plan, each Dissenting Share whose holder, as of the Effective Date of the Merger, has not effectively withdrawn or lost his dissenters' rights under RCW
30.49.090 (the "Appraisal Laws") shall not be converted into or represent a right to receive InterWest Common Stock or stock of the Continuing Corporation, as the case may be, but the holder of such Dissenting Share shall be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for his Bank

Common Stock pursuant to the provisions of the Appraisal Laws shall receive payment for such Dissenting Shares from the Bank or New Bank, as appropriate (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Laws).

     2.8 RESERVATION OF RIGHT TO REVISE TRANSACTION. In its sole discretion, and notwithstanding any other provision in this Plan to the contrary, InterWest or New Bank may at any time change the method of effecting its acquisition of the Bank; PROVIDED, HOWEVER, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of Bank Common Stock as provided for in this Plan, or (B) adversely affect the tax treatment to the Bank shareholders as a result of receiving such consideration. If InterWest or New Bank so elects to change the method of acquisition, the Bank will cooperate with and assist InterWest and/or New Bank with any necessary amendment to this Plan, and with the preparation and filing of such applications, documents, instruments and notices as may be necessary or desirable, in the opinion of counsel for InterWest, to obtain all necessary shareholder approvals and approvals of any regulatory agency, administrative body or other governmental entity.

     2.9 OPTIONS. On the Effective Date, by virtue of the Merger, and without any action on the part of any holder of an option, each option granted by the Bank to purchase shares of Bank Common Stock ("Bank Option") that is then outstanding and unexercised shall be converted into and become an option to purchase InterWest Common Stock ("InterWest Option") on the same terms and conditions as are in effect with respect to the Bank Option immediately prior to the Effective Date, except that (A) each such InterWest Option may be exercised solely for shares of InterWest Common Stock, (B) the number of shares of InterWest Common Stock subject to such InterWest Option shall be equal to the number of shares of Bank Common Stock subject to such Bank Option immediately prior to the Effective Date multiplied by the Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (C) the per-share exercise price under each such InterWest Option shall be adjusted by dividing the per-share exercise price of the Bank Option by the Exchange Ratio, and rounding up to the nearest cent. The number of shares of Bank Common Stock that are issuable upon exercise of Bank Options as of the date of this Plan are Previously Disclosed in SCHEDULE 2.9. Following the Effective Date, InterWest shall use its best efforts to prepare and file with the SEC a registration statement on Form S-8 covering shares of InterWest Common Stock to be issued upon the exercise of stock options assumed by InterWest pursuant to this Section 2.9.


                  ARTICLE III.  ACTIONS PENDING CONSUMMATION

     The Bank shall conduct its and each of its Subsidiaries' business in the ordinary and usual course consistent with past practice and shall use its best efforts to maintain and preserve its and each of its Subsidiaries' business organization, employees and advantageous business relationships and retain the services of its and each of its Subsidiaries' officers and key employees identified by InterWest, and the Bank will not (and will not cause or allow any of it Subsidiaries to):

     3.1 CAPITAL STOCK. Except for or as otherwise expressly permitted in this Plan or the Stock Option Agreement or as Previously Disclosed in
SCHEDULE 4.1(C), issue, sell or otherwise permit to become outstanding any additional shares of capital stock of the Bank or any of its Subsidiaries, or any Rights with respect thereto, or enter into any agreement with respect to the foregoing, or permit any additional shares of Bank Common Stock to become subject to grants of employee stock options, stock appreciation rights or similar stock-based employee compensation rights.

     3.2 DIVIDENDS, ETC. Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or, other than as permitted in or contemplated by this Plan or the

Stock Option Plan, authorize the creation or issuance of, or issue, any additional shares of its capital stock or any Rights with respect thereto; PROVIDED, HOWEVER, that (A) the Bank may declare and pay, consistent with past practice, an annual cash dividend of $0.80 per share only to the extent that such dividend does not result in the failure of the Bank to comply with
Section 6.2(G).

     3.3 INDEBTEDNESS; LIABILITIES; ETC. Other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual corporation or other entity.

     3.4 LINE OF BUSINESS; OPERATING PROCEDURES; ETC. Except as may be directed by any regulatory agency, (A) change its lending, investment, liability management or other material banking policies in any material respect, except such changes as are in accordance and in an effort to comply with Section 5.12, or (B) commit to incur any further capital expenditures beyond those Previously Disclosed in SCHEDULE 3.4 other than in the ordinary course of business and not exceeding $50,000 individually or $100,000 in the aggregate.

     3.5 LIENS AND ENCUMBRANCES. Impose, or suffer the imposition, on any shares of stock of any of its Subsidiaries, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist.

     3.6 COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Except as Previously Disclosed in SCHEDULE 3.6, enter into or amend any employment, severance or similar agreement or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, amend the terms of any Bank Option or increase any employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to employees in the ordinary course of business consistent with past practice.

     3.7 BENEFIT PLANS. Except as Previously Disclosed in SCHEDULE 3.7, enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

     3.8 CONTINUANCE OF BUSINESS. Dispose of or discontinue any portion of its assets, business or properties, that is material to the Bank and its Subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity that is material to the Bank and its Subsidiaries taken as a whole (except foreclosures or acquisitions by the Bank in its fiduciary capacity, in each case in the ordinary course of business consistent with past practice).

     3.9 AMENDMENTS.  Amend its articles of incorporation or bylaws.

     3.10 CLAIMS. Settle any claim, litigation, action or proceeding involving any liability for material money damages or restrictions upon the operations of the Bank or any of its Subsidiaries.

     3.11 CONTRACTS. Except as previously disclosed on SCHEDULE 3.11, enter into, renew, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty on no more than 60 days prior written notice.

     3.12 LOANS. Extend credit or account for loans and leases other than in accordance with existing lending policies and accounting practices. With regard to any new extension of credit in excess of $1,000,000, the Chief Executive Officer or Chief Credit Officer of the Bank shall report to the Chief Executive Officer or Chief Financial Officer of InterWest, as expeditiously as possible, the substance and nature of the transaction for the purpose of keeping InterWest abreast of the ongoing credit quality at the Bank.

     3.13 TRANSACTION EXPENSES. Incur expenses in connection with the transactions contemplated by this Plan that exceed $130,000 in the aggregate.

                  ARTICLE IV.  REPRESENTATIONS AND WARRANTIES

     4.1 THE BANK'S REPRESENTATIONS AND WARRANTIES. The Bank hereby represents and warrants to InterWest and New Bank as follows:

         (A) RECITALS. The facts set forth in the Recitals of this Plan with respect to the Bank and its Subsidiaries are true and correct.

         (B) ORGANIZATION, STANDING AND AUTHORITY. Each of the Bank and its Subsidiaries is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Each of the Bank and its Subsidiaries has in effect all federal state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. The Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute, and its deposits are insured by the Bank Insurance Fund of the FDIC.

          (C) SHARES. The outstanding shares of the Bank and its Subsidiaries' capital stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights. Except as Previously Disclosed in SCHEDULE 4.1(C) and as provided under the Stock Option Agreement, there are no shares of capital stock or other equity securities of the Bank or its Subsidiaries outstanding and no outstanding Rights with respect thereto.

          (D) SUBSIDIARIES. The Bank has Previously Disclosed in SCHEDULE 4.1(D) a list of all of its Subsidiaries. No equity securities of any of the Bank's Subsidiaries are or may become required to be issued (other than to the Bank or one of its Subsidiaries) by reason of any Rights with respect thereto. There are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise issue any shares of such Subsidiary's capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of the Bank or its Subsidiaries, as applicable, to vote or to dispose of such shares. All of the shares of capital stock of each of its Subsidiaries held by the Bank or one of its Subsidiaries are fully paid and nonassessable and are owned by the Bank or one of its Subsidiaries free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance. Each of its Subsidiaries is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where the failure to be duly qualified is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it. Except as Previously Disclosed in SCHEDULE 4.1(D), the Bank does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any corporation, bank, partnership, joint venture, business trust, association or other organization.

          (E) CORPORATE POWER. Each of the Bank and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

          (F) CORPORATE AUTHORITY. Subject to any necessary receipt of approval by its shareholders referred to in Section 6.1, this Plan and the Stock Option Agreement have been authorized by all necessary corporate action of the Bank and each of its Subsidiaries that is a Party, and each such agreement is a valid and binding agreement of the Bank and such Subsidiaries, enforceable against the Bank and such Subsidiaries in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (G) NO DEFAULTS. Subject to the approval by its shareholders referred to in Section 6.1, the required regulatory approvals referred to in
Section 6.1, and the required filings under federal and state securities laws, and except as Previously Disclosed in SCHEDULE 4.1(G), the execution, delivery and performance of this Plan and the Stock Option Agreement and the consummation by the Bank of the transactions contemplated by this Plan and the Stock Option Agreement does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Bank or of any of its Subsidiaries or to which the Bank or any of its Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it, (2) constitute a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of it or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval that, if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it.

          (H) FINANCIAL REPORTS. Except as Previously Disclosed in SCHEDULE 4.1(H), its audited consolidated balance sheet as of December 31, 1996 and the related statements of income, changes in shareholders' equity and cash flows for the fiscal year ended December 31, 1996 (collectively, the "Bank Financial Reports"), and its call report for the fiscal year ended December 31, 1996, and all other financial reports filed or to be filed subsequent to December 31, 1996, in the form filed with the FDIC and the Department (in each case, the "Bank Regulatory Reports" and together with the Bank Financial Reports, the "Financial Reports") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in the Bank Regulatory Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with GAAP during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

          (I) ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Bank nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (1) as reflected in its Bank Financial Reports prior to the date of this Plan, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1996. Since December 31, 1996, neither the Bank nor any of its Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any Subsidiary) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

          (J) NO EVENTS. Except as Previously Disclosed on SCHEDULE 4.1(J), since December 31, 1996, no event has occurred that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

          (K) PROPERTIES. Except as reserved against in its Bank Financial Reports, the Bank and each of its Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in its Financial Reports as being owned by the Bank or its Subsidiaries as of the dates thereof other than those that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it, except those sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets that are held under leases or subleases by the Bank or any of its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms, other than any such exceptions to validity or enforceability that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it.

          (L) LITIGATION; REGULATORY ACTION. Except as Previously Disclosed in SCHEDULE 4.L(L), no litigation, proceeding or controversy before any court or governmental agency is pending that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Bank or any of its Subsidiaries or that alleges claims under any fair lending law or other law relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in SCHEDULE 4.1(L), neither the Bank nor any of its Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority, and neither the Bank nor any of its Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

          (M) COMPLIANCE WITH LAWS. Except as Previously Disclosed in SCHEDULE 4.1(M), each of the Bank and its Subsidiaries:

              (1) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own its businesses presently conducted and that are material to the business of it and its Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its best knowledge, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current;

               (2) has received no notification or communication from any Regulatory Authority or the staff thereof (a) asserting that the Bank or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Bank or its Subsidiaries, (b) threatening to revoke any license, franchise, permit or governmental authorization, which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Bank or its Subsidiaries, or (c) requiring any of the Bank or its Subsidiaries (or any of its or their officers, directors or controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy);

               (3) is not required to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive; and

               (4) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act.

          (N) MATERIAL CONTRACTS. Except as Previously Disclosed in SCHEDULE 4.1(N), none of the Bank or its Subsidiaries, nor any of their respective assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, any material contract or agreement or amendment thereto. Neither the Bank nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected or under which it or any of its respective assets, business or operations receives benefits, which default, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Bank or its Subsidiaries, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as Previously Disclosed in
SCHEDULE 4.1(N), neither the Bank nor any of its Subsidiaries is subject to or bound by any contract containing covenants that limit the ability of the Bank or any of its Subsidiaries to compete in any line of business or with any Person or that involve any restriction of geographical area in which, or method by which, the Bank or any of its Subsidiaries may carry on its business (other than as may be required by law or any applicable Regulatory Authority).

          (O) REPORTS. Since January 1, 1993, each of the Bank and its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (1) the Department, (2) the FDIC, (3) the Federal Reserve Board, and (4) any other Regulatory Authorities having jurisdiction with respect to the Bank and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to reports and documents filed before the date of this
Plan), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (P) NO BROKERS. All negotiations relative to this Plan and the transactions contemplated by this Plan have been carried on by it directly with the other Parties and no action has been taken by it that would give rise to any valid claim against any Party for a brokerage commission, finder's fee or other like payment.

          (Q) EMPLOYEE BENEFIT PLANS.

              (1) SCHEDULE 4.1(Q)(1) contains a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by the Bank or any of its Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans of the Bank and its Subsidiaries, including any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto, have been supplied to the other Parties.

              (2) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of the Bank and its Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as Previously Disclosed in SCHEDULE 4.1(Q)(2) each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service, and the Bank is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Neither the Bank nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject the Bank or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

              (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Bank or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Bank under Section 4001(a)(15) of ERISA or
Section 414 of the Code (an "ERISA Affiliate"). Neither the Bank nor any of its Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

              (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency"(whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Bank nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

              (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

              (6) Neither the Bank nor any of its Subsidiaries has any obligations for retiree health and life benefits under any plan, except as set forth in SCHEDULE 4.1(Q)(6). There are no restrictions on the rights of the Bank or any of its Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

              (7) Except as Previously Disclosed in SCHEDULE 4.L(Q)(7), neither the execution and delivery of this Plan nor the consummation of the transactions contemplated by this Plan will (a) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Bank or any of its Subsidiaries under any Compensation and Benefit Plan or otherwise from the Bank or any of its Subsidiaries, (b) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (c) result in any acceleration of the time of payment or vesting of any such benefit.

          (R) NO KNOWLEDGE. The Bank and its Subsidiaries know of no reason why the regulatory approvals referred to in Section 6.1 should not be obtained.

          (S) LABOR AGREEMENTS. Neither the Bank nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Bank or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any of the Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          (T) ASSET CLASSIFICATION. The Bank and its Subsidiaries have Previously Disclosed in SCHEDULE 4.1(T) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of the Bank and its Subsidiaries that have been classified by it as of December 31, 1997 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of December 31, 1997 by any regulatory examiner as "Other Loans Specially Mentioned," 'Substandard," "Doubtful" "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by the Bank or any Subsidiary prior to December 31, 1997.

          (U) ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the consolidated balance sheets in the December 31, 1996, Bank Financial Reports and the September 30, 1997, Bank Regulatory Reports was, and the allowance for possible loan losses to be shown on subsequent Bank Financial Reports was and will be, adequate in the opinion of the Board of Directors of the Bank to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the date thereof.

          (V) INSURANCE. Each of the Bank and its Subsidiaries has taken all requisite action (including the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters that are known to the Bank, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Bank or its Subsidiaries. Set forth in SCHEDULE 4.L(V) is a list of all insurance policies maintained by or for the benefit of the Bank or its Subsidiaries or their respective directors, officers, employees or agents.

          (W) AFFILIATES. Except as Previously Disclosed in SCHEDULE 4.1(W), to the best of the Bank's knowledge, there is no person who, as of the date of this Plan, may be deemed to be an "affiliate" of the Bank as that term is used in Rule 145 under the Securities Act.

          (X) STATE TAKEOVER LAWS, ARTICLES OF INCORPORATION. The Bank and its Subsidiaries have taken all necessary action to exempt this Plan and the Stock Option Agreement and the transactions contemplated by this Plan and the Stock Option Agreement from, and this Plan and the Stock Option Agreement and such transactions are exempt from (1) any applicable state takeover laws, including, but not limited to, RCW Ch. 23B.19, as amended, and (2) any takeover-related provisions of the Bank's and its Subsidiaries' articles of incorporation.

          (Y) NO FURTHER ACTION. The Bank and its Subsidiaries have taken all action so that the entering into of this Plan and the Stock Option Agreement and the consummation of the transactions contemplated by this Plan and the Stock Option Agreement (including the Merger and the exercise of the Option) or any other action or combination of actions, or any other transactions, contemplated by this Plan and the Stock Option Agreement do not and will not (1) require a vote of shareholders (other than as set forth in Section 6.1), or (2) result in the grant of any rights to any Person under the articles of incorporation, charter or bylaws of the Bank or any of its Subsidiaries or under any agreement to which the Bank or any such Subsidiaries is a party, or (iii) restrict or impair in any way the ability of the other Parties to exercise the rights granted under this Plan or the Stock Option Agreement

          (Z) ENVIRONMENTAL MATTERS.

              (1) To the Bank's knowledge, it and each of its Subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties are, and have been, in compliance with all Environmental Laws, except for instances of noncompliance that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Bank or its Subsidiaries.

               (2) There is no proceeding pending or, to the Bank's knowledge, threatened before any court, governmental agency or board or other forum in which the Bank or any of its Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by the Bank or any of its Subsidiaries or any Participation Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Bank or its Subsidiaries or have been Previously Disclosed in SCHEDULE 4.1(Z)(2).

              (3) There is no proceeding pending or, to the Bank's knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or the Bank or any of its Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Bank or have been Previously
Disclosed in SCHEDULE 4.1(Z)(3).

               (4) To the Bank's knowledge, there is no reasonable basis for any proceeding of a type described in subparagraph (2) or (3) of this paragraph (Z), except as has been Previously Disclosed in SCHEDULE 4.1(Z)(4).

               (5) To the Bank's knowledge, during the period of (a) ownership or operation by the Bank or any of its Subsidiaries of any of their respective current properties, (b) participation in the management of any Participation Facility by the Bank or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by the Bank or any of its Subsidiaries, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Bank or its Subsidiaries or have been Previously Disclosed in SCHEDULE 4.1(Z)(5).

               (6) To the Bank's knowledge, prior to the period of (a) ownership or operation by the Bank or any of its Subsidiaries of any of their respective current properties, (b) participation in the management of any Participation Facility by the Bank or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by the Bank or any of its Subsidiaries, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan) Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Bank or its Subsidiaries or have been Previously Disclosed in SCHEDULE 4.1(Z)(6).

          (AA) OPTION SHARES. The Option Shares, when issued upon exercise of the Option, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

          (BB) TAX REPORTS. Except as Previously Disclosed in SCHEDULE 4.1(AA), (1) all reports and returns with respect to Taxes that are required to be filed by or with respect to the Bank or its Subsidiaries, including consolidated federal income tax returns of the Bank and its Subsidiaries (collectively, the "Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, for periods ended on or prior to the most recent fiscal year-end, except to the extent all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on the Bank or its Subsidiaries, and such Tax Returns were true, complete and accurate in all material respects, (2) all Taxes shown to be due on the Tax Returns have been paid in full, (3) the Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on the Bank or its Subsidiaries, except as reserved against in the Bank Financial Reports, and
(6) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of the Bank or its Subsidiaries.

          (CC) ACCURACY OF INFORMATION. The statements with respect to the Bank and its Subsidiaries contained in this Plan, the Stock Option Agreement, the Schedules and any other written documents executed and delivered by or on behalf of the Bank or any other Party pursuant to the terms of or relating to this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (DD) DERIVATIVES CONTRACTS. None of the Bank or its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes Previously Disclosed in SCHEDULE 4.1(DD). SCHEDULE 4.1(DD) includes a list of any assets of the Bank or its Subsidiaries that are pledged as security for each such Derivatives Contract.

          (EE) ACCOUNTING CONTROLS. Each of the Bank and its Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances that (1) all material transactions are executed in accordance with management's general or specific authorization,
(2) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, and to maintain proper accountability for items, (3) access to the material property and assets of the Bank and its Subsidiaries is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

          (FF) COMMITMENTS AND CONTRACTS. Neither the Bank nor any of its Subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

               (1) except as Previously Disclosed in SCHEDULE 4.1(FF), any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee (other than those which are terminable at will by the Bank or any such Subsidiary without any obligation on the part of the Bank or any such Subsidiary to make any payment in connection with such termination);

               (2) except as Previously Disclosed in SCHEDULE 4.1(FF), any real or personal property lease with annual rental payments aggregating $10,000 or more; or

               (3) except as Previously Disclosed in SCHEDULE 4.1(FF), any material contract with any affiliate.

     4.2 INTERWEST'S REPRESENTATIONS AND WARRANTIES. InterWest hereby represents and warrants to the Bank as follows:

          (A) RECITALS. The facts set forth in the Recitals of this Plan with respect to InterWest and New Bank are true and correct.

          (B) ORGANIZATION, STANDING AND AUTHORITY. InterWest is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Each of InterWest and its Subsidiaries has in effect all federal state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on InterWest.

          (C) SHARES. The outstanding shares of InterWest's capital stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights. Except as Previously

Disclosed in SCHEDULE 4.2(C), there are no shares of capital stock or other equity securities of it or its Subsidiaries outstanding and no outstanding Rights with respect thereto.

          (D) CORPORATE POWER. InterWest has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

          (E) CORPORATE AUTHORITY. This Plan and the Employment Agreement of Pat Fahey (Exhibit E) have been authorized by all necessary corporate action of InterWest and each such agreement is a valid and binding agreement of InterWest, enforceable against InterWest in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. As of the date of this Plan, no approval by InterWest's shareholders of this Plan and the Employment Agreements is required.

          (F) NO DEFAULTS. Subject to receipt of the required regulatory approvals referred to in Section 6.1, and the required filings under federal and state securities laws, and except as Previously Disclosed in SCHEDULE 4.2(F), the execution, delivery and performance of this Plan and the Employment Agreement of Pat Fahey (Exhibit E) and the consummation by InterWest and each of its Subsidiaries that is a Party of the transactions contemplated by this Plan does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of InterWest or of any of its Subsidiaries or to which InterWest or any of its Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on InterWest, (2) constitute a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of its or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval that, if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on InterWest.

          (G) FINANCIAL REPORTS. Except as Previously Disclosed in SCHEDULE 4.2(G), in the case of InterWest, its Annual Report on Form 10-K for the fiscal year ended September 30, 1997, and all other documents filed or to be filed subsequent to September 30, 1997 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "InterWest Financial Reports"), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the InterWest Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in the InterWest Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders, equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with GAAP, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

          (H) NO EVENTS. Except as Previously Disclosed on SCHEDULE 4.2(H), since September 30, 1997, no event has occurred which is reasonably likely to have a Material Adverse Effect on it.

          (I) LITIGATION; REGULATORY ACTION. Except as Previously Disclosed in SCHEDULE 4.2(I) no litigation, proceeding or controversy before any court or governmental agency is pending that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on InterWest or its Subsidiaries or that alleges claims under any fair lending law or other law relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in SCHEDULE 4.2(I), neither InterWest nor any of its Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority, and neither InterWest nor any of its Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

          (J) REPORTS. Since September 30, 1997, each of InterWest and its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (1) the FDIC, (2) the Department, (3) the Federal Reserve Board, and (4) any other Regulatory Authorities having jurisdiction with respect to InterWest and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to reports and documents filed before the date of this
Plan), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (K) ACCURACY OF INFORMATION. The statements with respect to InterWest and its Subsidiaries contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of InterWest or any other Party pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (L) DERIVATIVES CONTRACTS. None of InterWest or its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes Previously Disclosed in SCHEDULE 4.2(L). SCHEDULE 4.2(L) includes a list of any assets of InterWest or its Subsidiaries that are pledged as security for each such Derivatives Contract.

          (M) ABSENCE OF UNDISCLOSED LIABILITIES. Neither InterWest nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (1) as reflected the InterWest Financial Reports prior to the date of this Plan, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since September 30, 1997. Since September 30, 1997, neither InterWest nor any of its Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any Subsidiary) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

                             ARTICLE V.  COVENANTS

     The Bank hereby covenants to InterWest and New Bank, and InterWest and New Bank hereby covenant to the Bank, that:

     5.1 BEST EFFORTS. Subject to the terms and conditions of this Plan and to the exercise by its Board of Directors of such Board's fiduciary duties, it shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger by June 30, 1998 and to otherwise enable consummation of the transactions contemplated by this Plan and the Stock Option Agreement, and shall cooperate fully with the other Parties to that end.

     5.2 THE PROXY. The Bank shall promptly assist InterWest in the preparation of a proxy statement (the "Proxy Statement") to be mailed to the holders of the Bank Common Stock in connection with the transactions contemplated by this Plan and to be filed by InterWest in a registration statement (the "Registration Statement") with the SEC as provided in Section 5.8, which shall conform to all applicable legal requirements, and it shall call a special meeting (the "Meeting") of the holders of Bank Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated by this Plan and the Bank shall use its best efforts to solicit and obtain votes of the holders of Bank Common Stock in favor of the transactions contemplated by this Plan and, subject to the exercise of its fiduciary duties, the Board of Directors of the Bank shall recommend approval of such transactions by such holders.

     5.3 REGISTRATION STATEMENT COMPLIANCE WITH SECURITIES LAWS. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement, and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of the Bank relating to the Bank or its Subsidiaries and by or on behalf of InterWest relating to InterWest or its Subsidiaries, (A) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; PROVIDED, HOWEVER, in no event shall any Party be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another Party furnished by or on behalf of such other Party specifically for use in the Registration Statement.

     5.4 REGISTRATION STATEMENT EFFECTIVENESS. InterWest will advise the Bank, promptly after InterWest receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the InterWest Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     5.5 PRESS RELEASES. The Bank will not, without the prior approval of InterWest, and InterWest and New Bank will not, without the prior approval of the Bank, issue any press release or written statement for general circulation relating to the transactions contemplated by this Plan, except as otherwise required by law.

     5.6 ACCESS; INFORMATION.

         (A) Upon reasonable notice, the Bank shall afford InterWest and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, to all of the properties, books, contracts, commitments and records of the Bank and its Subsidiaries and, during such period, the Bank shall promptly furnish (and cause its accountants and other agents to promptly furnish) to InterWest (1) a copy of each material report, schedule and other document filed by the Bank and its Subsidiaries with any Regulatory Authority, (2) such representations and certifications as are necessary for purposes of the pooling letter described in Section 6.2(F), and (3) all other information concerning the business, properties and personnel of the Bank and its Subsidiaries as InterWest may reasonably request, provided that no investigation pursuant to this Section 5.6 shall affect or be deemed to modify or waive any representation or warranty made by the Bank in this Plan or the conditions to the obligations of the Bank to consummate the transactions contemplated by this Plan; and

          (B) Neither InterWest nor New Bank will use any information obtained pursuant to this Section 5.6 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all confidential information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.6) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by InterWest or New Bank or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed, and in the event of the termination of this Plan, InterWest or New Bank will, upon request by the Bank, deliver to the Bank all documents so obtained by InterWest and New Bank or destroy such documents and, in the case of destruction, will certify such fact to the Bank.

     5.7 BREAK-UP FEES.

         (A) Without the prior written consent of InterWest, the Bank shall not, and it shall cause its Subsidiaries not to, solicit, initiate or encourage inquiries or proposals with respect to, or, except as required by the fiduciary duties of the Board of Directors of the Bank (as advised in writing by its outside counsel), furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, the Bank or any of its Subsidiaries or any merger or other business combination with the Bank or any of its Subsidiaries other than as contemplated by this Plan ("Acquisition Proposal"); it shall instruct its and its Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it shall notify InterWest immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, the Bank or any of its Subsidiaries.

         (B) If (1) an Acquisition Proposal occurs prior to the Meeting, (2) the shareholder approval contemplated by Section 6.1 is not obtained at the Meeting, and (3) prior to June 30, 1999, Control of the Bank is acquired by a Third Party, by merger, purchase of assets, acquisition of stock or otherwise, then unless the representations and warranties of InterWest in this Plan were false in any material respect as of the date of such Meeting or InterWest was in material default of its covenants in this Plan as of such date, the Bank will promptly pay to InterWest the amount of $250,000.

         (C) In the event that a Party terminates or abandons this Plan other than pursuant to the provisions of Section 7.1, such Party will promptly pay to the other Party the amount of $250,000 as liquidated damages for such termination or abandonment.

     5.8 REGISTRATION STATEMENT PREPARATION; REGULATORY APPLICATIONS PREPARATION. InterWest shall, as promptly as practicable following the date of this Plan, prepare and file the Registration Statement with the SEC with respect to the shares of InterWest Common Stock to be issued to the holders of Bank Common Stock pursuant to this Plan, and InterWest shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof. InterWest shall, as promptly as practicable following the date of this Plan, prepare and file all necessary notices or applications with Regulatory Authorities having jurisdiction with respect to the transactions contemplated by this Plan.

     5.9 APPOINTMENT OF DIRECTORS/OFFICERS; BYLAW AMENDMENTS.

         (A) InterWest shall exercise its best efforts prior to the Effective Date to make such amendments to its bylaws as may be necessary to facilitate the appointment of Patrick M. Fahey ("Fahey") to serve on the Board of Directors of InterWest following the Effective Date; and

          (B) Immediately after the Effective Date, InterWest shall cause (1) the appointment of Fahey to the Board of Directors of InterWest to hold office until such time as his successor is elected and qualified, (2) the appointment of Fahey to the Executive Committee of the Board of Directors of InterWest, and (3) the appointment of Fahey as InterWest's Vice Chairman/Commercial Banking Activities.

          (C) Immediately after the Effective Date, the Continuing Corporation shall amend its Bylaws to expand its Board of Directors to include those InterWest representatives designated pursuant to Section 1.1.

     5.10 BLUE-SKY FILINGS. InterWest shall use its best efforts to obtain, prior to the effective date of the Registration Statement, any necessary state securities laws or "blue sky" permits and approvals, provided that InterWest shall not be required by virtue thereof to submit to general jurisdiction in any state.

     5.11 AFFILIATE AGREEMENTS. The Bank will use its best efforts to induce each person who may be deemed to be an "affiliate" of the Bank for purposes of Rule 145 under the Securities Act to execute and deliver to InterWest on or before the mailing of the Proxy Statement for the Meeting an agreement in the form attached hereto as EXHIBIT D restricting the disposition of such affiliate's shares of the Bank Common Stock and the shares of InterWest Common Stock to be received by such person in exchange for such person's shares of Bank Common Stock. In the case of InterWest: InterWest agrees to use its best efforts to maintain the availability of Rule 145 for use by such "affiliates".

     5.12 CERTAIN POLICIES OF THE BANK. The Bank shall, at InterWest's request, modify and change its loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves), and generally conform its operating, lending and compliance policies and procedures, immediately prior to the Effective Date so as to be consistent on a mutually satisfactory basis with those of InterWest and GAAP; PROVIDED, HOWEVER, that prior to any such modification or change, InterWest shall certify that the conditions to the obligation of InterWest under Section 6.1 and 6.2 to consummate the transactions contemplated by this Plan, other than the condition set forth in Section 6.1(G), have been satisfied or waived. The Bank's representations, warranties and covenants contained in this Plan shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken pursuant to this Section 5.12.

     5.13 STATE TAKEOVER LAW. The Bank shall not take any action that would cause the transactions contemplated by this Plan or the Stock Option Agreement to be subject to any applicable state takeover statute, and the Bank shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan and the Stock Option Agreement from, or, if necessary, challenge the validity or applicability of, any applicable state takeover law.

     5.14 NO RIGHTS TRIGGERED. Except for those consents of Third Parties Previously Disclosed on SCHEDULE 4.1(G), the Bank shall take all necessary steps to ensure that the entering into of this Plan and the Stock Option Agreement and the consummation of the transactions contemplated by this Plan and the Stock Option Agreement (including the Merger) and any other action or combination of actions, or any other transactions contemplated by this Plan, do not and will not (A) result in the grant of any rights to any Person under the articles of incorporation or bylaws of the Bank or under any agreement to which the Bank or any of its Subsidiaries is a party, or (B) restrict or impair in any way the ability of InterWest to exercise the rights granted under this Plan or the Stock Option Agreement.

     5.15 SHARES LISTED. InterWest shall use its best efforts to cause to be listed, prior to the Effective Date, on the Nasdaq National Market upon official notice of issuance the shares of InterWest Common Stock to be issued to the holders of Bank Common Stock.

     5.16 REGULATORY APPLICATIONS. InterWest shall (A) promptly prepare and submit applications to the appropriate Regulatory Authorities for approval of the Merger, and (B) promptly make all other appropriate filings to secure all other approvals, consents and rulings that are necessary for the consummation of the Merger by InterWest.

     5. 17 REGULATORY DIVESTITURES. Effective on or before the Effective Date, the Bank shall cease engaging in such activities as InterWest shall advise the Bank in writing are not permitted to be engaged in by InterWest under applicable law following the Effective Date and, to the extent required by any Regulatory Authority as a condition of approval of the transactions contemplated by this Plan, the Bank shall divest any Subsidiary engaged in activities or holding assets that are impermissible for InterWest or InterWest Bank, on terms and conditions agreed to by InterWest; PROVIDED, HOWEVER, that prior to taking such action, InterWest shall certify that the conditions to the obligations of InterWest under Sections 6.1 and 6.2 to consummate the transactions contemplated by this Plan, other than the condition set forth in Section 6.1(G), have been satisfied or waived.

     5.18 CURRENT INFORMATION.

          (A) During the period from the date of this Plan to the Effective Date, each of the Bank and InterWest shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other.

          (B) Each of the Bank and InterWest shall promptly notify the other of (1) any material change in the business or operations of it or its Subsidiaries, (2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to it or its Subsidiaries, (3) the initiation or threat of material litigation involving or relating to it or its Subsidiaries, or (4) any event or condition that might reasonably be expected to cause any of its representations or warranties set forth in this Plan not to be true and correct in all material respects as of the Effective Date or prevent it or its Subsidiaries from fulfilling its or their obligations under this Plan.

     5.19 401(K) PLANS. Prior to execution of this Plan, the Bank shall take necessary steps to restrict its contributions to its 401(k) plan to cash contributions.

     5.20 INDEMNIFICATION.

          (A) For a period of four years from and after the Effective Date, InterWest shall indemnify, defend and hold harmless the present and former directors and officers of the Bank and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and arising out of matters existing or occurring at or prior to the Effective Date (including the transactions contemplated by this Plan and the Stock Option Agreement), whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent that the Bank would have been permitted under Washington law and its articles of incorporation or bylaws in effect on the date of this Plan to indemnify such person (and InterWest will also advance expenses as incurred to the fullest extent permitted under applicable law so long as the person to whom expenses are advanced provides an undertaking to repay such advances within a reasonable period of time if it is ultimately determined that applicable law does not allow for such indemnification).

          (B) Any Indemnified Party wishing to claim indemnification under paragraph (A) of this Section 5.20, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify InterWest thereof, PROVIDED, HOWEVER, that the failure so to notify shall not affect the obligations of InterWest under paragraph (A) of this Section 5.20 (unless such failure materially and adversely increases InterWest's liability under such paragraph (A)). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Date), (1) InterWest shall have the right to assume the defense thereof and InterWest shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, HOWEVER, that InterWest shall be obligated pursuant to this paragraph (B) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single action, suit or proceeding, (2) the Indemnified Parties will cooperate in the defense of any such matter, and (3) InterWest shall not be liable for any settlement effected without its prior written consent.

          (C) If InterWest or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of InterWest shall assume the obligations set forth in this Section 5.20.

          (D) InterWest shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.20. The rights of each Indemnified Party under this Section 5.20 shall be in addition to any other rights such Indemnified Party may have under the articles of incorporation or bylaws of the Bank or under applicable Washington law.


             ARTICLE VI.  CONDITIONS TO CONSUMMATION OF THE MERGER

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the transactions contemplated by this Plan are subject to the written waiver by such Party or the fulfillment on or prior to the Effective Date of each of the following conditions:

          (A) SHAREHOLDER VOTE. This Plan shall have been duly approved by the requisite vote of the shareholders of the Bank and New Bank under applicable law and the articles of incorporation and bylaws of, respectively, the Bank and New Bank.

          (B) REGULATORY APPROVALS. The Parties shall have procured all necessary regulatory consents and approvals by the appropriate Regulatory Authorities, including approvals for the organization of New Bank, and any waiting periods relating thereto shall have expired; PROVIDED, HOWEVER, that no such approval or consent shall have imposed any condition or requirement that, in the opinion of InterWest, would deprive InterWest of the material economic or business benefits of the transactions contemplated by this Plan.

          (C) NO INJUNCTION. There shall not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated by this Plan.

          (D) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

          (E) BLUE-SKY PERMITS. InterWest shall have received all state securities laws and "blue sky" permits necessary to consummate the Merger.

          (F) TAX OPINION. InterWest and the Bank shall have received an opinion from Graham & Dunn, P.C. to the effect that (1) the Merger constitutes a reorganization under Section 368 of the Code, and (2) no gain or loss will be recognized by shareholders of the Bank who receive shares of InterWest Common Stock in exchange for their shares of the Bank Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests, and, in rendering their opinion, Graham & Dunn may require and rely upon representations contained in certificates of officers of InterWest, the Bank and others.

          (G) NASDAQ LISTING. The shares of InterWest Common Stock to be issued pursuant to this Plan shall have been approved for listing on the Nasdaq National Market subject only to official notice of issuance.

     6.2 CONDITIONS TO OBLIGATIONS OF INTERWEST. The obligations of InterWest to consummate the transactions contemplated by this Plan also are subject to the written waiver by InterWest or the fulfillment on or prior to the Effective Date of each of the following conditions:

         (A) LEGAL OPINION. InterWest shall have received an opinion, dated the Effective Date, of Keller Rohrback L.L.P., counsel for the Bank, in the form of EXHIBIT J.

         (B) OFFICERS' CERTIFICATE. (1) Each of the representations and warranties contained in this Plan of the Bank shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which shall be true and correct as of such earlier date, and (2) each and all of the agreements and covenants of the Bank to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and InterWest shall have received a certificate signed by the chief executive officers, chief financial officers, and chief lending officers of the Bank dated the Effective Date, to such effect.

         (C) RECEIPT OF AFFILIATE AGREEMENTS. InterWest shall have received from each affiliate of the Bank the agreement referred to in Section 5.11.

         (D) ADVERSE CHANGE. During the period from December 31, 1996 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of the Bank nor shall the Bank have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and InterWest shall have received a certificate dated the Effective Date signed by the Chief Executive Officers of the Bank to such effect.

         (E) DISSENTERS' RIGHTS. The number of shares of Bank Common Stock for which cash is to be paid because dissenters' rights of appraisal under the Appraisal Laws shall have been effectively preserved as of the Effective Date or because of the payment of cash in lieu of fractional shares of InterWest Common Stock shall not exceed in the aggregate 10% of the outstanding shares of Bank Common Stock.

         (F) POOLING LETTER. InterWest shall have received a letter dated as of the Effective Date, in form and substance acceptable to InterWest, from Ernst & Young LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

         (G) CAPITAL. The Bank's Capital shall not be less than $16 million at March 31, 1998, and not less than the Final Capital Requirement on the Effective Date.

         (H) ALLOWANCE FOR LOAN AND LEASE LOSSES. The Bank's allowance for possible loan and lease losses shall not be less than 1.00% of the Bank's total outstanding loans and leases and will be adequate to absorb the Bank's anticipated loan and lease losses.

         (I) EMPLOYMENT AGREEMENTS. The Employment Agreements attached as EXHIBITS E, F, G, H, AND I shall have been duly executed and delivered by all individuals who are parties to such Employment Agreements.

         (J) PURCHASE OF KEY MAN LIFE INSURANCE. The Bank shall have duly authorized the sale to Fahey of, and Fahey shall have purchased from the Bank, the "key man" life insurance policy relating to Fahey for a price equal to the cash value of such policy on the date of purchase by Fahey.

     6.3 CONDITIONS TO OBLIGATIONS OF THE BANK. The obligations of the Bank to consummate the transactions contemplated by this Plan also are subject to the written waiver by the Bank or the fulfillment on or prior to the Effective Date of each of the following conditions:

         (A) LEGAL OPINION. The Bank shall have received an opinion, dated the Effective Date, of Graham & Dunn, special counsel for InterWest, in the form of EXHIBIT K.

         (B) OFFICER'S CERTIFICATE. (1) Each of the representations and warranties of InterWest contained in this Plan shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which shall be true and correct as of such earlier date, and (2) each and all of the agreements and covenants of InterWest to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Bank shall have received a certificate signed by an executive officer of InterWest dated the Effective Date, to such effect.

         (C) ADVERSE CHANGE. During the period from September 30, 1997 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of InterWest nor shall InterWest have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and the Bank shall have received a certificate dated the Effective Date signed by the Chief Executive Officers of InterWest to such effect.

          (D) FAIRNESS OPINION. The Bank shall have received, immediately prior to the mailing of the Proxy Statement to the Bank's shareholders, an opinion of Columbia Financial Advisors, Inc. to the effect that the financial terms of the Merger are fair from a financial point of view to the Bank's shareholders.

                           ARTICLE VII.  TERMINATION

     7.1 EVENTS OF TERMINATION. This Plan may be terminated prior to the Effective Date, either before or after receipt of required shareholder approvals:

          (A) MUTUAL CONSENT. By the mutual consent of InterWest and the Bank, if the Board of Directors of each so determines by vote of a majority of the members of its entire board.

          (B) BREACH. By InterWest or the Bank, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (A) a material breach by the other Party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach, or (B) a breach by the other Party of any of the material covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach.

         (C) DELAY. By InterWest or the Bank, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by September 30, 1998.

         (D) NO SHAREHOLDER APPROVAL. By InterWest or the Bank, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event that the shareholder approval contemplated by
Section 6.1 is not obtained at the Meeting, including any adjournment or adjournments of the Meeting.

         (E) AVERAGE CLOSING PRICE BELOW $35.00. By InterWest or the Bank, if the Average Closing Price is below $35.00.

    7.2  CONSEQUENCES OF TERMINATION.

         (A) GENERAL CONSEQUENCES. Subject to Sections 5.7(B) and 5.7(C), in the event of the termination or abandonment of this Plan pursuant to the provisions of Section 7.1, this Plan shall become void and have no force or effect, without any liability on the part of the Parties or any of their respective directors or officers or shareholders with respect to this Plan.

         (B) ENFORCEMENT PROCEEDINGS. In any action or proceeding in connection with the enforcement of this Plan, the prevailing party will be entitled to reasonable attorneys' fees and expenses.

                         ARTICLE VIII.  OTHER MATTERS

     8.1 SURVIVAL. Only those agreements and covenants in this Plan that by their express terms apply in whole or in part after the Effective Date shall survive the Effective Date. All other representations, warranties, and covenants shall be deemed only to be conditions of the Merger and shall not survive the Effective Date. If the Merger is abandoned and this Plan is terminated, the provisions of Article VII shall apply and the agreements of the Parties in Sections 5.7(B), 5.7(C), 8.5 and 8.6 shall survive such abandonment and termination.

     8.2 WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Plan may be (A) waived in writing by the Party benefited by the provision, or (B) amended or modified at any time (including the structure of the transactions contemplated by this Plan) by an agreement in writing among the Parties approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the vote by the shareholders of the Bank, the consideration to be received by the shareholders of the Bank for each share of Bank Common Stock shall not thereby be altered. Nothing contained in this Section 8.2 is intended to modify InterWest's rights pursuant to Section 2.8.

     8.3 COUNTERPARTS. This Plan may be executed in one or more facsimile counterparts, each of which shall be deemed to constitute an original. This Plan shall become effective when one counterpart has been signed by each Party.

     8.4 GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Washington, except as federal law may be applicable.

     8.5 EXPENSES. Each Party will bear all expenses incurred by it in connection with this Plan and the transactions contemplated by this Plan, except printing expenses which shall be shared equally between the Bank and InterWest.

     8.6 CONFIDENTIALITY. Except as otherwise provided in Section 5.6(B), each of the Parties and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

     8.7 NOTICES. All notices, requests and other communications hereunder to a "Party" shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram or telex (confirmed in writing) to such Party at its address set forth below or such other address as such Party may specify by notice to the Parties.

If to InterWest or New Bank, to:
                         InterWest Bancorp, Inc.
                         1259 West Pioneer Way
                         Oak Harbor, Washington 98277
                         Attn:  Stephen Walden, President

               Copies to:
                         Edward C. Beeksma
                         Zylstra, Beeksma, Waller and Skinner

                         3101-300 Avenue West
                         Oak Harbor, Washington 98277
                         Stephen M. Klein
                         Graham & Dunn, P.C.
                         1420 Fifth Avenue, Suite 3300
                         Seattle, Washington 98101
If to the Bank, to:
                         Pacific Northwest Bank
                         1111 3rd Avenue
                         Seattle, WA 98101-3207
                         Attn: Patrick M. Fahey, Chairman, Chief Executive
                          Officer,  and President

               Copies to:
                         Glen P. Garrison
                         Keller Rohrback L.L.P
                         1201 Third Avenue, Suite 3200
                         Seattle, Washington 98101-3052

     8.8 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Plan and the Stock Option Agreement represents the entire understanding of the Parties with reference to transactions contemplated by this Plan and the Stock Option Agreement and supersedes any and all other oral or written agreements previously made. Nothing in this Plan or the Stock Option Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan or the Stock Option Agreement.

     8.9 BENEFIT PLANS. Upon consummation of the Merger, all employees of the Bank and its Subsidiaries shall be deemed to be at-will employees of the Continuing Corporation except for those employees who are parties to the Employment Agreements. From and after the Effective Date, employees of the Bank and its Subsidiaries shall generally be entitled to (A) employee benefit programs that, in the aggregate, are generally no less favorable to such employees than those presently being provided to employees of the Bank, and
(B) participate in InterWest's stock option plans on substantially the same terms and conditions as similarly situated employees of InterWest and its Subsidiaries. For the purpose of determining eligibility to participate in such plans and the vesting of benefits under such plans (but not for the accrual of benefits under such plans), InterWest shall give effect to years of service with the Bank or the Bank's Subsidiaries, as the case may be, as if such service were with InterWest or its Subsidiaries.

     8.10 HEADINGS. The headings contained in this Plan are for reference purposes only and are not part of this Plan.

     IN WITNESS WHEREOF, the Parties have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

INTERWEST BANCORP, INC.


By:  /S/ STEPHEN M. WALDEN
     -------------------------------------
NAME: STEPHEN M. WALDEN
TITLE:  PRESIDENT AND CHIEF EXECUTIVE OFFICER


PACIFIC NORTHWEST BANK



By:  /S/ PATRICK M. FAHEY
     -------------------------------------
NAME: PATRICK M. FAHEY
TITLE: CHAIRMAN, CHIEF EXECUTIVE OFFICER,
    AND PRESIDENT

                         APPROVAL AND RATIFICATION BY
                          NEW PACIFIC NORTHWEST BANK


     The foregoing Amended and Restated Agreement and Plan of Merger is hereby ratified and confirmed in all respects.



NEW PACIFIC NORTHWEST BANK

By -------------------------------------

                                                                     APPENDIX B
                  -----------------------------------------------

                            AGREEMENT AND PLAN OF MERGER

                                      BETWEEN

                               PIONEER BANCORP, INC.,
                              PIONEER NATIONAL BANK

                                        AND

                              INTERWEST BANCORP, INC.

                                        AND

                                   INTERWEST BANK

                  -----------------------------------------------



                           DATED AS OF FEBRUARY 4, 1998

                                  TABLE OF CONTENTS


ARTICLE I.  MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

     1.1  THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.2  EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE II.  CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . .   8

     2.1  CONSIDERATION. . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     2.2  SHAREHOLDER RIGHTS; STOCK TRANSFERS. . . . . . . . . . . . . . . .   8
     2.3  FRACTIONAL SHARES. . . . . . . . . . . . . . . . . . . . . . . . .   9
     2.4  EXCHANGE PROCEDURES. . . . . . . . . . . . . . . . . . . . . . . .   9
     2.5  EXCHANGE RATIO ADJUSTMENTS . . . . . . . . . . . . . . . . . . . .   9
     2.6  EXCEPTION SHARES . . . . . . . . . . . . . . . . . . . . . . . . .   9
     2.7  RESERVATION OF RIGHT TO REVISE TRANSACTION . . . . . . . . . . . .   9
     2.8  OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE III.  ACTIONS PENDING CONSUMMATION . . . . . . . . . . . . . . . . .  10

     3.1  CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.2  DIVIDENDS, ETC . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.3  INDEBTEDNESS; LIABILITIES; ETC . . . . . . . . . . . . . . . . . .  10
     3.4  LINE OF BUSINESS; OPERATING PROCEDURES; ETC. . . . . . . . . . . .  10
     3.5  LIENS AND ENCUMBRANCES . . . . . . . . . . . . . . . . . . . . . .  10
     3.6  COMPENSATION; EMPLOYMENT AGREEMENTS; ETC . . . . . . . . . . . . .  11
     3.7  BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.8  CONTINUANCE OF BUSINESS. . . . . . . . . . . . . . . . . . . . . .  11
     3.9  AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.10 CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.11 CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.12 LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.13 TRANSACTION EXPENSES . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . .  12

     4.1  THE COMPANY AND PIONEER BANK REPRESENTATIONS
               AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . .  12
     4.2  INTERWEST AND INTERWEST BANK REPRESENTATIONS
               AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE V.  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

     5.1  BEST EFFORTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.2  THE PROXY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.3  REGISTRATION STATEMENT COMPLIANCE WITH
               SECURITIES LAWS . . . . . . . . . . . . . . . . . . . . . . .  23
     5.4  REGISTRATION STATEMENT EFFECTIVENESS . . . . . . . . . . . . . . .  23
     5.5  PRESS RELEASES . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.6  ACCESS; INFORMATION. . . . . . . . . . . . . . . . . . . . . . . .  24
     5.7  ACQUISITION PROPOSALS. . . . . . . . . . . . . . . . . . . . . . .  24
     5.8  REGISTRATION STATEMENT PREPARATION;
               REGULATORY APPLICATIONS PREPARATION . . . . . . . . . . . . .  25



     5.9  BLUE-SKY FILINGS . . . . . . . . . . . . . . . . . . . . . . . . .  25
     5.10 AFFILIATE AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . .  25
     5.11 CERTAIN POLICIES OF THE COMPANY AND PIONEER BANK . . . . . . . . .  25
     5.12 STATE TAKEOVER LAW . . . . . . . . . . . . . . . . . . . . . . . .  25
     5.13 NO RIGHTS TRIGGERED. . . . . . . . . . . . . . . . . . . . . . . .  25
     5.14 SHARES LISTED. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     5.15 REGULATORY APPLICATIONS. . . . . . . . . . . . . . . . . . . . . .  26
     5.16 REGULATORY DIVESTITURES. . . . . . . . . . . . . . . . . . . . . .  26
     5.17 CURRENT INFORMATION. . . . . . . . . . . . . . . . . . . . . . . .  26
     5.18 INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . .  26
     5.19 POST-MERGER ACTIONS. . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE VI.  CONDITIONS TO CONSUMMATION OF THE MERGER. . . . . . . . . . . .  27

     6.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS . . . . . . . . . . . . . .  27
     6.2  CONDITIONS TO OBLIGATIONS OF INTERWEST . . . . . . . . . . . . . .  28
     6.3  CONDITIONS TO OBLIGATIONS OF COMPANY
               AND PIONEER BANK. . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE VII.  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . .  30

     7.1  GROUNDS FOR TERMINATION. . . . . . . . . . . . . . . . . . . . . .  30
     7.2  CONSEQUENCES OF TERMINATION. . . . . . . . . . . . . . . . . . . .  31

ARTICLE VIII.  OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . .  31

     8.1  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     8.2  WAIVER; AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . .  31
     8.3  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     8.4  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     8.5  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     8.6  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . .  32
     8.7  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     8.8  ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES . . . . . . . .  33
     8.9  BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     8.10 HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33


EXHIBITS

Exhibit A           Approval by Directors of Pioneer Bancorp, Inc.
Exhibit B           Director's Agreement
Exhibit C           Stock Option Agreement
Exhibit D           Affiliate Undertakings and Agreements -- InterWest
Exhibit E           Affiliate Undertakings and Agreements -- Company
Exhibit F           Employment Agreement of Paul L. Campbell
Exhibit G           Employment Agreement of Don Kiser
Exhibit H           Employment Agreement of Sherm G. Losee
Exhibit I           Employment Agreement of Jeff M. Lindberg
Exhibit J           Legal Opinion of Foster, Pepper & Shefelman, PLLC
Exhibit K           Legal Opinion of Graham & Dunn, P.C.

SCHEDULES
Company Disclosures


Schedule 2.8                      Outstanding Options
Schedule 3.4                      Changes to Line of Business, Operating Procedures, etc.
Schedule 3.6                      New or Changes to Compensation, Employment
                                  Agreements, etc.
Schedule 3.7                      New or Modifications to Benefit Plans
Schedule 3.11                     New or Changes to Material Contracts
Schedule 4.1(C)                   Shares Outstanding
Schedule 4.1(D)                   Subsidiaries
Schedule 4.1(G)                   No Defaults - Agreements Requiring Third Party Consent
Schedule 4.1(H)                   Financial Reports
Schedule 4.1(I)                   Undisclosed Liabilities
Schedule 4.1(J)                   No Events Causing Material Adverse Effect
Schedule 4.1(L)                   Litigation, Regulatory Action
Schedule 4.1(M)                   Compliance with Laws
Schedule 4.1(N)                   Material Contracts
Schedule 4.1(Q)(1)                List of Employee Benefit Plans
Schedule 4.1(Q)(2)                Employee Benefit Plans Not Qualified Under ERISA
Schedule 4.1(Q)(6)                Obligations for Retiree Health and Life Benefits
Schedule 4.1(Q)(7)                Agreements Resulting in Payments to Employees Under Any
                                  Compensation and Benefit Plan with Respect to Proposed
                                  Transaction
Schedule 4.1(T)                   Asset Classification
Schedule 4.1(V)                   Insurance
Schedule 4.1(W)                   Affiliates
Schedule 4.1(Z)(2)                Pending Proceedings with Respect to Environmental Matters
Schedule 4.1(Z)(3)                Pending Proceedings with Respect to Environmental Matters
                                  Involving Loan/Fiduciary Property
Schedule 4.1(Z)(4)                Pending Proceedings with Respect to Environmental Matters
                                  Listed in Sections 4.1(Z)(2) or (3)
Schedule 4.1(Z)(5)                Actions During Ownership Which could Have Material Adverse
                                  Effect with Respect to Environmental Matters
Schedule 4.1(Z)(6)                Actions Prior to Ownership Which could Have Material Adverse
                                  Effect with Respect to Environmental Matters
Schedule 4.1(AA)                  Tax Reports Matters
Schedule 4.1(CC)                  Derivative Contracts
Schedule 4.1(EE)(1)               Employment Contracts Requiring Payment In Connection with
                                  Termination
Schedule 4.1(EE)(2)               Leases with Aggregate Annual Rent Exceeding $10,000
Schedule 4.1(EE)(3)               Material Contracts with Affiliates
Schedule 6.2(H)                   Excluded Loans

                                  iii

InterWest Disclosures


Schedule 4.2(C)                   Shares
Schedule 4.2(F)                   No Defaults
Schedule 4.2(G)                   Financial Reports
Schedule 4.2(H)                   No Events Causing Material Adverse Effect
Schedule 4.2(I)                   Litigation, Regulatory Action
Schedule 4.2(L)                   Derivative Contracts


                            AGREEMENT AND PLAN OF MERGER

           AGREEMENT AND PLAN OF MERGER, dated as of the 4th day of February, 1998 (this "Plan"), is between PIONEER BANCORP, INC. (the "Company"), PIONEER NATIONAL BANK ("Pioneer Bank"), INTERWEST BANCORP, INC. ("InterWest"), and INTERWEST BANK.

                                      RECITALS

     (A) THE COMPANY. The Company is a corporation duly organized and existing in good standing under the laws of the State of Washington, with its principal executive offices located in Yakima, Washington. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As of the date of this Plan, the Company has 1,000,000 authorized shares of common stock, no par value ("Company Common Stock") (no other class of capital stock being authorized), of which 344,699 shares of Company Common Stock are issued and outstanding. As of the date of this Plan, the Company had 50,000 shares of Company Common Stock reserved for issuance under employee stock option plans pursuant to which options covering 30,800 shares of Company Common Stock are outstanding as of the date of this Plan.

     (B) PIONEER BANK. Pioneer Bank is a national banking association duly organized and existing in good standing under the laws of the United States, with its principal executive offices located in Yakima, Washington. As of the date of this Plan, Pioneer Bank has 160,000 authorized shares of common stock, $5.00 par value per share ("Pioneer Bank Common Stock") (no other class of capital stock being authorized), of which 110,000 shares of Pioneer Bank Common Stock are issued and outstanding. All of the issued and outstanding shares of Pioneer Bank Common Stock are owned by the Company, the sole shareholder of Pioneer Bank. As of December 31, 1997, Pioneer Bank had capital of $9,001,000, divided into common stock of $550,000, surplus of $2,375,000, and undivided profits of $6,076,000.

     (C) INTERWEST. InterWest is a corporation duly organized and existing in good standing under the laws of the State of Washington, with its principal executive offices located in Oak Harbor, Washington. InterWest is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As of the date of this Plan, InterWest has 20,000,000 authorized shares of common stock, $0.20 par value per share ("InterWest Common Stock") (no other class of capital stock being authorized), of which 8,445,572 shares of InterWest Common Stock are issued and outstanding.

     (D) INTERWEST BANK. InterWest Bank is a savings bank duly organized and existing in good standing under the laws of the State of Washington, with its principal executive offices located in Oak Harbor, Washington. As of the date of this Plan, InterWest Bank has 6,000,000 authorized shares of common stock, $0.20 par value per share ("InterWest Bank Common Stock") (no other class of capital stock being authorized), of which 200 shares are issued and outstanding and owned by InterWest, the sole shareholder of InterWest Bank. As of December 31, 1997, InterWest Bank had capital of $133,398,000, divided into common stock of $1,615,000, surplus of $20,362,000 and undivided profits of $111,421,000.

     (E) VOTING AGREEMENT. As a condition and an inducement to InterWest's and InterWest Bank's willingness to enter into this Plan, the directors and officers of Pioneer Bank and the Company have entered into agreements in the forms attached to this Plan as Exhibit A and Exhibit B, pursuant to which, among other things, each such individual has agreed to vote his or her shares of Company Common Stock in favor of approval of the actions contemplated by this Plan at the Meeting (as defined below) and to refrain from competing with InterWest and InterWest Bank.

     (F) STOCK OPTION AGREEMENT. Immediately after the execution and delivery of this Plan, as a condition and an inducement to InterWest's willingness to enter into this Plan, the Company and InterWest are entering into a Stock Option Agreement (the "Stock Option Agreement") in the form attached to this Plan as Exhibit C, pursuant to which the Company is granting to InterWest an option to purchase, under certain circumstances, shares of Company Common Stock.

     (G)  RIGHTS, ETC.  Except as Previously Disclosed (as defined below) in
Schedule 4. l(C), or paragraph (A) of the Recitals to this Plan, or as authorized by this Plan or the Stock Option Agreement: there are no shares of capital stock of the Company or Pioneer Bank authorized and reserved for issuance; neither the Company nor Pioneer Bank has any Rights (as defined below) issued or outstanding; and neither the Company nor Pioneer Bank has any commitment to authorize, issue or sell any such shares or any Rights.
The term "Rights" means securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock. There are no preemptive rights with respect to the Company Common Stock.

     (H) APPROVALS. At meetings of the respective Boards of Directors of the Company, Pioneer Bank, InterWest and InterWest Bank, each such Board has approved and authorized the execution of this Plan and the Stock Option Agreement in counterparts.

     In consideration of their mutual promises and obligations, the Parties further agree as follows:

                                    DEFINITIONS

     (A) DEFINITIONS. Capitalized terms used in this Plan have the following meanings:

     "Acquisition Proposal" has the meaning assigned to such term in Section 5.7(A).

     "Additional Shares" means the number (calculated to four decimals) equal to (1) the product of (a) the average of the Company's monthly net income (determined in accordance with GAAP) for the first six months of 1998 multiplied by (b) the greater of one or a fraction, the numerator of which shall be the number of days elapsed during the period beginning on July 1, 1998, and ending on the Effective Date and the denominator of which shall be 30, divided by (2) the Average Closing Price.

     "Adjusted Loans" means all loans and other extensions of credit by Pioneer Bank other than (1) that portion of Small Business Administration loans or the guaranteed portions of other loans guaranteed by the U.S. Government or any of its agencies, (2) single-family residential loans in the process of being sold, and (3) those loans set forth in Schedule 6.2(H).

     "Adjustment Factor" means the number equal to the Additional Shares divided by 344,699.

     "Appraisal Laws" has the meaning assigned to such term in Section 1.1(E).

     "Asset Classification" has the meaning assigned to such term in Section 4.l(T).

     "Average Closing Price" means the price equal to the average (rounded to four decimals) of each Daily Sales Price of InterWest Common Stock for the ten consecutive trading days beginning on and including the twentieth day immediately preceding the Effective Date, subject to any adjustment that may be required in connection with the adjustment of the Exchange Ratio pursuant to Section 2.5.

     "Bank Financial Reports" has the meaning assigned to such term in
Section 4.1(H).

     "Business Day" means any day other than a Saturday, Sunday, or legal holiday in the State of Washington.

     "Capital" means capital stock, surplus and retained earnings determined in accordance with GAAP.

     "Code" has the meaning assigned to such term in Section 4.1(Q)(2).

     "Company" has the meaning assigned to such term in the first paragraph to this Plan.

     "Company Common Stock" has the meaning assigned to such term in paragraph (A) of the Recitals.

     "Company Option" has the meaning assigned to such term in Section 2.8.

     "Compensation and Benefit Plans" has the meaning assigned to such term in Section 4.1(Q)(1).

     "Continuing Corporation" has the meaning assigned to such term in
Section 1.1(A).

     "Control" with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting interests, by contract, or otherwise.

     "Daily Sales Price" for any trading day shall be equal to the average of the closing bid and ask prices per share of all market makers quoting both bid and ask prices, as reported on Bloomberg Financial Markets, of InterWest Common Stock on the NASDAQ Stock Market reporting system.

     "Department" means the Department of Financial Institutions of the State of Washington.

     "Derivatives Contract" means an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract that (1) is not included on the balance sheet of the Holding Company Financial Reports or the InterWest Financial Reports, as the case may be, and (2) is a derivative contract (including various combinations thereof).

     "Dissenting Shares" means the shares of Company Common Stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with the Appraisal Laws.

     "Dividend Record Date" means the date in June, 1998, that is established by InterWest for determining shareholders of record who will be entitled to receive InterWest's regular quarterly cash dividend.

     "Effective Date" has the meaning assigned to such term in Section 1.2.

     "Eligible Company Common Stock" means shares of Company Common Stock other than Exception Shares and Dissenting Shares.

     "Employment Agreement" shall mean any of Exhibits F, G, H and I.

     "Environmental Law" means (1) any federal, state, and/or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect, including the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and
(2) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

     "ERISA" has the meaning assigned to such term in Section 4.1(Q)(2).

     "ERISA Affiliate" has the meaning assigned to such term in Section
4.1(Q)(3).

     "ERISA Plans" has the meaning assigned to such term in Section 4.1(Q)(2).

     "Exception Shares" means shares held by any of the Company's Subsidiaries or by InterWest or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated under such statute.

     "Exchange Agent" has the meaning assigned to such term in Section 2.4.

     "Exchange Ratio" has the meaning assigned to such term in Section 2.1(B).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Final Capital Requirement" means a dollar amount equal to the sum of $9 million plus $100,000 for each month elapsed between June 30, 1998 and the Effective Date (with any partial month being prorated).

     "Financial Reports" has the meaning assigned to such term in Section
4.1(H).

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "GAAP" means generally accepted accounting principles consistently applied.

     "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, including any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     "Holding Company Financial Reports" has the meaning assigned to such term in Section 4.1(H).

     "Indemnified Party" has the meaning assigned to such term in Section
5.18(A).

     "InterWest" has the meaning assigned to such term in the first paragraph of this Plan.

     "InterWest Bank Common Stock" has the meaning assigned to such term in paragraph (D) of the Recitals.

     "InterWest Common Stock" has the meaning assigned to such term in paragraph
(C) of the Recitals.

     "InterWest Option" has the meaning assigned to such term in Section 2.8.

     "InterWest Transaction" means (1) a merger, consolidation or similar transaction involving InterWest or any of its significant subsidiaries, (2) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of InterWest or any of its significant subsidiaries representing in either case 25% or more of the consolidated assets or deposits of InterWest and its subsidiaries, or (3) the issuance, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities representing 25% or more of the voting power of InterWest or any of its significant subsidiaries other than the issuance of InterWest Common Stock upon the exercise of outstanding options or the conversion of outstanding convertible securities of InterWest.

     "Loan/Fiduciary Property" means any property owned or controlled by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries holds a security or other interest, and, where required by the context, includes any such property where the Company or any of its Subsidiaries constitutes the owner or operator of such property, but only with respect to such property.

     "Material Adverse Effect" means, with respect to any Party, an event, occurrence or circumstance (including (i) the making of any provisions for possible loan and lease losses, write-downs of other real estate owned and taxes, and (ii) any breach of a representation or warranty contained in this Plan by such Party) that (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of such Party and its Subsidiaries, taken as a whole, or (b) would materially impair such Party's ability to perform its obligations under this Plan or the Stock Option Agreement or the consummation of any of the transactions contemplated by this Plan or the Stock Option Agreement.

     "Maximum Premium Amount" has the meaning assigned to such term in Section 5.18(C).

     "Meeting" has the meaning assigned to such term in Section 5.2.

     "Merger" has the meaning assigned to such term in Section 1.1(A).

     "Multiemployer Plans" has the meaning assigned to such term in Section 4.l(Q)(2).

     "NASDAQ" means the National Association of Securities Dealers Automated Quotations system.

     "Option" has the meaning assigned to such term in the Stock Option
Agreement.

     "Option Shares" has the meaning assigned to such term in the Stock Option Agreement.

     "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such facility.

     "Party" means a party to this Plan.

     "Pension Plan" has the meaning assigned to such term in Section 4.l(Q)(2).

     "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental body, or other entity.

     "Pioneer Bank" has the meaning assigned to such term in the first paragraph of this Plan.

     "Pioneer Bank Common Stock" has the meaning assigned to such term in paragraph (B) of the Recitals.

     "Plan" means this Agreement and Plan of Merger.

     "Previously Disclosed" means information provided by a Party in a Schedule that is delivered by that Party to the other Party contemporaneously with the execution of this Plan.

     "Proxy Statement" has the meaning assigned to such term in Section 5.2.

     "Registration Statement" has the meaning assigned to such term in Section 5.2.

     "Regulatory Authorities" means federal or state governmental agencies, authorities or departments charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits.

     "RCW" means the Revised Code of Washington, as amended.

     "Rights" has the meaning assigned to such term in paragraph (G) of the Recitals to this Plan.

     "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated under such statute.

     "SEC" means the Securities and Exchange Commission.

     "Stock Option Agreement" has the meaning assigned to such term in paragraph
(F) of the Recitals to this Plan.

     "Subsidiary" means, with respect to any entity, each partnership, limited liability company, or corporation the majority of the outstanding partnership interests, membership interests, capital stock or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would
be) owned, directly or indirectly, at the time in question by such entity.

     "Tax Returns" has the meaning assigned to such term in Section 4.1(AA).

     "Taxes" means federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the respective Party or its Subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

     "Termination Date" has the meaning assigned to such term in Section 1.2.

     "Third Party" means a person within the meaning of Sections 3(a)(9) and 13(d)(3) of the Exchange Act, excluding (1) the Company or any Subsidiary of the Company, and (2) InterWest or any Subsidiary of InterWest.

     "Valuation Price" means the Average Closing Price; provided, however, that
(1) if the Average Closing Price is less than or equal to $36.00, then the Valuation Price shall be $36.00, and (2) if the Average Closing Price is equal to or greater than $44.00, then the Valuation Price shall be $44.00.

     (B) GENERAL INTERPRETATION. Except as otherwise expressly provided in this Plan or unless the context clearly requires otherwise, the terms defined in this Plan include the plural as well as the singular; the words "hereof," "herein," "hereunder," "in this Plan" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision; and references in this Plan to Articles, Sections, Schedules, and Exhibits refer to Articles and Sections of and Schedules and Exhibits to this Plan. Whenever the words "include," "includes," or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation." Unless otherwise stated, references to Subsections refer to the Subsections of the Section in which the reference appears. All pronouns used in this Plan include the masculine, feminine and neuter gender, as the context requires. All accounting terms used in this Plan that are not expressly defined in this Plan have the respective meanings given to them in accordance with GAAP.

                                 ARTICLE I.  MERGER

     1.1 THE MERGER. Subject to the provisions of this Plan, on the Effective Date:

          (A) THE CONTINUING CORPORATION. In accordance with the terms of RCW Ch. 23B.11, the Company shall merge into InterWest (the "Merger"), the separate existence of the Company shall cease and InterWest (the "Continuing Corporation") shall survive, and the name of the Continuing Corporation shall be "InterWest Bancorp, Inc."

           (B) RIGHTS, ETC. Upon consummation of the Merger, the Continuing Corporation shall possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in each of such corporations, shall not revert or be in any way impaired by reason of the Merger.

          (C) LIABILITIES. The Continuing Corporation shall be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged.

          (D) ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS; OFFICERS. The Articles of Incorporation and Bylaws of the Continuing Corporation shall be those of InterWest, as in effect immediately prior to the Merger becoming effective. The directors and officers of InterWest in office immediately prior to the Merger becoming effective shall be the directors and officers of the Continuing Corporation, who shall hold office until such time as their successors are elected and qualified.

          (E) DISSENTING SHARES. Notwithstanding anything to the contrary in this Plan, each Dissenting Share whose holder, as of the Effective Date of the Merger, has not effectively withdrawn or lost his dissenters' rights under RCW 23B.13 (the "Appraisal Laws") shall not be converted into or represent a right to receive InterWest Common Stock, but the holder of such Dissenting Share shall be entitled only to such rights as are granted by the Appraisal Laws, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost the right to payment under the Appraisal Laws, in which case each such share shall be deemed to have been converted at the Effective Date into the right to receive InterWest Common Stock without any interest thereon. Each holder of Dissenting Shares who becomes entitled to payment for his Company Common Stock pursuant to the provisions of the Appraisal Laws shall receive payment for such Dissenting Shares from InterWest (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Laws).

     (F) EFFECTIVE DATE. Unless the Parties agree upon another date, the "Effective Date" will be the tenth Business Day after the fulfillment or waiver of each condition precedent set forth in, and the granting of each approval (and expiration of any waiting period) required by, Article VI; provided, however, that if such tenth Business Day occurs during the period commencing on the Dividend Record Date and terminating on (and including) June 30, 1998, the Effective Date will be July 1, 1998. If the Merger is not consummated in accordance with this Plan on or prior to September 30, 1998 (the "Termination Date"), the Company or InterWest may terminate this Plan in accordance with Article VII. On the Effective Date, InterWest and the Company shall execute and deliver to the Secretary of State of the State of Washington articles of merger in accordance with applicable law.


                           ARTICLE II.  CONSIDERATION

     2.1 CONSIDERATION. Subject to the provisions of this Plan, on the Effective Date:

          (A) OUTSTANDING INTERWEST COMMON STOCK. The shares of InterWest Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, remain as issued and outstanding shares of InterWest Common Stock.

          (B) OUTSTANDING COMPANY COMMON STOCK. Each share of Eligible Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, automatically and without any action on the part of the holder of such share, become and be converted into the right to receive the number of shares of InterWest Common Stock equal to the quotient of $58.98 divided by the Valuation Price (the quotient, as adjusted, if applicable, pursuant to Section 2.5, being the "Exchange Ratio").

     2.2 SHAREHOLDER RIGHTS; STOCK TRANSFERS. On the Effective Date, holders of Company Common Stock shall cease to be, and shall have no rights as, shareholders of the Company, other than to receive the consideration provided under this Article II. After the Effective Date, there shall be no transfers on the stock transfer books of the Company or the Continuing Corporation of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Date.

     2.3 FRACTIONAL SHARES. Notwithstanding any other provision of this Plan, no fractional shares of InterWest Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. InterWest shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the Average Closing Price.

     2.4 EXCHANGE PROCEDURES. As promptly as practicable after the Effective Date, InterWest shall send or cause to be sent to each former shareholder of the Company of record immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates for Company Common Stock for the consideration set forth in this Article II. The certificates representing the shares of InterWest Common Stock into which shares of such shareholder's Company Common Stock are converted on the Effective Date, any fractional share checks that such shareholder shall be entitled to receive, and any dividends paid on such shares of InterWest Common Stock for which the record date for determination of shareholders entitled to such dividends is on or after the Effective Date, will be delivered to such shareholder only upon delivery to InterWest's exchange agent (the "Exchange Agent") of the certificates representing all of such shares of Company Common Stock (or indemnity satisfactory to InterWest and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145 of the Securities Act shall not be exchanged for certificates representing InterWest Common Stock until InterWest has received a written agreement from such person as specified in Section 5.10.

     2.5 EXCHANGE RATIO ADJUSTMENTS. In the event InterWest changes the number of shares of InterWest Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding InterWest Common Stock and the record date therefor shall be prior to the Effective Date, the Valuation Price shall be proportionately adjusted, and the Exchange Ratio shall be recalculated on the basis of the adjusted Valuation Price. In the event that the transactions contemplated by this Plan have not been consummated before the Dividend Record Date, the Exchange Ratio will be increased by the amount of the Adjustment Factor.

     2.6 EXCEPTION SHARES. Each of the Exception Shares of Company Common Stock shall be canceled and retired upon consummation of the Merger, and no consideration shall be issued in exchange therefor.

     2.7 RESERVATION OF RIGHT TO REVISE TRANSACTION. In its sole discretion, and notwithstanding any other provision in this Plan to the contrary, InterWest may at any time change the method of effecting its acquisition of the Company and Pioneer Bank; provided, however, that (A) no such change shall alter or change the amount or kind of consideration to be issued to holders of Company Common Stock as provided for in this Plan, (B) no such change shall adversely affect the tax treatment to the Company shareholders as a result of receiving such consideration, and (C) no delay caused by such a change shall be the basis upon which InterWest terminates this Plan pursuant to Section 7.1(C). If InterWest elects to change the method of acquisition pursuant to this section, and the Merger is not accounted for on a pooling-of-interests basis as a result of such change, InterWest will waive its pooling condition in Section 6.2(F). If InterWest elects to change the method of acquisition, the Company and Pioneer Bank will cooperate with and assist InterWest and InterWest Bank with any necessary amendment to this Plan, and with the preparation and filing of such applications, documents, instruments and notices as may be necessary or desirable, in the opinion of counsel for InterWest, to obtain all necessary shareholder approvals and approvals of any regulatory agency, administrative body or other governmental entity.

     2.8 OPTIONS. On the Effective Date, by virtue of the Merger, and without any action on the part of any holder of an option, each option granted by the Company to purchase shares of Company Common Stock ("Company Option") that is then outstanding and unexercised shall be converted into and become an option to purchase InterWest Common Stock ("InterWest Option") on the same terms and conditions as are in effect with respect to the Company Option immediately prior to the Effective Date, except that (A) each such InterWest Option may be exercised solely for shares of InterWest Common Stock, (B) the number of shares of InterWest Common Stock subject to such InterWest Option shall be equal to the number of shares of Company Common Stock subject to such Option immediately prior to the Effective Date multiplied by the Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (C) the per share exercise price under each such InterWest Option shall be adjusted by dividing the per share exercise price of the Company Option by the Exchange Ratio, and rounding up or down to the nearest cent. The number of shares of Company Common Stock that are issuable upon exercise of Options as of the date of this Plan are Previously Disclosed in Schedule 2.8. Following the Effective Date, InterWest shall use its best efforts to promptly prepare and file with the SEC a registration statement on Form S-8 covering shares of InterWest Common Stock to be issued upon the exercise of stock options assumed by InterWest pursuant to this Section 2.8.


                  ARTICLE III.  ACTIONS PENDING CONSUMMATION

Unless otherwise agreed to in writing by InterWest, each of the Company and Pioneer Bank shall conduct its and each of its Subsidiaries' business in the ordinary and usual course consistent with past practice and shall use its best efforts to maintain and preserve its and each of its Subsidiaries' business organization, employees and advantageous business relationships and retain the services of its and each of its Subsidiaries' officers and key employees identified by InterWest Bank, and neither the Company nor Pioneer Bank, without the prior written consent of InterWest, will (or cause or allow any of it Subsidiaries to):

     3.1 CAPITAL STOCK. Except for or as otherwise expressly permitted by this Plan, the Stock Option Agreement, or Company Options, or as Previously Disclosed in Schedule 4.1(C), issue, sell or otherwise permit to become outstanding any additional shares of capital stock of the Company, Pioneer Bank or any of their Subsidiaries, or any Rights with respect thereto, or enter into any agreement with respect to the foregoing, or permit any additional shares of Company Common Stock to become subject to grants of employee stock options, stock appreciation rights or similar stock-based employee compensation rights.

     3.2 DIVIDENDS, ETC. Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or, other than as permitted in or contemplated by this Plan or the Stock Option Agreement, authorize the creation or issuance of, or issue, any additional shares of its capital stock or any Rights with respect thereto.

     3.3 INDEBTEDNESS; LIABILITIES; ETC. Other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity.

     3.4 LINE OF BUSINESS; OPERATING PROCEDURES; ETC. Except as may be directed by any regulatory agency, (A) change its lending, investment, liability management or other material banking policies in any material respect, except such changes as are in accordance and in an effort to comply with Section 5.11, or (B) commit to incur any further capital expenditures beyond those Previously Disclosed in Schedule 3.4 other than in the ordinary course of business and not exceeding $25,000 individually or $50,000 in the aggregate.

     3.5 LIENS AND ENCUMBRANCES. Impose, or suffer the imposition, on any shares of stock of any of its Subsidiaries, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist.

     3.6 COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Except as Previously Disclosed in Schedule 3.6, enter into or amend any employment, severance or similar agreement or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, amend the terms of any Company Option or increase any employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to employees in the ordinary course of business consistent with past practice.

     3.7 BENEFIT PLANS. Except as Previously Disclosed in Schedule 3.7, enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

     3.8 CONTINUANCE OF BUSINESS. Dispose of or discontinue any portion of its assets, business or properties, that is material to the Company and its Subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity that is material to the Company and its Subsidiaries taken as a whole (except foreclosures or acquisitions by Pioneer Bank in its fiduciary capacity, in each case in the ordinary course of business consistent with past practice).

     3.9  AMENDMENTS.  Amend its articles of incorporation or bylaws.

     3.10 CLAIMS. Settle any claim, litigation, action or proceeding involving any liability for material money damages or restrictions upon the operations of the Company or any of its Subsidiaries.

     3.11 CONTRACTS. Except as previously disclosed on Schedule 3.11, enter into, renew, terminate or make any change in any material contract, agreement or lease (excluding agreements and loans permitted under Section 3.12), except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty on no more than 60 days prior written notice.

     3.12 LOANS. Extend credit or account for loans and leases other than in accordance with existing lending policies and accounting practices, except that Pioneer Bank shall not, without the prior consent of InterWest's Chief Executive Officer or Chief Financial Officer, make any new loan or modify, restructure or renew any existing nonperforming loan (defined as on non-accrual status, or 90 days or more past due) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such Person (or which would be required to be aggregated for loans-to-one-borrower limitations), would be in excess of $250,000 for any new customer or $500,000 to any customer as of the date of this Plan, except that (i) single-family residential loans may be made in amounts that would not exceed applicable FHLMC and FNMA limits, and (ii) such limits shall not apply to SBA, FmHA, USDA Rural Development or other governmental or governmental agency guaranteed amounts.

     3.13 TRANSACTION EXPENSES. Incur expenses in connection with the transactions contemplated by this Plan that exceed $425,000 in the aggregate.

                  ARTICLE IV.  REPRESENTATIONS AND WARRANTIES

     4.1 THE COMPANY AND PIONEER BANK REPRESENTATIONS AND WARRANTIES. Each of the Company and Pioneer Bank hereby represents and warrants to InterWest and InterWest Bank as follows:

          (A) RECITALS. The facts set forth in the Recitals of this Plan with respect to the Company and its Subsidiaries are true and correct.

          (B) ORGANIZATION, STANDING AND AUTHORITY. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Each of the Company and its Subsidiaries has in effect all federal state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Pioneer Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute, and its deposits are insured by the Bank Insurance Fund of the FDIC.

          (C) SHARES. The outstanding shares of the Company and its Subsidiaries' capital stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights. Except as Previously Disclosed in Schedule 4.1(C) and paragraph (A) of the Recitals, and as provided under the Stock Option Agreement, there are no shares of capital stock or other equity securities of the Company or its Subsidiaries outstanding and no outstanding Rights with respect thereto.

          (D) THE COMPANY SUBSIDIARIES. The Company has Previously Disclosed in Schedule 4.1(D) a list of all of its Subsidiaries. Each of its Subsidiaries that is a bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute. No equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company or one of its Subsidiaries) by reason of any Rights with respect thereto. There are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise issue any shares of such Subsidiary's capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of the Company or its Subsidiaries, as applicable, to vote or to dispose of such shares. All of the shares of capital stock of each of its Subsidiaries held by the Company or one of its Subsidiaries are fully paid and nonassessable and are owned by the Company or one of its Subsidiaries free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.
 Each of its Subsidiaries is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where the failure to be duly qualified is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it. Except as Previously Disclosed in
Schedule 4.1(D), it does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any corporation, bank, partnership, joint venture, business trust, association or other organization. In the case of representations by the Company, the deposits of its Subsidiaries that are banks are insured by the Bank Insurance Fund of the FDIC.

          (E) CORPORATE POWER. Each of the Company and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

          (F) CORPORATE AUTHORITY. Subject to any necessary receipt of approval by its shareholders referred to in Section 6.1, this Plan and the Stock Option Agreement have been authorized by all necessary corporate action of the Company and each of its Subsidiaries that is a Party, and each such agreement is a valid and binding agreement of the Company and such Subsidiaries, enforceable against the Company and such Subsidiaries in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (G) NO DEFAULTS. Subject to the approval by its shareholders referred to in Section 6.1, the required regulatory approvals referred to in
Section 6.1, and the required filings under federal and state securities laws, and except as Previously Disclosed in Schedule 4.1(G), the execution, delivery and performance of this Plan and the Stock Option Agreement and the consummation by the Company and each of its Subsidiaries that is a Party to the transactions contemplated by this Plan and the Stock Option Agreement do not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it, (2) constitute a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of it or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval that, if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it.

          (H) FINANCIAL REPORTS. Except as Previously Disclosed in Schedule 4.1(H), (1) as to the Company, its audited consolidated balance sheet as of December 31, 1997 and the related statements of income, changes in shareholders' equity and cash flows for the fiscal year ended December 31, 1997 (collectively, the "Holding Company Financial Reports"), and (2) as to each of the Company's Subsidiaries that is a bank, its call report for the fiscal year ended December 31, 1997, and all other financial reports filed or to be filed subsequent to December 31, 1997, in the form filed with the FDIC and the Office of the Comptroller of the Currency (in each case, the "Bank Financial Reports" and together with the Holding Company Financial Reports, the "Financial Reports") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in the Bank Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with GAAP during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

          (I) ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously Disclosed on Schedule 4.1(I), neither the Company nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (1) as reflected in its Holding Company Financial Reports prior to the date of this Plan, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1997. Except as Previously Disclosed on Schedule 4.1(I), since December 31, 1997, neither the Company nor any of its Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any Subsidiary) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

          (J) NO EVENTS. Except as Previously Disclosed on Schedule 4.1(J), since December 31, 1997, no event has occurred that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

          (K) PROPERTIES. Except as reserved against in its Holding Company Financial Reports, the Company and each of its Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in its Holding Company Financial Reports as being owned by the Company or its Subsidiaries as of the dates thereof other than those that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it, except those sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets that are held under leases or subleases by the Company or any of its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms, other than any such exceptions to validity or enforceability that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it.

          (L) LITIGATION; REGULATORY ACTION. Except as Previously Disclosed in Schedule 4.l(L), no litigation, proceeding or controversy before any court or governmental agency is pending that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or any of its Subsidiaries or that alleges claims under any fair lending law or other law relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in Schedule 4.1(L), neither the Company nor any of its Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority, and neither the Company nor any of its Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

          (M)  COMPLIANCE WITH LAWS.  Except as Previously Disclosed in
Schedule 4.1(M), each of the Company and its Subsidiaries:

               (1) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own its businesses presently conducted and that are material to the business of it and its Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its best knowledge, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current;

               (2) has received no notification or communication from any Regulatory Authority or the staff thereof (a) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, (b) threatening to revoke any license, franchise, permit or governmental authorization, which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, or (c) requiring any of the Company or its Subsidiaries (or any of its or their officers, directors or controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy);

               (3) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive; and

               (4) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act.

          (N)  MATERIAL CONTRACTS.  Except as Previously Disclosed in
Schedule 4.1(N), none of the Company or its Subsidiaries, nor any of their respective assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, any material contract or agreement or amendment thereto. Neither the Company nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected or under which it or any of its respective assets, business or operations receives benefits, which default, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as Previously Disclosed in Schedule 4.1(N), neither the Company nor any of its Subsidiaries is subject to or bound by any contract containing covenants that limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or that involve any restriction of geographical area in which, or method by which, the Company or any of its Subsidiaries may carry on its business (other than as may be required by law or any applicable Regulatory Authority).

          (O) REPORTS. Since January 1, 1993, each of the Company and its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (1) the Office of the Comptroller of the Currency, (2) the FDIC,
(3) the Federal Reserve Board, and (4) any other Regulatory Authorities having jurisdiction with respect to the Company and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to reports and documents filed before the date of this Plan), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (P) NO BROKERS. All negotiations relative to this Plan and the transactions contemplated by this Plan have been carried on by it directly with the other Parties and no action has been taken by it that would give rise to any valid claim against any Party for a brokerage commission, finder's fee or other like payment (except for a fee to be paid by the Company to Columbia Financial Advisors, Inc.).

          (Q)  EMPLOYEE BENEFIT PLANS.

               (1) Schedule 4.1(Q)(1) contains a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by the Company or any of its Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans of the Company and its Subsidiaries, including any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto, have been supplied to the other Parties.

               (2)  All "employee benefit plans" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of
Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of the Company and its Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as Previously Disclosed in Schedule 4.1(Q)(2) each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

               (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

               (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency"(whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

               (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

               (6) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any plan, except as set forth in Schedule 4.1(Q)(6). There are no restrictions on the rights of the Company or any of its Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

               (7) Except as Previously Disclosed in Schedule 4.l(Q)(7), neither the execution and delivery of this Plan nor the consummation of the transactions contemplated by this Plan will (a) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries under any Compensation and Benefit Plan or otherwise from the Company or any of its Subsidiaries, (b) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (c) result in any acceleration of the time of payment or vesting of any such benefit.

          (R) NO KNOWLEDGE. The Company and its Subsidiaries know of no reason why the regulatory approvals referred to in Section 6.1 should not be obtained.

          (S) LABOR AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations
Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any of the Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          (T) ASSET CLASSIFICATION. The Company and its Subsidiaries have Previously Disclosed in Schedule 4.1(T) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of the Company and its Subsidiaries that have been classified by it as of December 31, 1997 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of December 31, 1997 by any regulatory examiner as "Other Loans Specially Mentioned," 'Substandard," "Doubtful" "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by the Company or any Subsidiary prior to December 31, 1997.

          (U) ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the consolidated balance sheets in the December 31, 1997 Holding Company Financial Reports of the Company was, and the allowance for possible loan losses to be shown on subsequent Holding Company Financial Reports of the Company was and will be, adequate in the opinion of the Board of Directors of the Company to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the date thereof.

          (V) INSURANCE. Each of the Company and its Subsidiaries has taken all requisite action (including the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters that are known to the Company, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries. Set forth in Schedule 4.l(V) is a list of all insurance policies maintained by or for the benefit of the Company or its Subsidiaries or their respective directors, officers, employees or agents.

          (W) AFFILIATES. Except as Previously Disclosed in Schedule 4.1(W), to the best of the Company's knowledge, there is no person who, as of the date of this Plan, may be deemed to be an "affiliate" of the Company as that term is used in Rule 145 under the Securities Act.

          (X) STATE TAKEOVER LAWS, ARTICLES OF INCORPORATION. The Company and its Subsidiaries have taken all necessary action to exempt this Plan and the Stock Option Agreement and the transactions contemplated by this Plan and the Stock Option Agreement from, and this Plan and the Stock Option Agreement and such transactions are exempt from (1) any applicable state takeover laws, including, but not limited to, RCW Ch. 23B.19, as amended, and (2) any takeover-related provisions of the Company's and its Subsidiaries' articles of incorporation.

          (Y) NO FURTHER ACTION. The Company and its Subsidiaries have taken all action so that the entering into of this Plan and the Stock Option Agreement and the consummation of the transactions contemplated by this Plan and the Stock Option Agreement (including the Merger and the exercise of the Option) or any other action or combination of actions, or any other transactions, contemplated by this Plan and the Stock Option Agreement do not and will not (1) require a vote of shareholders (other than as set forth in Section 6.1), or (2) result in the grant of any rights to any Person under the articles of incorporation, charter or bylaws of the Company or any of its Subsidiaries or under any agreement to which the Company or any such Subsidiaries is a party, or (iii) restrict or impair in any way the ability of the other Parties to exercise the rights granted under this Plan or the Stock Option Agreement.

          (Z)  ENVIRONMENTAL MATTERS.

               (1) To the Company's knowledge, it and each of its Subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties are, and have been, in compliance with all Environmental Laws, except for instances of noncompliance that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries.

               (2) There is no proceeding pending or, to the Company's knowledge, threatened before any court, governmental agency or board or other forum in which the Company or any of its Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries or any Participation Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries or have been Previously Disclosed in Schedule 4.1(Z)(2).

               (3) There is no proceeding pending or, to the Company's knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or the Company or any of its Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or have been Previously Disclosed in Schedule 4.1(Z)(3).

               (4) To the Company's knowledge, there is no reasonable basis for any proceeding of a type described in subparagraph (2) or (3) of this paragraph (Z), except as has been Previously Disclosed in Schedule 4.1(Z)(4).

               (5) To the Company's knowledge, during the period of (a) ownership or operation by the Company or any of its Subsidiaries of any of their respective current properties, (b) participation in the management of any Participation Facility by the Company or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by the Company or any of its Subsidiaries, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries or have been Previously Disclosed in
Schedule 4.1(Z)(5).

               (6) To the Company's knowledge, prior to the period of (a) ownership or operation by the Company or any of its Subsidiaries of any of their respective current properties, (b) participation in the management of any Participation Facility by the Company or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by the Company or any of its Subsidiaries, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan) Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries or have been Previously Disclosed in
Schedule 4.1(Z)(6).

          (AA) TAX REPORTS. Except as Previously Disclosed in Schedule 4.1(AA), (1) all reports and returns with respect to Taxes that are required to be filed by or with respect to the Company or its Subsidiaries, including consolidated federal income tax returns of the Company and its Subsidiaries (collectively, the "Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, for periods ended on or prior to the most recent fiscal year-end, except to the extent all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, and such Tax Returns were true, complete and accurate in all material respects, (2) all Taxes shown to be due on the Tax Returns have been paid in full, (3) the Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on the Company or its Subsidiaries, except as reserved against in the Holding Company Financial Reports of the Company, and (6) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of the Company or its Subsidiaries.

          (BB) ACCURACY OF INFORMATION. The statements with respect to the Company and its Subsidiaries contained in this Plan and the Stock Option Agreement, the Schedules and any other written documents executed and delivered by or on behalf of the Company or any other Party pursuant to the terms of or relating to this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (CC) DERIVATIVES CONTRACTS. None of the Company or its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes Previously Disclosed in
Schedule 4.1(CC). Schedule 4.1(CC) includes a list of any assets of the Company or its Subsidiaries that are pledged as security for each such Derivatives Contract.

          (DD) ACCOUNTING CONTROLS. Each of the Company and its Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances that (1) all material transactions are executed in accordance with management's general or specific authorization,
(2) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, and to maintain proper accountability for items, (3) access to the material property and assets of the Company and its Subsidiaries is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

          (EE) COMMITMENTS AND CONTRACTS. Neither the Company nor any of its Subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

               (1) except as Previously Disclosed in Schedule 4.1(EE)(1), any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee (other than those which are terminable at will by the Company or any such Subsidiary without any obligation on the part of the Company or any such Subsidiary to make any payment in connection with such termination);

               (2) except as Previously Disclosed in Schedule 4.1(EE)(2), any real or personal property lease with annual rental payments aggregating $10,000 or more; or

               (3) except as Previously Disclosed in Schedule 4.1(EE)(3), any material contract with any affiliate.

          (FF) OPTION SHARES. The Option Shares, when issued upon exercise of the Option, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

     4.2 INTERWEST AND INTERWEST BANK REPRESENTATIONS AND WARRANTIES. Each of InterWest and InterWest Bank hereby represents and warrants to the Company and Pioneer Bank as follows:

          (A) RECITALS. The facts set forth in the Recitals of this Plan with respect to InterWest and InterWest Bank are true and correct.

          (B) ORGANIZATION, STANDING AND AUTHORITY. Each of InterWest and InterWest Bank is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Each of InterWest and its Subsidiaries has in effect all federal state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on InterWest.

          (C) SHARES. The outstanding shares of InterWest's capital stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights. Except as Previously Disclosed in Schedule 4.2(C), there are no shares of capital stock or other equity securities of it or its Subsidiaries outstanding and no outstanding Rights with respect thereto.

          (D) CORPORATE POWER. Each of InterWest and InterWest Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

          (E) CORPORATE AUTHORITY. This Plan, the Stock Option Agreement and each of the Employment Agreements have been authorized by all necessary corporate action of InterWest and InterWest Bank and each such agreement is a valid and binding agreement of InterWest and InterWest Bank, enforceable against InterWest and InterWest Bank in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (F) NO DEFAULTS. Subject to receipt of the required regulatory approvals referred to in Section 6.1, and the required filings under federal and state securities laws, and except as Previously Disclosed in Schedule 4.2(F), the execution, delivery and performance of this Plan and each of the Employment Agreements and the consummation by InterWest and each of its Subsidiaries that is a Party of the transactions contemplated by this Plan does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of InterWest or of any of its Subsidiaries or to which InterWest or any of its Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on InterWest, (2) constitute a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of its or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval that, if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on InterWest.

          (G) FINANCIAL REPORTS. Except as Previously Disclosed in Schedule 4.2(G), in the case of InterWest, its Annual Report on Form 10-K for the fiscal year ended September 30, 1997, and all other documents filed or to be filed subsequent to September 30, 1997 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "InterWest Financial Reports"), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the InterWest Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in the InterWest Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders, equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with GAAP, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

          (H) NO EVENTS. Except as Previously Disclosed on Schedule 4.2(H), since September 30, 1997, no event has occurred which is reasonably likely to have a Material Adverse Effect on it.

          (I) LITIGATION; REGULATORY ACTION. Except as Previously Disclosed in Schedule 4.2(I) no litigation, proceeding or controversy before any court or governmental agency is pending that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on InterWest or its Subsidiaries or that alleges claims under any fair lending law or other law relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in Schedule 4.2(I), neither InterWest nor any of its Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority, and neither InterWest nor any of its Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

          (J) REPORTS. Since September 30, 1995, each of InterWest and its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (1) the FDIC, (2) the Department, (3) the Federal Reserve Board, and (4) any other Regulatory Authorities having jurisdiction with respect to InterWest and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to reports and documents filed before the date of this
Plan), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (K) ACCURACY OF INFORMATION. The statements with respect to InterWest and its Subsidiaries contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of InterWest or any other Party pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (L) DERIVATIVES CONTRACTS. None of InterWest or its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes Previously Disclosed in Schedule 4.2(L). Schedule 4.2(L) includes a list of any assets of InterWest or its Subsidiaries that are pledged as security for each such Derivatives Contract.

          (M) ABSENCE OF UNDISCLOSED LIABILITIES. Neither InterWest nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (1) as reflected the InterWest Financial Reports prior to the date of this Plan, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since September 30, 1997. Since September 30, 1997, neither InterWest nor any of its Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any Subsidiary) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

                             ARTICLE V.  COVENANTS

Each of the Company and Pioneer Bank hereby covenants to InterWest and InterWest Bank, and each of InterWest and InterWest Bank hereby covenants to the Company and Pioneer Bank, that:

     5.1 BEST EFFORTS. Subject to the terms and conditions of this Plan and, in the case of the Company and Pioneer Bank, to the exercise by their respective Boards of Directors of such Boards' fiduciary duties, each party shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger by the Dividend Record Date, and to otherwise enable consummation of the transactions contemplated by this Plan and the Stock Option Agreement, and shall cooperate fully with the other Parties to that end (it being understood that any amendments to the Registration Statement or a resolicitation of proxies as a consequence of an InterWest Transaction shall not violate this covenant).

     5.2 THE PROXY. In the case of the Company: it shall promptly assist InterWest in the preparation of a proxy statement (the "Proxy Statement") to be mailed to the holders of the Company Common Stock in connection with the transactions contemplated by this Plan and to be filed by InterWest in a registration statement (the "Registration Statement") with the SEC as provided in Section 5.8, which shall conform to all applicable legal requirements, and it shall call a special meeting (the "Meeting") of the holders of Company Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated by this Plan and the Company shall use its best efforts to solicit and obtain votes of the holders of Company Common Stock in favor of the transactions contemplated by this Plan and, subject to the exercise of its fiduciary duties, the Board of Directors of the Company shall recommend approval of such transactions by such holders.

     5.3 REGISTRATION STATEMENT COMPLIANCE WITH SECURITIES LAWS. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement, and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of the Company relating to the Company or its Subsidiaries and by or on behalf of InterWest relating to InterWest or its Subsidiaries, (A) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any Party be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another Party furnished by or on behalf of such other Party specifically for use in the Registration Statement.

     5.4  REGISTRATION STATEMENT EFFECTIVENESS.  In the case of InterWest:
it will advise the Company, promptly after InterWest receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the InterWest Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     5.5 PRESS RELEASES. The Company and Pioneer Bank will not, without the prior approval of InterWest, and InterWest and InterWest Bank will not, without the prior approval of the

Company, issue any press release or written statement for general circulation relating to the transactions contemplated by this Plan, except as otherwise required by law.

     5.6  ACCESS; INFORMATION.

          (A) Upon reasonable notice, the Company and Pioneer Bank shall afford InterWest and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, to all of the properties, books, contracts, commitments and records of the Company and its Subsidiaries and, during such period, the Company and Pioneer Bank shall furnish promptly (and cause its accountants and other agents to furnish promptly) to InterWest (1) a copy of each material report, schedule and other document filed by the Company and its Subsidiaries with any Regulatory Authority, (2) such representations and certifications as are necessary for purposes of the pooling letter described in Section 6.2(F), and (3) all other information concerning the business, properties and personnel of the Company and its Subsidiaries as InterWest may reasonably request, provided that no investigation pursuant to this Section 5.6 shall affect or be deemed to modify or waive any representation or warranty made by the Company or Pioneer Bank in this Plan or the conditions to the obligations of the Company and Pioneer Bank to consummate the transactions contemplated by this Plan; and

          (B) InterWest will not use any information obtained pursuant to this Section 5.6 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all confidential information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.6) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by InterWest or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed, and in the event of the termination of this Plan, InterWest will, upon request by the Company, deliver to the Company all documents so obtained by InterWest or destroy such documents and, in the case of destruction, will certify such fact to the Company.

     5.7  ACQUISITION PROPOSALS.  In the case of the Company:

          (A) Without the prior written consent of InterWest, the Company shall not, and it shall cause its Subsidiaries not to, solicit, initiate or encourage inquiries or proposals with respect to, or, except to the extent that the Board of Directors of the Company determines in its good faith judgment after receipt of advice of counsel that such response is reasonably required in order to discharge its fiduciary duties, furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, the Company or any of its Subsidiaries or any merger or other business combination with the Company or any of its Subsidiaries other than as contemplated by this Plan ("Acquisition Proposal"); it shall instruct its and its Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it shall notify InterWest immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, the Company or any of its Subsidiaries.

          (B)  If (1) an Acquisition Proposal occurs prior to the Meeting,
(2) the Meeting is held and the shareholder approval contemplated by Section
6.1 is not obtained at the Meeting, and (3) prior to June 30, 1999, Control of the Company is acquired by a Third Party, by merger, purchase of assets, acquisition of stock or otherwise, then unless the representations and warranties of InterWest in this Plan were false in any material respect as of the date of such Meeting or InterWest was in material default of its covenants in this Plan as of such date, the Company will promptly pay to InterWest the amount of $300,000.

     5.8 REGISTRATION STATEMENT PREPARATION; REGULATORY APPLICATIONS PREPARATION. In the case of InterWest: InterWest shall, as promptly as practicable following the date of this Plan, prepare and file the Registration Statement with the SEC with respect to the shares of InterWest Common Stock to be issued to the holders of Company Common Stock pursuant to this Plan, and InterWest shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof. InterWest shall, as promptly as practicable following the date of this Plan, prepare and file all necessary notices or applications with Regulatory Authorities having jurisdiction with respect to the transactions contemplated by this Plan.

     5.9 BLUE-SKY FILINGS. In the case of InterWest: InterWest shall use its best efforts to obtain, prior to the effective date of the Registration Statement, any necessary state securities laws or "blue sky" permits and approvals, provided that InterWest shall not be required by virtue thereof to submit to general jurisdiction in any state.

     5.10 AFFILIATE AGREEMENTS. InterWest and the Company will use their best efforts to induce each person who may be deemed to be an "affiliate" of, respectively, InterWest or the Company for purposes of Rule 145 under the Securities Act, to execute and deliver to InterWest on or before the mailing of the Proxy Statement for the Meeting, an agreement in the form attached hereto as Exhibit D for "affiliates" of InterWest and Exhibit E for "affiliates" of the Company, restricting the disposition of such affiliate's shares of, respectively, InterWest Common Stock or Company Common Stock, and, in the case of "affiliates" of the Company, the shares of InterWest Common Stock to be received by such person in exchange for such person's shares of Company Common Stock. InterWest agrees to use its best efforts to maintain the availability of Rule 145 for use by such "affiliates".

     5.11 CERTAIN POLICIES OF THE COMPANY AND PIONEER BANK. In the case of each of the Company and Pioneer Bank: Each shall, at InterWest's request, modify and change its loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves), and generally conform its operating, lending and compliance policies and procedures, immediately prior to the Effective Date so as to be consistent on a mutually satisfactory basis with those of InterWest and GAAP; provided, however, that prior to any such modification or change, InterWest shall certify that the conditions to the obligation of InterWest under
Section 6.1 and 6.2 to consummate the transactions contemplated by this Plan, other than the condition set forth in Section 6.1(G), have been satisfied or waived. The Company's and Pioneer Bank's representations, warranties, covenants and conditions contained in this Plan shall not be deemed to be untrue, breached or unsatisfied in any respect for any purpose as a consequence of any modifications or changes undertaken pursuant to this
Section 5.11.

     5.12 STATE TAKEOVER LAW. In the case of the Company: The Company shall not take any action that would cause the transactions contemplated by this Plan or the Stock Option Agreement to be subject to any applicable state takeover statute, and the Company shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan and the Stock Option Agreement from, or, if necessary, challenge the validity or applicability of, any applicable state takeover law.

     5.13 NO RIGHTS TRIGGERED. In the case of the Company: Except for those consents of third parties Previously Disclosed on Schedule 4.1(G), the Company shall take all necessary steps to ensure that the entering into of this Plan and the Stock Option Agreement and the consummation of the transactions contemplated by this Plan and the Stock Option Agreement (including the Merger) and any other action or combination of actions, or any other transactions contemplated by this Plan, do not and will not (A) result in the grant of any rights to any Person under the articles of incorporation or bylaws of the Company or under any agreement to which the Company or any of its Subsidiaries is a party, or

(B) restrict or impair in any way the ability of InterWest or InterWest Bank to exercise the rights granted under this Plan or the Stock Option Agreement.

     5.14 SHARES LISTED. In the case of InterWest: InterWest shall use its best efforts to cause to be listed, prior to the Effective Date, on the NASDAQ National Market upon official notice of issuance the shares of InterWest Common Stock to be issued to the holders of Company Common Stock.

     5.15 REGULATORY APPLICATIONS. In the case of each of InterWest and InterWest Bank, each shall (A) promptly prepare and submit applications to the appropriate Regulatory Authorities for approval of the Merger, and (B) promptly make all other appropriate filings to secure all other approvals, consents and rulings that are necessary for the consummation of the Merger by InterWest.

     5.16 REGULATORY DIVESTITURES. In the case of the Company: No later than the Effective Date, the Company shall cease engaging in such activities as InterWest shall advise the Company in writing are not permitted to be engaged in by InterWest under applicable law following the Effective Date and, to the extent required by any Regulatory Authority as a condition of approval of the transactions contemplated by this Plan, the Company shall divest any Subsidiary engaged in activities or holding assets that are impermissible for InterWest or InterWest Bank, on terms and conditions agreed to by InterWest; provided, however, that prior to taking such action, InterWest shall certify that the conditions to the obligations of InterWest under Sections 6.1 and 6.2 to consummate the transactions contemplated by this Plan, other than the condition set forth in Section 6.2(G) (which shall be adjusted to the extent that assets are divested at less than book value), have been satisfied or waived.

     5.17 CURRENT INFORMATION.

          (A) During the period from the date of this Plan to the Effective Date, each of the Company and InterWest shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other.

          (B) Each of the Company and InterWest shall promptly notify the other of (1) any material change in the business or operations of it or its Subsidiaries, (2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to it or its Subsidiaries, (3) the initiation or threat of material litigation involving or relating to it or its Subsidiaries, or (4) any event or condition that might reasonably be expected to cause any of its representations or warranties set forth in this Plan not to be true and correct in all material respects as of the Effective Date or prevent it or its Subsidiaries from fulfilling its or their obligations under this Plan.

     5.18 INDEMNIFICATION.

          (A) For a period of six years from and after the Effective Date, InterWest shall indemnify, defend and hold harmless the present and former directors, officers and employees of the Company and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and arising out of matters existing or occurring at or prior to the Effective Date (including the transactions contemplated by this Plan and the Stock Option Agreement), whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent that the Company would have been permitted under Washington law and its articles of incorporation or bylaws in effect on the date of this Plan to indemnify such person (and InterWest will also advance expenses as incurred to the fullest extent permitted under applicable law so long as the person to whom expenses are advanced provides an undertaking to repay such advances within a reasonable period of time if it is ultimately determined that applicable law does not allow for such indemnification).

          (B) Any Indemnified Party wishing to claim indemnification under paragraph (A) of this Section 5.18, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify InterWest thereof, provided, however, that the failure so to notify shall not affect the obligations of InterWest under paragraph (A) of this Section 5.18 (unless such failure materially and adversely increases InterWest's liability under such paragraph (A)). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Date), (1) InterWest shall have the right to assume the defense thereof and InterWest shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that InterWest shall be obligated pursuant to this paragraph (B) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single action, suit or proceeding, (2) the Indemnified Parties will cooperate in the defense of any such matter, and (3) InterWest shall not be liable for any settlement effected without its prior written consent.

          (C) InterWest shall use all reasonable efforts to provide directors' and officers' liability insurance covering each person who was an officer or director of the Company or any Subsidiary prior to the Effective Date for a period of three years after the Effective Date, providing coverage not materially less favorable to such persons than that provided to similarly situated persons under InterWest's existing liability insurance policies, as in effect on the date of this Plan; provided, however, that InterWest shall not be obligated to make annual premium payments for such insurance in excess of 150% of the annual premiums paid as of the date of this Plan by the Company for such insurance (the "Maximum Premium Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Premium Amount, InterWest shall use its best efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium Amount.

          (D) If InterWest or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of InterWest shall assume the obligations set forth in this Section 5.18.

          (E) InterWest shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.18. The rights of each Indemnified Party under this Section 5.18 shall be in addition to any other rights such Indemnified Party may have under the articles of incorporation or bylaws of the Company or under applicable Washington law.

     5.19 POST-MERGER ACTIONS. Following the Merger, neither InterWest nor any of its affiliates shall take any action that will adversely affect the federal income tax treatment of the Merger to the shareholders of the Company, including failing to continue at least one historic business line of the Company or to use at least a significant portion of the Company's historic assets in a business, in each case with in the meaning of Treas. Reg. Section 1.368-1(d).

             ARTICLE VI.  CONDITIONS TO CONSUMMATION OF THE MERGER

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the transactions contemplated by this Plan are subject to the written waiver by such Party or the fulfillment on or prior to the Effective Date of each of the following conditions:

          (A) SHAREHOLDER VOTE. This Plan shall have been duly approved by the requisite vote of the Company's shareholders under applicable law and the articles of incorporation and bylaws of the Company.

          (B) REGULATORY APPROVALS. The Parties shall have procured all necessary regulatory consents and approvals by the appropriate Regulatory Authorities, and any waiting periods relating thereto shall have expired; provided, however, that no such approval or consent shall have imposed any condition or requirement not normally imposed in such transactions that, in the opinion of InterWest, would deprive InterWest of the material economic or business benefits of the transactions contemplated by this Plan.

          (C) NO INJUNCTION. There shall not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated by this Plan.

          (D) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

          (E) BLUE-SKY PERMITS. InterWest shall have received all state securities laws and "blue sky" permits necessary to consummate the Merger.

          (F) TAX OPINION. InterWest and the Company shall have received an opinion from Graham & Dunn, P.C. to the effect that (1) the Merger constitutes a reorganization under Section 368 of the Code, and (2) no gain or loss will be recognized by shareholders of the Company who receive shares of InterWest Common Stock in exchange for their shares of the Company Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests, and, in rendering their opinion, Graham & Dunn may require and rely upon representations contained in certificates of officers of InterWest, the Company and others.

          (G) NASDAQ LISTING. The shares of InterWest Common Stock to be issued pursuant to this Plan shall have been approved for listing on the NASDAQ National Market subject only to official notice of issuance.

          (H) EMPLOYMENT CONTRACTS. The Employment Agreements attached as Exhibits F, G, H and I shall have been duly executed and delivered by all parties to such Employment Agreements.

     6.2 CONDITIONS TO OBLIGATIONS OF INTERWEST. The obligations of InterWest and InterWest Bank to consummate the transactions contemplated by this Plan also are subject to the written waiver by InterWest or the fulfillment on or prior to the Effective Date of each of the following conditions:

          (A) LEGAL OPINION. InterWest shall have received an opinion, dated the Effective Date, of Foster Pepper & Shefelman PLLC, counsel for the Company and Pioneer Bank, in the form of Exhibit J.

          (B) OFFICERS' CERTIFICATE. (1) Each of the representations and warranties contained in this Plan of the Company and Pioneer Bank shall be true and correct in all material respects as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which shall be true and correct as of such earlier date and except as otherwise provided in Section 5.11, and (2) each and all of the agreements and covenants of the Company and Pioneer Bank to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and InterWest and InterWest Bank shall have received a certificate signed by the chief executive officers, chief financial officers, and chief lending officers of the Company and Pioneer Bank dated the Effective Date, to such effect.

          (C) RECEIPT OF AFFILIATE AGREEMENTS. InterWest shall have received from each affiliate of the Company the agreement referred to in
Section 5.10.

          (D) ADVERSE CHANGE. During the period from December 31, 1997 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of the Company or Pioneer Bank, nor shall the Company or Pioneer Bank have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and InterWest shall have received a certificate dated the Effective Date signed by the Chief Executive Officers of the Company and Pioneer Bank to such effect.

          (E) DISSENTERS' RIGHTS. The number of shares of Company Common Stock for which cash is to be paid because dissenters' rights of appraisal under the Appraisal Laws shall have been effectively preserved as of the Effective Date or because of the payment of cash in lieu of fractional shares of InterWest Common Stock shall not exceed in the aggregate 10% of the outstanding shares of Company Common Stock.

          (F) POOLING LETTER. InterWest shall have received a letter dated as of the Effective Date, in form and substance acceptable to InterWest, from Moss Adams, LLP to the effect that neither the Company or Pioneer Bank, nor their respective shareholders, directors, or officers shall have taken any action, or failed to take any action (other than actions or events required or permitted by this Plan or by InterWest) that would disqualify the Merger from qualifying for pooling-of-interests accounting treatment.

          (G) CAPITAL. The Company's Capital shall not be less than $9 million (not including capital contributions upon exercise of outstanding Company Options) at June 30, 1998, and not less than the Final Capital Requirement (not including capital contributions upon exercise of outstanding Company Options) on the Effective Date.

          (H) ALLOWANCE FOR LOAN AND LEASE LOSSES. Pioneer Bank's allowance for possible loan and lease losses shall not be less than 1.25% of Pioneer Bank's Adjusted Loans and will be adequate to absorb Pioneer Bank's anticipated loan and lease losses.

          (I) FAIRNESS OPINION. The Company shall have received, immediately prior to the mailing of the Proxy Statement to the Company's shareholders, an opinion of Columbia Financial Advisors, Inc., to the effect that the financial terms of the Merger are fair from a financial point of view to the Company's shareholders.

     6.3 CONDITIONS TO OBLIGATIONS OF COMPANY AND PIONEER BANK. The obligations of the Company and Pioneer Bank to consummate the transactions contemplated by this Plan also are subject to the written waiver by the Company and Pioneer Bank or the fulfillment on or prior to the Effective Date of each of the following conditions:

          (A) LEGAL OPINION. The Company and Pioneer Bank shall have received an opinion, dated the Effective Date, of Graham & Dunn, P.C., special counsel for InterWest, in the form of Exhibit K.

          (B) OFFICER'S CERTIFICATE. (1) Each of the representations and warranties of InterWest and InterWest Bank contained in this Plan shall be true and correct in all material respects as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which shall be true and correct as of such earlier date, and
(2) each and all of the agreements and covenants of InterWest and InterWest Bank to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Company and Pioneer Bank shall have received a certificate signed by an executive officer of each of InterWest and InterWest Bank dated the Effective Date, to such effect.

          (C) ADVERSE CHANGE. During the period from September 30, 1997 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of InterWest and InterWest Bank nor shall InterWest or InterWest Bank have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and the Company shall have received a certificate dated the Effective Date signed by the Chief Executive Officers of InterWest and InterWest Bank to such effect.

          (D) FAIRNESS OPINION. The Company shall have received, immediately prior to the mailing of the Proxy Statement to the Company's shareholders, an opinion of Columbia Financial Advisors, Inc., to the effect that the financial terms of the Merger are fair from a financial point of view to the Company's shareholders.

                           ARTICLE VII.  TERMINATION

     7.1 GROUNDS FOR TERMINATION. This Plan may be terminated prior to the Effective Date, either before or after receipt of required shareholder approvals:

          (A) MUTUAL CONSENT. By the mutual consent of InterWest and the Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire board.

          (B) BREACH. By InterWest or the Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (A) a material breach by the other party of any representation or warranty contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, or (B) a material breach by the other party of any of the covenants or agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

          (C)  DELAY.

               (1) By InterWest, if its Board of Directors so determines by vote of a majority of the members of the entire Board, in the event that the Merger is not consummated by September 30, 1998, and such delay does not result from (a) amendments to the Registration Statement or a resolicitation of proxies as a consequence of an InterWest Transaction or (b) a change to the method of acquisition pursuant to Section 2.7; provided, however, that InterWest shall not be entitled to terminate the Plan pursuant to this Section 7.1(C) if it is in material breach of any of the provisions of this Plan.

               (2) By the Company, if its Board of Directors so determines by vote of a majority of the members of the entire Board, in the event that the Merger is not consummated by September 30, 1998; provided, however, that if such delay is the result of (a) amendments to the Registration Statement or a resolicitation of proxies as a consequence of an InterWest Transaction, then the Company may terminate the Plan pursuant to this Section 7.1(C) only if the Merger is not consummated by December 31, 1998; and provided further, that the Company shall not be entitled to terminate the Plan pursuant to this
Section 7.1(C) if it is in material breach of any of the provisions of this Plan.

          (D) NO SHAREHOLDER APPROVAL. By InterWest or the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event that the shareholder approval contemplated by
Section 6.1 is not obtained at the Meeting, including any adjournment or adjournments thereof.

          (E) FIDUCIARY DUTIES. By the Company, subject to the provisions of Section 5.7 and the Stock Option Agreement, if its Board of Directors, after receiving advice of counsel, determines in its good faith that it is required to do so in order to discharge its fiduciary duties, shall withdraw or modify or resolve to withdraw or modify its recommendation that the shareholders vote in favor of the Merger.

     7.2  CONSEQUENCES OF TERMINATION.

          (A)  GENERAL CONSEQUENCES.  Subject to subsection (B) of this
Section 7.2 and to Section 5.7(B), in the event of the termination or abandonment of this Plan pursuant to the provisions of Section 7.1, this Plan shall become void and have no force or effect, without any liability on the part of the Parties or any of their respective directors or officers or shareholders with respect to this Plan.

           (B) OTHER CONSEQUENCES. Notwithstanding anything in this Plan to the contrary, no termination of this Plan will relieve any Party of any liability for breach of this Plan or for any misrepresentation under this Plan or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation. In any action or proceeding in connection with such breach or misrepresentation, the prevailing party will be entitled to reasonable attorneys' fees and expenses.

                         ARTICLE VIII.  OTHER MATTERS

     8.1 SURVIVAL. Only those agreements and covenants in this Plan that by their express terms apply in whole or in part after the Effective Date shall survive the Effective Date. All other representations, warranties, and covenants shall be deemed only to be conditions of the Merger and shall not survive the Effective Date. If the Merger is abandoned and this Plan is terminated, the provisions of Article VII shall apply and the agreements of the Parties in Sections 5.6(B), 8.5 and 8.6 shall survive such abandonment and termination.

     8.2 WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Plan may be (A) waived in writing by the Party benefited by the provision, or (B) amended or modified at any time (including the structure of the transactions contemplated by this Plan) by an agreement in writing among the Parties approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the vote by the shareholders of the Company, the consideration to be received by the shareholders of the Company for each share of Company Common Stock shall not thereby be altered. Nothing contained in this Section 8.2 is intended to modify InterWest's rights pursuant to Section 2.7.

     8.3 COUNTERPARTS. This Plan may be executed in one or more facsimile counterparts, each of which shall be deemed to constitute an original. This Plan shall become effective when one counterpart has been signed by each Party.

     8.4 GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Washington, except as federal law may be applicable.

     8.5 EXPENSES. Each Party will bear all expenses incurred by it in connection with this Plan and the transactions contemplated by this Plan, except printing expenses which shall be shared equally between the Company and InterWest.

     8.6 CONFIDENTIALITY. Except as otherwise provided in Section 5.6(B), each of the Parties and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

     8.7 NOTICES. All notices, requests and other communications hereunder to a "Party" shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram, certified or registered mail, overnight courier, telecopy or telex (confirmed in writing) to such Party at its address set forth below or such other address as such Party may specify by notice to the Parties.

If to InterWest or InterWest Bank to:

                                       InterWest Bancorp, Inc.
                                       1259 West Pioneer Way
                                       Oak Harbor, Washington 98277
                                       Attn:  Stephen Walden, President
                          Copies to:

                                       Edward C. Beeksma
                                       Zylstra, Beeksma, Waller and Skinner
                                       3101-300 Avenue West
                                       Oak Harbor, Washington 98277

                                       Stephen M. Klein
                                       Graham & Dunn, P.C.
                                       1420 Fifth Avenue, Suite 3300
                                       Seattle, Washington 98101

If to the Company or Pioneer Bank, to:

                                       Pioneer Bancorp, Inc.
                                       The Tower
                                       PO Box 2949
                                       Yakima, WA 98907
                                       Attn: Paul L. Campbell, President and CEO

                          Copies to:

                                       Bernard L. Russell
                                       Foster Pepper & Shefelman PLLC
                                       1111 Third Avenue #3400
                                       Seattle, WA 98101

                                       Morris G. Shore
                                       Velikanje, Moore & Shore, P.S.
                                       405 East Lincoln Avenue
                                       Yakima, WA 98901

     8.8 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Plan and the Stock Option Agreement represent the entire understanding of the Parties with reference to transactions contemplated by this Plan, the Stock Option Agreement and the Confidentiality Agreement and related Addendum, dated respectively December 12 and December 15, 1997 between the parties, and supersede any and all other oral or written agreements previously made. Except for Section 5.10, 5.18, 5.19 and 8.9, nothing in this Plan or the Stock Option Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan or the Stock Option Agreement.

     8.9 BENEFIT PLANS. Upon consummation of the Merger, all employees of the Company and its Subsidiaries shall be deemed to be at-will employees of InterWest and its Subsidiaries except for those employees who are parties to the Employment Agreements. From and after the Effective Date, employees of the Company and its Subsidiaries shall be entitled to participate in the pension, employee benefit and similar plans (including stock option, bonus or other incentive plans) on substantially the same terms and conditions as employees of InterWest and its Subsidiaries. For the purpose of determining eligibility to participate in such plans and the vesting and related calculations of benefits under such plans (but not for the accrual of benefits), InterWest shall give effect to years of service with the Company or the Company's Subsidiaries, as the case may be, as if such service were with InterWest or its Subsidiaries. Employees of the Company and its Subsidiaries will be entitled to carry over unused vacation days and sick leave accrued as of the Effective Date. InterWest shall use its best efforts to facilitate the rollover of the 401(k) plan maintained by the Company into the 401(k) plan maintained by InterWest Bank.

     8.10 HEADINGS. The headings contained in this Plan are for reference purposes only and are not part of this Plan.

     IN WITNESS WHEREOF, the Parties have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


INTERWEST BANCORP, INC.


By: /s/ Stephen M. Walden
   -------------------------------
   NAME:  STEPHEN M. WALDEN
   TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER


INTERWEST BANK


By: /s/ Stephen M. Walden
   -------------------------------
   NAME:  STEPHEN M. WALDEN
   TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER


PIONEER BANCORP, INC.


By: /s/ Paul L. Campbell
   -------------------------------
   NAME:  PAUL L. CAMPBELL
   TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER


PIONEER NATIONAL BANK


By:  /s/ Paul L. Campbell
   -------------------------------
   NAME:  PAUL L. CAMPBELL
   TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                      EXHIBIT C

                            STOCK OPTION AGREEMENT

     This Stock Option Agreement ("Agreement"), dated as of January 15, 1998, is between INTERWEST BANCORP, INC. ("InterWest") and PACIFIC NORTHWEST BANK ("PNB").

                                   RECITALS

     PNB and InterWest have executed a Plan and Agreement of Reorganization ("Plan"), of even date with this Agreement, under which PNB will become a wholly owned subsidiary of InterWest upon completion of the reorganization ("Reorganization") contemplated in the Plan.

     By negotiating and executing the Plan and by taking actions necessary or appropriate to effect the transactions contemplated by the Plan, InterWest has incurred and will incur substantial direct and indirect costs (including, without limitation, the costs of management and employee time) and will forgo the pursuit of certain alternative investments and transactions.

                                   AGREEMENT

     THEREFORE, in consideration of the promises set forth in this Agreement and in the Plan, the parties agree as follows:

1. GRANT OF OPTION. Subject to the terms and conditions set forth in this Agreement, PNB irrevocably grants an option ("Option") to InterWest to purchase an aggregate of 107,855 authorized but unissued shares of PNB's capital stock ("Common Stock") (which if issued, and assuming exercise of outstanding options to acquire the Common Stock, would represent approximately 19.9% of total stock issued and outstanding), at a per share price of $85 ("Option Price").

2. EXERCISE OF OPTION. Subject to the provisions of this Section 2.2 and of Section 13.13(a) of this Agreement, this Option may be exercised by InterWest or any transferee as set forth in Section 5.5 of this Agreement, in whole or in part, at any time, or from time to time in any of the following circumstances:

     (a) PNB or its board of directors enters into an agreement or recommends to PNB shareholders an agreement (other than the Plan) under which any entity, person or group (collectively "Person"), within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), would: (1) merge or consolidate with, acquire 51% or more of the assets or liabilities of, or enter into any similar transaction with PNB, or (2) purchase or otherwise acquire (including by merger, reorganization, consolidation, share exchange or any similar transaction) securities representing 10% or more of PNB's voting shares of PNB;

     (b) any Person (other than InterWest or any of its subsidiaries and other than any Person owning as of the date of this Agreement 10% or more of PNB's voting shares) acquires the beneficial ownership or the right to acquire beneficial ownership of securities which, when aggregated with other such securities owned by such Person, represents 10% or more of the voting shares of PNB (the term "beneficial ownership" for purposes of this Agreement has the meaning set forth in Section 13(d) of the Exchange Act, and the regulations promulgated under the Exchange Act); notwithstanding the foregoing, the Option will not be exercisable in the circumstances described above in this subsection 2(b) if a Person acquires the beneficial ownership of securities which, when aggregated with other such securities owned by such Person, represents 10% or more, but less than 25%, of PNB's voting shares and the transaction does not result in, and is not presumed to constitute, "control" as defined under Section 7(j) of the Federal Deposit Insurance Act or 12 CFR Part 303.4; or

     (c) failure of the shareholders to approve the Reorganization by the required affirmative vote at a meeting of the shareholders, after any Person (other than InterWest or a subsidiary of InterWest) announces publicly or communicates, in writing, to PNB a proposal to (1) acquire PNB (by merger, reorganization, consolidation, the purchase of 51% or more of its assets or liabilities, or any other similar transaction), (2) purchase or otherwise acquire securities representing 25% or more of the voting shares of PNB or (3) change the composition of the board of directors of PNB.

     It is understood and agreed that the Option will become exercisable on the occurrence of any of the above-described circumstances even though the circumstance occurred as a result, in part or in whole, of the board of PNB complying with its fiduciary duties.

     NOTWITHSTANDING THE FOREGOING, the Option may not be exercised if either
     (1) any applicable and required governmental approvals have not been obtained with respect to such exercise or if such exercise would violate any applicable regulatory restrictions, or (2) at the time of exercise, InterWest is failing in any material respect to perform or observe its material covenants or conditions under the Plan, unless the reason for such failure is that PNB is failing to perform or observe its covenants or conditions under the Plan.

3. NOTICE, TIME AND PLACE OF EXERCISE. Each time that InterWest or any transferee wishes to exercise any portion of the Option, InterWest or such transferee will give written notice of its intention to exercise the Option specifying the number of shares as to which the Option is being exercised ("Option Shares") and the place and date for the closing of the exercise (which date may not be later than ten business days from the date such notice is mailed). If any law, regulation or other restriction will not permit such exercise to be consummated during this ten-day period, the date for the closing of such exercise will be within five days following the cessation of the restriction on consummation.

4. PAYMENT AND DELIVERY OF CERTIFICATE(S). At any closing for an exercise of the Option or any portion thereof, (a) InterWest and PNB will each deliver to the other certificates as to the accuracy, as of the closing date, of their respective representations and warranties under this Agreement, (b) InterWest or the transferees will pay the aggregate purchase price for the shares of Common Stock to be purchased by delivery of a certified or bank cashier's check in immediately available funds payable to the order of PNB, and (c) PNB will deliver to InterWest or the transferees a certificate or certificates representing the shares so purchased.

5. TRANSFERABILITY OF THE OPTION AND OPTION SHARES. Before the Option, or a portion of the Option, becomes exercisable in accordance with the provisions of Section 2.2 of this Agreement, neither the Option nor any portion of the Option will be transferable. If any of the events or circumstances set forth in Sections 2.2(a) through (c) above occur, InterWest may freely transfer, subject to applicable federal and state securities laws, the Option or any portion of the Option, or any of the Option Shares.

     For purposes of this Agreement, a Reorganization or consolidation of InterWest (whether or not InterWest is the surviving entity) or an acquisition of InterWest will not be deemed a transfer.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PNB. PNB represents and warrants to InterWest as follows:

     (a) DUE AUTHORIZATION. This Agreement has been duly authorized by all necessary corporate action on the part of PNB, has been duly executed by a duly authorized officer of PNB and constitutes a valid and binding obligation of PNB. No shareholder approval by PNB shareholders is required by applicable law or otherwise before the exercise of the Option in whole or in part.

     (b) OPTION SHARES. PNB has taken all necessary corporate and other action to authorize and reserve and to permit it to issue and, at all times from the date of this Agreement to such time as the obligation to deliver shares under this Agreement terminates, will have reserved for issuance, at the closing(s) upon exercise of the Option, or any portion of the Option, the Option Shares (subject to adjustment, as provided in Section 8.8 below), all of which, upon issuance under this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests, including any preemptive right of any of the shareholders of PNB.

     (c) NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the articles of incorporation or bylaws of PNB or any agreement, instrument, judgment, decree, law, rule or order applicable to PNB or any subsidiary of PNB or to which PNB or any such subsidiary is a party.

     (d) NOTIFICATION OF RECORD DATE. At any time from and after the date of this Agreement until the Option is no longer exercisable, PNB will give InterWest or any transferee 30 days prior written notice before setting the record date for determining the holders of record of the Common Stock entitled to vote on any matter, to receive any dividend or distribution or to participate in any rights offering or other matters, or to receive any other benefit or right, with respect to the Common Stock.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF INTERWEST. InterWest represents and warrants to PNB as follows:

     (a) DUE AUTHORIZATION. This Agreement has been duly authorized by all necessary corporate action on the part of InterWest, has been duly executed by a duly authorized officer of InterWest and constitutes a valid and binding obligation of InterWest.

     (b) TRANSFERS OF COMMON STOCK. No shares of Common Stock acquired upon exercise of the Option will be transferred except in a transaction registered or exempt from registration under any applicable securities laws.

     (c) NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the certificate of incorporation or bylaws of InterWest or any agreement, instrument, judgment, decree, law, rule or order applicable to InterWest or any subsidiary of InterWest or to which InterWest or any such subsidiary is a party.

8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, reorganizations, recapitalizations, combinations, exchanges of shares or the like, the number and kind of shares or securities subject to the Option and the purchase price per share of Common Stock will be appropriately adjusted. If, before the Option terminates or is exercised, PNB is acquired by another party, consolidates with or merges into another corporation or liquidates, InterWest or any transferee will thereafter receive, upon exercise of the Option, the securities or properties to which a holder of the number of shares of Common Stock then deliverable upon the exercise thereof would have been entitled upon such acquisition, consolidation, merger, reorganization or liquidation, and PNB will take all steps in connection with such acquisition, consolidation, merger, reorganization or liquidation as may be necessary to assure that the provisions of this agreement will thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or property thereafter deliverable upon exercise of the Option.

9. NONASSIGNABILITY. This Agreement binds and inures to the benefit of the parties and their successors. This Agreement is not assignable by either party, but InterWest may transfer the Option, the Option Shares or any portion of the Option or Option Shares in accordance with Section 5.5. A merger, reorganization or consolidation of InterWest (whether or not InterWest is the surviving entity) or an acquisition of InterWest will not be deemed an assignment or transfer.

10. REGULATORY RESTRICTIONS. PNB will use its best efforts to obtain or to cooperate with InterWest or any transferee in obtaining all necessary regulatory consents, approvals, waivers or other action (whether regulatory, corporate or other) to permit the acquisition of any or all Option Shares by InterWest or any transferee.

11. REMEDIES. PNB agrees that if for any reason InterWest or any transferee will have exercised its rights under this Agreement and PNB will have failed to issue the Option Shares to be issued upon such exercise or to perform its other obligations under this Agreement, unless such action would violate any applicable law or regulation by which PNB is bound, then InterWest or any transferee will be entitled to specific performance and injunctive and other equitable relief. InterWest agrees that if it fails to perform any of its obligations under this Agreement, then PNB will be entitled to specific performance and injunctive and other equitable relief. This provision is without prejudice to any other rights that PNB or InterWest or any transferee may have against the other party for any failure to perform its obligations under this Agreement.

12. NO RIGHTS AS SHAREHOLDER. This Option, before it is exercised, will not entitle its holder to any rights as a shareholder of PNB at law or in equity. Specifically, this Option, before it is exercised, will not entitle the holder to vote on any matter presented to the shareholders of PNB or, except as provided in this Agreement, to any notice of any meetings of shareholders or any other proceedings of PNB.

13.  MISCELLANEOUS.

     (a) TERMINATION. This Agreement and the Option, to the extent not previously exercised, will terminate upon the earliest of (1) June 30, 1999; (2) the mutual agreement of the parties to this Agreement; (3) 31 days after the date on which any application for regulatory approval for the Reorganization has been denied, but if before the expiration of the 31-day period, PNB or InterWest is engaged in litigation or an appeal procedure relating to an attempt to obtain approval of the Reorganization, this Agreement will not terminate until the earlier of (i) June 30, 1999, or (ii) 31 days after the completion of the litigation and appeal procedure; (4) the 30th day following the termination of the Plan for any reason other than a material noncompliance or default by InterWest with respect to its obligations under it; or (5) the date of termination of the Plan if the termination is due to a material noncompliance or default by InterWest with respect to its obligations under it; but if the Option has been exercised, in whole or in part, before the termination of this Agreement, then the exercise will close under Section 4.4 of this Agreement, even though that closing date is after the termination of this Agreement; and if the Option is sold before the termination of this Agreement, the Option may be exercised by the transferee at any time within 31 days after the date of termination even though such exercise or the closing of such exercise occurs after the termination of this Agreement.

     (b) AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties.

     (c) SEVERABILITY OF TERMS. Any provision of this Agreement that is invalid, illegal or unenforceable is ineffective only to the extent of the invalidity, illegality or unenforceability without affecting in any way the remaining provisions or rendering any other provisions of this Agreement invalid, illegal or unenforceable. Without limiting the generality of the foregoing, if the right of InterWest or any transferee to exercise the Option in full for the total number of shares of Common Stock or other securities or property issuable upon the exercise of the Option is limited by applicable law, or otherwise, InterWest or any transferee may, nevertheless, exercise the Option to the fullest extent permissible.

     (d) NOTICES. All notices, requests, claims, demands and other communications under this Agreement must be in writing and must be given (and will be deemed to have been duly received if so given) by delivery, by cable, telecopies or telex, or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the addresses below, or to such other address as either party may furnish to the other in writing. Change of address notices will be effective upon receipt.

               If to PNB to:

                    Pacific Northwest Bank
                    1111 3rd Avenue
                    Seattle, WA 98101-3207
                    Attn: Patrick M. Fahey, Chairman, Chief Executive Officer,
                        and President

               With a copy to:

                    Glen P. Garrison
                    Keller Rohrback L.L.P
                    1201 Third Avenue, Suite 3200
                    Seattle, Washington 98101-3052

               If to InterWest, to:

                    InterWest Bancorp, Inc.
                    1259 West Pioneer Way
                    Oak Harbor, Washington 98277
                    Attn:  Stephen Walden, President

               With a copy to:

                    Stephen M. Klein, Esq.
                    Graham & Dunn, P.C.
                    1420 Fifth Avenue, 33rd Floor
                    Seattle, WA  98101-2390

     (a) GOVERNING LAW AND VENUE. The parties intend this Agreement and the Option, in all respects, including all matters of construction, validity and performance, to be governed by the laws of the State of Washington, without giving effect to conflicts of law principles. Any actions brought by either party against the other arising under this Agreement must be filed in King County, Washington, and each party consents to personal jurisdication in King County.

     (b) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which is an original, and all of which together constitute one and the same agreement.

     (c) EFFECTS OF HEADINGS. The section headings in this Agreement are for convenience only and do not affect the meaning of its provisions.

     Dated January 15, 1998:

                                INTERWEST BANCORP, INC.


                                By:  /S/ STEPHEN M. WALDEN
                                     --------------------------------
                                     Stephen M. Walden
                                Its: President

                                PACIFIC NORTHWEST BANK


                                By:   /s/ Patrick M. Fahey
                                     --------------------------------
                                     Patrick M. Fahey
                                Its: President

                                                                     APPENDIX D
                            STOCK OPTION AGREEMENT

     This Stock Option Agreement ("Agreement"), dated as of February 4, 1998, is between INTERWEST BANCORP, INC. ("InterWest") and PIONEER BANCORP, INC. ("Pioneer").

                                   RECITALS

     Pioneer and InterWest have executed an Agreement and Plan of Merger ("Plan"), of even date with this Agreement, under which Pioneer will be merged into InterWest and Pioneer National Bank, the wholly owned subsidiary of Pioneer, will become a wholly owned subsidiary of InterWest upon completion of the merger ("Merger") contemplated in the Plan.

     By negotiating and executing the Plan and by taking actions necessary or appropriate to effect the transactions contemplated by the Plan, InterWest has incurred and will incur substantial direct and indirect costs (including, without limitation, the costs of management and employee time) and will forgo the pursuit of certain alternative investments and transactions.

                                   AGREEMENT

     THEREFORE, in consideration of the promises set forth in this Agreement and in the Plan, the parties agree as follows:

1. GRANT OF OPTION. Subject to the terms and conditions set forth in this Agreement, Pioneer irrevocably grants an option ("Option") to InterWest to purchase an aggregate of 85,637 authorized but unissued shares of Pioneer's capital stock ("Common Stock") (which if issued, and assuming exercise of outstanding options to acquire the Common Stock, would represent approximately 19.9% of total stock issued and outstanding), at a per share price of $39.35 ("Option Price").

2. EXERCISE OF OPTION. Subject to the provisions of this Section 2.2 and of Section 13.13(a) of this Agreement, this Option may be exercised by InterWest or any transferee as set forth in Section 5.5 of this Agreement, in whole or in part, at any time, or from time to time in any of the following circumstances:

     (a) Pioneer or its board of directors enters into an agreement or recommends to Pioneer shareholders an agreement (other than the Plan) under which any entity, person or group (collectively "Person"), within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), would: (1) merge or consolidate with, acquire 51% or more of the assets or liabilities of, or enter into any similar transaction with Pioneer, or (2) purchase or otherwise acquire (including by merger, reorganization, consolidation, share exchange or any similar transaction) securities representing
          10% or more of Pioneer's voting shares;

     (b) any Person (other than InterWest or any of its subsidiaries and other than any Person owning as of the date of this Agreement 10% or more of Pioneer's voting shares) acquires the beneficial ownership or the right to acquire beneficial ownership of securities which, when aggregated with other such securities owned by such Person, represents 10% or more of the voting shares of Pioneer (the term "beneficial ownership" for purposes of this Agreement has the meaning set forth in Section 13(d) of the Exchange Act, and the regulations promulgated under the Exchange Act); notwithstanding the foregoing, the Option will not be exercisable in the circumstances described above in this subsection 2(b) if a Person acquires the beneficial ownership of securities which, when aggregated with other such securities owned by such Person, represents 10% or more, but less than 25%, of Pioneer's voting shares and the transaction does not result in, and is not presumed to constitute, "control" as defined under Section 7(j) of the Federal Deposit Insurance Act or 12 CFR Part 225 or as determined by the Board of Governors of the Federal Reserve;

     (c) failure of the board of directors of Pioneer to recommend, or withdrawal by the board of directors of a prior recommendation of, the Merger to the shareholders; or

     (d) failure of the shareholders to approve the Merger by the required affirmative vote at a meeting of the shareholders, after any Person (other than InterWest or a subsidiary of InterWest) announces publicly or communicates, in writing, to Pioneer a proposal to (1) acquire Pioneer (by merger, reorganization, consolidation, the purchase of 51% or more of its assets or liabilities, or any other similar transaction), (2) purchase or otherwise acquire securities representing 25% or more of the voting shares of Pioneer or
          (3) change the composition of the board of directors of Pioneer.

     It is understood and agreed that the Option will become exercisable on the occurrence of any of the above-described circumstances even though the circumstance occurred as a result, in part or in whole, of the board of Pioneer complying with its fiduciary duties.

     NOTWITHSTANDING THE FOREGOING, the Option may not be exercised if either (1) any applicable and required governmental approvals have not been obtained with respect to such exercise or if such exercise would violate any applicable regulatory restrictions, or (2) at the time of exercise, InterWest is failing in any material respect to perform or observe its material covenants or conditions under the Plan, unless the reason for such failure is that Pioneer is failing to perform or observe its covenants or conditions under the Plan.

3. NOTICE, TIME AND PLACE OF EXERCISE. Each time that InterWest or any transferee wishes to exercise any portion of the Option, InterWest or such transferee will give written notice of its intention to exercise the Option specifying the number of shares as to which the Option is being exercised ("Option Shares") and the place and date for the closing of the exercise (which date may not be later than ten business days from the date such notice is mailed). If any law, regulation or other restriction will not permit such exercise to be consummated during this ten-day period, the date for the closing of such exercise will be within five days following the cessation of the restriction on consummation.

4. PAYMENT AND DELIVERY OF CERTIFICATE(S). At any closing for an exercise of the Option or any portion thereof, (a) InterWest and Pioneer will each deliver to the other certificates as to the accuracy, as of the closing date, of their respective representations and warranties under this Agreement, (b) InterWest or the transferees will pay the aggregate purchase price for the shares of Common Stock to be purchased by delivery of a certified or bank cashier's check in immediately available funds payable to the order of Pioneer, and (c) Pioneer will deliver to InterWest or the transferees a certificate or certificates representing the shares so purchased.

5. TRANSFERABILITY OF THE OPTION AND OPTION SHARES. Before the Option, or a portion of the Option, becomes exercisable in accordance with the provisions of Section 2.2 of this Agreement, neither the Option nor any portion of the Option will be transferable. If any of the events or circumstances set forth in Sections 2.2(a) through (d) above occur, InterWest may freely transfer, subject to applicable federal and state securities laws, the Option or any portion of the Option, or any of the Option Shares.

     For purposes of this Agreement, a reorganization or consolidation of InterWest (whether or not InterWest is the surviving entity) or an acquisition of InterWest will not be deemed a transfer.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PIONEER. Pioneer represents and warrants to InterWest as follows:

     (a) DUE AUTHORIZATION. This Agreement has been duly authorized by all necessary corporate action on the part of Pioneer, has been duly executed by a duly authorized officer of Pioneer and constitutes a valid and binding obligation of Pioneer. No shareholder approval by Pioneer shareholders is required by applicable law or otherwise before the exercise of the Option in whole or in part.

     (b) OPTION SHARES. Pioneer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue and, at all times from the date of this Agreement to such time as the obligation to deliver shares under this Agreement terminates, will have reserved for issuance, at the closing(s) upon exercise of the Option, or any portion of the Option, the Option Shares (subject to adjustment, as provided in Section 8.8 below), all of which, upon issuance under this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests, including any preemptive right of any of the shareholders of Pioneer.

     (c) NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the articles of incorporation or bylaws of Pioneer or any agreement, instrument, judgment, decree, law, rule or order applicable to Pioneer or any subsidiary of Pioneer or to which Pioneer or any such subsidiary is a party.

     (d) NOTIFICATION OF RECORD DATE. At any time from and after the date of this Agreement until the Option is no longer exercisable, Pioneer will give InterWest or any transferee 30 days prior written notice before setting the record date for determining the holders of record of the Common Stock entitled to vote on any matter, to receive any dividend or distribution or to participate in any rights offering or other matters, or to receive any other benefit or right, with respect to the Common Stock.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF INTERWEST. InterWest represents and warrants to Pioneer as follows:

     (a) DUE AUTHORIZATION. This Agreement has been duly authorized by all necessary corporate action on the part of InterWest, has been duly executed by a duly authorized officer of InterWest and constitutes a valid and binding obligation of InterWest.

     (b) TRANSFERS OF COMMON STOCK. No shares of Common Stock acquired upon exercise of the Option will be transferred except in a transaction registered or exempt from registration under any applicable securities laws.

     (c) NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the articles of incorporation or bylaws of InterWest or any agreement, instrument, judgment, decree, law, rule or order applicable to InterWest or any subsidiary of InterWest or to which InterWest or any such subsidiary is a party.

8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, reorganizations, recapitalizations, combinations, exchanges of shares or the like, the number and kind of shares or securities subject to the Option and the purchase price per share of Common Stock will be appropriately adjusted. If, before the Option terminates or is exercised, Pioneer is acquired by another party, consolidates with or merges into another corporation or liquidates, InterWest or any transferee will thereafter receive, upon exercise of the Option, the securities or properties to which a holder of the number of shares of Common Stock then deliverable upon the exercise thereof would have been entitled upon such acquisition, consolidation, merger, reorganization or liquidation, and Pioneer will take all steps in connection with such acquisition, consolidation, merger, reorganization or liquidation as may be necessary to assure that the provisions of this agreement will thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or property thereafter deliverable upon exercise of the Option.

9. NONASSIGNABILITY. This Agreement binds and inures to the benefit of the parties and their successors. This Agreement is not assignable by either party, but InterWest may transfer the Option, the Option Shares or any portion of the Option or Option Shares in accordance with Section 5.5.
     A merger, reorganization or consolidation of InterWest (whether or not InterWest is the surviving entity) or an acquisition of InterWest will not be deemed an assignment or transfer.

10. REGULATORY RESTRICTIONS. Pioneer will use its best efforts to obtain or to cooperate with InterWest or any transferee in obtaining all necessary regulatory consents, approvals, waivers or other action (whether regulatory, corporate or other) to permit the acquisition of any or all Option Shares by InterWest or any transferee.

11. REMEDIES. Pioneer agrees that if for any reason InterWest or any transferee will have exercised its rights under this Agreement and Pioneer will have failed to issue the Option Shares to be issued upon such exercise or to perform its other obligations under this Agreement, unless such action would violate any applicable law or regulation by which Pioneer is bound, then InterWest or any transferee will be entitled to specific performance and injunctive and other equitable relief. InterWest agrees that if it fails to perform any of its obligations under this Agreement, then Pioneer will be entitled to specific performance and injunctive and other equitable relief. This provision is without prejudice to any other rights that Pioneer or InterWest or any transferee may have against the other party for any failure to perform its obligations under this Agreement.

12. NO RIGHTS AS SHAREHOLDER. This Option, before it is exercised, will not entitle its holder to any rights as a shareholder of Pioneer at law or in equity. Specifically, this Option, before it is exercised, will not entitle the holder to vote on any matter presented to the shareholders of Pioneer or, except as provided in this Agreement, to any notice of any meetings of shareholders or any other proceedings of Pioneer.

13.  MISCELLANEOUS.

     (a) TERMINATION. This Agreement and the Option, to the extent not previously exercised, will terminate upon the earliest of (1) June 30, 1999; (2) the mutual agreement of the parties to this Agreement; (3) 31 days after the date on which any application for regulatory approval for the Merger has been denied, but if before the expiration of the 31-day period, Pioneer or InterWest is engaged in litigation or an appeal procedure relating to an attempt to obtain approval of the Merger, this Agreement will not terminate until the earlier of
          (i) June 30, 1999, or (ii) 31 days after the completion of the litigation and appeal procedure; (4) the 30th day following the termination of the Plan for any reason other than a material noncompliance or default by InterWest with respect to its obligations under it; or

          (5) the date of termination of the Plan if the termination is due to a material noncompliance or default by InterWest with respect to its obligations under it; but if the Option has been exercised, in whole or in part, before the termination of this Agreement, then the exercise will close under Section 4.4 of this Agreement, even though that closing date is after the termination of this Agreement; and if the Option is sold before the termination of this Agreement, the Option may be exercised by the transferee at any time within 31 days after the date of termination even though such exercise or the closing of such exercise occurs after the termination of this Agreement.

     (b) AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties.

     (c) SEVERABILITY OF TERMS. Any provision of this Agreement that is invalid, illegal or unenforceable is ineffective only to the extent of the invalidity, illegality or unenforceability without affecting in any way the remaining provisions or rendering any other provisions of this Agreement invalid, illegal or unenforceable. Without limiting the generality of the foregoing, if the right of InterWest or any transferee to exercise the Option in full for the total number of shares of Common Stock or other securities or property issuable upon the exercise of the Option is limited by applicable law, or otherwise, InterWest or any transferee may, nevertheless, exercise the Option to the fullest extent permissible.

     (d) NOTICES. All notices, requests, claims, demands and other communications under this Agreement must be in writing and must be given (and will be deemed to have been duly received if so given) by delivery, by cable, telecopies or telex, or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the addresses below, or to such other address as either party may furnish to the other in writing. Change of address notices will be effective upon receipt.

            If to Pioneer to:

                Pioneer Bancorp, Inc.
                The Tower
                P.O. Box 2949
                Yakima, WA 98907
                Attn: Paul L. Campbell, President and Chief Executive Officer

             With a copy to:

                Bernard L. Russell, Esq.
                Foster Pepper & Shefelman, PLLC
                1111 Third Avenue, Suite 3400
                Seattle, Washington 98101

                and

                Morris G. Shore
                Velikanje, Moore & Shore, P.S.
                405 East Lincoln Avenue
                Yakima, Washington 98901

              If to InterWest, to:

                 InterWest Bancorp, Inc.
                 1259 West Pioneer Way
                 Oak Harbor, Washington 98277
                 Attn:  Stephen Walden, President and Chief Executive Officer

               With a copy to:

                 Stephen M. Klein, Esq.
                 Graham & Dunn, P.C.
                 1420 Fifth Avenue, 33rd Floor
                 Seattle, WA  98101-2390

     (a) GOVERNING LAW AND VENUE. The parties intend this Agreement and the Option, in all respects, including all matters of construction, validity and performance, to be governed by the laws of the State of Washington, without giving effect to conflicts of law principles. Any actions brought by either party against the other arising under this Agreement must be filed in King County, Washington, and each party consents to personal jurisdiction in King County.

     (b) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which is an original, and all of which together constitute one and the same agreement.

     (c) EFFECTS OF HEADINGS. The section headings in this Agreement are for convenience only and do not affect the meaning of its provisions.

     Dated February 4, 1998:

                                INTERWEST BANCORP, INC.


                                By:      /s/ Stephen M. Walden
                                --------------------------------
                                     Stephen M. Walden
                                Its: President


                                PIONEER BANCORP, INC.


                                By:     /s/ Paul L. Campbell
                                --------------------------------
                                     Paul L. Campbell
                                Its: President

                                                                   APPENDIX E







                                        January 15, 1998



Board of Directors
Pacific Northwest Bank
1111 Third Avenue, Suite 250
Seattle, WA  98111

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Pacific Northwest Bank ("PNWB") of the consideration to be received by such shareholders pursuant to the terms of the Merger Agreement and Plan of Merger, dated January 15, 1998, (the "Agreement") between PNWB and InterWest Bancorp, Inc. ("IWBK").

     In connection with the proposed merger transaction (the "Merger") whereby PNWB will merge into IWBK, each issued and outstanding share and option of PNWB common stock (along with its associated rights) at the effective time of the Merger (other than (i) shares of holders of which are exercising appraisal rights pursuant to applicable law and (ii) shares held directly by or indirectly by the Bank, its parent company or any subsidiary thereof other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be converted into the right to receive
3.95 of IWBK shares, except for fractional shares which will receive a proportional amount of cash (the Merger "Consideration"). As of January 12, 1998, the estimated value of IWBK common stock is $149.11 per share of PNWB common stock.

     Columbia Financial Advisors, Inc. ("CFAI") as a part of its investment banking services, is periodically engaged in the valuation of banks and advises the directors, officers and shareholders of both public and private banks and thrift institutions with respect to the fairness, from a financial point of view, of the consideration to be received in transactions such as that proposed by the Agreement. With particular regard to our qualifications for rendering an opinion as to the fairness, from a financial point of view, of the Consideration to be received by holders of the shares from IWBK pursuant to the Merger, CFAI has advised Washington and Oregon community banks regarding fairness of capital transactions. PNWB has agreed to pay CFAI a fee for this opinion letter.

Board of Directors
Pacific Northwest Bank
January 15, 1998


     In connection with rendering this opinion, we have, among other things:
(I) reviewed the Agreement; (ii) reviewed PNWB's financial information for the twelve months ended December 31, 1997; (iii) reviewed certain internal financial analyses and certain other forecasts for PNWB prepared by and reviewed with the management of PNWB; (iv) conducted interviews with senior management of PNWB regarding the past and current business operations, results thereof, financial condition and future prospects of PNWB; (v) reviewed the current market environment generally and the banking environment in particular; (vi) reviewed the prices paid in certain recent mergers and acquisitions in the banking industry on a regional basis; (vii) reviewed IWBK's audited financial information for the fiscal year ended September 30, 1997 including the Form 10-KSB filed with the U.S. Securities and Exchange Commission; (ix) reviewed the price ranges and dividend history for IWBK common stock; (x) and reviewed such other information, studies and analyses and performed such other investigations and took into account such other matters as we deemed appropriate.

     In conducting our review and arriving at our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us, and we have not independently verified such information nor have we undertaken an independent appraisal of the assets or liabilities of the PNWB or IWBK. With respect to the financial forecasts referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the senior management of PNWB. This opinion is necessarily based upon circumstances and conditions as they exist and can be evaluated as of the date of this letter. We have not been authorized to solicit and did not solicit other entities for purposes of a business combination with PNWB.

     This opinion is based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof. We are not expressing any opinion herein as to the prices at which shares of IWBK Common Stock have traded or may trade at any future date.

     This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the merger.

     In reliance upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the shareholders of PNWB pursuant to the Agreement is fair, from a financial point of view, to the shareholders of PNWB.

Board of Directors
Pacific Northwest Bank
January 15, 1998


     We hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction.

                              Very truly yours,

                              COLUMBIA FINANCIAL ADVISORS, INC.


                              By: /s/ Robert J. Rogowski
                                      Principal

                                                                     APPENDIX F

                                        February 4, 1998


Board of Directors
Pioneer Bancorp, Inc.
402 East Yakima Avenue
Yakima, Washington

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Pioneer Bancorp, Inc. ("Pioneer") of the consideration to be received by such shareholders pursuant to the terms of the Merger Agreement and Plan of Merger, dated February 4, 1998, (the "Agreement") between Pioneer and InterWest Bancorp, Inc. ("IWBK").

     In connection with the proposed merger transaction (the "Merger") whereby Pioneer will merge into IWBK, each issued and outstanding share and option of Pioneer common stock (along with its associated rights) at the effective time of the Merger (other than (i) shares of holders of which are exercising appraisal rights pursuant to applicable law and (ii) shares held directly by or indirectly by the Bank, its parent company or any subsidiary thereof other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be converted into the right to receive a varying amount of IWBK common stock when IWBK trades between $36.00 and $44.00 per share to equal $58.98 per Pioneer share (the Merger "Consideration"), except for fractional shares which will receive a proportional amount of cash.

     Columbia Financial Advisors, Inc. ("CFAI") as a part of its investment banking services, is periodically engaged in the valuation of banks and advises the directors, officers and shareholders of both public and private banks and thrift institutions with respect to the fairness, from a financial point of view, of the consideration to be received in transactions such as that proposed by the Agreement. With particular regard to our qualifications for rendering an opinion as to the fairness, from a financial point of view, of the Consideration to be received by holders of the shares from IWBK pursuant to the Merger, CFAI has advised Washington and Oregon community banks regarding fairness of capital transactions. Pioneer has agreed to pay CFAI a fee for this opinion letter.

Board of Directors
Pioneer Bancorp, Inc.
February 4, 1998


     In connection with rendering this opinion, we have, among other things:
(I) reviewed the Agreement; (ii) reviewed Pioneer's financial information for the twelve months ended December 31, 1997; (iii) reviewed certain internal financial analyses and certain other forecasts for Pioneer prepared by and reviewed with the management of Pioneer; (iv) conducted interviews with senior management of Pioneer regarding the past and current business operations, results thereof, financial condition and future prospects of Pioneer; (v) reviewed the current market environment generally and the banking environment in particular; (vi) reviewed the prices paid in certain recent mergers and acquisitions in the banking industry on a regional basis; (vii) reviewed IWBK's audited financial information for the fiscal year ended September 30, 1997 including the Form 10-KSB filed with the U.S. Securities and Exchange Commission; (ix) reviewed the price ranges and dividend history for IWBK common stock; (x) and reviewed such other information, studies and analyses and performed such other investigations and took into account such other matters as we deemed appropriate.

     In conducting our review and arriving at our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us, and we have not independently verified such information nor have we undertaken an independent appraisal of the assets or liabilities of the Pioneer or IWBK. With respect to the financial forecasts referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the senior management of Pioneer. This opinion is necessarily based upon circumstances and conditions as they exist and can be evaluated as of the date of this letter. We have not been authorized to solicit and did not solicit other entities for purposes of a business combination with Pioneer.

     This opinion is based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof. We are not expressing any opinion herein as to the prices at which shares of IWBK Common Stock have traded or may trade at any future date.

     This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the merger.

     In reliance upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the shareholders of Pioneer pursuant to the Agreement is fair, from a financial point of view, to the shareholders of Pioneer.

Board of Directors
Pioneer Bancorp, Inc.
February 4, 1998


     We hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction.

                              Very truly yours,

                              COLUMBIA FINANCIAL ADVISORS, INC.


                              By: /s/ Robert J. Rogowski
                                  ----------------------
                                      Principal

                                                                     APPENDIX G

                         RCW 30.49.090

        RIGHTS OF DISSENTING SHAREHOLDER - APPRAISAL -
                       AMOUNT DUE AS DEBT

     The owner of shares of a state bank which were voted against a merger to result in a state bank, or against the conversion of a state bank into a national bank, shall be entitled to receive their value in cash, if and when the merger or conversion becomes effective, upon written demand made to the resulting state or national bank at any time within thirty days after the effective date of the merger or conversion, accompanied by the surrender of the stock certificates. The value of such shares shall be determined, as of the date of the shareholders' meeting approving the merger or conversion, by three appraisers, one to be selected by the owners of two-thirds of the dissenting shares, one by the board of directors of the resulting state or national bank, and the third by the two so chosen. The valuation agreed upon by any two appraisers shall govern. If the appraisal is not completed within ninety days after the merger or conversion becomes effective, the director shall cause an appraisal to be made.

     The dissenting shareholders shall bear, on a pro rata basis based on the number of dissenting shares owned, the cost of their appraisal and one-half of the cost of a third appraisal, and the resulting bank shall bear the cost of its appraisal and one-half of the cost of the third appraisal. If the director causes an appraisal to be made, the cost of that appraisal shall be borne equally by the dissenting shareholders and the resulting bank, with the dissenting shareholders sharing their half of the cost on a pro rata basis based on the number of dissenting shares owned.

     The resulting state or national bank may fix an amount which it considers to be not more than the fair market value of the shares of a merging or the converting bank at the time of the stockholders' meeting approving the merger or conversion, which it will pay dissenting shareholders of the bank entitled to payment in cash. The amount due under such accepted offer or under the appraisal shall constitute debt of the resulting state or national bank.

                                                                     APPENDIX H

                TITLE 23B.  WASHINGTON BUSINESS CORPORATION ACT
                      CHAPTER 23B.13.  DISSENTERS' RIGHTS

SECTION 23B.13.010  DEFINITIONS.  As used in this chapter:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 23B.13.020  RIGHT TO DISSENT.

     (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

          (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

     (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

          (a)  The proposed corporate action is abandoned or rescinded;

          (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

          (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation. 1991 c 269 Section 37; 1989 c 165 Section 141.

SECTION 23B.13.030  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

          (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote. 1989 c 165 Section 142.

SECTION 23B.13.200  NOTICE OF DISSENTERS' RIGHTS.

     (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (2) If corporate action creating dissenters' rights under RCW 23B.13.020 it taken without a vote of shareholders, the corporation, within ten days after [the] effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220. 1989 c 165
Section 143.

SECTION 23B.13.210  NOTICE OF INTENT TO DEMAND PAYMENT.

     (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

     (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter. 1989 c 165 Section 144.

SECTION 23B.13.220  DISSENTERS' NOTICE.

     (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

     (2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

          (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

          (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

          (e)  Be accompanied by a copy of this chapter.

SECTION 23B.13.230  DUTY TO DEMAND PAYMENT.

     (1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

     (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

     (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.


SECTION 23B.13.240  SHARE RESTRICTIONS.

     (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

     (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

SECTION 23B.13.250  PAYMENT.

     (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholders' shares, plus accrued interest.

     (2)  The payment must be accompanied by:

          (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (b) An explanation of how the corporation estimated the fair value of the shares;

          (c)  An explanation of how the interest was calculated;

          (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

          (e)  A copy of this chapter.

SECTION 23B.13.260  FAILURE TO TAKE ACTION.

     (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

SECTION 23B.13.270  AFTER-ACQUIRED SHARES.

     (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

SECTION 23B.13.280  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR
OFFER.

     (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

          (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

          (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

          (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

SECTION 23B.13.300  COURT ACTION.

     (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

     (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (6)  Each dissenter made a party to the proceeding is entitled to judgment
(a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

SECTION 23B.13.310  COURT COSTS AND COUNSEL FEES.

     (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

          (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     InterWest. Pursuant to InterWest's Articles of Incorporation, InterWest will, to the fullest extent permitted by the WBCA, indemnify the officers, directors, agents and employees of InterWest with respect to expenses, settlements, judgments and fines in suits in which such person was made a party by reason of the fact that he or she is or was an agent of InterWest. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. In addition, InterWest's Articles of Incorporation provide that the directors of InterWest shall not be personally liable for monetary damages to InterWest for certain breaches of their fiduciary duty as directors, except for liabilities that involve intentional misconduct by the director, the authorization or illegal distributions or receipt of an improper personal benefit from their actions as directors. This provision might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefited InterWest.

     In addition to the indemnification provisions set forth in InterWest's Articles, InterWest has entered into separate Indemnity Agreements with each of the directors of InterWest and InterWest Bank that provide for the indemnification of such directors by InterWest to the fullest extent allowed by the WBCA. The Indemnity Agreements indemnify each director and hold such director harmless against any loss arising from a claim or action relating to his or her services as a director. The Indemnity Agreements further provides that InterWest will advance sufficient funds as may be necessary to investigate or defend claims against a director, and to reimburse funds that may be incurred by the director, with the proviso that the director will reimburse InterWest any expenses paid to such director in the event it is later determined that the payment of such sums were not allowable under Washington law.

Item 21.  Exhibits and Financial Statement Schedules

     (a)      The exhibits are listed on the accompanying "Exhibit Index".

     (b)      Financial Statement Schedules.  None.

     (c) The opinions of the financial advisor to Pacific and Pioneer, respectively, are set forth as Appendices E and F to this Prospectus/Joint Proxy Statement.

Item 22.  Undertakings

     (a)      The undersigned registrant hereby undertakes:

              (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to;

                       (i) Include any prospectus required by Section 10(a)(3) of the 1933 Act;

                       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                       (iii) Include any additional or changed information on the plan of distribution;

              (2) For determining liability under the 1933 Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

              (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) To advise all directors and officers that insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date, of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Harbor, Washington on March 30, 1998.

                                            INTERWEST BANCORP, INC.

                                        /s/ STEPHEN M. WALDEN
                                    By:--------------------------------------
                                       Stephen M. Walden
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY


         Each person whose individual signature appears below hereby authorizes and appoints Stephen M. Walden and H. Glenn Mouw, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the 1933 Act, this Power of Attorney has been signed by the following persons in the capacities indicated, on the 30th day of March, 1998.



    Signature                        Title
    --------                         -----

/s/ STEPHEN M. WALDEN
----------------------------         President, Chief Executive Officer
Stephen M. Walden                    and Director (Principal Executive Officer)

/s/ H. GLENN MOUW
----------------------------         Executive Vice President & Chief Financial
H. Glenn Mouw                        Officer(Principal Financial Officer)

/s/ ERIC D. JENSEN
----------------------------         Chief Accounting Officer
Eric D. Jensen                       (Principal Accounting Officer)

/s/ BARNEY R. BEEKSMA
----------------------------         Chairman of the Board
Barney R. Beeksma

/s/ GARY M. BOLYARD
----------------------------         Director
Gary M. Bolyard

/s/ LARRY CARLSON
----------------------------         Director
Larry Carlson

                                     Director
----------------------------
Michael T. Crawford


                                     Director
----------------------------
Jean Gorton


                                     Director
----------------------------
Henry Koetje


/s/ STEPHEN LEWIS                    Director
----------------------------
Stephen Lewis


                                     Director
----------------------------
Clark H. Mock


/s/ RUSSEL E. OLSON                  Director
----------------------------
Russel E. Olson


/s/ VERN SIMS                        Director
----------------------------
Vern Sims

                                  EXHIBIT INDEX


Exhibit No.                     Description of Exhibit
----------                      ----------------------
2.1      Agreement and Plan of Merger between InterWest and Pacific dated as of
         January 15, 1998, (included in this Registration Statement as Appendix
         A to the Prospectus/Joint Proxy Statement).

2.2 Agreement and Plan of Merger between InterWest and Pioneer dated as of February 4, 1998, (included in this Registration Statement as Appendix
         B to the Prospectus/Joint Proxy Statement).

5.1 Opinion of Graham & Dunn, P.C. as to the legality of securities issued in connection with the Pacific Merger and the Pioneer Merger. 8.1 Form of Opinion of Graham & Dunn, P.C. as to federal income tax consequences for the Pacific Merger. 8.2 Form of Opinion of Graham & Dunn, P.C. as to federal income tax consequences for the Pioneer Merger. 10.1 Stock
         Option Agreement between InterWest and Pacific dated as of January 15,
         1998 (included as Appendix C to the Prospectus/Joint Proxy Statement).

10.1     Stock Option Agreement between InterWest and Pioneer dated as of
         February 4, 1998 (included as Appendix D to the Prospectus/Joint Proxy
         Statement).

10.2     Employment Agreement between Pacific and Patrick M. Fahey dated
         January 15, 1998.

10.3 Form of Noncompetition Agreement between InterWest and each respective director of Pacific, dated as of January 15, 1998.

10.4 Form of Noncompetition Agreement between InterWest and each respective director of Pioneer, dated as of February 4, 1998.

10.5     Voting Agreement of Pacific directors.

10.6     Voting Agreement of Pioneer directors.

21.1     Subsidiaries of InterWest.

23.1 Consent of Graham & Dunn, P.C., as to its legality of securities opinion for Pacific and Pioneer (contained in its opinion filed as Exhibit 5.1).

23.2     Consent of Graham & Dunn, P.C. as to its tax opinion for Pacific
         (contained in its opinion filed as Exhibit 8.1).

23.3     Consent of Graham & Dunn, P.C. as to its tax opinion for Pioneer
         (contained in its opinion filed as Exhibit 8.2).

23.4     Consent of Ernst & Young LLP, Independent Auditors for InterWest and
         Pacific.

23.5     Consent of Deliotte & Touche LLP, former Independent Auditors for
         Central Bancorporation.


Exhibit No.                     Description of Exhibit
----------                      ----------------------
23.6     Consent of Moss Adams LLP, Independent Auditors for Pioneer.

23.7 Consent of Columbia Financial for Pacific (contained in its opinion included in this Registration Statement as Appendix E to the Prospectus/Joint Proxy Statement).

23.8 Consent of Columbia Financial for Pioneer (contained in its opinions included in this Registration Statement as Appendix F to the Prospectus/Joint Proxy Statement).

24.1     Power of Attorney (included in the signature page of this Registration
         Statement) and certified resolutions of the InterWest Board.

27.1     Restated Financial Data Schedule for periods 9/30/97, 6/30/97, 3/31/97 and 12/31/96

27.2     Restated Financial Data Schedule for periods 9/30/96, 6/30/96 and 3/31/96

99.1 Opinion of Columbia Financial with respect to Pacific Merger (included as Appendix E to the Prospectus/Joint Proxy Statement).

99.2 Consent of Columbia Financial with respect to Pioneer Merger (included as Appendix F to the Prospectus/Joint Proxy Statement).

99.3     Form of proxy to be mailed to the stockholders of Pacific.

99.4     Form of proxy to be mailed to the stockholders of Pioneer.

99.5     Rule 438 Consent of Patrick M. Fahey.